                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-61840


          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED OCTOBER 23, 2001)

                                 $1,240,103,021
                                  (APPROXIMATE)

                           DLJ MORTGAGE CAPITAL, INC.
                               FIRSTAR BANK, N.A.
                                     SELLERS

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                        GREENPOINT MORTGAGE FUNDING, INC.
                              SELLERS AND SERVICERS

                                   RBMG, INC.
                                    SERVICER

                             OLYMPUS SERVICING, L.P.
                          SERVICER AND SPECIAL SERVICER

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

         CSFB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-33

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 IN THIS PROSPECTUS SUPPLEMENT.

The certificates will represent ownership interests only in a trust and will not represent ownership interests in or obligations of the sellers, the servicers, the special servicer, the trustee, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

     Eighty classes of the Series 2001-33 Certificates are being offered hereby. You can find a list of the offered certificates, together with their initial class principal balances or initial notional amounts, initial pass-through rates and certain other characteristics on pages S-7 and S-8 of this prospectus supplement.

     The trust will consist primarily of four groups of one- to four-family residential fixed rate first lien mortgage loans.

CREDIT ENHANCEMENT

The Group III-B Certificates are subordinate to and provide credit enhancement for the Group III Senior and Class A-P Certificates. The Group C-B Certificates are subordinate to and provide credit enhancement for the Group I, Group II, Group IV, Class A-P and Class A-X Certificates. Credit enhancement will also be provided by a mortgage guaranty insurance policy issued by Republic Mortgage Insurance Company that will cover certain of the group III mortgage loans. Additional credit enhancement for the Class I-A-3 Certificates will be provided by a reserve fund and a certificate insurance policy issued by MBIA Insurance Corporation.

     Credit Suisse First Boston Corporation, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately 99.00% of their face value, plus accrued interest from the cut-off date. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale, except that Edward D. Jones & Co., L.P., as dealer, will also offer the Class I-A-3 Certificates at varying prices determined at the time of sale.

     The trust will make multiple REMIC elections for federal income tax purposes.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the offered certificates, other than the Class AR Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after December 28, 2001.

                           CREDIT SUISSE FIRST BOSTON
                                   UNDERWRITER

                           EDWARD D. JONES & CO., L.P.
                                     DEALER
                                DECEMBER 26, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o This prospectus supplement, which describes the specific terms of your series of certificates.

     The depositor's principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SUMMARY.........................................................................................................S-5
RISK FACTORS...................................................................................................S-16
   Risk of Loss................................................................................................S-16
   Limited Obligations.........................................................................................S-17
   Liquidity Risks.............................................................................................S-17
   Book-Entry Certificates.....................................................................................S-17
   Special Yield and Prepayment Considerations.................................................................S-18
   Potential Inadequacy of Credit  Enhancement.................................................................S-23
   Holding Subordinate Certificates creates additional Risks...................................................S-23
   Recent Events...............................................................................................S-24
INTRODUCTION...................................................................................................S-25
DESCRIPTION OF THE MORTGAGE POOL...............................................................................S-25
   General.....................................................................................................S-25
   Subgroup III-1 Mortgage Loans and Subgroup III-2 Mortgage Loans.............................................S-27
   RMIC Policy.................................................................................................S-28
   Mortgage Loan Statistical Information.......................................................................S-29
   Additional Information......................................................................................S-48
   Underwriting Standards......................................................................................S-48
   Assignment of Mortgage Loans................................................................................S-50
THE SELLERS AND THE SERVICERS..................................................................................S-51
   DLJ Mortgage Capital, Inc...................................................................................S-51
   Firstar Bank, N.A...........................................................................................S-51
   GreenPoint Mortgage Funding, Inc............................................................................S-51
   Washington Mutual Mortgage Securities Corp..................................................................S-51
   RBMG, Inc...................................................................................................S-51
   Olympus Servicing, L.P......................................................................................S-52
SERVICING OF MORTGAGE LOANS....................................................................................S-52
   General.....................................................................................................S-52
   Olympus'Delinquency, Loss and Foreclosure Experience........................................................S-53
   WMMSC's Delinquency, Loss and Foreclosure Experience........................................................S-54
   GreenPoint's Delinquency and Foreclosure Experience.........................................................S-55
   RBMG's Delinquency and Foreclosure Experience...............................................................S-56
   Servicing Compensation and Payment of Expenses..............................................................S-57
   Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.......................................S-58
   Advances....................................................................................................S-59
   Optional Purchase of Defaulted Loans; Specially Serviced Loans..............................................S-59
   Special Servicing Agreements................................................................................S-60
DESCRIPTION OF THE CERTIFICATES................................................................................S-61
   General.....................................................................................................S-61
   Senior Certificates.........................................................................................S-61
   Subordinate Certificates....................................................................................S-62
   Designations................................................................................................S-62
   Assets of the Trust.........................................................................................S-64
   Book-Entry Registration.....................................................................................S-64
   Definitive Certificates.....................................................................................S-65
   Distributions...............................................................................................S-65
   Glossary of Terms...........................................................................................S-66
   Priority of Distributions...................................................................................S-80
   Distributions of Interest...................................................................................S-85
   Determination of LIBOR......................................................................................S-86
   Distributions of Principal..................................................................................S-86
   Distributions in Reduction of the Class I-A-3, Class II-A-11 and Class II-A-12 Certificates.................S-93


   Allocation of Losses on Group III Mortgage Loans; Subordination of Group III-B Certificates.................S-96
   Allocation of Losses on Group I, Group II and Group IV Mortgage Loans; Subordination of Group C-B
     Certificates..............................................................................................S-98
   Cross-Collateralization--The Group I, Group II, Group IV and Group C-B Certificates........................S-100
   The Certificate Insurance Policy...........................................................................S-101
   The Certificate Insurer....................................................................................S-103
   Subrogation of Certificate Insurer.........................................................................S-105
POOLING AND SERVICING AGREEMENT...............................................................................S-105
   Optional Termination.......................................................................................S-105
   The Trustee................................................................................................S-106
   Restrictions on Transfer of the Class AR Certificates......................................................S-106
   Scheduled Final Distribution Date..........................................................................S-106
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS...................................................................S-107
   Factors Affecting Prepayments on the Mortgage Loans........................................................S-107
   Sequentially Paying Certificates...........................................................................S-107
   Accretion Directed Certificates and Accrual Certificates...................................................S-108
   Lockout Certificates.......................................................................................S-108
   Modeling Assumptions.......................................................................................S-108
   Weighted Average Life......................................................................................S-110
   Sensitivity of the Interest Only Certificates..............................................................S-131
   Yield on Class II-A-26, Class II-A-29 and Class III-A-4 Certificates.......................................S-132
   Yield on Class I-A-11, Class II-A-6, Class III-A-5, Class A-P and Class IS-P Certificates..................S-133
   Additional Yield Considerations Applicable Solely to the Residual Certificates.............................S-134
FEDERAL INCOME TAX CONSEQUENCES...............................................................................S-135
   General....................................................................................................S-135
   Holders of AR Certificates.................................................................................S-136
   Other Tax Consequences.....................................................................................S-136
METHOD OF DISTRIBUTION........................................................................................S-136
LEGAL OPINIONS................................................................................................S-137
RATINGS.......................................................................................................S-137
LEGAL INVESTMENT..............................................................................................S-138
ERISA CONSIDERATIONS..........................................................................................S-138
EXPERTS.......................................................................................................S-140


ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.........................................I-1
ANNEX II - Aggregate PAC Schedule for Class II-A-1, Class II-A-3, Class II-A-24 and
              Class II-A-27 Certificates.......................................................................II-1
ANNEX III - Aggregate PAC Schedule for Class II-A-7 Certificates..............................................III-1
ANNEX IV - Aggregate PAC Schedule for Class II-A-15 Certificates...............................................IV-1
ANNEX V - Aggregate TAC Schedule for Class II-A-7 and TAC Certificates..........................................V-1


                                    SUMMARY

     The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Title of series.........................    CSFB Mortgage-Backed Pass-Through
                                            Certificates, Series 2001-33.

Depositor...............................    Credit Suisse First Boston Mortgage
                                            Securities Corp.

Sellers.................................    DLJ Mortgage Capital, Inc., referred
                                            to herein as DLJ Mortgage Capital.
                                            Firstar Bank, N.A., referred to
                                            herein as Firstar. GreenPoint
                                            Mortgage Funding, Inc., referred to
                                            herein as GreenPoint. Washington
                                            Mutual Mortgage Securities Corp.,
                                            referred to herein as WMMSC.

Servicers...............................    GreenPoint, WMMSC, RBMG, Inc.,
                                            referred to herein as RBMG, and
                                            Olympus Servicing, L.P., referred to
                                            herein as Olympus.

Special Servicer........................    Olympus.

Mortgage Insurer........................    Republic Mortgage Insurance Company,
                                            referred to herein as RMIC. The
                                            mortgage guaranty insurance policy
                                            issued by RMIC covers certain of the
                                            group III mortgage loans.

Trustee.................................    Bank One, National Association,
                                            referred to herein as Bank One.

Certificate Insurer.....................    MBIA Insurance Corporation, referred
                                            to herein as the Certificate
                                            Insurer.

Mortgage pool...........................    3,051 fixed rate mortgage loans with
                                            an aggregate principal balance of
                                            approximately $1,248,216,432.94 as
                                            of the cut-off date, secured by
                                            first liens on one- to four-family
                                            residential properties.

Cut-off date............................    December 1, 2001.

Closing date............................    On or about December 28, 2001.

Distribution dates......................    On the 25th day of each month, or if
                                            the 25th day is not a business day,
                                            on the succeeding business day
                                            beginning in January 2002.

Scheduled final distribution date.......    With respect to the Group I, Group
                                            II and Group III Certificates,
                                            January 25, 2032. With respect to
                                            the Group IV Certificates, April 25,
                                            2016. The actual final distribution
                                            date could be substantially earlier.

Form of offered certificates............    The offered certificates, other than
                                            the Class AR Certificates, will be
                                            book-entry certificates. The Class
                                            AR Certificates will be physical
                                            certificates. See "Description of
                                            the Certificates--Book-Entry
                                            Registration" in this prospectus
                                            supplement.

Minimum denominations...................    The offered certificates, other than
                                            the Class I-A-2, Class I-A-3, Class
                                            I-A-5, Class I-A-6, Class I-A-7,
                                            Class I-A-8, Class I-A-9, Class
                                            I-A-10, I-A-12, Class I-A-13, Class
                                            I-A-14, Class I-A-15, Class I-A-16,
                                            Class I-A-17, Class I-A-18, Class
                                            I-A-19, Class I-A-20, Class I-A-21,
                                            Class I-A-22, Class I-A-23, Class
                                            I-A-24, Class I-A-25, Class I-A-26,
                                            Class I-A-27, Class I-A-28, Class
                                            II-A-2, Class II-A-8, Class II-A-9,
                                            Class II-A-10, Class II-A-11, Class
                                            II-A-12, Class II-A-13, Class
                                            II-A-14, Class II-A-16, Class
                                            II-A-17, Class II-A-18, Class
                                            II-A-19, Class II-A-21, Class
                                            II-A-22, Class II-A-23, Class
                                            III-A-2, Class III-A-4, Class
                                            III-A-6,

                                            Class III-A-7, Class A-X, Class
                                            III-X, Class IV-X and Class AR
                                            Certificates, will be issued in
                                            minimum denominations (by principal
                                            balance) of $25,000 and integral
                                            multiples of $1 in excess thereof.
                                            The Class I-A-2, Class I-A-5, Class
                                            I-A-6, Class I-A-7, Class I-A-8,
                                            Class I-A-9, Class I-A-10, Class
                                            I-A-13, Class I-A-14, Class I-A-15,
                                            Class I-A-16, Class I-A-17, Class
                                            I-A-18, Class I-A-19, Class I-A-20,
                                            Class I-A-21, Class I-A-22, Class
                                            I-A-23, Class I-A-24, Class I-A-25,
                                            Class I-A-26, Class I-A-27, Class
                                            I-A-28, Class II-A-8, Class II-A-9,
                                            Class II-A-10, Class II-A-13, Class
                                            II-A-14, Class II-A-16, Class
                                            II-A-17, Class II-A-18, Class
                                            II-A-19, Class II-A-21, Class
                                            II-A-22, Class II-A-23, Class
                                            III-A-2, Class III-A-6 and Class
                                            III-A-7 Certificates will be issued
                                            in minimum denominations (by
                                            principal balance) of $1,000 and
                                            integral multiples of $1 in excess
                                            thereof. The Class I-A-3, Class
                                            II-A-11 and Class II-A-12
                                            Certificates will be issued in
                                            minimum denominations (by principal
                                            balance) of $1,000 and integral
                                            multiples of $1,000 in excess
                                            thereof. The Class I-A-12, Class
                                            II-A-2, Class III-A-4, Class A-X,
                                            Class III-X and Class IV-X
                                            Certificates will be issued in
                                            minimum denominations (by notional
                                            amount) of $100,000 and integral
                                            multiples of $1 in excess thereof.
                                            The Class AR Certificates will be
                                            issued in minimum percentage
                                            interests of 20%.

                                                      OFFERED CERTIFICATES

                                 INITIAL CLASS           PER ANNUM          INITIAL RATING
CLASS                          PRINCIPAL BALANCE     PASS-THROUGH RATE      MOODY'S/S&P (1)         DESIGNATION
CLASS A CERTIFICATES:
---------------------
I-A-1                             $101,785,000.00          6.500%               Aaa/AAA                Senior
I-A-2                               $2,948,000.00          7.250%               Aaa/AAA                Senior
I-A-3                              $31,000,000.00          6.350%               Aaa/AAA            Senior/Special
                                                                                                   Retail/Insured
I-A-4                              $43,294,032.00          6.500%               Aaa/AAA            Senior/Lockout
I-A-5                               $2,292,000.00          7.000%               Aaa/AAA                Senior
I-A-6                               $5,848,000.00          7.000%               Aaa/AAA                Senior
I-A-7                               $2,471,000.00          7.000%               Aaa/AAA                Senior
I-A-8                               $4,451,000.00          7.000%               Aaa/AAA                Senior
I-A-9                               $2,948,000.00          6.750%               Aaa/AAA                Senior
I-A-10                             $17,131,000.00          6.500%               Aaa/AAA                Senior
I-A-11                              $1,804,462.00           (2)                 Aaa/AAA        Senior/Principal Only
I-A-12                              Notional(3)            6.500%               Aaa/AAA         Senior/Interest Only
I-A-13                                $350,000.00          6.750%               Aaa/AAA                Senior
I-A-14                                $350,000.00          6.750%               Aaa/AAA                Senior
I-A-15                                $350,000.00          6.750%               Aaa/AAA                Senior
I-A-16                                $350,000.00          6.750%               Aaa/AAA                Senior
I-A-17                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-18                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-19                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-20                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-21                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-22                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-23                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-24                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-25                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-26                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-27                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-28                                $300,000.00          6.750%               Aaa/AAA                Senior
I-A-29                            $106,960,000.00          6.500%               Aaa/AAA                Senior
I-A-30                            $106,960,000.00          6.500%               Aaa/AAA                Senior
I-A-31                                $217,000.00          6.500%               Aaa/AAA        Senior/Lockout/Support
II-A-1                            $104,500,000.00          5.000%               Aaa/AAA              Senior/PAC
II-A-2                              Notional(4)            6.250%               Aaa/AAA         Senior/Interest Only
II-A-3                             $76,596,000.00          6.050%               Aaa/AAA              Senior/PAC
II-A-4                             $54,321,758.00          6.250%               Aaa/AAA            Senior/Lockout
II-A-5                              $7,109,703.00          6.750%               Aaa/AAA            Senior/Accrual
II-A-6                             $19,832,359.00(5)        (2)                 Aaa/AAA           Senior/Accretion
                                                                                                 Directed/Principal
                                                                                               Only/TAC(6)/Component
II-A-7                             $50,815,000.00          6.750%               Aaa/AAA             Senior/PAC/
                                                                                                 Accretion Directed
II-A-8                             $33,170,000.00          6.750%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-9                             $13,355,000.00          6.750%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-10                             $1,404,000.00          6.750%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-11                            $10,445,000.00          6.750%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                  Directed/Special
                                                                                                       Retail
II-A-12                             $4,000,000.00          6.750%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                  Directed/Special
                                                                                                       Retail
II-A-13                            $11,637,000.00          6.750%               Aaa/AAA                Senior
II-A-14                             $1,214,000.00          6.750%               Aaa/AAA                Senior
II-A-15                             $6,806,000.00          6.750%               Aaa/AAA              Senior/PAC
II-A-16                             $6,300,000.00          6.750%               Aaa/AAA                Senior
II-A-17                             $2,139,000.00          6.750%               Aaa/AAA                Senior
II-A-18                             $5,000,000.00          6.500%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-19                             $7,644,000.00          7.000%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-20                             $2,271,602.00          6.250%               Aaa/AAA        Senior/Lockout/Support
II-A-21                            $26,877,000.00          7.000%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-22                             $8,304,000.00          7.000%               Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed

II-A-23                                                                                         Senior/TAC/Accretion
                                   $12,790,000.00          7.000%               Aaa/AAA               Directed
II-A-24                            $77,722,000.00          5.500%               Aaa/AAA              Senior/PAC
II-A-25                             $2,187,500.00       Variable(7)             Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-26                               $312,500.00       Variable(8)             Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-27                            $12,623,000.00          6.250%               Aaa/AAA              Senior/PAC
II-A-28                             $5,738,405.00       Variable(9)             Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
II-A-29                               $819,773.00       Variable(10)            Aaa/AAA         Senior/TAC/Accretion
                                                                                                      Directed
III-A-1                            $75,489,338.00          6.250%               Aaa/AAA                Senior
III-A-2                             $4,342,000.00          7.250%               Aaa/AAA                Senior
III-A-3                            $60,391,469.00       Variable(11)            Aaa/AAA                Senior
III-A-4                            Notional(12)        Variable (13)            Aaa/AAA         Senior/Interest Only
III-A-5                             $5,658,963.00           (2)                 Aaa/AAA        Senior/Principal Only
III-A-6                             $4,031,000.00          7.250%               Aaa/AAA                Senior
III-A-7                             $3,180,000.00          7.250%               Aaa/AAA                Senior
IS-A-1                             $49,046,897.00          6.500%               Aaa/AAA                Senior

CLASS X CERTIFICATES:
---------------------
A-X                                Notional(14)            6.500%               Aaa/AAA         Senior/Interest Only
III-X                              Notional(15)            7.250%               Aaa/AAA         Senior/Interest Only
IV-X                               Notional(16)            6.500%               Aaa/AAA         Senior/Interest Only

CLASS P CERTIFICATES:
---------------------
A-P                                 $4,099,991.00           (2)                 Aaa/AAA        Senior/Principal Only
IS-P                                  $365,446.00           (2)                 Aaa/AAA        Senior/Principal Only

CLASS B CERTIFICATES:
---------------------
III-B-1                             $2,323,634.00       Variable(17)            Aa3/AA              Subordinate
III-B-2                             $1,282,004.00       Variable(17)             A3/A               Subordinate
III-B-3                               $560,876.00       Variable(17)           Baa3/BBB             Subordinate
C-B-1                              $15,775,603.00       Variable(18)            Aa3/AA              Subordinate
C-B-2                               $8,703,726.00       Variable(18)             A3/A-              Subordinate
C-B-3                               $3,807,880.00       Variable(18)           Baa3/BBB             Subordinate

CLASS AR CERTIFICATES:
----------------------
AR                                        $100             6.50%                NR/AAA            Senior/Residual

TOTAL OFFERED CERTIFICATES      $1,240,103,021.00

                                                    NON-OFFERED CERTIFICATES

III-B-4                               $400,626.00       Variable(17)             NR/BB              Subordinate
III-B-5                               $320,501.00       Variable(17)             NR/B               Subordinate
III-B-6                               $320,503.53       Variable(17)             NR/NR              Subordinate
C-B-4                               $2,719,914.00       Variable(18)             NR/BB              Subordinate
C-B-5                               $2,175,931.00       Variable(18)             NR/B               Subordinate
C-B-6                               $2,175,934.81       Variable(18)             NR/NR              Subordinate

TOTAL NON-OFFERED CERTIFICATES      $8,113,410.34

The offered certificates are subject to a variance of no more than 5% prior to their issuance.
---------------

(1)  See "Ratings" in this prospectus supplement.

(2)  These certificates are not entitled to payments in respect of interest.

(3) Interest will accrue on the notional amount of the Class I-A-12 Certificates, initially equal to approximately $429,230, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(4) Interest will accrue on the notional amount of the Class II-A-2 Certificates, initially equal to approximately $32,677,712, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(5) The Class II-A-6 Certificates are comprised of two components, the Component II-A-6-1 and the Component II-A-6-2, as described below.

(6)  Only Component II-A-6-2 is a TAC, as described below.

(7) The initial pass-through rate on the Class II-A-25 Certificates is 3.54% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 1.500%, but no more than 8.000% per annum.

(8) The initial pass-through rate on the Class II-A-26 Certificates is 31.22% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to 45.500% minus the product of LIBOR multiplied by seven, but not less than 0.00% per annum.

(9) The initial pass-through rate on the Class II-A-28 Certificates is 3.398% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 1.500%, but no more than 8.000% per annum.

(10) The initial pass-through rate on the Class II-A-29 Certificates is 32.214% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to 45.500% minus the product of LIBOR multiplied by seven, but not less than 0.00% per annum.

(11) The initial pass-through rate on the Class III-A-3 Certificates is 2.54125% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.600%, but no more than 8.500% per annum.

(12) Interest will accrue on the notional amount of the Class III-A-4 Certificates, initially equal to approximately $60,391,469.00, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(13) The initial pass-through rate on the Class III-A-4 Certificates is 5.95875% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be equal to 7.900% minus LIBOR, but not less than 0.00% per annum.

(14) Interest will accrue on the notional amount of the Class A-X Certificates, initially equal to approximately $6,500,490, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(15) Interest will accrue on the notional amount of the Class III-X Certificates, initially equal to approximately $9,034,394, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(16) Interest will accrue on the notional amount of the Class IV-X Certificates, initially equal to approximately $667,775, calculated as described in "Description of the Certificates--Glossary of Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(17) The initial pass-through rate on Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates is approximately 6.97910% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under "Description of the Certificates -- Distributions of Interest."

(18) The initial pass-through rate on Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is approximately 6.36533% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under "Description of the Certificates -- Distributions of Interest."

THE TRUST

The depositor will establish a trust, pursuant to a pooling and servicing agreement, dated as of December 1, 2001, among the depositor, the sellers, the servicers, the trustee and the special servicer. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust. The depositor will make multiple real estate mortgage investment conduit elections with respect to the trust. Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made only from payments received in connection with the related mortgage loans described below.

THE MORTGAGE POOL

The mortgage pool consists of four groups of mortgage loans, secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate Cut-off Date Principal Balance of approximately $1,248,216,432.94. The mortgage loans have stated original terms to maturity that range from 6.5 to 30 years.

All of the mortgage loans are fixed-rate first lien residential mortgage loans. With the exception of 1 mortgage loan, referred to herein as a balloon loan, all of the mortgage loans are fully-amortizing. The balloon loan requires a disproportionate principal payment at stated maturity.

The four groups of mortgage loans have the following characteristics:

                     Number of          Cut-off Date
  Designation      Mortgage Loans    Principal Balance*
  -----------      --------------    ------------------

Group I                 1,089           $450,828,467.14

Group II                1,357           $586,065,204.82

Group III                 477           $160,250,570.33

Group IV                  128            $51,072,190.65

-------------------
* Equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the cut-off date, as calculated pursuant to the definition thereof in the "Description of Certificates-Glossary of Terms".

SELLERS AND SERVICERS OF THE MORTGAGE LOANS

Sellers and Servicers of The Group I Mortgage Loans
    DLJ Mortgage Capital, Firstar, GreenPoint, and WMMSC are each sellers of a portion of the group I mortgage loans. WMMSC, GreenPoint, Olympus and RBMG will initially service approximately 78.54%, 3.69%, 12.33% and 5.44% (by Cut-off Date Principal Balance) of the group I mortgage loans, respectively.

Sellers and Servicers of the Group II Mortgage Loans
    DLJ Mortgage Capital, Firstar, GreenPoint, and WMMSC are each sellers of a portion of the group II mortgage loans. WMMSC, Olympus and RBMG will initially service approximately 96.86%, 3.07% and 0.07% (by Cut-off Date Principal Balance) of the group II mortgage loans, respectively.

Seller and Servicers of the Group III Mortgage Loans
    DLJ Mortgage Capital, Firstar, GreenPoint, and WMMSC are each sellers of a portion of the group III mortgage loans. WMMSC, GreenPoint, Olympus and RBMG will initially service approximately 37.32%, 8.93%, 50.02% and 3.72% (by Cut-off Date Principal Balance) of the group III mortgage loans, respectively.

Seller and Servicers of the Group IV Mortgage Loans
    DLJ Mortgage Capital, Firstar and WMMSC are each sellers of a portion of the group IV mortgage loans. WMMSC, Olympus and RBMG will initially service approximately 66.71%, 30.06% and 3.23% (by Cut-off Date Principal Balance) of the group IV mortgage loans, respectively.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

COMPONENTS

The Class II-A-6 Certificates will be comprised of two components, each of which will have a specified component principal balance which functions in a manner comparable to that of a class principal balance. Holders of the Class II-A-6 Certificates will be entitled to receive principal distributions on any distribution date to the extent of the amount of principal distributed with respect to the related components on such distribution date. HOLDERS OF THE CLASS II-A-6 CERTIFICATES MAY NOT TRANSFER THE COMPONENTS SEPARATELY. The two components comprising the Class II-A-6 Certificates will have the designations, initial principal balances and component types as follows:

                 Initial Component
  Designation    Principal Balance          Type
  -----------    -----------------          ----
   Component                          Senior/Principal
   II-A-6-1       $17,622,240.00            Only

   Component                          Senior/Principal
   II-A-6-2        $2,210,119.00          Only/TAC

RELATIONSHIP BETWEEN LOAN GROUPS AND THE CERTIFICATES

The certificates with a "I" prefix and the Class AR Certificates correspond to the group I mortgage loans. The certificates with a "II" prefix correspond to the group II mortgage loans. The certificates with a "III" prefix correspond to the group III mortgage loans. The certificates with a "IV" prefix correspond to the group IV mortgage loans. The certificates with a "C-B" prefix correspond to the group I, group II and group IV mortgage loans. The Class A-X Certificates correspond to the group I and group II mortgage loans. The Class A-P Certificates correspond to the group I, group II, group III mortgage loans. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

General

Each month, the trustee will make distributions of interest and principal to the holders of the certificates to the extent of the related available funds and in the amounts and priority set forth in this prospectus supplement.

The servicers will collect monthly payments of principal and interest on the mortgage loans. After deducting any reimbursable expenses and advances and its servicing fee, each servicer will forward all collections on the mortgage loans it services, together with any advances that it makes for delinquent principal and interest payments on those loans, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the trustee. The aggregate amount of such monthly collections and advances is described under the heading "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

On each distribution date the trustee will distribute the amount remitted to it by the servicers (after payment of certain fees and premiums) to the holders of the certificates, in the amounts and priority set forth in this prospectus supplement. See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

Distributions of Interest

The amount of interest distributable to each class of certificates entitled to interest on each distribution date will generally equal:

o the per annum pass-through rate for that class of certificates, multiplied by

o the applicable principal balance or notional amount of that class of certificates,

o    multiplied by 1/12th

o minus the share of some types of interest shortfalls allocated to that class.

The Class II-A-5 Certificates are accrual certificates and distributions of interest thereon will be added to its Class Principal Balance. The Class I-A-11, Class II-A-6, Class III-A-5, Class A-P and Class IS-P Certificates are not entitled to payments of interest.

See "Description of the Certificates--Priority of Distributions" and "--Distributions of Interest" in this prospectus supplement.

On each distribution date, interest will be distributed or accreted to certificateholders in the order described in "Description of the Certificates" in this prospectus supplement. It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month. However, there will be no additional interest paid to make up for the delay.

Distributions of Principal

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of certificates related to that loan group. HOWEVER, NOT EVERY CLASS OF CERTIFICATES WILL BE ENTITLED TO RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE.

Group I Certificates. On each distribution date, a portion of the principal received or advanced on the group I mortgage loans will be distributed to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-30 and Class I-A-31 Certificates in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. The Class I-A-12 and Class A-X Certificates are not entitled to payments of principal.

The Class I-A-3 Certificates are subject to special rules and procedures regarding the distribution of principal to the holders of the Class I-A-3 Certificates. See "Description of the Certificates--Distributions of Principal" and "--Distributions in Reduction of the Class I-A-3, Class II-A-11 and Class II-A-12 Certificates" in this prospectus supplement.

Group II Certificates. On each distribution date, a portion of the principal received or advanced on the group II mortgage loans will be distributed to the Class II-A-1, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-24, Class II-A-25, Class II-A-26, Class II-A-27, Class II-A-28 and Class II-A-29 Certificates in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. The Class II-A-2 and Class A-X Certificates are not entitled to payments of principal.

The Class II-A-11 and Class II-A-12 Certificates are subject to special rules and procedures regarding the distribution of principal to the holders of the Class II-A-11 and Class II-A-12 Certificates. See "Description of the Certificates--Distributions of Principal" and "--Distributions in Reduction of the Class I-A-3, Class II-A-11 and Class II-A-12 Certificates" in this prospectus supplement.

Group III Certificates. On each distribution date, a portion of the principal received or advanced on the group III mortgage loans will be distributed to the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-5, Class III-A-6 and Class III-A-7 Certificates in the order of priority described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. On each distribution date, the Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates will be entitled to receive a portion of the principal received or advanced on the group III mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Priority of Distributions", the amount of principal prepayments otherwise distributable to some classes of Group III-B Certificates will instead be paid to other classes of Group III-B Certificates with a higher priority. Prior to the distribution date in January 2007, all principal prepayments on the group III mortgage loans will be paid to the Group III Senior and Class A-P Certificates. The Class III-A-4 and Class III-X Certificates are not entitled to payments of principal.

Group IV Certificates. On each distribution date, a portion of the principal received or advanced on the group IV mortgage loans will be distributed to the Class IS-A-1 and Class IS-P Certificates, as described in "Description of the Certificates--Distributions of Principal--The Group IV Certificates" in this prospectus supplement. The Class IV-X Certificates are not entitled to payments of principal.

Class A-P Certificates. On each distribution date, the Class A-P Certificates will be entitled to receive a portion of the principal received or advanced on certain of the group I, group II and group III mortgage loans, as described in this prospectus supplement under "Description of the Certificates--Distributions of Principal."

Group C-B Certificates. On each distribution date, the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group I, group II and group IV mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Priority of Distributions", the amount of principal prepayments otherwise distributable to some classes of Group C-B Certificates will instead be paid to other classes of Group C-B Certificates with a higher priority. Prior to the distribution date in January 2007, all principal prepayments on the group I, group II and group IV mortgage loans will be paid to the Group I, Group II, Group IV and Class A-P Certificates.

CREDIT ENHANCEMENT

Mortgage Guaranty Insurance Policy.

The depositor has acquired for the benefit of the trust a loan level mortgage guaranty insurance policy to be issued by RMIC covering certain group III mortgage loans with loan-to-value ratios in excess of 50% at origination. The maximum amount of coverage available under the policy will be equal to 6.00% of the aggregate Cut-off Date Principal Balance of the group III mortgage loans covered by the RMIC policy. In addition, the maximum amount of coverage available under the policy with respect to each mortgage loan will be $200,000.

Certificate Insurance Policy.

The depositor has acquired for the benefit of the Class I-A-3 Certificateholders a financial guaranty insurance policy pursuant to which MBIA Insurance Corporation will unconditionally and irrevocable guaranty certain payments on the Class I-A-3 Certificates on each distribution date. See "Description of the Certificates--Certificate Insurance Policy" and "--Certificate Insurer" in this prospectus supplement. The financial guaranty insurance policy does not provide credit enhancement for any class of certificates other than the Class I-A-3 Certificates.

Subordination

The Group III Senior and Class A-P Certificates will receive distributions of interest and principal before the Group III-B Certificates are entitled to receive distributions of interest or principal. In addition, each class of Group III-B Certificates will receive distributions of interest and principal prior to any other class of Group III-B Certificates with a higher numerical class designation. The Group III-B Certificates, in reverse order of numerical class designation, will absorb most losses on the group III mortgage loans prior to the Group III Senior and Class A-P Certificates.

The Group I, Group II, Group IV and Class A-P Certificates will receive distributions of interest and principal before the Group C-B Certificates are entitled to receive distributions of interest or principal. In addition, each class of Group C-B Certificates will receive distributions of interest and principal prior to any other class of Group C-B Certificates with a higher numerical class designation. The Group C-B Certificates, in reverse order of numerical class designation, will absorb most losses on the group I, group II and group IV mortgage loans prior to the Group I, Group II, Group IV and Class A-P Certificates.

Shifting of Interests

The Group I, Group II, Group III Senior, Group IV and Class A-P Certificates will receive 100% of principal prepayments received on the mortgage loans in the related loan group or groups until the fifth anniversary of the first distribution date. During the next four years, these senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group I, Group II, Group III Senior, Group IV and Class A-P Certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the Group I, Group II, Group III, Group IV, Group C-B and Class A-P Certificates, see "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one or more of the group I, group II or group IV mortgage loans may be used to pay principal or interest, or both, to the Group I, Group II or Group IV Certificates unrelated to that loan group or groups. See "Description of the Certificates--Cross-Collateralization--Group I, Group II, Group IV and Group C-B Certificates" in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

o    the price at which the certificates are purchased;

o    the applicable pass-through rate;

o    the rate of prepayments on the related mortgage loans;

o whether optional termination of the related loan group or loan groups occur;

o losses on the related mortgage loans that are not covered by credit enhancement.

o Interest shortfalls due to mortgagor prepayments on the related mortgage loans.

The interest only and principal only certificates will be especially sensitive to the rate of prepayments. The Class II-A-26, Class II-A-29 and Class III-A-4 Certificates will also be especially sensitive to the level of LIBOR.

For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and "Certain Yield and Prepayment Considerations" in this prospectus supplement.

ADVANCES

For any month, if a servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan, that servicer will advance its own funds to cover that shortfall. However, that servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

None of the servicers will be required to advance the amount of any delinquent balloon payment.

See "Servicing of Mortgage Loans - Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in loan group III is less than 5% of their aggregate principal balance as of the cut-off date, Olympus may, but will not be required to, purchase from the trust all remaining mortgage loans in loan group III, thereby causing an early retirement of the Group III Certificates and a substantial prepayment of the Class A-P Certificates.

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in loan group I, loan group II and loan group IV is less than 5% of their aggregate principal balance as of the cut-off date, Olympus may, but will not be required to, purchase from the trust all remaining mortgage loans in loan group I, loan group II and loan group IV, thereby causing an early retirement of the Group I, Group II, Group IV and Group C-B Certificates and a substantial prepayment of the Class A-P Certificates.

An optional purchase of the remaining mortgage loans may cause the holders of one or more classes of certificates related to those mortgage loans to receive less than their outstanding principal balance plus accrued interest.

See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the depositor will cause multiple real estate mortgage investment conduit elections to be made with respect to the trust. The certificates other than the Class AR Certificates will represent ownership of regular interests in the upper tier REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class AR Certificates will represent ownership of residual interests in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates, other than the Class III-B-1, Class III-B-2, Class III-B-3 and Class AR Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to certain considerations described in this prospectus supplement. Sales of the Class III-B-1, Class III-B-2, Class III-B-3 and Class AR Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

When issued, the offered certificates, other than the Class III-B-2, Class III-B-3, Class C-B-2 and Class C-B-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

RATINGS

When issued, the offered certificates will receive ratings that are not lower than those listed in the table on pages S-7 and S-8 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. The ratings on the Class I-A-3 Certificates are determined without regard to the Certificate Insurance Policy. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:



RISK OF LOSS

The return on your certificates may be    Losses on the mortgage loans may occur
affected by losses on the mortgage        due to a wide variety of causes,
loans, which could occur for a variety    including a decline in real estate
of reasons.                               values, and adverse changes in the
                                          borrower's financial condition. A
                                          decline in real estate values or
                                          economic conditions nationally or in
                                          the regions where the mortgaged
                                          properties are concentrated may
                                          increase the risk of losses on the
                                          mortgage loans.

Geographic concentration may affect       Approximately 49.85% of the group I
risk of loss on the mortgage loans.       mortgage loans, 48.07% of the group II
                                          mortgage loans, 30.48% of the group
                                          III mortgage loans and 3.10% of the
                                          group IV mortgage loans (in each case
                                          by applicable Cut-off Date Principal
                                          Balance) are secured by mortgaged
                                          properties located in California. If
                                          the regional economy or housing market
                                          in that area weakens, the mortgage
                                          loans may experience high rates of
                                          loss and delinquency, resulting in
                                          losses to certificateholders. The
                                          economic condition and housing market
                                          in that area may be adversely affected
                                          by a variety of events, including a
                                          downturn in certain industries or
                                          other businesses concentrated in that
                                          area, natural disasters such as
                                          earthquakes, hurricanes, floods and
                                          eruptions, and civil disturbances such
                                          as riots. The depositor cannot predict
                                          whether, or to what extent or for how
                                          long, such events may occur.

                                          See "Description of the Mortgage
                                          Pool--General" in this prospectus
                                          supplement.

The underwriting guidelines used to       The mortgage loans were originated or
originate the mortgage loans may          acquired generally in accordance with
impact losses.                            the underwriting guidelines described
                                          in this prospectus supplement. The
                                          underwriting standards typically
                                          differ from, and are generally less
                                          stringent than, the underwriting
                                          standards established by Fannie Mae or
                                          Freddie Mac. In addition, the mortgage
                                          loans may have been made to mortgagors
                                          with imperfect credit histories,
                                          ranging from minor delinquencies to
                                          bankruptcy, or mortgagors with
                                          relatively high ratios of monthly
                                          mortgage payments to income or
                                          relatively high ratios of total
                                          monthly credit payments to income.
                                          Consequently, the mortgage loans may
                                          experience rates of delinquency,
                                          foreclosure and bankruptcy that are
                                          higher, and that may be substantially
                                          higher, than those experienced by
                                          mortgage loans underwritten in
                                          accordance with higher standards.

There is a risk that there may be a       Substantial delays could be
delay in receipt of liquidation           encountered in connection with the
proceeds and liquidation proceeds may     liquidation of defaulted mortgage
be less than the mortgage loan            loans. Further, liquidation expenses
balance.                                  such as legal fees, real estate taxes
                                          and maintenance and preservation
                                          expenses will reduce the portion of
                                          liquidation proceeds payable to you.
                                          If a mortgaged property fails to
                                          provide adequate security for the
                                          mortgage loan and the available credit
                                          enhancement is insufficient to cover
                                          the loss, you will incur a loss on
                                          your investment.

The value of your certificates may be     If the performance of the related
reduced if losses are higher than         mortgage loans is substantially worse
expected.                                 than assumed by the rating agencies,
                                          the ratings of any class of the
                                          certificates may be lowered in the
                                          future. This would probably reduce the
                                          value of those certificates. None of
                                          the depositor, the servicers, the
                                          sellers, the trustee, the special
                                          servicer, the underwriter or any other
                                          entity will have any obligation to
                                          supplement any credit enhancement, or
                                          to take any other action to maintain
                                          any rating of the certificates.

LIMITED OBLIGATIONS

Payments on the mortgage loans and        The certificates represent interests
related credit enhancement are the        only in the trust. The certificates do
only source of payments on the offered    not represent any interest in or any
certificates.                             obligation of the depositor, the
                                          servicers, the special servicer, the
                                          sellers or any of their affiliates. If
                                          proceeds from the assets of the trust
                                          are not sufficient to make all
                                          payments provided for under the
                                          pooling and servicing agreement,
                                          investors will have no recourse to the
                                          depositor, the servicers, the special
                                          servicer, the sellers or any other
                                          entity, and will incur losses if the
                                          credit enhancement for their class of
                                          offered certificates is exhausted.

LIQUIDITY RISKS

You may have to hold your offered         A secondary market for the offered
certificates to their maturity because    certificates may not develop. Even if
of difficulty in reselling the offered    a secondary market does develop, it
certificates.                             may not continue or it may be
                                          illiquid. Neither the underwriter nor
                                          any other person will have any
                                          obligation to make a secondary market
                                          in your certificates. Illiquidity
                                          means an investor may not be able to
                                          find a buyer to buy its securities
                                          readily or at prices that will enable
                                          the investor to realize a desired
                                          yield. Illiquidity can have a severe
                                          adverse effect on the market value of
                                          the offered certificates. Any class of
                                          offered certificates may experience
                                          illiquidity, although generally
                                          illiquidity is more likely for classes
                                          that are especially sensitive to
                                          prepayment, credit or interest rate
                                          risk, or that have been structured to
                                          meet the investment requirements of
                                          limited categories of investors.

BOOK-ENTRY CERTIFICATES

The absence of physical certificates      The offered certificates, other than
may cause delays in payments and cause    the Class AR Certificates, will not be
difficulty in pledging or selling the     issued in physical form.
offered certificates.                     Certificateholders will be able to
                                          transfer certificates, other than the
                                          Class AR Certificates, only through
                                          The Depository Trust Company (referred
                                          to in this prospectus supplement as
                                          DTC), participating organizations,
                                          indirect participants and certain
                                          banks. The ability to pledge a
                                          certificate to a person that does not
                                          participate in DTC may be limited
                                          because of the absence of a physical
                                          certificate. In addition,
                                          certificateholders may experience some
                                          delay in receiving distributions on
                                          these certificates because the trustee
                                          will not send distributions directly
                                          to them. Instead, the trustee will
                                          send all distributions to DTC, which
                                          will then credit those distributions
                                          to the participating organizations.
                                          Those organizations will in turn
                                          credit accounts certificateholders
                                          have either directly or indirectly
                                          through indirect participants.

                                          See "Description of the
                                          Certificates--Book-Entry Registration"
                                          in this prospectus supplement.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

The yield to maturity on your             The yield to maturity on each class of
certificates will depend on various       offered certificates will depend on a
factors, including the rate of            variety of factors, including:
prepayments.
                                          o  The rate and timing of principal
                                             payments on the related mortgage
                                             loans (including prepayments,
                                             defaults and liquidations, and
                                             repurchases due to breaches of
                                             representations or warranties);

                                          o  The pass-through rate for that
                                             class;

                                          o  Interest shortfalls due to
                                             mortgagor prepayments on the
                                             related mortgage loans;

                                          o  Whether an optional termination of
                                             a related loan group occurs; and

                                          o  The purchase price of that class;
                                             and

                                          o  Losses on mortgage loans that are
                                             not covered by credit enhancement.

                                          The rate of prepayments is one of the
                                          most important and least predictable
                                          of these factors.

                                          In general, if a class of certificates
                                          is purchased at a price higher than
                                          its outstanding certificate principal
                                          balance and principal distributions on
                                          that class occur faster than assumed
                                          at the time of purchase, the yield
                                          will be lower than anticipated.
                                          Conversely, if a class of certificates
                                          is purchased at a price lower than its
                                          outstanding certificate principal
                                          balance and principal distributions on
                                          that class occur more slowly than
                                          assumed at the time of purchase, the
                                          yield will be lower than anticipated.

The rate of prepayments on the            Since mortgagors can generally prepay
mortgage loans will be affected by        their mortgage loans at any time, the
various factors.                          rate and timing of principal
                                          distributions on the offered
                                          certificates are highly uncertain.
                                          Generally, when market interest rates
                                          increase, borrowers are less likely to
                                          prepay their mortgage loans. Such
                                          reduced prepayments could result in a
                                          slower return of principal to holders
                                          of the offered certificates at a time
                                          when they may be able to reinvest such
                                          funds at a higher rate of interest
                                          than the pass-through rate on their
                                          class of certificates. Conversely,
                                          when market interest rates decrease,
                                          borrowers are generally more likely to
                                          prepay their mortgage loans. Such
                                          increased prepayments could result in
                                          a faster return of principal to
                                          holders of the offered certificates at
                                          a time when they may not be able to
                                          reinvest such funds at an interest
                                          rate as high as the pass-through rate
                                          on their class of certificates.

                                          Refinancing programs, which may
                                          involve soliciting all or some of the
                                          mortgagors to refinance their mortgage
                                          loans, may increase the rate of
                                          prepayments on the mortgage loans.
                                          These refinancing programs may be
                                          offered by an originator, servicer,
                                          any sub-servicer or their affiliates,
                                          and may include streamlined
                                          documentation programs as well as
                                          programs under which a mortgage loan
                                          is modified to reduce the interest
                                          rate.

                                          Approximately 4.03% of the group I
                                          mortgage loans, 2.95% of the group II
                                          mortgage loans, 20.24% of the group
                                          III mortgage loans and none of the
                                          group IV mortgage loans, in each case
                                          by applicable Cut-off Date Principal
                                          Balance, impose a penalty for certain
                                          early full or partial prepayments of a
                                          mortgage loan. Generally, the
                                          prepayment penalty is imposed if a
                                          prepayment is made by a mortgagor
                                          during a specified period occurring
                                          during the first six months to five
                                          years after origination and the amount
                                          of such prepayment in any twelve-month
                                          period is in excess of 20% of the
                                          original principal balance of such
                                          mortgage loan. Such prepayment
                                          penalties may discourage mortgagors
                                          from prepaying their mortgage loans
                                          during the penalty period and,
                                          accordingly, affect the rate of
                                          prepayment of such mortgage loans even
                                          in a declining interest rate
                                          environment. Any such prepayment
                                          penalties will not be available for
                                          payment of the offered certificates.

                                          A seller may be required to purchase
                                          mortgage loans from the trust in the
                                          event certain breaches of
                                          representations and warranties made by
                                          it have not been cured. In addition,
                                          Olympus has the option to purchase
                                          mortgage loans from the trust that
                                          become ninety days or more delinquent.
                                          These purchases will have the same
                                          effect on the holders of the offered
                                          certificates as a prepayment of the
                                          mortgage loans.

Olympus Servicing, L.P. only recently     Olympus only began to primary service
began to primary service mortgage         mortgage loans in the second quarter
loans.                                    of 2000. Because of Olympus' relative
                                          lack of experience in the primary
                                          servicing of mortgage loans, the
                                          foreclosure, delinquency and loss
                                          experience of the mortgage loans
                                          serviced by it may be higher than if
                                          the mortgage loans were serviced by a
                                          primary servicer with more experience.
                                          As of the closing date, Olympus will
                                          service approximately 13.54% (by
                                          aggregate Cut-off Date Principal
                                          Balance) of the mortgage loans.

An optional termination of a loan         When the aggregate outstanding
group or groups may adversely affect      principal balance of the mortgage
the certificates.                         loans in loan group III is less than
                                          5% of the Cut-off Date Principal
                                          Balance thereof, Olympus may purchase
                                          from the trust all remaining mortgage
                                          loans in loan group III. When the
                                          aggregate outstanding principal
                                          balance of the mortgage loans in loan
                                          group I, loan group II and loan group
                                          IV is less than 5% of their aggregate
                                          Cut-off Date Principal Balance,
                                          Olympus may purchase from the trust
                                          all remaining mortgage loans in loan
                                          group I, loan group II and loan group
                                          IV. If Olympus exercises its rights to
                                          purchase mortgage loans as described
                                          above, such purchase of mortgage loans
                                          would cause an early retirement of the
                                          related classes of certificates. See
                                          "Pooling and Servicing
                                          Agreement--Optional Termination" in
                                          this prospectus supplement. If this
                                          happens, the purchase price paid by
                                          Olympus will be passed through to the
                                          related certificateholders. Such
                                          purchase of mortgage loans by Olympus
                                          may result in the holders of one or
                                          more classes of certificates receiving
                                          less than its outstanding certificate
                                          principal balance plus accrued
                                          interest thereon. Any class of
                                          certificates purchased at a premium
                                          could be adversely affected by an
                                          optional purchase of the related
                                          groups or group of mortgage loans.

                                          See "Maturity and Prepayment
                                          Considerations" in the prospectus.

The Class II-A-26, Class II-A-29 and      The yield to maturity on the Class
Class III-A-4 will be very sensitive      II-A-26, Class II-A-29 and Class
to the rate of prepayments on the         III-A-4 Certificates will be extremely
related mortgage loans and the level      sensitive to the level of prepayments
of LIBOR.                                 on the mortgage loans in the related
                                          loan group. The yield to maturity on
                                          these certificates will be adversely
                                          affected by a faster than expected
                                          rate of prepayments and by a possible
                                          early termination of the trust. These
                                          certificates will also be extremely
                                          sensitive to the rate of LIBOR. The
                                          yield to maturity on these
                                          certificates will be adversely
                                          affected by increases in LIBOR.

                                          The Class III-A-4 Certificates receive
                                          only distributions of interest. Under
                                          certain fast prepayment and high LIBOR
                                          scenarios you may not fully recover
                                          your initial investment.

                                          See "Certain Yield and Prepayment
                                          Considerations--Yield on the Class
                                          II-A-26, Class II-A-29 and Class
                                          III-A-4 Certificates" in this
                                          prospectus supplement for tables
                                          showing expected yields at different
                                          prepayment rates and levels of LIBOR.

Although principal payments to the        The Class II-A-1, Class II-A-3, Class
Class II-A-1, Class II-A-3, Class         II-A-7, Class II-A-15, Class II-A-24
II-A-7, Class II-A-15, Class II-A-24      and Class II-A-27 Certificates, which
and Class II-A-27 Certificates            are planned amortization classes, or
generally follow a schedule, the rate     PACs, will generally be less affected
of prepayments on the group II            by the rate of principal prepayments
mortgage loans may still affect           than other Group II Certificates. This
distributions to these certificates.      is because on each distribution date,
                                          the Class II-A-1, Class II-A-3, Class
                                          II-A-24 and Class II-A-27 Certificates
                                          receive, in the aggregate, principal
                                          distributions according to the
                                          schedule set forth in Annex II, the
                                          Class II-A-7 Certificates receive
                                          principal distributions according to
                                          the schedule set forth in Annex III
                                          and the Class II-A-15 Certificates
                                          receive principal distributions
                                          according to the schedule set forth in
                                          Annex IV. The schedules for the PAC
                                          classes assume that the rate of
                                          prepayments on the group II mortgage
                                          loans remains at a constant rate
                                          between 125% and 400% of the Standard
                                          Prepayment Assumption per annum (as
                                          described in "Certain Yield and
                                          Prepayment Considerations--Modeling
                                          Assumptions" in this prospectus
                                          supplement) with respect to the Class
                                          II-A-1, Class II-A-3, Class II-A-24
                                          and Class II-A-27 Certificates and at
                                          a constant rate between 150% and 300%
                                          of the Standard Prepayment Assumption
                                          per annum with respect to the Class
                                          II-A-7 and Class II-A-15 Certificates.
                                          HOWEVER, THERE IS NO GUARANTEE THAT
                                          THE RATE OF PREPAYMENTS ON THE GROUP
                                          II MORTGAGE LOANS WILL REMAIN AT A
                                          CONSTANT RATE BETWEEN THESE LEVELS. If
                                          the group II mortgage loans prepay at
                                          a rate faster or slower than the
                                          schedules allow for, or do not prepay
                                          at a constant rate between these
                                          levels, distributions of principal may
                                          no longer be made according to
                                          schedule. Moreover, once the Group II
                                          Certificates, other than the Class
                                          II-A-4 and Class II-A-20 Certificates,
                                          are paid in full, the Class II-A-1,
                                          Class II-A-3, Class II-A-24 and Class
                                          II-A-27 Certificates will become very
                                          sensitive to the rate of prepayments
                                          and may no longer be paid according to
                                          the schedule. Once the TACs and Class
                                          II-A-5 Certificates are paid in full,
                                          the Class II-A-7 Certificates will
                                          become very sensitive to the rate of
                                          prepayments and may no longer be paid
                                          according to schedule. Once the Class
                                          II-A-13, Class II-A-14, Class II-A-16
                                          and Class II-A-17 Certificates have
                                          been paid in full, the Class II-A-15
                                          Certificates will become very
                                          sensitive to the rate of prepayments
                                          and may no longer be paid according to
                                          the schedule.

Although Principal Payments to the        The Component II-A-6-2 and the Class
Component II-A-6-2 and the Class          II-A-8, Class II-A-9, Class II-A-10,
II-A-8, Class II-A-9, Class II-A-10,      Class II-A-11, Class II-A-12, Class
Class II-A-11, Class II-A-12, Class       II-A-18, Class II-A-19, Class II-A-21,
II-A-18, Class II-A-19, Class II-A-21,    Class II-A-22, Class II-A-23, Class
Class II-A-22, Class II-A-23, Class       II-A-25, Class II-A-26, Class II-A-28
II-A-25, Class II-A-26, Class II-A-28     and Class II-A-29 Certificates, which
and Class II-A-29 Certificates            are TACs, or targeted amortization
Generally Follow a Schedule, the Rate     classes, will generally receive
of Prepayments on the Group II Loans      principal distributions, together with
Will Still Affect Distributions to        the Class II-A-7 Certificates,
these Classes.                            according to the schedule set forth in
                                          Annex V. The aggregate TAC schedule
                                          set forth in Annex V assumes that the
                                          rate of prepayments on the group II
                                          mortgage loans remains at a constant
                                          rate of 300% of the Standard
                                          Prepayment Assumption per annum, as
                                          described in "Certain Yield and
                                          Prepayment Considerations--Modeling
                                          Assumptions" in this prospectus
                                          supplement. HOWEVER, IT IS VERY
                                          UNLIKELY THAT THE RATE OF PREPAYMENTS
                                          ON THE GROUP II LOANS WILL REMAIN
                                          CONSTANT AT THIS LEVEL. If the group
                                          II loans prepay at a rate faster or
                                          slower than the assumed level,
                                          distributions of principal to the TAC
                                          Certificates may no longer be made
                                          according to schedule. Once the Class
                                          II-A-5 Certificates have been paid in
                                          full, the TACs will become very
                                          sensitive to the rate of prepayments
                                          on the group II loans and may no
                                          longer be paid according to their
                                          related schedule.

The Class II-A-5 Certificates will be     THE CLASS II-A-5 CERTIFICATES WILL BE
very sensitive to the rate of             ESPECIALLY SENSITIVE TO THE RATE OF
prepayments on the group II mortgage      PREPAYMENTS ON THE GROUP II MORTGAGE
loans and may not receive                 LOANS. The Class II-A-5 Certificates
distributions of principal for a long     act as a prepayment cushion for
time.                                     various TACs and PACs, absorbing
                                          excessive principal prepayments. On
                                          each distribution date, the Class
                                          II-A-5 Certificates receive principal
                                          only if the related PACs and TACs have
                                          been paid according to schedule. IF
                                          THE RATE OF PREPAYMENTS ON THE GROUP
                                          II MORTGAGE LOANS IS SLOW ENOUGH SO
                                          THAT THE PACS AND TACS ARE NOT PAID
                                          ACCORDING TO THEIR SCHEDULES, THEN THE
                                          CLASS II-A-5 CERTIFICATES WILL NOT
                                          RECEIVE ANY DISTRIBUTION OF PRINCIPAL
                                          ON THAT DISTRIBUTION DATE. However, if
                                          the rate of prepayments is high enough
                                          so that the PACs and TACs have been
                                          paid according to schedule, then the
                                          Class II-A-5 Certificates receive all
                                          of the remaining principal available
                                          for distribution. This may cause wide
                                          variations in the amount of principal
                                          the Class II-A-5 Certificates will
                                          receive on each distribution date.

Additional risk of loss associated        Investors in the Class I-A-31
with the Class I-A-31 and Class           Certificates should be aware that
II-A-20 Certificates.                     losses which would otherwise be
                                          allocated to the Class I-A-4
                                          Certificates will be allocated to the
                                          Class I-A-31 Certificates, until their
                                          class principal balance has been
                                          reduced to zero. Investors in the
                                          Class II-A-20 Certificates should be
                                          aware that certain losses which would
                                          otherwise be allocated to the Class
                                          II-A-3, Class II-A-4 and Class II-A-27
                                          Certificates will be allocated to the
                                          Class II-A-20 Certificates, until
                                          their class principal balance has been
                                          reduced to zero.

If you own a Class I-A-3, Class           The Class I-A-3, Class II-A-11 and
II-A-11 or Class II-A-12 Certificate,     Class II-A-12 Certificates are subject
you may not receive a principal           to special rules regarding the
distribution on any particular date       procedures, practices and limitations
principal distributions are made on       applicable to the distribution of
that Class.                               principal to the holders of these
                                          certificates. The Class I-A-3, Class
                                          II-A-11 and Class II-A-12 Certificates
                                          may not be an appropriate investment
                                          for you if you require a distribution
                                          of a particular amount of principal on
                                          a predetermined date or an otherwise
                                          predictable stream of principal
                                          distributions. If you purchase Class
                                          I-A-3, Class II-A-11 or Class II-A-12
                                          Certificates, we cannot give you any
                                          assurance that you will receive a
                                          distribution in reduction of principal
                                          on any particular distribution date.

                                          See "Description of the
                                          Certificates--Distributions in
                                          Reduction of the Class I-A-3, Class
                                          II-A-11 and Class II-A-12
                                          Certificates" in this prospectus
                                          supplement.

Rapid prepayments on the mortgage         The Class I-A-12, Class II-A-2, Class
loans in the related loan group will      III-X, Class IV-X and Class A-X
reduce the yield on the Class I-A-12,     Certificates receive only
Class II-A-2, Class III-X, Class IV-X     distributions of interest.
and Class A-X Certificates                Distributions to the holders of these
                                          classes are based on the respective
                                          notional amounts for such class,
                                          calculated as described herein. You
                                          should fully consider the risks
                                          associated with an investment in any
                                          of the Class I-A-12, Class II-A-2,
                                          Class III-X, Class IV-X and Class A-X
                                          Certificates. If the related mortgage
                                          loans prepay faster than expected or
                                          if the trust is terminated earlier
                                          than expected, you may not fully
                                          recover your initial investment.

                                          We refer you to "Certain Yield and
                                          Prepayment Considerations--Sensitivity
                                          of the Interest Only Certificates" in
                                          this prospectus supplement for more
                                          detail.

Slower prepayments on the group I,        Payments to the holders of the Class
group II and group III mortgage loans     A-P Certificates come only from
will reduce the yield on the Class A-P    principal payments on the Class A-P
Certificates and slower prepayments on    Mortgage Loans, which are the discount
the group IV mortgage loans will          group I, group II, subgroup III-1 and
reduce the yield on the Class IS-P        subgroup III-2 mortgage loans. These
Certificates.                             discount mortgage loans are the
                                          mortgage loans with net mortgage rates
                                          less than 6.50% per annum with respect
                                          to loan group I, 6.25% per annum with
                                          respect to loan group II, 7.25% per
                                          annum with respect to subgroup III-1
                                          and 6.75% per annum with respect to
                                          subgroup III-2. Payments to the
                                          holders of the Class IS-P Certificates
                                          come only from principal payments on
                                          the Class IS-P Mortgage Loans, which
                                          are the discount group IV mortgage
                                          loans. These discount mortgage loans
                                          are the mortgage loans with net
                                          mortgage rates less than 6.50% per
                                          annum. In general, the lower the net
                                          mortgage rate is on a loan, the more
                                          principal the Class A-P Certificates
                                          or Class IS-P Certificates, as
                                          applicable, receive from that loan.
                                          Because holders of the Class A-P
                                          Certificates and Class IS-P
                                          Certificates receive only
                                          distributions of principal, they will
                                          be adversely affected by slower than
                                          expected prepayments on the related
                                          mortgage loans. If you are investing
                                          in the Class A-P Certificates or Class
                                          IS-P Certificates, you should consider
                                          that since the discount mortgage loans
                                          have lower net mortgage rates, they
                                          are likely to have a slower prepayment
                                          rate than other mortgage loans.

                                          See "Certain Yield and Prepayment
                                          Considerations--Yield on Class I-A-11,
                                          Class II-A-6, Class III-A-5, Class A-P
                                          and Class IS-P Certificates" in this
                                          prospectus supplement for tables
                                          showing expected yields at different
                                          prepayment rates.

Losses on the mortgage loans in loan      The applicable coverages provided by
group I, loan group II and loan group     the Group C-B Certificates for special
IV may reduce the yield on senior         hazard losses, fraud losses and
certificates unrelated to that loan       bankruptcy losses cover mortgage loans
group                                     in loan group I, loan group II and
                                          loan group IV. Therefore, if mortgage
                                          loans in any of these three loan
                                          groups suffer a high level of these
                                          types of losses, the available
                                          coverage for the senior certificates
                                          related to such other loan groups will
                                          be reduced as well. AFTER THE
                                          AVAILABLE COVERAGE PROVIDED BY THE
                                          GROUP C-B CERTIFICATES HAS BEEN
                                          EXHAUSTED, IF A MORTGAGE LOAN IN LOAN
                                          GROUP I, LOAN GROUP II OR LOAN GROUP
                                          IV SUFFERS THESE TYPES OF LOSSES, THE
                                          SENIOR CERTIFICATES RELATED TO ALL OF
                                          THESE LOAN GROUPS WILL BE ALLOCATED A
                                          PORTION OF THE LOSS.

                                          Investors in the Group I Certificates,
                                          Group II Certificates, Group IV
                                          Certificates and Class A-P
                                          Certificates should also be aware that
                                          because the Group C-B Certificates
                                          represent interests in loan group I,
                                          loan group

                                          II and loan group IV, the class
                                          principal balances of the Group C-B
                                          Certificates could be reduced to zero
                                          as a result of realized losses on the
                                          mortgage loans in any of these three
                                          loan groups. Therefore, the allocation
                                          of realized losses on the mortgage
                                          loans in any of these three loan
                                          groups to the Group C-B Certificates
                                          will reduce the subordination provided
                                          by the Group C-B Certificates to the
                                          senior certificates related to all of
                                          these loan groups, including the
                                          senior certificates related to a loan
                                          group that did not suffer any losses.
                                          This will increase the likelihood that
                                          future realized losses may be
                                          allocated to the senior certificates
                                          related to the other loan groups.

                                          See "Description of the
                                          Certificates--Allocation of Losses on
                                          Group I, Group II and Group IV
                                          Mortgage Loans; Subordination of Group
                                          C-B Certificates" in this prospectus
                                          supplement.

POTENTIAL INADEQUACY OF CREDIT
ENHANCEMENT

                                          The subordination and other credit
                                          enhancement features described in this
                                          prospectus supplement are intended to
                                          enhance the likelihood that the
                                          related classes of certificates will
                                          receive regular payments of interest
                                          and principal, but such credit
                                          enhancements are limited in nature and
                                          may be insufficient to cover all
                                          losses on the mortgage loans. None of
                                          the depositor, the servicers, the
                                          sellers, the trustee, the special
                                          servicer, the underwriter or any other
                                          entity will have any obligation to
                                          supplement any credit enhancement.

Ratings on the certificates may be        The ratings assigned to the
dependent on the creditworthiness of      certificates by the rating agencies
Republic Mortgage Insurance Company.      will be based in part on the credit
                                          characteristics of the mortgage loans
                                          and, with respect to the Group III
                                          Certificates, on ratings assigned to
                                          Republic Mortgage Insurance Company,
                                          the mortgage insurance provider with
                                          respect to certain of the group III
                                          mortgage loans having loan-to-value
                                          ratios greater than 50% at
                                          origination. Any reduction in the
                                          ratings assigned to RMIC by the rating
                                          agencies could result in the reduction
                                          of the ratings assigned to the related
                                          classes of certificates. This
                                          reduction in ratings could adversely
                                          affect the liquidity and market value
                                          of the related classes of
                                          certificates.

HOLDING SUBORDINATE CERTIFICATES
CREATES ADDITIONAL RISKS

                                          The protections afforded the senior
                                          certificates in this transaction
                                          create risks for the related
                                          subordinate certificates. Prior to any
                                          purchase of subordinate certificates,
                                          consider the following factors that
                                          may adversely impact your yield:

                                          o  Because the subordinate
                                             certificates receive interest and
                                             principal distributions after the
                                             related senior certificates receive
                                             such distributions, there is a
                                             greater likelihood that the
                                             subordinate certificates will not
                                             receive the distributions to which
                                             they are entitled on any
                                             distribution date.

                                          o  The subordinate certificates are
                                             not entitled to a proportionate
                                             share of principal payments on the
                                             related mortgage loans until the
                                             beginning of the tenth year after
                                             the closing date. In addition, if
                                             losses on the related mortgage
                                             loans exceed stated levels, a
                                             portion of the principal
                                             distribution payable to classes of
                                             subordinate
                                             certificates with higher numerical
                                             class designations will be paid to
                                             the classes of subordinate
                                             certificates with lower numerical
                                             class designations.

                                          o  If a servicer determines not to
                                             advance a delinquent payment on a
                                             mortgage loan because such servicer
                                             determines that such amount is not
                                             recoverable from a mortgagor, there
                                             may be a shortfall in distributions
                                             on the certificates which will
                                             impact the related subordinate
                                             certificates.

                                          o  After extinguishing all other
                                             credit enhancement available to a
                                             group, losses on the mortgage loans
                                             will be allocated to the related
                                             subordinate certificates in reverse
                                             order of their priority of payment.
                                             A loss allocation results in a
                                             reduction of the class principal
                                             balance without a corresponding
                                             distribution of cash to the holder.
                                             A lower class principal balance
                                             will result in less interest
                                             accruing on the certificate.

                                          o  The earlier in the transaction that
                                             a loss on a mortgage loan occurs,
                                             the greater the impact on the
                                             yield.

RECENT EVENTS

                                          On September 11, 2001 certain tragic
                                          events occurred at the World Trade
                                          Center in New York and in the
                                          Washington, D.C. area that have caused
                                          significant uncertainty with respect
                                          to global markets. The short term and
                                          long term impact of these events is
                                          uncertain, but could have a material
                                          effect on general economic conditions,
                                          consumer confidence and market
                                          liquidity. No assurance can be given
                                          as to the effect of these events on
                                          the rate of delinquencies and losses
                                          on the mortgage loans and servicing
                                          decisions with respect thereto. Any
                                          adverse impact as a result of these
                                          events would be borne by the holders
                                          of the offered certificates.

                                          The response of the United States to
                                          the events of September 11, 2001,
                                          involves military operations. The
                                          Soldiers' and Sailors' Civil Relief
                                          Act of 1940, referred to herein as the
                                          Relief Act, provides relief to
                                          borrowers who enter active military
                                          service and to borrowers in reserve
                                          status who are called to active duty
                                          after the origination of their
                                          mortgage loan. The Relief Act provides
                                          generally that these borrowers may not
                                          be charged interest on a mortgage loan
                                          in excess of 6% per annum during the
                                          period of the borrower's active duty.
                                          These shortfalls are not required to
                                          be paid by the borrower at any future
                                          time, will not be advanced by a
                                          servicer and will reduce accrued
                                          interest on each class of certificates
                                          on a pro rata basis. In addition, the
                                          act imposes limitations that would
                                          impair the ability of a servicer to
                                          foreclose on an affected loan during
                                          the borrower's period of active duty
                                          status, and, under some circumstances
                                          during an additional period
                                          thereafter.

                                  INTRODUCTION

     The depositor will establish a trust with respect to CSFB Mortgage-Backed Pass-Through Certificates, Series 2001-33 on the closing date, pursuant to a pooling and servicing agreement among the depositor, the sellers, the servicers, the special servicer and the trustee dated as of the cut-off date. On the closing date, the depositor will deposit into the trust four groups of mortgage loans, which in the aggregate will constitute the mortgage pool.

     Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the four groups of mortgage loans initially intended to be included in the mortgage pool, and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Numbers expressed below as percentages, other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans in the related group as of the cut-off date, unless otherwise indicated.

     The depositor will acquire 1,089 mortgage loans with a Cut-off Date Principal Balance of $450,828,467.14 (the "group I mortgage loans"), 1,357 mortgage loans with a Cut-off Date Principal Balance of $586,065,204.82 (the "group II mortgage loans"), 477 mortgage loans with a Cut-off Date Principal Balance of $160,250,570.33 (the "group III mortgage loans") and 128 mortgage loans with a Cut-off Date Principal Balance of $51,072,190.65 (the "group IV mortgage loans") from DLJ Mortgage Capital, Inc. ("DLJ Mortgage Capital"), an affiliate of the depositor, pursuant to an assignment and assumption agreement. The mortgage loans were previously purchased by DLJ Mortgage Capital in one or more secondary market transactions from various mortgage loan originators and purchasers, including GreenPoint, Firstar and WMMSC.

     Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates and the Certificate Insurer.

     Under the pooling and servicing agreement, each seller will make representations and warranties relating to the characteristics of the applicable mortgage loans sold by it. These representations and warranties relating to the mortgage loans will be made by the applicable seller as of the closing date. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders (without regard to the Certificate Insurance Policy) in that mortgage loan, the seller of that mortgage loan will be obligated to do one of the following:

o    cure that breach,

o repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee, if the seller is the servicer of such mortgage loan) from the date through which interest was last paid by the mortgagor to the date of repurchase, or

o    substitute a replacement mortgage loan for that mortgage loan.

     However, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMICs, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. Each seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each of WMMSC, GreenPoint, RBMG, Olympus and the special servicer are limited to their respective contractual servicing obligations under the pooling and servicing agreement.

     The mortgage loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties. The property securing a mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of mortgage loans with terms to maturity that range from 6.5 to 30 years from the date of origination or modification.

     Each mortgage loan will be a conventional fixed rate mortgage loan evidenced by a mortgage note. None of the mortgage loans provides for deferred interest or negative amortization.

     Each mortgage contains a "due-on-sale" clause; however, the lender is prohibited from exercising that "due-on-sale" clause if prohibited by applicable law or if certain conditions specified in the mortgage note are satisfied.

     As of the cut-off date, the aggregate Cut-off Date Principal Balance of the mortgage loans is expected to be approximately $1,248,216,432.94. With the exception of one mortgage loan (the "Balloon loan") representing approximately 0.01% of the aggregate Cut-off Date Principal Balance of the mortgage loans, all of the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. The Balloon loan provides for monthly payments of principal based on an amortization schedule significantly longer than the remaining term of that mortgage loan and a disproportionate principal payment at its stated maturity. All of the mortgage loans, except for four mortgage loans representing approximately 0.08% of the aggregate Cut-off Date Principal of all the mortgage loans, provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

     As of the cut-off date, the mortgage loans will have the characteristics indicated in the following table:


                                        NUMBER OF          EARLIEST
                     CUT-OFF DATE        MORTGAGE          PAYMENT            LATEST STATED        EARLIEST STATED
  DESIGNATION      PRINCIPAL BALANCE      LOANS               DATE            MATURITY DATE         MATURITY DATE
  -----------      -----------------      -----               ----            -------------         -------------
   Group I          $450,828,467.14        1,089      September 1, 1999      December 1, 2031     November 1, 2014
   Group II         $586,065,204.82        1,357        March 1, 1999        December 1, 2031       June 1, 2016
   Group III        $160,250,570.33          477      November 25, 1991      December 1, 2031     October 25, 2006
   Group IV          $51,072,190.65          128        March 1, 1993         March 1, 2016         March 1, 2004

     No mortgage loan will be delinquent more than 30 days as of the cut-off date.

     One mortgage loan is subject to a buydown agreement.

     Approximately 4.03% of the group I mortgage loans, 2.95% of the group II mortgage loans, 20.24% of the group III mortgage loans and none of the group IV mortgage loans, in each case by related Cut-off Date Principal Balance, provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment penalty, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Any such prepayment penalties will be retained by the related servicer or its successor and will not be available for payment of the offered certificates.

     The loan-to-value ("LTV") ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

     Except for 16 group III mortgage loans, all of the mortgage loans as of the cut-off date had LTV ratios at origination of 100% or less. No group III mortgage loan had, as of the cut-off date, an LTV ratio at origination of greater than 119.50%. Each mortgage loan with an LTV ratio at origination of greater than 80%, other than 16 mortgage loans representing 0.18% of the aggregate Cut-off Date Principal Balance of all the mortgage loans, will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. In addition, certain of the mortgage loans in loan group III will be covered by the mortgage guaranty insurance policy issued by RMIC described below. The primary mortgage guaranty insurance policy referred to in the second preceding sentence will not be required for any of these mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

SUBGROUP III-1 MORTGAGE LOANS AND SUBGROUP III-2 MORTGAGE LOANS

     For the purpose of calculating distributions to the Class III-A-5 and Class A-P Certificates and for calculating the Class III-X Notional Amount, the group III mortgage loans have been divided into two subgroups (the "subgroup III-1 mortgage loans" and the "subgroup III-2 mortgage loans"). The mortgage loan schedule to the pooling and servicing agreement will identify which group III mortgage loans are subgroup III-1 mortgage loans and subgroup III-2 mortgage loans.

     The subgroup III-1 mortgage loans consists of 175 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $73,426,339.36. The minimum principal balance and the maximum principal balance of the subgroup III-1 mortgage loans as of the cut-off date are $13,723.43 and $3,311,013.24, respectively. As of the cut-off date, the average principal balance of the subgroup III-1 mortgage loans is $419,579.08. The original minimum principal balance and the original maximum principal balance of the subgroup III-1 mortgage loans are $27,650.00 and $3,315,000.00, respectively. The original average principal balance of the subgroup III-1 mortgage loans is $422,633.07. The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the subgroup III-1 mortgage loans are 59 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the subgroup III-1 mortgage loans will be approximately 353 months. The minimum mortgage rate and the maximum mortgage rate for the subgroup III-1 mortgage loans are 8.125% per annum and 11.250% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the subgroup III-1 mortgage loans will be approximately 9.457% per annum.

     The subgroup III-2 mortgage loans consists of 302 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $86,824,230.97. The minimum principal balance and the maximum principal balance of the subgroup III-2 mortgage loans as of the cut-off date are $16,160.34 and $1,396,392.08, respectively. As of the cut-off date, the average principal balance of the subgroup III-2 mortgage loans is $287,497.45. The original minimum principal balance and the original maximum principal balance of the subgroup III-2 mortgage loans are $16,200.00 and $1,400,000.00, respectively. The original average principal balance of the subgroup III-2 mortgage loans is $288,656.83. The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the subgroup III-2 mortgage loans are 138 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the subgroup III-2 mortgage loans will be approximately 349 months. The minimum mortgage rate and the maximum mortgage rate for the subgroup III-2 mortgage loans are 6.500% per annum and 11.000% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the subgroup III-2 mortgage loans will be approximately 8.208% per annum.

RMIC POLICY

     The aggregate amount of coverage under the mortgage guaranty insurance policy issued by RMIC (the "RMIC Policy") will not exceed 6.00% of the aggregate Cut-off Date Principal Balance of the group III mortgage loans. In addition, the maximum amount of coverage under the RMIC Policy for each group III mortgage loan covered under the RMIC Policy will be $200,000. Under the RMIC Policy, RMIC will pay a claim by either acquiring the related mortgaged property or paying a claim payment amount. If RMIC acquires the mortgaged property, the price it pays will be the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain expenses after delinquency paid by the insured (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as rental income and escrow deposits (collectively, the "CLAIM AMOUNT"). Claim payment may occur either when the mortgaged property is foreclosed by the trust or when it is sold to a third party in a sale approved by RMIC. When the mortgaged property is foreclosed by the trust or sold to a third party, the claim payment amount is an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the RMIC Policy, less any payment received pursuant to the coverage provided by the existing primary mortgage guaranty insurance policy, if applicable. The RMIC Policy does not cover mortgages secured by second liens on the related mortgaged properties or mortgages secured by first liens having LTV ratios of less than 50% at origination or mortgage loans with LTV ratios of greater than 100%. All of the group III mortgage loans with LTV ratios of 80% or greater at origination are covered by an existing primary mortgage guaranty insurance policy. Regarding those mortgage loans, the coverage provided by the RMIC Policy will be supplemental to the reported primary mortgage insurance policy in effect as of the issuance of the RMIC Policy, whether or not such primary mortgage insurance policies remain in effect thereafter, without confirming the existence of such primary mortgage insurance policies.

     For mortgage loans that are not covered by an existing primary mortgage insurance policy, as described in the preceding paragraph, the coverage percentage is a percentage generally equal to (i) the original LTV ratio of the mortgage loan minus 50% divided by (ii) the original LTV ratio of the mortgage loan. For mortgage loans that are covered by an existing primary mortgage insurance policy, the coverage percentage is a percentage generally equal to the difference of (i) the original LTV ratio of the mortgage loan and (ii) the product of such original LTV ratio and the coverage percentage of the existing primary mortgage guaranty insurance policy, minus 50%, divided by (iii) the original LTV ratio of the mortgage loan. If the mortgaged property is sold to a third party, the cash settlement amount is the lesser of (i) the actual loss and
(ii) the product of the coverage percentage and the Claim Amount. Thus, the covered portion of any loss will be different depending upon the original LTV ratio of the mortgage loan and whether there is a primary mortgage insurance policy in effect. Mortgage loans with higher original LTV ratios will have a higher coverage percentage and mortgage loans with lower original LTV ratios will have a lower coverage percentage. The RMIC Policy will not cover special hazard losses, bankruptcy losses, fraud losses and certain other types of losses as described in the RMIC Policy.

     Claim payments under the RMIC Policy will be made to the related servicer, deposited in the collection account, and treated in the same manner as prepayment of the related mortgage loan.

     This description of the RMIC Policy is only a brief summary of the policy and does not purport to be complete with respect to any nonuniform amendment thereto required by a particular jurisdiction. In addition, this description does not purport to be comprehensive or definitive, and such summary is qualified in its entirety by reference to the RMIC Policy. For a more complete description of the provisions, terms and conditions of the RMIC Policy, prospective certificate holders are encouraged to review such policy, copies of which are available upon request from the trustee.

     RMIC, a North Carolina corporation, with its administrative offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. RMIC was organized in December 1972 and commenced business in March 1973, to provide primary mortgage guaranty insurance coverage on residential mortgage loans, as well as mortgage portfolio and pool insurance policies which enhance insurance coverage for various types of mortgage related securities. RMIC is an wholly owned subsidiary of Old Republic Mortgage Guaranty Group, Inc, a Delaware corporation, which is a wholly owned subsidiary of Old Republic International (Chicago, IL). RMIC is licensed in 49 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. RMIC of North Carolina, a sister company of RMIC, transacts insurance business in the State of New York.

     As of December 31, 2000, RMIC reported on its annual report, which is maintained on a statutory accounting basis, assets of $1,174,049,419, policyholders' surplus of $151,212,092 and a statutory contingency reserve of $830,904,586. As of December 31, 2000, RMIC reported on its annual report total insurance in force (including primary and mortgage pool insurance) of $65.9 billion. An Annual Statement for RMIC for the year ended December 31, 2000, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, is available upon request to the trustee. As of September 30, 2001, RMIC reported on its unaudited quarterly report, which is maintained on a statutory accounting basis, assets of $1,321,380,973, policyholders' surplus of $179,859,513 and a statutory contingency reserve of $927,814,002. As of September 30, 2001, RMIC reported on its unaudited quarterly report total insurance in force (including primary and mortgage pool insurance) of $69.9 billion.

     RMIC is rated AA (Very Strong) by Standard & Poor's and Aa3 by Moody's.

     The information provided by RMIC with respect to its mortgage guaranty insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the certificates that are the subject of this prospectus supplement.

MORTGAGE LOAN STATISTICAL INFORMATION

     Set forth below is a description of some additional statistical characteristics of the group I mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group I mortgage loans are approximate percentages of the Cut-off Date Principal Balance of the group I mortgage loans, and have been rounded in order to add to 100.00%.

                             GROUP I MORTGAGE RATES*

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT OF
     MORTGAGE RATES (%)                                           LOANS              BALANCE          GROUP I
     ------------------                                           -----              -------          -------
     6.000 - 6.249........................................            1            $    551,250.00       0.12%
     6.250 - 6.499........................................            6               2,605,966.18       0.58
     6.500 - 6.749........................................           37              15,413,468.70       3.42
     6.750 - 6.999........................................          211              86,987,146.34      19.29
     7.000 - 7.249........................................          271             112,928,454.31      25.05
     7.250 - 7.499........................................          317             132,511,194.19      29.39
     7.500 - 7.749........................................          174              70,236,977.65      15.58
     7.750 - 7.999........................................           57              23,292,935.48       5.17
     8.000 - 8.249........................................           13               5,426,084.77       1.20
     8.250 - 8.499........................................            2                 874,989.50       0.19
                                                                  -----            ---------------     ------
     TOTAL................................................        1,089            $450,828,467.14     100.00%
                                                                  =====            ===============     ======

     ----------------
     * The minimum mortgage rate and the maximum mortgage rate for the group I mortgage loans are 6.125% per annum and 8.250% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group I mortgage loans will be approximately 7.195% per annum.

             GROUP I CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES*

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT OF
     CUT-OFF DATE PRINCIPAL BALANCES ($)                          LOANS              BALANCE          GROUP I
     -----------------------------------                          -----              -------          -------
     250,000.01 - 300,000.00..............................         26            $  7,624,466.78       1.69%
     300,000.01 - 400,000.00..............................        632             221,113,857.67      49.05
     400,000.01 - 500,000.00..............................        232             103,933,615.33      23.05
     500,000.01 - 600,000.00..............................        130              71,734,566.07      15.91
     600,000.01 - 700,000.00..............................         55              34,962,810.97       7.76
     700,000.01 - 800,000.00..............................          8               5,922,160.85       1.31
     800,000.01 - 900,000.00..............................          1                 821,526.94       0.18
     900,000.01 - 1,000,000.00............................          5               4,715,462.55       1.05
                                                                -----            ---------------     ------
     TOTAL................................................      1,089            $450,828,467.14     100.00%
                                                                =====            ===============     ======

     --------------
     * The minimum principal balance and the maximum principal balance of the group I mortgage loans as of the cut-off date are $279,772.21 and $998,435.08, respectively. As of the cut-off date, the average principal balance of the group I mortgage loans is $413,983.90.


                        GROUP I MORTGAGED PROPERTY TYPES

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT OF
     PROPERTY TYPE                                                LOANS              BALANCE          GROUP I
     -------------                                                -----              -------          -------
     Single Family Residence..............................       872            $361,149,691.97        80.11%
     Townhouse............................................         3               1,102,781.43         0.24
     Condo................................................        22               8,896,044.28         1.97
     2-4 Family...........................................         7               3,351,382.43         0.74
     PUD..................................................       185              76,328,567.03        16.93
                                                               -----            ---------------       ------
     TOTAL................................................     1,089            $450,828,467.14       100.00%
                                                               =====            ===============       ======

                         GROUP I MORTGAGE LOAN PURPOSES

                                                                NUMBER OF
                                                                 MORTGAGE            PRINCIPAL        PERCENT OF
     LOAN PURPOSE                                                 LOANS               BALANCE          GROUP I
     ------------                                                 -----               -------          -------
     Purchase.............................................        452           $186,579,641.09        41.39%
     Refinance - Rate Term................................        394            162,879,401.35        36.13
     Refinance - Cashout..................................        243            101,369,424.69        22.49
                                                                -----           ---------------       ------
     TOTAL................................................      1,089           $450,828,467.14       100.00%
                                                                =====           ===============       ======

                            GROUP I OCCUPANCY TYPES*

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT OF
     OCCUPANCY TYPE                                               LOANS              BALANCE          GROUP I
     --------------                                               -----              -------          -------
     Primary..............................................       1,061          $439,020,659.34       97.38%
     Second Home..........................................          19             8,113,338.21        1.80
     Investment...........................................           9             3,694,469.59        0.82
                                                                 -----          ---------------      ------
     TOTAL................................................       1,089          $450,828,467.14      100.00%
                                                                 =====          ===============      ======

     --------------
     * Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                           GROUP I ORIGINAL LTV RATIO*

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL      PERCENT OF
     ORIGINAL LTV RATIO (%)                                       LOANS              BALANCE       GROUP I
     ----------------------                                       -----              -------       -------
     (less than or equal to) 50.000.......................         64       $ 27,514,921.11          6.10%
     50.001 - 55.000......................................         31         14,126,256.91          3.13
     55.001 - 60.000......................................         53         22,129,811.74          4.91
     60.001 - 65.000......................................         86         36,234,944.72          8.04
     65.001 - 70.000......................................        121         52,677,451.74         11.68
     70.001 - 75.000......................................        196         83,128,962.49         18.44
     75.001 - 80.000......................................        465        189,398,720.75         42.01
     80.001 - 85.000......................................         12          4,430,033.96          0.98
     85.001 - 90.000......................................         50         17,624,523.33          3.91
     90.001 - 95.000......................................          9          2,992,154.35          0.66
     95.001 - 100.000.....................................          2            570,686.03          0.13
                                                                -----       ---------------        ------
     TOTAL................................................      1,089       $450,828,467.14        100.00%
                                                                =====       ===============        ======

     --------------
     * The minimum original LTV ratio and the maximum original LTV ratio for the group I mortgage loans are 17.400% and 100.000%, respectively. The weighted average original LTV ratio for the group I mortgage loans is approximately 71.875%


                          GROUP I ORIGINAL LOAN TERMS*

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT
     ORIGINAL LOAN TERM (MONTHS)                                  LOANS              BALANCE         OF GROUP I
     ---------------------------                                  -----              -------         ----------
     121 - 180............................................           9         $  3,644,397.94          0.81%
     181 - 240............................................           2              664,271.67          0.15
     241 - 300............................................           4            1,632,357.97          0.36
     301 - 360............................................       1,074          444,887,439.56         98.68
                                                                 -----         ---------------        ------
     TOTAL................................................       1,089         $450,828,467.14        100.00%
                                                                 =====         ===============        ======

     --------------
     * The minimum original term and maximum original term for the group I mortgage loans are 180 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group I mortgage loans is approximately 358 months.

                        GROUP I MONTHS SINCE ORIGINATION*

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT
     MONTHS                                                       LOANS              BALANCE         OF GROUP I
     ------                                                       -----              -------         ----------
     Less than 1..........................................          48         $ 18,791,840.00        4.17%
     1 - 3................................................         966          399,427,173.39       88.60
     4 - 6................................................          59           26,126,661.11        5.80
     7 - 9................................................          11            4,675,101.99        1.04
     19 - 24..............................................           2              859,390.23        0.19
     25 - 30..............................................           3              948,300.42        0.21
                                                                 -----         ---------------      ------
     TOTAL................................................       1,089         $450,828,467.14      100.00%
                                                                 =====         ===============      ======

     --------------
     * The minimum months since origination and the maximum months since origination for the group I mortgage loans are 0 months and 28 months, respectively. As of the cut-off date, the weighted average months since origination for the group I mortgage loans is approximately 2 months.

                   GROUP I REMAINING TERM TO STATED MATURITY*

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT OF
     REMAINING TERM (MONTHS)                                      LOANS              BALANCE          GROUP I
     -----------------------                                      -----              -------          -------
     145 - 156............................................           1         $    302,332.68          0.07%
     157 - 168............................................           2              859,390.23          0.19
     169 - 180............................................           6            2,482,675.02          0.55
     229 - 240............................................           2              664,271.67          0.15
     289 - 300............................................           4            1,632,357.97          0.36
     313 - 324............................................           1              353,645.90          0.08
     325 - 336............................................           3            1,268,910.39          0.28
     337 - 348............................................           6            2,531,182.50          0.56
     349 - 360............................................       1,064          440,733,700.77         97.76
                                                                 -----         ---------------        ------
     TOTAL................................................       1,089         $450,828,467.14        100.00%
                                                                 =====         ===============        ======

     --------------
     * The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group I mortgage loans are 155 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group I mortgage loans is approximately 356 months.

                           GROUP I DOCUMENTATION TYPES

                                                                NUMBER OF
                                                                 MORTGAGE           PRINCIPAL        PERCENT OF
     DOCUMENTATION TYPE                                           LOANS              BALANCE          GROUP I
     ------------------                                           -----              -------          -------
     Full.................................................         932        $384,967,685.84         85.39%
     Alternative..........................................           3           1,365,242.76          0.30
     Reduced..............................................         125          52,929,433.47         11.74
     No Ratio.............................................           6           2,579,194.90          0.57
     No Documentation.....................................          14           5,300,459.07          1.18
     Stated Income/Stated Assets..........................           9           3,686,451.09          0.82
                                                                 -----        ---------------        ------
     TOTAL................................................       1,089        $450,828,467.14        100.00%
                                                                 =====        ===============        ======

             GROUP I GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                           NUMBER OF
                                            MORTGAGE           PRINCIPAL           PERCENT OF
STATE                                        LOANS              BALANCE              GROUP I
-----                                        -----              -------              -------
Alabama .............................           2         $       694,482.34           0.15%
Arizona .............................          12               4,925,817.66           1.09
Arkansas ............................           5               1,997,041.09           0.44
California ..........................         554             224,748,329.67          49.85
Colorado ............................          42              16,843,990.48           3.74
Connecticut .........................          21               9,292,641.72           2.06
Delaware ............................           1                 421,645.47           0.09
District of Columbia.................           7               2,731,137.77           0.61
Florida .............................          50              22,072,280.81           4.90
Georgia .............................          22               9,462,138.54           2.10
Illinois ............................          40              16,291,941.01           3.61
Indiana .............................           8               3,384,815.25           0.75
Kansas ..............................           5               1,856,018.25           0.41
Kentucky ............................           1                 412,908.36           0.09
Louisiana ...........................           3               1,248,485.49           0.28
Maine ...............................           6               2,833,285.54           0.63
Maryland ............................          27              11,166,650.58           2.48
Massachusetts .......................          16               7,027,378.95           1.56
Michigan ............................           4               1,778,821.75           0.39
Minnesota ...........................          12               4,863,094.78           1.08
Missouri ............................           6               2,715,769.25           0.60
Montana .............................           1                 649,056.11           0.14
Nevada ..............................           6               1,976,915.75           0.44
New Hampshire .......................           3                 947,923.76           0.21
New Jersey ..........................          46              19,536,004.14           4.33
New Mexico ..........................           1                 322,181.25           0.07
New York ............................          51              23,008,084.48           5.10
North Carolina ......................           9               3,714,967.63           0.82
Ohio ................................          10               4,277,804.34           0.95
Oklahoma ............................           1                 645,476.67           0.14
Oregon ..............................           3               1,367,406.66           0.30
Pennsylvania ........................           6               2,661,733.23           0.59
South Carolina ......................           4               1,893,859.48           0.42
Tennessee ...........................           4               1,448,297.13           0.32
Texas ...............................          28              11,282,584.40           2.50
Utah ................................           2                 699,169.85           0.16
Virginia ............................          48              20,197,339.96           4.48
Washington ..........................          20               8,382,257.91           1.86
Wisconsin ...........................           2               1,048,729.64           0.23
                                            -----         ------------------         ------
TOTAL ...............................       1,089         $   450,828,467.14         100.00%
                                            =====         ==================         ======

     Set forth below is a description of some additional statistical characteristics of the group II mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group II mortgage loans are approximate percentages by Cut-off Date Principal Balance of the group II mortgage loans, and have been rounded in order to add to 100.00%.

                            GROUP II MORTGAGE RATES*

                                      NUMBER OF
                                      MORTGAGE       PRINCIPAL        PERCENT OF
         MORTGAGE RATES (%)             LOANS          BALANCE         GROUP II
         ------------------             -----          -------         --------
     5.250 - 5.499..................        1      $    902,596.73        0.15%
     6.000 - 6.249..................        4         1,908,682.12        0.33
     6.250 - 6.499..................       22        10,652,049.71        1.82
     6.500 - 6.749..................      112        48,514,216.81        8.28
     6.750 - 6.999..................      442       183,488,995.28       31.31
     7.000 - 7.249..................      466       201,138,280.25       34.32
     7.250 - 7.499..................      218        99,585,849.12       16.99
     7.500 - 7.749..................       68        29,935,296.99        5.11
     7.750 - 7.999..................       18         7,736,289.16        1.32
     8.000 - 8.249..................        5         1,854,694.90        0.32
     8.250 - 8.499..................        1           348,253.75        0.06
                                        -----      ---------------      ------
     TOTAL .........................    1,357      $586,065,204.82      100.00%
                                        =====      ===============      ======

     ---------------------
     * The minimum mortgage rate and the maximum mortgage rate for the group II mortgage loans are 5.250% per annum and 8.250% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group II mortgage loans will be approximately 7.002% per annum.

             GROUP II CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES*


                                                   NUMBER OF
                                                   MORTGAGE                PRINCIPAL              PERCENT OF
         CUT-OFF DATE PRINCIPAL BALANCES ($)         LOANS                  BALANCE                GROUP II
         -----------------------------------         -----                  -------                --------
         250,000.01 - 300,000.00 .............          13            $     3,809,883.78              0.65%
         300,000.01 - 400,000.00 .............         714                249,678,773.25             42.60
         400,000.01 - 500,000.00 .............         370                166,467,639.92             28.40
         500,000.01 - 600,000.00 .............         140                 77,216,175.03             13.18
         600,000.01 - 700,000.00 .............          70                 44,621,010.50              7.61
         700,000.01 - 800,000.00 .............          17                 12,809,935.97              2.19
         800,000.01 - 900,000.00 .............          11                  9,492,272.24              1.62
         900,000.01 - 1,000,000.00 ...........          19                 17,955,204.16              3.06
         1,000,000.01 - 1,100,000.00 ..........          1                  1,093,731.67              0.19
         1,200,000.01 - 2,000,000.00 ..........          2                  2,920,578.30              0.50
                                                     -----            ------------------            ------
         TOTAL ...............................       1,357            $   586,065,204.82            100.00%
                                                     =====            ==================            ======

     -------------------
     * The minimum principal balance and the maximum principal balance of the group II mortgage loans as of the cut-off date are $283,670.49 and $1,492,872.19, respectively. As of the cut-off date, the average principal balance of the group II mortgage loans is $431,882.98.

                        GROUP II MORTGAGED PROPERTY TYPES

                                                                        NUMBER OF
                                                                         MORTGAGE          PRINCIPAL           PERCENT OF
         PROPERTY TYPE                                                    LOANS             BALANCE             GROUP II
         -------------                                                    -----             -------             --------
     Single Family Residence ..........................................   1,035        $   450,511,580.45         76.87%
     Condo ............................................................      42             16,866,044.34          2.88
     2-4 Family .......................................................       5              2,604,313.69          0.44
     PUD ..............................................................     274            115,663,602.21         19.74
     Manufactured Housing .............................................       1                419,664.13          0.07
                                                                          -----        ------------------        ------
     TOTAL ............................................................   1,357        $   586,065,204.82        100.00%
                                                                          =====        ==================        ======

                         GROUP II MORTGAGE LOAN PURPOSES

                                                    NUMBER OF
                                                    MORTGAGE         PRINCIPAL             PERCENT OF
         LOAN PURPOSE                                LOANS            BALANCE               GROUP II
         ------------                                -----            -------               --------
     Purchase ................................         430       $   184,401,563.38           31.46%
     Refinance - Rate Term....................         557           244,762,175.67           41.76
     Refinance - Cashout .....................         370           156,901,465.78           26.77
                                                     -----       ------------------          ------
     TOTAL ...................................       1,357       $   586,065,204.82          100.00%
                                                     =====       ==================          ======

                            GROUP II OCCUPANCY TYPES*


                                               NUMBER OF
                                               MORTGAGE           PRINCIPAL             PERCENT OF
         OCCUPANCY TYPE                          LOANS              BALANCE              GROUP II
         --------------                          -----              -------              --------
     Primary ............................        1,328        $  574,389,970.98           98.01%
     Second Home.........................           26            10,640,675.82            1.82
     Investment .........................            3             1,034,558.02            0.18
                                                 -----        -----------------          ------
     TOTAL ..............................        1,357        $  586,065,204.82          100.00%
                                                 =====        =================          ======

     --------------
     * Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          GROUP II ORIGINAL LTV RATIO*

                                    NUMBER OF
                                    MORTGAGE        PRINCIPAL        PERCENT OF
ORIGINAL LTV RATIO (%)               LOANS           BALANCE          GROUP II
----------------------               -----           -------          --------
(less than or equal to) 50.000 ....    106       $ 50,836,293.35         8.67%
50.001 - 55.000 ...................     50         23,629,361.61         4.03
55.001 - 60.000 ...................     73         32,442,558.95         5.54
60.001 - 65.000 ...................     93         42,071,351.93         7.18
65.001 - 70.000 ...................    164         76,377,797.23        13.03
70.001 - 75.000 ...................    246        105,549,308.51        18.01
75.001 - 80.000 ...................    584        241,069,276.91        41.13
80.001 - 85.000 ...................     12          4,079,984.62         0.70
85.001 - 90.000 ...................     22          7,736,166.48         1.32
90.001 - 95.000 ...................      7          2,273,105.24         0.39
                                     -----       ---------------       ------
TOTAL .............................  1,357       $586,065,204.82       100.00%
                                     =====       ===============       ======

--------------
* The minimum original LTV ratio and the maximum original LTV ratio for the group II mortgage loans are 8.500% and 95.000%, respectively. The weighted average original LTV ratio for the group II mortgage loans is approximately 70.169%.

                          GROUP II ORIGINAL LOAN TERMS*

                                   NUMBER OF
                                   MORTGAGE        PRINCIPAL         PERCENT OF
ORIGINAL LOAN TERM (MONTHS)          LOANS          BALANCE           GROUP II
---------------------------          -----          -------           --------
121 - 180 .........................      4        $ 1,919,245.96         0.33%
181 - 240 .........................      1            316,372.77         0.05
241 - 300 .........................      2            997,385.47         0.17
301 - 360 .........................  1,350        582,832,200.62        99.45
                                     -----       ---------------       ------
TOTAL .............................  1,357       $586,065,204.82       100.00%
                                     =====       ===============       ======


--------------
* The minimum original term and the maximum original term for the group II mortgage loans are 180 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group II mortgage loans is approximately 359 months.

                       GROUP II MONTHS SINCE ORIGINATION*


                NUMBER OF
                 MORTGAGE           PRINCIPAL     PERCENT OF
 MONTHS           LOANS              BALANCE       GROUP II
 ------           -----              -------       --------
Less than 1 ....     52       $ 23,529,850.00         4.01%
1 - 3 ..........  1,276        547,938,769.87        93.49
4 - 6 ..........     18          8,748,685.37         1.49
7 - 9 ..........     10          5,499,924.75         0.94
31 - 36 ........      1            347,974.82         0.06
                  -----       ---------------       ------
TOTAL ..........  1,357       $586,065,204.82       100.00%
                  =====       ===============       ======

--------------

* The minimum months since origination and the maximum months since origination for the group II mortgage loans are 0 months and 34 months, respectively. As of the cut-off date, the weighted average months since origination for the group II mortgage loans is approximately 2 months.

                   GROUP II REMAINING TERM TO STATED MATURITY*

                          NUMBER OF
                           MORTGAGE       PRINCIPAL         PERCENT OF
REMAINING TERM (MONTHS)     LOANS          BALANCE           GROUP II
-----------------------     -----          -------           --------
169 - 180 ................      4         $1,919,245.96         0.33%
229 - 240 ................      1            316,372.77         0.05
289 - 300 ................      2            997,385.47         0.17
325 - 336 ................      1            347,974.82         0.06
337 - 348 ................      3          1,596,500.61         0.27
349 - 360 ................  1,346        580,887,725.19        99.12
                            -----       ---------------       ------
TOTAL ....................  1,357       $586,065,204.82       100.00%
                            =====       ===============       ======

--------------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group II mortgage loans are 174 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group II mortgage loans is approximately 357 months.

                          GROUP II DOCUMENTATION TYPES

                      NUMBER OF
                      MORTGAGE           PRINCIPAL        PERCENT OF
DOCUMENTATION TYPE     LOANS             BALANCE          GROUP II
------------------     -----             -------          --------
Full ................  1,228       $528,986,194.15        90.26%
Alternative .........     18          7,618,628.75         1.30
Reduced .............    108         47,814,741.03         8.16
No Ratio ............      1            347,974.82         0.06
No Documentation ....      2          1,297,666.07         0.22
                       -----       ---------------       ------
TOTAL ...............  1,357       $586,065,204.82       100.00%
                       =====       ===============       ======

            GROUP II GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                              NUMBER OF
                              MORTGAGE           PRINCIPAL        PERCENT OF
STATE                          LOANS              BALANCE          GROUP II
-----                          -----              -------          --------
Alabama .................        3       $     1,101,232.70         0.19%
Arizona .................       11             4,836,530.43         0.83
Arkansas ................        2               906,794.05         0.15
California ..............      644           281,712,866.59        48.07
Colorado ................       64            27,688,710.88         4.72
Connecticut .............       19             8,397,101.64         1.43
Delaware ................        2               682,918.00         0.12
District of Columbia.....       10             4,587,327.54         0.78
Florida .................       16             6,872,503.28         1.17
Georgia .................       34            15,235,056.13         2.60
Idaho ...................        1               423,352.74         0.07
Illinois ................       37            15,694,290.10         2.68
Indiana .................        5             2,136,607.30         0.36
Iowa ....................        3               966,658.01         0.16
Kansas ..................        5             1,824,388.43         0.31
Kentucky ................        2             1,062,891.06         0.18
Louisiana ...............        5             2,035,751.35         0.35
Maine ...................        2               811,307.42         0.14
Maryland ................       50            21,244,907.55         3.63
Massachusetts ...........       37            15,330,264.08         2.62
Michigan ................        8             3,643,313.30         0.62
Minnesota ...............       47            19,706,429.99         3.36
Missouri ................       10             4,220,855.98         0.72
Montana .................        1               841,750.00         0.14
Nebraska ................        2             1,017,552.49         0.17
Nevada ..................       10             4,246,341.15         0.72
New Hampshire ...........        5             1,941,612.12         0.33
New Jersey ..............       38            16,311,430.40         2.78
New Mexico ..............        6             2,418,068.32         0.41
New York ................       38            16,496,422.53         2.81
North Carolina ..........       19             8,697,543.27         1.48
Ohio ....................       25            11,236,365.98         1.92
Oregon ..................       15             7,011,158.37         1.20
Pennsylvania ............       19             7,517,524.70         1.28
Rhode Island ............        3             1,518,734.65         0.26
South Carolina ..........        9             3,427,873.01         0.58
South Dakota ............        2               783,270.64         0.13
Tennessee ...............        7             2,664,015.22         0.45
Texas ...................       32            13,423,193.52         2.29
Utah ....................        9             3,423,951.01         0.58
Vermont .................        1               499,045.96         0.09
Virginia ................       51            20,666,258.85         3.53
Washington ..............       37            15,599,265.90         2.66
Wisconsin ...............       10             4,802,425.86         0.82
Wyoming .................        1               399,342.33         0.07
                             -----       ------------------       ------
TOTAL ...................    1,357       $   586,065,204.82       100.00%
                             =====       ==================       ======

         Set forth below is a description of some additional statistical characteristics of the group III mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group III mortgage loans are approximate percentages by Cut-off Date Principal Balance of the group III mortgage loans, and have been rounded in order to add to 100.00%.

                            GROUP III MORTGAGE RATES*

                                                             NUMBER OF
                                                              MORTGAGE             PRINCIPAL         PERCENT OF
MORTGAGE RATES (%)                                             LOANS                BALANCE          GROUP III
------------------                                             -----                -------          ---------
6.500 - 6.749 ........................................              2               $251,754.68         0.16%
6.750 - 6.999 ........................................              2                426,481.03         0.27
7.000 - 7.249 ........................................              2                469,405.79         0.29
7.250 - 7.499 ........................................             19              3,623,405.29         2.26
7.500 - 7.749 ........................................             48             13,540,295.31         8.45
7.750 - 7.999 ........................................             60             17,416,783.94        10.87
8.000 - 8.249 ........................................             28              7,280,729.16         4.54
8.250 - 8.499 ........................................             40             11,356,495.92         7.09
8.500 - 8.749 ........................................             67             19,949,597.61        12.45
8.750 - 8.999 ........................................             68             24,205,955.49        15.11
9.000 - 9.249 ........................................             39             15,593,591.97         9.73
9.250 - 9.499 ........................................             34             12,565,499.55         7.84
9.500 - 9.749 ........................................             24              9,552,364.48         5.96
9.750 - 9.999 ........................................             10              6,260,168.07         3.91
10.000 - 10.249 ......................................              4                914,673.87         0.57
10.250 - 10.499 ......................................              4              1,234,659.23         0.77
10.500 - 10.749 ......................................             22             12,755,243.21         7.96
10.750 - 10.999 ......................................              2              2,185,663.11         1.36
11.000 - 11.249 ......................................              1                537,745.76         0.34
11.250 - 11.499 ......................................              1                130,056.84         0.08
                                                                  ---           ---------------       ------
TOTAL ................................................            477           $160,250,570.33       100.00%
                                                                  ===           ===============       ======

--------------
* The minimum mortgage rate and the maximum mortgage rate for the group III mortgage loans are 6.500% per annum and 11.250% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group III mortgage loans will be approximately 8.780% per annum.

            GROUP III CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES*

                                                              NUMBER OF
                                                               MORTGAGE           PRINCIPAL         PERCENT OF
CUT-OFF DATE PRINCIPAL BALANCES ($)                             LOANS              BALANCE          GROUP III
-----------------------------------                             -----              -------          ---------

10,000.01 - 25,000.00 ................................              5           $     92,246.81         0.06%
25,000.01 - 50,000.00 ................................             26              1,040,622.42         0.65
50,000.01 - 75,000.00 ................................             19              1,233,900.54         0.77
75,000.01 - 100,000.00 ...............................             23              1,999,096.57         1.25
100,000.01 - 125,000.00 ..............................             22              2,421,358.45         1.51
125,000.01 - 150,000.00 ..............................             26              3,591,242.67         2.24
150,000.01 - 175,000.00 ..............................              9              1,471,565.49         0.92
175,000.01 - 200,000.00 ..............................             14              2,631,939.30         1.64
200,000.01 - 250,000.00 ..............................             17              3,891,687.96         2.43
250,000.01 - 300,000.00 ..............................             32              9,159,081.14         5.72
300,000.01 - 400,000.00 ..............................            155             54,031,514.77        33.72
400,000.01 - 500,000.00 ..............................             64             29,183,101.24        18.21
500,000.01 - 600,000.00 ..............................             28             15,227,576.17         9.50
600,000.01 - 700,000.00 ..............................             15              9,565,232.92         5.97
700,000.01 - 800,000.00 ..............................              5              3,750,134.82         2.34
800,000.01 - 900,000.00 ..............................              3              2,588,794.52         1.62
900,000.01 - 1,000,000.00 ............................              8              7,917,465.94         4.94
1,200,000.01 - 1,800,000.00 ..........................              5              7,142,995.36         4.46
3,300,000.01 - 3,400,000.00 ..........................              1              3,311,013.24         2.07
                                                                  ---           ---------------       ------
TOTAL ................................................            477           $160,250,570.33       100.00%
                                                                  ===           ===============       ======

--------------
* The minimum principal balance and the maximum principal balance of the group III mortgage loans as of the cut-off date are $13,723.43 and $3,311,013.24, respectively. As of the cut-off date, the average principal balance of the group III mortgage loans is $335,955.07.

                       GROUP III MORTGAGED PROPERTY TYPES

                                                              NUMBER OF
                                                               MORTGAGE           PRINCIPAL         PERCENT OF
PROPERTY TYPE                                                   LOANS              BALANCE           GROUP III
-------------                                                   -----              -------           ---------
Single Family Residence ..............................             308          $113,350,240.87         70.73%
Condo ................................................              41             8,654,043.09          5.40
2-4 Family ...........................................              45            12,142,771.02          7.58
Co-op ................................................               3               336,245.10          0.21
PUD ..................................................              80            25,767,270.25         16.08
                                                                   ---          ---------------        ------
TOTAL ................................................             477          $160,250,570.33        100.00%
                                                                   ===          ===============        ======



                        GROUP III MORTGAGE LOAN PURPOSES

                                                              NUMBER OF
                                                               MORTGAGE           PRINCIPAL         PERCENT OF
LOAN PURPOSE                                                    LOANS              BALANCE          GROUP III
------------                                                    -----              -------          ---------
 Purchase ............................................             301          $ 88,171,957.66        55.02%
 Refinance - Rate Term ...............................              65            24,324,873.89        15.18
 Refinance - Cashout .................................             111            47,753,738.79        29.80
                                                                   ---          ---------------       ------
TOTAL ................................................             477          $160,250,570.33       100.00%
                                                                   ===          ===============       ======

                           GROUP III OCCUPANCY TYPES*

                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
OCCUPANCY TYPE                                                 LOANS              BALANCE          GROUP III
--------------                                                 -----              -------          ---------
Primary ..............................................             381          $141,512,114.07         88.31%
Second Home ..........................................              27             7,709,000.05          4.81
Investment ...........................................              69            11,029,456.21          6.88
                                                                   ---            -------------          ----
TOTAL ................................................             477          $160,250,570.33        100.00%
                                                                   ===          ==============         =======

--------------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          GROUP III ORIGINAL LTV RATIO*

                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL          PERCENT OF
ORIGINAL LTV RATIO (%)                                         LOANS              BALANCE           GROUP III
----------------------                                         -----              -------           ---------
(less than or equal to) 50.000........................            24            $  7,967,520.23        4.97%
50.001 - 55.000 ......................................             9               4,408,331.90        2.75
55.001 - 60.000 ......................................            15               8,118,185.20        5.07
60.001 - 65.000 ......................................            13               7,431,040.04        4.64
65.001 - 70.000 ......................................            32               9,770,159.53        6.10
70.001 - 75.000 ......................................            45              15,830,068.81        9.88
75.001 - 80.000 ......................................           185              66,826,115.29       41.70
80.001 - 85.000 ......................................            15               4,319,852.03        2.70
85.001 - 90.000 ......................................            82              20,703,113.91       12.92
90.001 - 95.000 ......................................            36              12,014,978.98        7.50
95.001 - 100.000 .....................................             5               1,559,994.93        0.97
100.001 - 105.000 ....................................            13               1,174,126.70        0.73
105.001 - 110.000 ....................................             1                  96,403.76        0.06
110.001 - 115.000 ....................................             1                  16,955.59        0.01
115.001 - 120.000 ....................................             1                  13,723.43        0.01
                                                                 ---            ---------------      ------
TOTAL ................................................           477            $160,250,570.33      100.00%
                                                                 ===            ===============      ======


--------------
* The minimum original LTV ratio and the maximum original LTV ratio for the group III mortgage loans are 20.822% and 119.500%, respectively. The weighted average original LTV ratio for the group III mortgage loans is approximately 76.872%

                         GROUP III ORIGINAL LOAN TERMS*


                                                               NUMBER OF
                                                                MORTGAGE           PRINCIPAL         PERCENT OF
ORIGINAL LOAN TERM (MONTHS)                                      LOANS              BALANCE          GROUP III
---------------------------                                      -----              -------          ---------
121 - 180 ............................................              27          $  4,254,786.19         2.66%
181 - 240 ............................................               2               107,293.20         0.07
301 - 360 ............................................             448           155,888,490.94        97.28
                                                                   ---          ---------------       ------
TOTAL ................................................             477          $160,250,570.33       100.00%
                                                                   ===          ===============       ======


--------------
* The minimum original term and the maximum original term for the group III mortgage loans are 180 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group III mortgage loans is approximately 355 months.

                       GROUP III MONTHS SINCE ORIGINATION*


                                                               NUMBER OF
                                                                MORTGAGE           PRINCIPAL         PERCENT OF
MONTHS                                                           LOANS              BALANCE          GROUP III
------                                                           -----              -------          ---------
Less than 1 ..........................................               2          $    611,350.00         0.38%
1 - 3 ................................................             147            69,098,610.96        43.12
4 - 6 ................................................             286            75,912,912.16        47.37
7 - 9 ................................................              21             8,622,708.00         5.38
10 - 12 ..............................................              11             4,394,382.76         2.74
13 - 18 ..............................................               4             1,003,957.59         0.63
19 - 24 ..............................................               1               125,872.71         0.08
25 - 30 ..............................................               1               329,470.73         0.21
37 - 42 ..............................................               1                47,201.92         0.03
67 - 72 ..............................................               1                73,424.47         0.05
115 - 120 ............................................               1                16,955.59         0.01
121 - 126 ............................................               1                13,723.43         0.01
                                                                   ---          ---------------       ------
TOTAL ................................................             477          $160,250,570.33       100.00%
                                                                   ===          ===============       ======

--------------
* The minimum months since origination and the maximum months since origination for the group III mortgage loans are 0 months and 121 months, respectively. As of the cut-off date, the weighted average months since origination for the group III mortgage loans is approximately 4 months.

                  GROUP III REMAINING TERM TO STATED MATURITY*

                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
REMAINING TERM (MONTHS)                                        LOANS              BALANCE          GROUP III
-----------------------                                        -----              -------          ---------
49 - 60 ..............................................              1          $      13,723.43         0.01%
61 - 72 ..............................................              1                 16,955.59         0.01
133 - 144 ............................................              1                 73,424.47         0.05
169 - 180 ............................................             25              4,224,107.16         2.64
229 - 240 ............................................              1                 33,868.73         0.02
313 - 324 ............................................              1                 47,201.92         0.03
325 - 336 ............................................              1                329,470.73         0.21
337 - 348 ............................................              9              3,262,032.07         2.04
349 - 360 ............................................            437            152,249,786.21        95.01
                                                                  ---           ---------------       ------
TOTAL ................................................            477           $160,250,570.33       100.00%
                                                                  ===           ===============       ======

--------------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group III mortgage loans are 59 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group III mortgage loans is approximately 351 months.

                          GROUP III DOCUMENTATION TYPES


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
DOCUMENTATION TYPE                                             LOANS              BALANCE          GROUP III
------------------                                             -----              -------          ---------
Full .................................................           214            $ 60,854,438.66        37.97%
Reduced ..............................................           147              47,367,782.63        29.56
No Ratio .............................................            22              10,422,134.86         6.50
No Documentation .....................................            63              25,292,115.40        15.78
Stated Income / Stated Assets ........................            31              16,314,098.77        10.18
                                                                 ---            ---------------       ------
TOTAL ................................................           477            $160,250,570.33       100.00%
                                                                 ===            ===============       ======


            GROUP III GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
STATE                                                          LOANS              BALANCE          GROUP III
-----                                                          -----              -------          ---------
Alabama ..............................................              2           $    727,184.95         0.45%
Arizona ..............................................              8              2,040,346.44         1.27
Arkansas .............................................              1                494,404.69         0.31
California ...........................................            129             48,840,353.14        30.48
Colorado .............................................             12              3,723,521.36         2.32
Connecticut ..........................................             10              4,465,395.18         2.79
Delaware .............................................              3                417,427.46         0.26
District of Columbia .................................              1                 48,545.38         0.03
Florida ..............................................             60             11,210,396.60         7.00
Georgia ..............................................              9              5,432,781.23         3.39
Illinois .............................................             15              3,143,729.43         1.96
Indiana ..............................................              3                769,102.76         0.48
Iowa .................................................              1                273,756.16         0.17
Kentucky .............................................              1                 57,451.03         0.04
Louisiana ............................................              2                 81,238.75         0.05
Maine ................................................              2                202,810.37         0.13
Maryland .............................................             13              4,450,230.37         2.78
Massachusetts ........................................             15              5,437,607.32         3.39
Michigan .............................................              7              1,025,620.02         0.64
Minnesota ............................................              3              1,025,404.07         0.64
Missouri .............................................              4                230,888.94         0.14
Nevada ...............................................             10              4,093,969.70         2.55
New Jersey ...........................................             18              8,194,224.26         5.11
New Mexico ...........................................              1                396,122.37         0.25
New York .............................................             47             18,927,111.35        11.81
North Carolina .......................................              8              6,233,031.85         3.89
Ohio .................................................              6                946,265.00         0.59
Oklahoma .............................................              3                135,436.01         0.08
Oregon ...............................................              6              1,989,105.82         1.24
Pennsylvania .........................................             23              6,795,927.65         4.24
Rhode Island .........................................              3                630,459.36         0.39
South Carolina .......................................              3              1,263,193.60         0.79
Tennessee ............................................              4              1,067,160.59         0.67
Texas ................................................             21              5,980,259.50         3.73
Utah .................................................              4              1,898,243.85         1.18
Vermont ..............................................              1                426,779.92         0.27
Virginia .............................................             13              5,804,041.26         3.62
Washington ...........................................              2                625,873.07         0.39
Wisconsin ............................................              3                745,169.51         0.47
                                                                  ---           ---------------       ------
TOTAL ................................................            477           $160,250,570.33       100.00%
                                                                  ===           ===============       ======

         Set forth below is a description of some additional statistical characteristics of the group IV mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group IV mortgage loans are approximate percentages by Cut-off Date Principal Balance of the group IV mortgage loans, and have been rounded in order to add to 100.00%.

                            GROUP IV MORTGAGE RATES*

                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
MORTGAGE RATES (%)                                             LOANS              BALANCE           GROUP IV
------------------                                             -----              -------           --------
5.750 - 5.999 ........................................             1             $   321,117.17          0.63%
6.250 - 6.499 ........................................             4               1,528,939.18          2.99
6.500 - 6.749 ........................................            13               5,156,454.35         10.10
6.750 - 6.999 ........................................            36              12,634,685.13         24.74
7.000 - 7.249 ........................................            22               8,491,547.10         16.63
7.250 - 7.499 ........................................            34              15,671,558.90         30.69
7.500 - 7.749 ........................................            11               4,893,745.93          9.58
7.750 - 7.999 ........................................             5               1,895,072.89          3.71
8.000 - 8.249 ........................................             1                 167,033.27          0.33
8.500 - 8.749 ........................................             1                 312,036.74          0.61
                                                                 ---             --------------        ------
TOTAL ................................................           128             $51,072,190.65        100.00%
                                                                 ===             ==============        ======



--------------
* The minimum mortgage rate and the maximum mortgage rate for the group IV mortgage loans are 5.875% per annum and 8.625% per annum, respectively. As of the cut-off date, the weighted average mortgage rate of the group IV mortgage loans will be approximately 7.093% per annum.

             GROUP IV CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES*


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
CUT-OFF DATE PRINCIPAL BALANCES ($)                            LOANS              BALANCE           GROUP IV
-----------------------------------                            -----              -------           --------
50,000.01 - 75,000.00 ................................              1            $    54,933.96          0.11%
75,000.01 - 100,000.00 ...............................              1                 88,933.82          0.17
150,000.01 - 175,000.00 ..............................              5                843,413.09          1.65
175,000.01 - 200,000.00 ..............................              7              1,361,657.99          2.67
200,000.01 - 250,000.00 ..............................             12              2,813,329.97          5.51
250,000.01 - 300,000.00 ..............................             19              5,296,346.18         10.37
300,000.01 - 400,000.00 ..............................             29              9,814,365.37         19.22
400,000.01 - 500,000.00 ..............................             25             11,043,235.75         21.62
500,000.01 - 600,000.00 ..............................             13              7,087,343.83         13.88
600,000.01 - 700,000.00 ..............................              5              3,228,875.66          6.32
700,000.01 - 800,000.00 ..............................              2              1,504,754.06          2.95
800,000.01 - 900,000.00 ..............................              5              4,292,124.08          8.40
900,000.01 - 1,000,000.00 ............................              4              3,642,876.90          7.13
                                                                  ---            --------------        ------
TOTAL ................................................            128            $51,072,190.65        100.00%
                                                                  ===            ==============        ======



--------------
* The minimum principal balance and the maximum principal balance of the group IV mortgage loans as of the cut-off date are $54,933.96 and $917,760.95, respectively. As of the cut-off date, the average principal balance of the group IV mortgage loan is $399,001.49

                        GROUP IV MORTGAGED PROPERTY TYPES


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
PROPERTY TYPE                                                  LOANS              BALANCE           GROUP IV
-------------                                                  -----              -------           --------
Single Family Residence..............................            91             $34,715,449.36         67.97%
Townhouse............................................             1                 429,642.42          0.84
Condo................................................             6               3,667,716.13          7.18
2-4 Family...........................................             1                 509,740.24          1.00
Co-op................................................            23              10,050,517.63         19.68
PUD..................................................             6               1,699,124.88          3.33
                                                                ---             --------------        ------
TOTAL................................................           128             $51,072,190.65        100.00%
                                                                ===             ==============        ======


                         GROUP IV MORTGAGE LOAN PURPOSES


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
LOAN PURPOSE                                                   LOANS              BALANCE           GROUP IV
------------                                                   -----              -------           --------
Purchase.............................................            63             $27,839,895.77         54.51%
Refinance - Rate Term................................            34              10,150,600.13         19.88
Refinance - Cashout..................................            31              13,081,694.75         25.61
                                                                ---             --------------        ------
TOTAL................................................           128             $51,072,190.65        100.00%
                                                                ===             ==============        ======



                            GROUP IV OCCUPANCY TYPES*

                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
OCCUPANCY TYPE                                                 LOANS              BALANCE           GROUP IV
--------------                                                 -----              -------           --------
Primary..............................................           125             $50,289,506.19         98.47%
Second Home..........................................             2                 470,647.72          0.92
Investment...........................................             1                 312,036.74          0.61
                                                                ---             --------------        ------
TOTAL................................................           128             $51,072,190.65        100.00%
                                                                ===             ==============        ======


--------------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          GROUP IV ORIGINAL LTV RATIO*


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
ORIGINAL LTV RATIO (%)                                         LOANS              BALANCE           GROUP IV
----------------------                                         -----              -------           --------
(less than or equal to) 50.000 .......................            26             $11,607,207.37        22.73%
50.001 - 55.000 ......................................             3               1,475,719.68         2.89
55.001 - 60.000 ......................................            16               7,388,018.46        14.47
60.001 - 65.000 ......................................             9               2,843,616.48         5.57
65.001 - 70.000 ......................................            14               6,101,683.32        11.95
70.001 - 75.000 ......................................            15               6,140,459.27        12.02
75.001 - 80.000 ......................................            42              14,350,917.96        28.10
80.001 - 85.000 ......................................             1                 429,642.42         0.84
85.001 - 90.000 ......................................             1                 499,806.70         0.98
90.001 - 95.000 ......................................             1                 235,119.01         0.46
                                                                 ---             --------------       ------
TOTAL ................................................           128             $51,072,190.65       100.00%
                                                                 ===             ==============       ======


--------------
* The minimum original LTV ratio and the maximum original LTV ratio for the group IV mortgage loans are 21.097% and 91.000% respectively. The weighted average original LTV ratio for the group IV mortgage loans is approximately 63.606%

                          GROUP IV ORIGINAL LOAN TERMS*


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL         PERCENT OF
ORIGINAL LOAN TERM (MONTHS)                                    LOANS              BALANCE           GROUP IV
---------------------------                                    -----              -------           --------
61 - 120 .............................................              9            $ 3,017,366.87          5.91%
121 - 180 ............................................            119             48,054,823.78         94.09
                                                                  ---            --------------        ------
TOTAL ................................................            128            $51,072,190.65        100.00%
                                                                  ===            ==============        ======


--------------
* The minimum original term and the maximum original term for the group IV mortgage loans are 78 months and 180 months, respectively. As of the cut-off date, the weighted average original term for the group IV mortgage loans is approximately 176 months.

                       GROUP IV MONTHS SINCE ORIGINATION*


                                                             NUMBER OF
                                                              MORTGAGE            PRINCIPAL         PERCENT OF
MONTHS                                                         LOANS               BALANCE           GROUP IV
------                                                         -----               -------           --------
7 - 9 ................................................             1             $   509,740.24           1.00%
19 - 24 ..............................................            18               8,327,516.71          16.31
25 - 30 ..............................................            54              24,549,903.93          48.07
31 - 36 ..............................................            12               5,336,091.50          10.45
37 - 42 ..............................................             8               2,930,555.05           5.74
43 - 48 ..............................................             8               2,934,420.63           5.75
61 - 66 ..............................................             1                 275,714.27           0.54
67 - 72 ..............................................             1                 197,757.05           0.39
73 - 78 ..............................................             1                 227,345.18           0.45
79 - 84 ..............................................             1                 189,580.62           0.37
85 - 96 ..............................................            16               4,085,557.74           8.00
97 - 102 .............................................             5               1,006,636.27           1.97
103 - 108 ............................................             2                 501,371.46           0.98
                                                                 ---             --------------         ------
TOTAL ................................................           128             $51,072,190.65         100.00%
                                                                 ===             ==============         ======

--------------
* The minimum months since origination and the maximum months since origination for the group IV mortgage loans are 9 months and 106 months, respectively. As of the cut-off date, the weighted average months since origination for the group IV mortgage loans is approximately 36 months.

                   GROUP IV REMAINING TERM TO STATED MATURITY*

                                                             NUMBER OF
                                                             MORTGAGE            PRINCIPAL         PERCENT OF
REMAINING TERM (MONTHS)                                        LOANS              BALANCE           GROUP IV
-----------------------                                        -----              -------           --------
25 - 36 ..............................................             1            $    88,933.82          0.17%
37 - 48 ..............................................             1                192,460.06          0.38
61 - 72 ..............................................             1                220,184.14          0.43
73 - 84 ..............................................            10              2,197,106.64          4.30
85 - 96 ..............................................            18              5,823,313.86         11.40
97 - 108 .............................................             2                416,925.80          0.82
109 - 120 ............................................             2                473,471.32          0.93
121 - 132 ............................................             1                248,206.11          0.49
133 - 144 ............................................            14              5,275,917.57         10.33
145 - 156 ............................................            70             31,692,866.21         62.06
157 - 168 ............................................             7              3,933,064.88          7.70
169 - 180 ............................................             1                509,740.24          1.00
                                                                 ---            --------------        ------
TOTAL ................................................           128            $51,072,190.65        100.00%
                                                                 ===            ==============        ======


--------------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group IV mortgage loans are 27 months and 171 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group IV mortgage loans is approximately 140 months.

                          GROUP IV DOCUMENTATION TYPES


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL        PERCENT OF
DOCUMENTATION TYPE                                             LOANS              BALANCE          GROUP IV
------------------                                             -----              -------          --------
Full .................................................          128           $51,072,190.65        100.00%
                                                                ---           --------------        ------
TOTAL ................................................          128           $51,072,190.65        100.00%
                                                                ===           ==============        ======

            GROUP IV GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                                             NUMBER OF
                                                              MORTGAGE           PRINCIPAL        PERCENT OF
STATE                                                          LOANS              BALANCE          GROUP IV
-----                                                          -----              -------          --------
Arizona..............................................            1              $   194,933.45        0.38%
California...........................................            4                1,583,991.79        3.10
Colorado.............................................            2                  740,012.97        1.45
Florida..............................................            1                  192,460.06        0.38
Idaho................................................            2                  732,163.41        1.43
Illinois.............................................            5                1,167,205.32        2.29
Iowa.................................................            1                  235,119.01        0.46
Kansas...............................................            1                  241,534.98        0.47
Kentucky.............................................            9                2,769,755.78        5.42
Nevada...............................................            1                  261,529.79        0.51
New Jersey...........................................            5                1,823,259.44        3.57
New York.............................................           62               28,707,808.23       56.21
North Carolina.......................................            2                  438,530.15        0.86
Ohio.................................................           17                4,976,475.14        9.74
Utah.................................................            2                  880,100.92        1.72
Washington...........................................           11                5,594,344.88       10.95
Wisconsin............................................            2                  532,965.31        1.04
                                                               ---              --------------      ------
TOTAL................................................          128              $51,072,190.65      100.00%
                                                               ===              ==============      ======


ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

     A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

UNDERWRITING STANDARDS

     The mortgage loans either have been originated by a seller or purchased by a seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

     The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, Inc., has re-underwritten any mortgage loan.

     Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated income/stated assets programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a reduced documentation program, no verification of one of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a stated income/stated assets program, no verification of both a mortgagor's income and a mortgagor's assets is undertaken by the originator Under a no-documentation program, no verification of a mortgagor's income or assets is undertaken by the originator and such information may not even be stated by the mortgagor. The underwriting for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

ASSIGNMENT OF MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders and the Certificate Insurer all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

     In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the applicable seller.

     The trustee or its custodian will review each mortgage file within 90 days of the closing date or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the applicable seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the applicable seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the applicable seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the applicable seller and held for distribution to the certificateholders on the related distribution date);

     o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

     o   have an LTV ratio not higher than that of the deleted mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                          THE SELLERS AND THE SERVICERS

     The following information has been provided by DLJ Mortgage Capital, Firstar, GreenPoint, WMMSC, RBMG and Olympus, as applicable, and neither the depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

DLJ MORTGAGE CAPITAL, INC.

     DLJ Mortgage Capital, a Delaware corporation, is an affiliate of the depositor, the underwriter and Olympus. The principal executive offices of DLJ Mortgage Capital are located at Eleven Madison Avenue, New York, New York 10010.

FIRSTAR BANK, N.A.

     Firstar Bank, N.A. ("Firstar") became a subsidiary of U.S. Bancorp as of February 27, 2001 following the completion of the merger between Firstar Corporation and U.S. Bancorp. The offices of Firstar are located at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53201. Its telephone number is (414) 765-4321.

GREENPOINT MORTGAGE FUNDING, INC.

     GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is a wholly-owned subsidiary of GreenPoint Financial Corp. ("GreenPoint Financial"), a national specialty housing finance company. GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

     GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, CA 94945.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

     WMMSC, a Delaware corporation, is a wholly owned subsidiary of Washington Mutual, Inc., a savings and loan holding company. WMMSC was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility, by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. WMMSC's principal executive offices are located at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, telephone (206) 377-8555.

RBMG, INC.

     RBMG, Inc., a Delaware corporation, is a wholly-owned subsidiary of Resource Bancshares Mortgage Group, Inc. ("Resource"), a diversified financial services company engaged through wholly-owned subsidiaries primarily in the business of mortgage banking, through the origination, purchase, sale and servicing of agency-eligible and subprime residential, single-family, first lien and second lien mortgage loans and the purchase and sale of servicing rights associated with agency-eligible loans. RBMG originates, through brokers and correspondents, agency-eligible mortgage loans and primarily services agency-eligible mortgage loans. RBMG is an eligible servicer of Ginnie Mae, FHA, VA, Fannie Mae and Freddie Mac mortgage loans. The principal executive offices of RBMG are located at 9710 Two Notch Road, Columbia, South Carolina 29223.

     On November 18, 2001, Resource entered into an Agreement and Plan of Merger with NetBank, Inc., pursuant to which Resource will become a wholly-owned subsidiary of NetBank. Consummation of the merger is subject to the satisfaction of certain conditions, including the approval of the merger by the stockholders of RBMG and NetBank and the receipt of all requisite regulatory approvals.

     Resource is currently a defendant to a putative class action case (the "Case") pending in the U.S. District Court for the Middle District of Alabama Northern Division, in which the plaintiffs have expressed an intention to seek inclusion of RBMG as an additional defendant. The Case is captioned as Bettye W. Perry, Larry D. Chapin, Sony W. Chapin Johnny H. Harris, Sandra K. Harris and Scassandra McCory, on behalf of themselves and all others similarly situated, vs. Resource Bancshares Mortgage Group, Inc. The Case is a typical "yield spread premium" litigation matter which has become common place and is faced by many members of the residential mortgage lending industry. If included in the Case, RBMG believes it has valid defenses to the allegations and, in any event, RBMG's exposure in the Case is not material if plaintiffs' pending motion for class certification is denied.

OLYMPUS SERVICING, L.P.

     Olympus Servicing, L.P., a Delaware limited partnership, formerly known as Vesta Servicing, L.P., formerly known as Calmco Servicing L.P., is an affiliate of the depositor, the seller and the underwriter. The principal executive offices of Olympus are located at 9600 Great Hills Trail, Suite 200-W, Austin, Texas 78759.

     Calmco Servicing, L.P. changed its name to Vesta Servicing, L.P. on June 7, 2001, and Vesta Servicing, L.P. changed its name to Olympus Servicing, L.P. on November 30, 2001. Calmco Servicing, L.P. was established in July 1998 as successor in interest to Calmco Inc., a Delaware corporation established in December 1995 as an indirect subsidiary of the seller and an affiliate of the depositor to perform default servicing for approximately 30,000 subprime residential mortgage loans. Olympus currently acts through its general partner, Olympus GP LLC, a Delaware limited liability company, which owns a 1.3% interest in Olympus.

     Olympus currently is an approved servicer for Fannie Mae, Freddie Mac, the Department of Housing and Urban Development (both Title I and Title II loans) and the Veterans Administration. Olympus is also approved as a servicer by Fitch, Inc. and Standard & Poor's, and appears on Standard & Poor's Select Servicer List. In addition, Olympus is rated "RSS2" (full approval with noted strengths) by Fitch, Inc. for special servicing and rated "RPS2" (full approval with noted strengths) by Fitch, Inc. for primary subprime servicing. Olympus maintains all material licenses throughout the United States for state regulated third party collections and servicing.

     As of September 30, 2001, Olympus had a net worth of approximately $3.29 million and currently has approximately $8.1 billion worth of assets under management.

                           SERVICING OF MORTGAGE LOANS

GENERAL

     The mortgage loans will be serviced by Olympus, GreenPoint, RBMG and WMMSC, that will individually service approximately 13.54%, 2.48%, 2.61% and 81.36%, respectively of the mortgage loans, in each case by aggregate Cut-off Date Principal Balance of the mortgage loans. Under the pooling and servicing agreement, WMMSC will act as servicer of approximately 78.54%, 96.86%, 37.32% and 66.71% of the group I, group II, group III and group IV mortgage loans, respectively; GreenPoint will act as servicer of approximately 3.69% and 8.93% of the group I and group III mortgage loans, respectively; RBMG will act as servicer of approximately 5.44%, 0.07%, 3.72% and 3.23% of the group I, group II, group III and group IV mortgage loans, respectively; and Olympus will act as servicer of approximately 12.33%, 3.07%, 50.02% and 30.06% of the group I, group II, group III and group IV mortgage loans, respectively, in each case by applicable Cut-off Date Principal Balance.

     Each of Olympus, GreenPoint, RBMG and WMMSC will be responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans serviced by it for itself or others. Under the pooling and servicing agreement, the servicers may contract with subservicers to perform some or all of their respective servicing duties. Additionally, WMMSC, GreenPoint, RBMG and/or Olympus may enter into special servicing agreements as more fully described in "Servicing of Mortgage Loans--Special Servicing Agreements" herein. None of the servicers will have any servicing obligations with respect to the mortgage loans not serviced by it.

     Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans serviced by it, net of the related servicing compensation and prepayment penalties payable with respect to the mortgage loans. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement. If permitted by the pooling and servicing agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

     The pooling and servicing agreement prohibits the resignation of WMMSC, GreenPoint, RBMG or Olympus, except upon (a) appointment of a successor servicer or special servicer (which may be with respect to all or a portion of the mortgage loans serviced by a servicer), as applicable, receipt by the trustee of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates and receipt by the certificate insurer of oral confirmation from each rating agency that the rating assigned to the Class I-A-3 Certificates is given without regard to the certificate insurance policy or (b) a determination that such servicer's or special servicer's duties thereunder are no longer permitted under applicable law. In addition, the entity specified in the pooling and servicing agreement or its transferee may request that Olympus, GreenPoint or RBMG resign and appoint a successor servicer, provided such entity delivers to the trustee the letter from each rating agency described in the previous sentence and receives such oral confirmation from the certificate insurer as described in the previous sentence. No resignation of WMMSC, GreenPoint, RBMG or Olympus will be effective until a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. In connection with the appointment of a successor servicer to WMMSC, GreenPoint, RBMG or Olympus, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment (without regard to the certificate insurance policy) and provided the Certificate Insurer consents.

OLYMPUS' DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

         Delinquency and Foreclosure Statistics.

                                    OLYMPUS
               LOAN DELINQUENCY AND LOAN FORECLOSURE EXPERIENCE
                  (EXPRESSED AS PERCENTAGES OF THE TOTAL LOAN
                     PORTFOLIO AS OF THE FOLLOWING DATES)


                                                              AS OF                             AS OF
                                                       DECEMBER 31, 2000(3)             SEPTEMBER 30, 2001(3)
                                                    ---------------------------      ---------------------------
                                                      BY                                 BY                BY
                                                    NO. OF         BY PRINCIPAL        NO. OF          PRINCIPAL
                                                     LOANS           BALANCE            LOANS           BALANCE
                                                     -----           -------            -----           -------
Period of Delinquency(1)(2)
   30-59 days...............................         3.46%             3.08%            4.07%             3.50%
   60-89 days...............................         1.03%             0.88%            1.35%             1.13%
   90 days or more..........................         6.86%             4.95%            2.66%             1.74%
Total Delinquent Loans......................        11.35%             8.91%            8.08%             6.37%
Loans in Foreclosure........................         4.08%             4.36%            4.16%             3.83%


-----------
(1) Foreclosure and REO loans are grouped together, and are not included in Delinquency Status categories (30-59, 60-89, 90+)
(2) Loans in bankruptcy status are included in Delinquency Status categories (30-59, 60-89, 90+)
(3)  Excludes loans with a zero principal balance

                                                               AS OF                              AS OF
                                                       DECEMBER 31, 2000(3)               SEPTEMBER 30, 2001(3)
                                                 -------------------------------    --------------------------------
                                                 NUMBER OF LOANS   DOLLAR AMOUNT    NUMBER OF LOANS   DOLLAR AMOUNT
                                                 --------------    -------------    ---------------   -------------
Period of Delinquency(1)(2)
   30-59 days...............................           571          $39,925,723.76         2,769       $283,628,035.47
   60-89 days...............................           170          $11,383,894.22           919        $91,743,800.75
   90 days or more..........................          1,134         $64,095,584.57         1,813       $140,979,554.25
Current                                              13,975      $1,123,416,325.70        59,747     $7,282,103,332.04
Loans in Foreclosure........................           675          $56,430,172.25         2,831       $310,582,613.87
Total Number of Loans.......................         16,525                               68,079
Total Sum of Principal Balance                                   $1,295,251,700.50                   $8,109,037,336.38

-----------

(1) Foreclosure and REO loans are grouped together, and are not included in Delinquency Status categories (30-59, 60-89, 90+)
(2) Loans in bankruptcy status are included in Delinquency Status categories (30-59, 60-89, 90+)
(3)  Excludes loans with a zero principal balance

     It is unlikely that the loss, delinquency and foreclosure experience of the mortgage loans included in the mortgage pool will correspond to the loss, delinquency and foreclosure experience of Olympus' mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the loss, delinquency and foreclosure experience for Olympus' mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage pool will depend on the results obtained over the life of the mortgage pool. In particular, investors should note that newly originated or acquired mortgage loans will not be added to the mortgage pool, and the mortgage pool will therefore consist of a static pool of mortgage loans, whereas newly originated or acquired mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the mortgage pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, rates of delinquencies, losses and foreclosure should be higher than those previously experienced by Olympus. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies, losses and foreclosures with respect to the mortgage pool. Finally, the mortgage pool is unique, as described under "Risk Factors--Risk of Loss" and may not be representative of the mortgage loans in Olympus' overall portfolio.

WMMSC'S DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

     The following table sets forth certain information, as reported to WMMSC by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of WMMSC mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered.

     There can be no assurance that the delinquency, loss and foreclosure experience set forth in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced with respect to the mortgage loans serviced by WMMSC. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying WMMSC's mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                                                                             AT OR FOR THE QUARTER
                                     AT OR FOR THE YEAR ENDED   AT OR FOR THE YEAR ENDED             ENDED
                                        DECEMBER 31, 1999           DECEMBER 31, 2000         SEPTEMBER 30, 2001
                                    --------------------------  --------------------------   ---------------------
                                                   BY DOLLAR                  BY DOLLAR                  BY DOLLAR
                                                   AMOUNT OF                  AMOUNT OF                  AMOUNT OF
                                                     LOANS                      LOANS                      LOANS
                                         BY           (IN        BY NO. OF       (IN         BY NO. OF     (IN
                                    NO. OF LOANS   MILLIONS)       LOANS      MILLIONS)        LOANS      MILLIONS)
                                    ------------  ------------  -----------  --------------  ----------- ---------
Total Rated Mortgage Pass-Through
Certificate
Portfolio.......................       105,213       $21,983.8     103,172      $22,198.8     107,361      $27,145.6
Average Balance(1)..............        94,255        20,234.2     104,260       22,028.1     103,828       24,061.2
Period of Delinquency(2)
     31 to 59 days..............         2,068           362.7       2,827          506.6       3,774          812.1
     60 to 89 days..............           322            52.1         547           87.7         862          158.7
     90 days or more............           261            44.2         452           77.1         721          129.2
                                       -------       ---------     -------      ---------     -------      ---------
Total Delinquent Loans..........         2,651          $459.0       3,826         $671.4       5,357       $1,100.0
                                       =======       =========     =======      =========     =======      =========
Delinquency Rate                         2.52%            2.09%       3.71%          3.02%       4.99%          4.05%
Foreclosures(3).................          340            $68.1         731         $127.9         849         $141.3
Foreclosure Ratio(4)............         0.32%            0.31%       0.71%          0.58%       0.79%          0.52%
Covered Losses(5)...............                          $2.8                       $4.5                   $    5.3
Applied Losses(6)...............                          $0.7                       $3.7                   $    5.0


--------------

Note: Due to rounding, totals may not equal sum of line items.

(1) Average Balance for the period indicated is based on end-of-month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the date indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

(5) Covered Losses are Gross Losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. "Gross Losses" are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) Applied Losses are Covered Losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

GREENPOINT'S DELINQUENCY AND FORECLOSURE EXPERIENCE

     In connection with the consolidation of GreenPoint Financial Corp.'s mortgage operations, the servicing operations formerly maintained by Headlands Mortgage Company at its servicing center in Santa Rosa, California has been transferred to the servicing center formerly maintained by GreenPoint Mortgage Corp. in Columbus, Georgia. The personnel who service the mortgage loans at the Columbus facility are principally former GreenPoint Mortgage Corp. employees rather than former Headlands Mortgage Company employees.

     The following tables contain servicing portfolio information concerning recent delinquency and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of GreenPoint's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered. No assurances can be given that the delinquency and foreclosure experience presented in the following tables will be indicative of the actual experience on those loans.



                                                                                                 AT OR FOR THE QUARTER
                                           AT OR FOR THE YEAR ENDED   AT OR FOR THE YEAR ENDED          ENDED
                                              DECEMBER 31, 1999          DECEMBER 31, 2000        SEPTEMBER 30, 2001(2)
                                           -------------------------  -------------------------  -------------------------
                                                          BY DOLLAR                 BY DOLLAR                  BY DOLLAR
                                                          AMOUNT OF                 AMOUNT OF                  AMOUNT OF
                                                BY          LOANS         BY          LOANS          BY          LOANS
                                              NO. OF         (IN        NO. OF         (IN         NO. OF         (IN
                                               LOANS      MILLIONS)      LOANS      MILLIONS)      LOANS       MILLIONS)
                                           -----------  -------------  ----------  -------------  -----------  ------------
Mortgage Loans........................         102,032      $10,564      185,787      $18,331      191,273      $23,892
Period of Delinquency (1)
    31 to 59 days.....................           4,513          478        7,603          792        8,149          973
    60 to 89 days.....................           1,233          134        2,032          222        1,981          227
    90 days or more...................             745           83        1,145          122        1,359          160
    Foreclosure.......................           1,092          137        1,214          138        1,612          178
                                               -------      -------      -------      -------      -------      -------
Total Mortgage Loans..................           7,583         $832       11,994       $1,274       13,101       $1,538


--------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.
(2)  Delinquency was impacted by the tragedies of September 11, 2001.

RBMG'S DELINQUENCY AND FORECLOSURE EXPERIENCE

                                      RBMG
                   LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE
    (EXPRESSED AS PERCENTAGES OF THE TOTAL LOAN PORTFOLIO AS OF THE FOLLOWING
                                     DATES)

                                                                 AS OF                                 AS OF
                                                         DECEMBER 31, 2000 (3)                SEPTEMBER 30, 2001 (3)
                                                   -----------------------------------  -----------------------------------
                                                         BY                 BY                 BY                BY
                                                   NUMBER OF LOANS   PRINCIPAL BALANCE  NUMBER OF LOANS   PRINCIPAL BALANCE
                                                   ---------------   -----------------  ---------------   -----------------
Period of Delinquency (1)(2)
   30 - 59 DAYS.........................                 2.20%              2.04%              3.22%             3.12%
   60 - 89 DAYS.........................                 0.35%              0.31%              0.58%             0.52%
   90 - 119 DAYS........................                 0.10%              0.10%              0.15%             0.12%
   120+ DAYS............................                 0.23%              0.22%              0.32%             0.31%
Total Delinquent Loans..................                 2.88%              2.67%              4.26%             4.07%
Loans in Foreclosure....................                 0.25%              0.21%              0.31 %            0.27%


-----------
(1) Loans in foreclosure are not included in Delinquency Status categories (30-59, 60-89, 90-119, 120+)
(2) Loans in bankruptcy status are included in Delinquency Status categories (30-59, 60-89, 90-119, 120+)
(3)  Excludes loans with zero principal balance

                                                           AS OF                                 AS OF
                                                   DECEMBER 31, 2000 (3)                SEPTEMBER 30, 2001 (3)
                                             -----------------------------------  -----------------------------------
                                                   BY                 BY                 BY                BY
                                             NUMBER OF LOANS   PRINCIPAL BALANCE  NUMBER OF LOANS   PRINCIPAL BALANCE
                                             ---------------   -----------------  ---------------   -----------------
Period of Delinquency (1)(2)
30 - 59 DAYS..........................              1,706        $168,826,390.64       3,304            $366,327,373.74
60 - 89 DAYS..........................                274         $25,471,551.31         595             $61,657,613.53
90- 119 DAYS..........................                 81          $8,050,220.66         149             $14,461,499.38
120+ DAYS.............................                177         $18,394,727.94         326             $36,263,628.24
Current...............................             75,275      $8,032,171,735.67      98,007         $11,241,281,206.35
Loans in Foreclosure..................                194         $17,435,375.35         321             $31,559,515.70
Total Number of Loans.................             77,707                            102,702
Total Sum of Principal Balance........                         $8,270,350,001.57                     $11,751,550,836.94


-----------
(1) Loans in foreclosure are not included in Delinquency Status categories (30-59, 60-89, 90-119, 120+)
(2) Loans in bankruptcy status are included in Delinquency Status categories (30-59, 60-89, 90-119, 120+)
(3)  Excludes loans with zero principal balance

     It is unlikely that the delinquency and foreclosure experience of the mortgage loans included in the mortgage pool will correspond to the delinquency and foreclosure experience of RBMG's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency and foreclosure experience for RBMG mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage pool will depend on the results obtained over the life of the mortgage pool. In particular, investors should note that newly originated or acquired mortgage loans will not be added to the mortgage pool, and the mortgage pool will therefore consist of a static pool of mortgage loans, whereas newly originated or acquired mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual delinquency percentages with respect to the mortgage pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, rates of delinquencies and foreclosure should be higher than those previously experienced by RBMG. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool. Finally, the mortgage pool is unique, as described under "Risk Factors--Risk of Loss" and may not be representative of the mortgage loans in RBMG's overall portfolio.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to range from 0.254% to 5.874% per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average rate at which the expense fees accrue is expected to equal approximately 0.295% with respect to the group I mortgage loans, 0.473% with respect to the group II mortgage loans, 1.097% with respect to the group III mortgage loans and 0.287% with respect to the group IV mortgage loans, in each case by applicable Cut-off Date Principal Balance. The expense fees consist of the servicing fee, any lender paid mortgage insurance premium, the trustee fee, and, with respect to certain mortgage loans in loan group III, the RMIC Premium (as defined below under "Description of the Certificates--Glossary of Terms"). Each servicer is obligated to pay some ongoing expenses incurred by that servicer in connection with its servicing responsibilities under the pooling and servicing agreement, and those amounts will be paid by such servicer out of its servicing fee. The amount of each servicer's servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under "Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans". The related servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, and all reinvestment income earned on amounts on deposit in any related collection account for the mortgage loans.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

     Compensating Interest Payments by Olympus. Olympus is obligated to remit to the trust no later than seven calendar days before each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments on the mortgage loans serviced by Olympus made during the calendar month preceding such distribution date, and

o the servicing fee that Olympus is entitled to receive from the trust on the related distribution date.

     Compensating Interest Payments by WMMSC. WMMSC is obligated to remit to the trust no later than the business day before each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month; and

o    the sum of:

          o a portion of the applicable monthly servicing fee payable to it equal to 0.04% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it;

          o any reinvestment income realized by it relating to prepayments in full on the mortgage loans made during the period commencing on the fifteenth day of the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, beginning on the cut-off date) and ending on the fourteenth day of the month in which the distribution date occurs; and

          o interest payments on such prepayments in full received during the period of the first day through the fourteenth day of the month of such distribution date.

     Compensating Interest Payments by GreenPoint. GreenPoint is obligated to remit to the trust no later than seven calendar days before each distribution date with respect to each mortgage loan serviced by it an amount equal to the lesser of:

          o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments on the mortgage loans serviced by GreenPoint made during the calendar month preceding such distribution date, and

          o one-half of the servicing fee GreenPoint is entitled to receive from the trust on the related distribution date.

     Compensating Interest Payments by RBMG. RBMG is obligated to remit to the trust no later than seven calendar days before each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

          o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments on the mortgage loans serviced by RBMG made during the calendar month preceding such distribution date, and

          o the servicing fee RBMG is entitled to receive from the trust on the related distribution date.

     Any remaining shortfall in interest collections resulting from partial principal prepayments on the mortgage loans in a loan group and the timing of the principal prepayments in full on the mortgage loans in a loan group will be allocated pro rata to each class of certificates in the related certificate group, according to the amount of interest to which that class of the certificates would otherwise be entitled, in reduction thereof, except any reduction otherwise allocable to the Class I-A-3 Certificates will be covered first by the Class I-A-3 Reserve Fund, and thereafter, by the Certificate Insurance Policy.

     See "Description of the Certificates--Distributions of Interest" in this prospectus supplement for more detail.

ADVANCES

     Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

     In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer, other than WMMSC, will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan. With respect to any balloon loan that is serviced by WMMSC that is delinquent on its maturity date, WMMSC will not be required to advance the related balloon payment but will be required to continue to make advances with respect to that balloon loan in an amount equal to one month's interest on the unpaid principal balance at the applicable mortgage rate to the extent WMMSC deems such amount recoverable.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan it services to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by any servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If any servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see "The Agreements--Event of Default and Rights in the Case of Events of Default" in the prospectus.

OPTIONAL PURCHASE OF DEFAULTED LOANS; SPECIALLY SERVICED LOANS

     Olympus, in its capacity as special servicer, may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances and transferring costs. In addition, Olympus, at its option, may elect to act as servicer of any mortgage loan other than any mortgage loan serviced by WMMSC that is delinquent 90 days or more. In that event Olympus will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of the servicing of any such delinquent mortgage loan to Olympus, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan. All references herein to Olympus as servicer include Olympus in its capacity as special servicer under the pooling and servicing agreement, unless otherwise indicated.

SPECIAL SERVICING AGREEMENTS

     The pooling and servicing agreement will permit WMMSC, GreenPoint, RBMG and Olympus to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding relating to the group. Under that agreement, that unaffiliated holder may instruct any related servicers to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it. The commencement or delay at that holder's direction will be taken by the related servicer or servicers, only after that holder deposits a specified amount of cash with that servicer or servicers. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer or servicers acted using its normal servicing procedures.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

SENIOR CERTIFICATES

     The CSFB Mortgage-Backed Pass-Through Certificates, Series 2001-33, will include the following 74 classes of senior certificates which are offered hereby:


o    I-A-1 Certificates;      o    I-A-20 Certificates;     o    II-A-8 Certificates;      o    II-A-27 Certificates;

o    I-A-2 Certificates;      o    I-A-21 Certificates;     o    II-A-9 Certificates;      o    II-A-28 Certificates;

o    I-A-3 Certificates;      o    I-A-22 Certificates;     o    II-A-10 Certificates;     o    II-A-29 Certificates;

o    I-A-4 Certificates;      o    I-A-23 Certificates;     o    II-A-11 Certificates;     o    III-A-1 Certificates;

o    I-A-5 Certificates;      o    I-A-24 Certificates;     o    II-A-12 Certificates;     o    III-A-2 Certificates;

o    I-A-6 Certificates;      o    I-A-25 Certificates;     o    II-A-13 Certificates;     o    III-A-3 Certificates;

o    I-A-7 Certificates;      o    I-A-26 Certificates;     o    II-A-14 Certificates;     o    III-A-4 Certificates;

o    I-A-8 Certificates;      o    I-A-27 Certificates;     o    II-A-15 Certificates;     o    III-A-5 Certificates;

o    I-A-9 Certificates;      o    I-A-28 Certificates;     o    II-A-I6 Certificates;     o    III-A-6 Certificates;

o    I-A-10 Certificates;     o    I-A-29 Certificates;     o    II-A-17 Certificates;     o    III-A-7 Certificates;

o    I-A-11 Certificates;     o    I-A-30 Certificates;     o    II-A-18 Certificates;     o    III-X Certificates;

o    I-A-12 Certificates;     o    I-A-31 Certificates;     o    II-A-19 Certificates;     o    IS-A-1 Certificates;

o    I-A-13 Certificates;     o    II-A-1 Certificates;     o    II-A-20 Certificates;     o    IV-X Certificates;

o    I-A-14 Certificates;     o    II-A-2 Certificates;     o    II-A-21 Certificates;     o    IS-P Certificates;

o    I-A-15 Certificates;     o    II-A-3 Certificates;     o    II-A-22 Certificates;     o    A-X Certificates;

o    I-A-16 Certificates;     o    II-A-4 Certificates;     o    II-A-23 Certificates;     o    A-P Certificates; and

o    I-A-17 Certificates;     o    II-A-5 Certificates;     o    II-A-24 Certificates;     o    Class AR Certificates

o    I-A-18 Certificates;     o    II-A-6 Certificates;     o    II-A-25 Certificates;

o    I-A-19 Certificates;     o    II-A-7 Certificates;     o    II-A-26 Certificates;

SUBORDINATE CERTIFICATES

     In addition to the senior certificates, the CSFB Mortgage-Backed Pass-Through Certificates, Series 2001-33, will also include the following classes of subordinate certificates:

         (a) the Class III-B-1 Certificates which are subordinate to the Group III Senior and Class A-P Certificates,

         (b) the Class III-B-2 Certificates which are subordinate to the Group III Senior, Class A-P and Class III-B-1 Certificates,

         (c) the Class III-B-3 Certificates which are subordinate to the Group III Senior, Class A-P, Class III-B-1 and Class III-B-2 Certificates,

         (d) the Class III-B-4 Certificates which are subordinate to the Group III Senior, Class A-P, Class III-B-1, Class III-B-2 and Class III-B-3 Certificates,

         (e) the Class III-B-5 Certificates which are subordinate to the Group III Senior, Class A-P, Class III-B-1, Class III-B-2, Class III-B-3 and Class III-B-4 Certificates,

         (f) the Class III-B-6 Certificates which are subordinate to the Group III Senior, Class A-P, Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4 and Class III-B-5 Certificates,

         (g) the Class C-B-1 Certificates which are subordinate to the Group I, Group II, Group IV, Class A-X and Class A-P Certificates,

         (h) the Class C-B-2 Certificates which are subordinate to the Group I, Group II, Group IV, Class A-X, Class A-P and Class C-B-1 Certificates,

         (i) the Class C-B-3 Certificates which are subordinate to the Group I, Group II, Group IV, Class A-X, Class A-P, Class C-B-1 and Class C-B-2 Certificates,

         (j) the Class C-B-4 Certificates which are subordinate to the Group I, Group II, Group IV, Class A-X, Class A-P, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates,

         (k) the Class C-B-5 Certificates which are subordinate to the Group I, Group II, Group IV, Class A-P, Class A-X, Class C-B-1, Class C-B-2, Class C-B-3 and Class C-B-4 Certificates, and

         (l) the Class C-B-6 Certificates which are subordinate to the Group I, Group II, Group IV, Class A-P, Class A-X, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4 and Class C-B-5 Certificates.

         All classes of subordinate certificates, other than the Class III-B-4, Class III-B-5, Class III-B-6, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, are offered hereby.

DESIGNATIONS

o The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-30, Class I-A-31 and Class AR Certificates are referred to as the Group I Certificates.

o The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-24, Class II-A-25, Class II-A-26, Class II-A-27, Class II-A-28 and Class II-A-29 Certificates are referred to as the Group II Certificates.

o The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-7 and Class III-X Certificates are referred to as the Group III Senior Certificates.

o The Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates are referred to as the Group III-B Certificates.

o The Group III Senior Certificates and the Group III-B Certificates are referred to as the Group III Certificates.

o The Class IS-A-1, Class IV-X and Class IS-P Certificates are referred to as the Group IV Certificates.

o The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates are referred to as the Group C-B Certificates.

o The Class II-A-25, Class II-A-28 and Class III-A-3 Certificates are referred to as the Floating Rate Certificates.

o The Class II-A-26, Class II-A-29 and Class III-A-4 Certificates are referred to as the Inverse Floating Rate Certificates.

o The Floating Rate Certificates and the Inverse Floating Rate Certificates are referred to as the LIBOR Certificates.

o The Class A-X, Class III-X and Class IV-X Certificates are referred to as the Class X Certificates.

o The Class X, Class I-A-12, Class II-A-2 and Class III-A-4 Certificates are referred to as the Interest Only Certificates.

o The Class A-P and Class IS-P Certificates are referred to as the Class P Certificates.

o The Class P, Class I-A-11, Class II-A-6 and Class III-A-5 Certificates are also referred to as the Principal Only Certificates.

o The Class I-A-4, Class I-A-31, Class II-A-4 and Class II-A-20 Certificates are also referred to as the Lockout Certificates.

o    The Class I-A-3 Certificates are referred to as the Insured Certificates.

o    The Class II-A-6 Certificates are referred to as the Component
     Certificates.

o The Class II-A-1, Class II-A-3, Class II-A-7, Class II-A-15, Class II-A-24 and Class II-A-27 Certificates are also referred to as the PAC Certificates.

o The Component II-A-6-2 and Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-25, Class II-A-26, Class II-A-28 and Class II-A-29 Certificates are also referred to as the TAC Certificates.

o The Component II-A-6-2 and Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-25, Class II-A-26, Class II-A-28 and Class II-A-29 Certificates are also referred to as the Accretion Directed Certificates.

o    The Class II-A-5 Certificates are also referred to as the Accrual
     Certificates.

o    The Class AR Certificates are also referred to as the Residual
     Certificates.

o The Class I-A-3, Class II-A-11 and Class II-A-12 Certificates are also referred to as the Special Retail Certificates.

ASSETS OF THE TRUST

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

o the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

o any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and their proceeds;

o the Certificate Insurance Policy (as described in --"Description of the Certificates--The Certificate Insurance Policy" in this prospectus supplement);

o    the RMIC mortgage guaranty insurance policy;

o the Collection Account, the Certificate Account, the Class I-A-3, Class II-A-11 and Class II-A-12 Rounding Accounts and the assets that are deposited in them from time to time; and

o    all proceeds of any of the foregoing.

     Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

     The offered certificates, other than the Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class II-A-2, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class III-A-2, Class III-A-4, Class III-A-6, Class III-A-7, Class A-X, Class III-X, Class IV-X and Class AR Certificates, will be issued in minimum denominations of $25,000 Class Principal Balance and integral multiples of $1 in excess of that amount. The Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-13, Class II-A-14, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class III-A-2, Class III-A-6 and Class III-A-7 Certificates will be issued in minimum denominations of $1,000 Class Principal Balance and integral multiples of $1 in excess of that amount. The Class I-A-3, Class II-A-11 and Class II-A-12 Certificates will be issued in minimum denominations of $1,000 Class Principal Balance and integral multiples of $1,000 in excess of that amount. The Class I-A-12, Class II-A-2, Class III-A-4, Class A-X, Class III-X and Class IV-X Certificates will be issued in minimum denominations of $100,000 Class Notional Amount and integral multiples of $1 in excess of that amount. The Class AR Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest.

BOOK-ENTRY REGISTRATION

     The offered certificates, other than the Class AR Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as JPMorgan Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

     The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under "--Definitive Certificates" below.

     Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

     For a description of the procedures applicable to the DTC registered certificates, see "Description of the Certificates--Book-Entry Registration" in the prospectus.

DEFINITIVE CERTIFICATES

     Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

o DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

o the depositor, at its sole option, in writing, elects to terminate the book-entry system through DTC; or

o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

     In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

     According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in January 2002, to the persons in whose names those certificates are registered on the close of business on the business day preceding that distribution date with respect to the Class III-A-3 and Class III-A-4 Certificates so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, on the last business day of the month preceding the month of that distribution date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRUAL PERIOD--For any distribution date and any class of certificates (other than the Class III-A-3 and Class III-A-4 Certificates) the calendar month immediately preceding that distribution date. For any distribution date and the Class III-A-3 and Class III-A-4 Certificates, the period from and including the 25th day of the calendar month immediately preceding that distribution date to and including the 24th day of the calendar month of that distribution date. All classes of certificates will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     AVAILABLE FUNDS--For any distribution date and each mortgage loan group, the sum of:

     (a) all scheduled installments of interest (net of the related expense fees) and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

     (b) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer's standard servicing procedures), all proceeds under the RMIC Policy, as applicable, and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

     (c) all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans, exclusive of prepayment penalties and premiums;

     (d) amounts received for that distribution date in respect of the substitution of a related mortgage loan or a purchase of a related mortgage loan by a seller or a servicer as of that distribution date;

     (e) any amounts payable as Compensating Interest by the applicable servicer on that distribution date on the related mortgage loans; and

     (f) minus, in the case of clauses (a) through (d) above, the amounts to which the applicable servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees, unreimbursed advances and certain expenses relating to the mortgage loans in the loan group.

     BANKRUPTCY LOSS COVERAGE AMOUNT--With respect to loan group III and the Group III-B Certificates, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group III-B Certificates, initially, approximately $100,000. With respect to loan group I, loan group II, loan group IV and the Group C-B Certificates, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group C-B Certificates, initially, approximately $286,700.

     BANKRUPTCY LOSSES--With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

     CAPPED PAYMENT AMOUNT--For any distribution date and the Class I-A-1, Class I-A-29 and Class I-A-30 Certificates, an amount, not less than zero, equal to
(i) the product of (a) 68.3044837903% multiplied by (b) the excess of (A) the aggregate of the Class Principal Balances of the Group I Certificates over (B) the aggregate Class Principal Balance of the Class I-A-4 Certificates, Class I-A-31 Certificates and Class AR Certificates minus (ii) the aggregate Class Principal Balance of the Class I-A-3 Certificates, the Class I-A-10 Certificates and the Class I-A-13 through Class I-A-28 Certificates minus
(iii) the product of (a) 10.6573593681% and the Class Principal Balance of the Class I-A-11 Certificates.

     CLASS A-P DEFERRED AMOUNTS--As of any date of determination, the amount required to be paid to the holders of the Class A-P Certificates pursuant to clauses (e)(i) and (f)(i) below under "--Priority of Distributions."

     CLASS A-X NOTIONAL AMOUNT--For any distribution date and the Class A-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to loan group I and loan group II; and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage Loans in loan group I and loan group II as of that due date and the denominator of which is 6.50%. The Class A-X Notional Amount as of the closing date will be approximately $6,500,490.

     CLASS I-A-4 ADJUSTED PERCENTAGE--For any distribution date (i) occurring before January 2007, 0% and (ii) for any distribution date occurring in or after January 2007, the Class I-A-4 Percentage.

     CLASS I-A-4 LIQUIDATION AMOUNT--For any distribution date, the aggregate, for each group I mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of
(i) the Class I-A-4 Adjusted Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class I-P Fraction of that balance, for any Class I-P Mortgage Loan) and (ii) the Class I-A-4 Adjusted Percentage of the Liquidation Principal for that mortgage loan.

     CLASS I-A-4 PERCENTAGE--For any distribution date will equal the lesser of
(a) 100% and (b) the Class Principal Balance of the Class I-A-4 Certificates divided by the aggregate Stated Principal Balance of the group I loans (less the Class I-P Fraction of each Class I-P Mortgage Loan), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Class I-A-4 Percentage as of the closing date will be approximately 9.63%.

     CLASS I-A-4 PREPAYMENT PERCENTAGE--For any distribution date, the product of (a) the Class I-A-4 Percentage and (b) the Stepdown Percentage.

     CLASS I-A-4 PRIORITY AMOUNT--For any distribution date, the sum of (i) the Class I-A-4 Adjusted Percentage of the Principal Payment Amount (exclusive of the portion attributable to the Class I-P Principal Distribution Amount), (ii) the Class I-A-4 Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion attributable to the Class I-P Principal Distribution Amount), and (iii) the Class I-A-4 Liquidation Amount. THE CLASS I-A-4 PRIORITY AMOUNT WILL EQUAL ZERO UNTIL THE DISTRIBUTION DATE IN JANUARY 2007.

     CLASS I-A-12 NOTIONAL AMOUNT--For any distribution date, the Class Principal Balance of the Class I-A-3 Certificates immediately before that distribution date multiplied by a fraction, the numerator of which is 9, and the denominator of which is 650. The Class I-A-12 Notional Amount as of the closing date will be approximately $429,230.

     CLASS I-A-31 ADJUSTED PERCENTAGE--For any distribution date (i) occurring before January 2007, 0% and (ii) for any distribution date occurring in or after January 2007, the Class I-A-31 Percentage.

     CLASS I-A-31 LIQUIDATION AMOUNT--For any distribution date, the aggregate, for each group I mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of
(i) the Class I-A-31 Adjusted Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class I-P Fraction of that balance, for any Class I-P Mortgage Loan) and (ii) the Class I-A-31 Adjusted Percentage of the Liquidation Principal for that mortgage loan.

     CLASS I-A-31 PERCENTAGE--For any distribution date will equal the lesser of
(a) 100% and (b) the Class Principal Balance of the Class I-A-31 Certificates divided by the aggregate Stated Principal Balance of the group I loans (less the Class I-P Fraction of each Class I-P Mortgage Loan), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Class I-A-31 Percentage as of the closing date will be approximately 0.05%.

     CLASS I-A-31 PREPAYMENT PERCENTAGE--For any distribution date, the product of (a) the Class I-A-31 Percentage and (b) the Stepdown Percentage.

     CLASS I-A-31 PRIORITY AMOUNT--For any distribution date, the sum of (i) the Class I-A-31 Adjusted Percentage of the Principal Payment Amount (exclusive of the portion attributable to the Class I-P Principal Distribution Amount), (ii) the Class I-A-31 Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion attributable to the Class I-P Principal Distribution Amount), and (iii) the Class I-A-31 Liquidation Amount. THE CLASS I-A-31 PRIORITY AMOUNT WILL EQUAL ZERO UNTIL THE DISTRIBUTION DATE IN JANUARY 2007.

     CLASS I-P FRACTION--With respect to each Class I-P Mortgage Loan, a fraction, the numerator of which is 6.50% minus the Net Mortgage Rate on that Class I-P Mortgage Loan and the denominator of which is 6.50%.

     CLASS I-P MORTGAGE LOANS--The group I mortgage loans having Net Mortgage Rates less than 6.50% per annum.

     CLASS I-P PRINCIPAL DISTRIBUTION AMOUNT--For each distribution date, a portion of the Available Funds for the group I mortgage loans for such distribution date equal to the Class I-P Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including net Liquidation Proceeds allocable to principal with respect to the Class I-P Mortgage Loans), in each case, on or in respect of a Class I-P Mortgage Loan for that distribution date.

     CLASS II-A-2 NOTIONAL AMOUNT--For any distribution date, the sum of (i) the Class Principal Balance of the Class II-A-1 Certificates immediately before that distribution date multiplied by a fraction, the numerator of which is 125, and the denominator of which is 625, (ii) the Class Principal Balance of the Class II-A-3 Certificates immediately before that distribution date multiplied by a fraction, the numerator of which is 20, and the denominator of which is 625 and
(iii) the Class Principal Balance of the Class II-A-24 Certificates immediately before that distribution date multiplied by a fraction, the numerator of which is 75, and the denominator of which is 625. The Class II-A-2 Notional Amount as of the closing date will be approximately $32,677,712.

     CLASS II-A-4 ADJUSTED PERCENTAGE--For any distribution date (i) occurring before January 2007, 0% and (ii) for any distribution date occurring in or after January 2007, the Class II-A-4 Percentage.

     CLASS II-A-4 LIQUIDATION AMOUNT--For any distribution date, the aggregate, for each group II mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the Class II-A-4 Adjusted Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class II-P Fraction of that balance, for any Class II-P Mortgage Loan) and (ii) the Class II-A-4 Adjusted Percentage of the Liquidation Principal for that mortgage loan.

     CLASS II-A-4 PERCENTAGE--For any distribution date will equal the lesser of
(a) 100% and (b) the Class Principal Balance of the Class II-A-4 Certificates divided by the aggregate Stated Principal Balance of the group II loans (less the Class II-P Fraction of each Class II-P Mortgage Loan), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Class II-A-4 Percentage as of the closing date will be approximately 9.29%.

     CLASS II-A-4 PREPAYMENT PERCENTAGE--For any distribution date, the product of (a) the Class II-A-4 Percentage and (b) the Stepdown Percentage.

     CLASS II-A-4 PRIORITY AMOUNT--For any distribution date, the sum of (i) the Class II-A-4 Adjusted Percentage of the Principal Payment Amount (exclusive of the portion attributable to the Class II-P Principal Distribution Amount), (ii) the Class II-A-4 Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion attributable to the Class II-P Principal Distribution Amount), and (iii) the Class II-A-4 Liquidation Amount. THE CLASS II-A-4 PRIORITY AMOUNT WILL EQUAL ZERO UNTIL THE DISTRIBUTION DATE IN JANUARY 2007.

     CLASS II-A-5 ACCRETION TERMINATION DATE--The earlier to occur of:

         o the distribution date on which the Component Principal Balance of the Component II-A-6-2 and the aggregate Class Principal Balance of the Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22,

            Class II-A-23, Class II-A-25, Class II-A-26, Class II-A-28 and Class II-A-29 Certificates have been reduced to zero; and

         o the distribution date on which the aggregate Class Principal Balance of the Group C-B Certificates have been reduced to zero.

     CLASS II-A-5 ACCRUAL AMOUNT--On each distribution date on or before the Class II-A-5 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class II-A-5 Certificates on that distribution date.

     CLASS II-A-20 ADJUSTED PERCENTAGE--For any distribution date (i) occurring before January 2007, 0% and (ii) for any distribution date occurring in or after January 2007, the Class II-A-20 Percentage.

     CLASS II-A-20 LIQUIDATION AMOUNT--For any distribution date, the aggregate, for each group II mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the Class II-A-20 Adjusted Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class II-P Fraction of that balance, for any Class II-P Mortgage Loan) and (ii) the Class II-A-20 Adjusted Percentage of the Liquidation Principal for that mortgage loan.

     CLASS II-A-20 PERCENTAGE--For any distribution date will equal the lesser of (a) 100% and (b) the Class Principal Balance of the Class II-A-20 Certificates divided by the aggregate Stated Principal Balance of the group II loans (less the Class II-P Fraction of each Class II-P Mortgage Loan), in each case immediately prior to any allocations of losses or distributions on that distribution date. The Class II-A-20 Percentage as of the closing date will be approximately 0.39%.

     CLASS II-A-20 PREPAYMENT PERCENTAGE--For any distribution date, the product of (a) the Class II-A-20 Percentage and (b) the Stepdown Percentage.

     CLASS II-A-20 PRIORITY AMOUNT--For any distribution date, the sum of (i) the Class II-A-20 Adjusted Percentage of the Principal Payment Amount (exclusive of the portion attributable to the Class II-P Principal Distribution Amount),
(ii) the Class II-A-20 Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion attributable to the Class II-P Principal Distribution Amount), and (iii) the Class II-A-20 Liquidation Amount. THE CLASS II-A-20 PRIORITY AMOUNT WILL EQUAL ZERO UNTIL THE DISTRIBUTION DATE IN JANUARY 2007.

     CLASS II-P FRACTION--With respect to each Class II-P Mortgage Loan, a fraction, the numerator of which is 6.25% minus the Net Mortgage Rate on that Class II-P Mortgage Loan and the denominator of which is 6.25%.

     CLASS II-P MORTGAGE LOANS--The group II mortgage loans having Net Mortgage Rates less than 6.25% per annum.

     CLASS II-P PRINCIPAL DISTRIBUTION AMOUNT--For each distribution date, a portion of the Available Funds for the group II mortgage loans for such distribution date equal to the Class II-P Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including net Liquidation Proceeds allocable to principal with respect to the Class II-P Mortgage Loans), in each case, on or in respect of a Class II-P Mortgage Loan for that distribution date.

     CLASS III-A-4 NOTIONAL AMOUNT--For any distribution date, the Class Principal Balance of the Class III-A-3 Certificates immediately before that distribution date. The Class III-A-4 Notional Amount as of the closing date will be approximately $60,391,469.

     CLASS III-A-5 PRINCIPAL DISTRIBUTION AMOUNT--For each distribution date, the product of 6.8965523545% and the Subgroup III-2 Senior Principal Distribution Amount. The Class III-A-5 Certificates will not receive any portion of the Subgroup III-1 Senior Principal Distribution Amount.

     CLASS III-P FRACTION--With respect to each Class III-P Mortgage Loan which is also a subgroup III-1 mortgage loan, a fraction, the numerator of which is 7.25% minus the Net Mortgage Rate on that Class III-P Mortgage Loan and the denominator of which is 7.25%. With respect to each Class III-P Mortgage Loan which is also a subgroup III-2 mortgage loan, a fraction, the numerator of which is 6.75% minus the Net Mortgage Rate on that Class III-P Mortgage Loan and the denominator of which is 6.75%.

     CLASS III-P MORTGAGE LOANS--The subgroup III-1 mortgage loans having Net Mortgage Rates less than 7.25% per annum and the subgroup III-2 mortgage loans having Net Mortgage Rates less than 6.75%.

     CLASS III-P PRINCIPAL DISTRIBUTION AMOUNT--For each distribution date, a portion of the Available Funds for the group III mortgage loans for such distribution date equal to the Class III-P Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including net Liquidation Proceeds allocable to principal with respect to the Class III-P Mortgage Loans), in each case, on or in respect of a Class III-P Mortgage Loan for that distribution date.

     CLASS III-X NOTIONAL AMOUNT--For any distribution date and the Class III-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to subgroup III-1 and subgroup III-2; and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage Loans in subgroup III-1 and subgroup III-2 as of that due date and the denominator of which is 7.25%. The Class III-X Notional Amount as of the closing date will be approximately $9,034,394.

     CLASS IS-P DEFERRED AMOUNTS--As of any date of determination, the amount required to be paid to the holders of the Class IS-P Certificates pursuant to clause (f)(i) below under "--Priority of Distributions."

     CLASS IS-P FRACTION--With respect to each Class IS-P Mortgage Loan, a fraction, the numerator of which is 6.50% minus the Net Mortgage Rate on that Class IS-P Mortgage Loan and the denominator of which is 6.50%.

     CLASS IS-P MORTGAGE LOANS--The group IV mortgage loans having Net Mortgage Rates less than 6.50% per annum.

     CLASS IS-P PRINCIPAL DISTRIBUTION AMOUNT--For each distribution date, a portion of the Available Funds for the group IV mortgage loans for such distribution date equal to the Class IS-P Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including net Liquidation Proceeds allocable to principal with respect to the Class IS-P Mortgage Loans), in each case, on or in respect of a Class IS-P Mortgage Loan for that distribution date.

     CLASS IV-X NOTIONAL AMOUNT--For any distribution date and the Class IV-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to loan group IV and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage Loans in loan group IV as of that due date and the denominator of which is 6.50%. The Class IV-X Notional Amount as of the closing date will be approximately $667,775.

     CLASS P FRACTION-- Any of the Class I-P Fraction, Class II-P Fraction, Class III-P or Class IS-P Fraction, as applicable.

     CLASS P MORTGAGE LOAN--Any of the Class I-P Mortgage Loans, Class II-P Mortgage Loans, Class III-P Mortgage Loans or Class IS-P Mortgage Loans, as applicable.

     CLASS P PRINCIPAL DISTRIBUTION AMOUNT-- Either the Class I-P Principal Distribution Amount, the Class II-P Principal Distribution Amount, the Class III-P Principal Distribution Amount or the Class IS-P Principal Distribution Amount, as applicable.

     CLASS PRINCIPAL BALANCE-- For any class of certificates as of any date of determination, an amount equal to the initial principal balance of that class, or, in the case of the Class II-A-6 Certificates, the sum of the initial Component Principal Balances of Component II-A-6-1 and Component II-A-6-2, in each case reduced by the aggregate of the following amounts allocable to that class:

o All amounts previously distributed to holders of certificates of that class as payments of principal;

o The amount of Realized Losses, including Excess Losses, allocated to that class;

o In the case of the Group III-B Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class A-P Deferred Amounts or if the aggregate Class Principal Balance of the Group III Senior and Group III-B Certificates and the aggregate of the applicable Class III-P Fractions of the Group III-P Mortgage Loans exceeds the aggregate Stated Principal Balance of the group III mortgage loans, as described below under "-Allocation of Losses on Group III Mortgage Loans; Subordination of Group III-B Certificates" and

o In the case of the Group C-B Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class A-P Deferred Amounts and Class IS-P Deferred Amounts or if the aggregate Class Principal Balance of the Group I, Group II, Group IV, Group C-B and Class IS-P Certificates and the aggregate of the applicable Class I-P and Class II-P Fractions of the Group I-P and Group II-P Mortgage Loans, respectively, exceeds the aggregate Stated Principal Balance of the group I, group II and group IV mortgage loans, as described below under "-Allocation of Losses on Group I, Group II, and Group IV Mortgage Loans; Subordination of Group C-B Certificates".

o plus, in the case of the Class II-A-5 Certificates, the Class II-A-5 Accrual Amounts.

     COMPENSATING INTEREST--For each of the mortgage loans serviced by Olympus, GreenPoint, WMMSC or RBMG and any distribution date, an amount to be paid by that servicer as described above under "Servicing of Mortgage Loans - Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in this prospectus supplement.

     COMPONENT PRINCIPAL BALANCE-- For Component II-A-6-1 and Component II-A-6-2 as of any date of determination, an amount equal to the initial principal balance of that component, reduced by the aggregate of the following amounts allocable to that component:

o All amounts previously distributed to holders of the Class II-A-6 Certificates which are allocable to that component, as payments of principal; and

o The amount of Realized Losses, including Excess Losses, allocated to that component.

     CREDIT SUPPORT DEPLETION DATE--With respect to the Group III Senior Certificates, the first distribution date on which the aggregate Class Principal Balance of the Group III-B Certificates has been or will be reduced to zero. With respect to the Group I, Group II and Group IV Certificates, the first distribution date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero.

     DEBT SERVICE REDUCTION--With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     DEFICIENT VALUATION--With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

     DETERMINATION DATE--With respect to any distribution date, the determination date is the 10th day preceding the distribution date or, if that day is not a business day, the immediately preceding business day.

     DUE DATE--With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs, except for 4 mortgage loans with an aggregate principal balance representing 0.08% of the aggregate Cut-off Date Principal Balance of the mortgage loans which have a due date as indicated on the related mortgage note.

     EXCESS LOSSES--Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount; Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

     FRAUD LOSS COVERAGE AMOUNT--With respect to the Group III Senior Certificates, the aggregate amount of Fraud Losses that are allocated solely to the Group III-B Certificates, initially, approximately 1% of the Cut-off Date Principal Balance of the group III mortgage loans. With respect to the Group I, Group II and Group IV Certificates, the aggregate amount of Fraud Losses that are allocated solely to the Group C-B Certificates, initially approximately 1% of the aggregate Cut-off Date Principal Balance of the group I, group II and group IV mortgage loans.

     FRAUD LOSS--With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

     GROUP C-B COMPONENT BALANCE-- With respect to each of the group I, group II and group IV mortgage loans, the excess, if any, of the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group (less the applicable Class P Fraction of any applicable Class P Mortgage Loan) over the then outstanding aggregate Class Principal Balance of the senior certificates less the applicable Class P Fraction of any applicable Class P Mortgage Loan in such group.

     GROUP C-B PERCENTAGE-- For any distribution date, the aggregate Class Principal Balance of the Group C-B Certificates immediately prior to such distribution date divided by the outstanding aggregate Stated Principal Balance of the group I, group II and group IV mortgage loans (other than the Class I-P, Class II-P and Class IS-P Fractions of the applicable Class P Mortgage Loans) as of the due date in the month of that distribution date.

     GROUP I PRIORITY AMOUNT--For any distribution date, the sum of the Class I-A-4 Priority Amount and the Class I-A-31 Priority Amount. THE GROUP I PRIORITY AMOUNT WILL EQUAL ZERO UNTIL THE DISTRIBUTION DATE IN JANUARY 2007.

     GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date the sum of:

o the related Senior Percentage of the Principal Payment Amount for the group I mortgage loans (exclusive of the portion attributable to the Class I-P Principal Distribution Amount),

o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group I mortgage loans (exclusive of the portion attributable to the Class I-P Principal Distribution Amount), and

o    the Senior Liquidation Amount for the group I mortgage loans.

     GROUP II PAC CLASSES--The Class II-A-1, Class II-A-3, Class II-A-7, Class II-A-15, Class II-A-24 and Class II-A-27 Certificates.

     GROUP II PRIORITY AMOUNT--For any distribution date, the sum of the Class II-A-4 Priority Amount and the Class II-A-20 Priority Amount. THE GROUP II PRIORITY AMOUNT WILL EQUAL ZERO UNTIL THE DISTRIBUTION DATE IN JANUARY 2007.

     GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date the sum of:

o the related Senior Percentage of the Principal Payment Amount for the group II mortgage loans (exclusive of the portion attributable to the Class II-P Principal Distribution Amount),

o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group II mortgage loans, (exclusive of the portion attributable to the Class II-P Principal Distribution Amount), and

o    the Senior Liquidation Amount for the group II mortgage loans.

     GROUP II TAC CLASSES--The Component II-A-6-2 and the Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-25, Class II-A-26, Class II-A-28 and Class II-A-29 Certificates.

     GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date the sum of (i) the Subgroup III-1 Senior Principal Distribution Amount and (ii) the Subgroup III-2 Senior Principal Distribution Amount.

     GROUP III-B BALANCE--With respect to the Group III-B Certificates and any distribution date, the aggregate Class Principal Balance of the Group III-B Certificates for such distribution date.

     GROUP III-B COMPONENT BALANCE--With respect to each of the subgroup III-1 and subgroup III-2 mortgage loans, the excess, if any, of the then outstanding aggregate Stated Principal Balance of the mortgage loans in that subgroup (less the applicable Class P Fraction of any applicable Class P Mortgage Loan in such subgroup) over the then outstanding applicable Senior Component Balance.

     GROUP IV SENIOR PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date the sum of:

o the related Senior Percentage of the Principal Payment Amount for the group IV mortgage loans (exclusive of the portion attributable to the Class IS-P Principal Distribution Amount),

o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group IV mortgage loans (exclusive of the portion attributable to the Class IS-P Principal Distribution Amount), and

o    the Senior Liquidation Amount for the group IV mortgage loans.

     INSURANCE AGREEMENT--The insurance agreement dated as of December 1, 2001, among the Certificate Insurer, DLJ Mortgage Capital, Inc., the depositor and the trustee.

     INSURANCE PROCEEDS--Amounts paid pursuant to any insurance policy, including the RMIC Policy but excluding the certificate insurance policy, with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

     LIQUIDATED MORTGAGE LOAN--A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

     LIQUIDATION PRINCIPAL--The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the principal balance of that mortgage loan, during the calendar month preceding the month of the distribution date, exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount.

     LIQUIDATION PROCEEDS--Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property.

     NET INTEREST SHORTFALL-- For any distribution date and loan group, the sum of:

o the amount of interest which would otherwise have been received for a mortgage loan in that group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Group III-B Certificates, in the case of loan group III, and the Group C-B Certificates, in the case of loan group I, loan group II and loan group IV, for those types of losses; and

o    any related Net Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--With respect to any mortgage loan, the rate per annum equal to the mortgage rate minus the rate at which the expense fees accrue. The mortgage rate of a mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

     NET PREPAYMENT INTEREST SHORTFALL--For any distribution date and loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that period.

     PREMIUM RATE MORTGAGE LOANS--With respect to loan group I, the mortgage loans having Net Mortgage Rates in excess of 6.50%. With respect to loan group II, the mortgage loans having Net Mortgage Rates in excess of 6.25%. With respect to subgroup III-1, the mortgage loans having Net Mortgage Rates in excess of 7.25%. With respect to subgroup III-2, the mortgage loans having Net Mortgage Rates in excess of 6.75%. With respect to loan group IV, the mortgage loans having Net Mortgage Rates in excess of 6.50%.

     PREPAYMENT INTEREST SHORTFALL--The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month's interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the Stated Principal Balance of that mortgage loan.

     PREPAYMENT PERIOD--For any distribution date and the mortgage loans serviced by GreenPoint, RBMG or Olympus and any principal prepayment in full, the calendar month preceding that distribution date. For any distribution date and any principal prepayment in full received on a mortgage loan serviced by WMMSC, the period from the fifteenth day of the calendar month preceding the month in which that distribution date falls (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date falls. For any distribution date and all mortgage loans and any principal prepayment in part, the calendar month preceding that distribution date.

     PRINCIPAL PAYMENT AMOUNT--For any distribution date and loan group or subgroup, the sum of:

o scheduled principal payments on the mortgage loans in that loan group or subgroup due on the due date immediately before the distribution date;

o the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group or subgroup that was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

o any other unscheduled payments of principal that were received on the mortgage loans in that loan group or subgroup during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

     PRINCIPAL PREPAYMENT AMOUNT--For any distribution date and loan group or subgroup, the sum of all partial prepayments or prepayments in full in that loan group or subgroup which were received during the applicable Prepayment Period preceding that distribution date.

     PRINCIPAL PREPAYMENTS--Any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     REALIZED LOSS--The amount determined by the related servicer in connection with any mortgage loan equal to:

o for any Liquidated Mortgage Loan, the excess of its principal balance plus interest at a rate equal to the applicable net mortgage rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds (including Insurance Proceeds) received in connection with the liquidation, after application of all withdrawals permitted to be made by that servicer from the collection account for the mortgage loan;

o for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

o for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

     RECORD DATE--For any distribution date and any class of certificates (other than the Class III-A-3 and Class III-A-4 Certificates for so long as such certificates are held in book-entry form) the last day of the calendar month immediately preceding that distribution date. For any distribution date and the Class III-A-3 and Class III-A-4 Certificates held in book-entry form, the day immediately preceding that distribution date.

     REIMBURSEMENT AMOUNT--The sum of (a) all amounts previously paid by the Certificate Insurer under the Certificate Insurance Policy which have not been previously reimbursed and any other amounts due to the Certificate Insurer pursuant to the Insurance Agreement and (b) interest on the foregoing at the rate set forth in the Insurance Agreement.

     RELATED SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT--For the Group III-B Certificates and any distribution date, the sum of the following amounts for each subgroup:

o the related Subgroup Subordinate Percentage of the Principal Payment Amount for the related subgroup (exclusive of the portions thereof attributable to the Class III-P Principal Distribution Amount);

o the related Subgroup Subordinate Prepayment Percentage of the Principal Prepayment Amount for the related subgroup (exclusive of the portions thereof attributable to the Class III-P Principal Distribution Amount); and

o    the related Subordinate Liquidation Amount;

         less

o the amounts required to be distributed to the Class A-P Certificates pursuant to (e)(i) under "--Priority of Distributions" on that distribution date.

     For the Group C-B Certificates and any distribution date, the sum of the following amounts:

o the related Subordinate Percentage of the Principal Payment Amount for each of the group I, group II and group IV mortgage loans (exclusive of the portions thereof attributable to the applicable Class P Principal Distribution Amounts, if any);

o the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for each of the group I, group II and group IV mortgage loans (exclusive of the portions thereof attributable to the applicable Class P Principal Distribution Amounts, if any); and

o the related Subordinate Liquidation Amount for each of the group I, group II and group IV mortgage loans;

         less

o the amount of certain cross-collateralization payments as described under "--Cross-Collateralization--Group I, Group II, Group IV and Group C-B Certificates"; and

o the amounts required to be distributed to the Class A-P and Class IS-P Certificates pursuant to clause (f)(i) under "--Priority of Distributions" on that distribution date.

     RMIC PREMIUM--For any distribution date and RMIC Mortgage Loan, the product of the per annum rate set forth in the RMIC Policy and the Stated Principal Balance of such RMIC Mortgage Loan.

     SECOND CAPPED PAYMENT AMOUNT--For any distribution date and the Class I-A-1, Class I-A-29 and Class I-A-30 Certificates, an amount, not less than zero, equal to (i) the product of (a) 31.6955162097% multiplied by (b) the excess of (A) the aggregate of the Class Principal Balances of the Group I Certificates over (B) the aggregate Class Principal Balance of the Class I-A-4, Class I-A-31 and Class AR Certificates minus (ii) the aggregate of the Class Principal Balances of the Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8 and Class I-A-9 Certificates minus (iii) the product of (a) 89.3426406319% and the Class Principal Balance of the Class I-A-11 Certificates.

     SENIOR COMPONENT BALANCE--With respect to each of the subgroup III-1 and subgroup III-2 mortgage loans, the applicable Senior Component Balance as of the Closing Date reduced by all principal previously distributed to the Group III Senior Certificates derived from such subgroup and further reduced by all losses allocated to such certificates from such subgroup. The initial Senior Component Balances for the subgroup III-1 and subgroup III-2 mortgage loans as of the Closing Date will be $71,037,814 and $82,054,956, respectively. In the event that, on any distribution date prior to the related Credit Support Depletion Date, the aggregate amount of losses realized with respect to the mortgage loans in a subgroup exceeds the related Group III-B Component Balance, certain adjustments will be made to all of the Senior Component Balances, as described in the pooling and servicing agreement.

     SENIOR LIQUIDATION AMOUNT--For any distribution date and the aggregate for each loan group, other than loan group III, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, with respect to that Class P Mortgage Loan, if applicable) and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

     For any distribution date and the aggregate for each of the subgroup III-1 mortgage loans or the subgroup III-2 mortgage loans, for each subgroup III-1 mortgage loan or subgroup III-2 mortgage loan, as applicable, which became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the applicable Subgroup Senior Percentage of the Stated Principal Balance of such mortgage loan (exclusive of the Class P Fraction of that balance, with respect to that Class P Mortgage Loan, if applicable) and (ii) the applicable Subgroup Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

     SENIOR PERCENTAGE--For any distribution date and group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates of such group (other than the related Class P Fraction of the related Class P Mortgage Loans, if applicable) immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans (less the Class P Fraction of the Class P Mortgage Loans in that loan group, if applicable) in that group immediately prior to the distribution date. In no event will the Senior Percentage for any group exceed 100%.

     SENIOR PREPAYMENT PERCENTAGE--For any of the Group I, Group II, Group III Senior and Group IV Certificates, and any distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the related classes of subordinated certificates. Increasing the respective interest of the Group III-B Certificates relative to that of the Group III Senior Certificates and the portion of the Class A-P Certificates related to loan group III is intended to preserve the availability of the subordination provided by the Group III-B Certificates. Similarly, increasing the respective interest of the Group C-B Certificates relative to that of the Group I, Group II, Group IV Certificates and the portion of the Class A-P Certificates related to loan group I and loan group II is intended to preserve the availability of the subordination provided by the Group C-B Certificates.

     The Senior Prepayment Percentage for each group or subgroup and for any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

o for any distribution date in the first year thereafter, the related Senior Percentage or Subgroup Senior Percentage, as applicable, plus 70% of the related Subordinate Percentage or Subgroup Subordinate Percentage, as applicable, for that distribution date;

o for any distribution date in the second year thereafter, the related Senior Percentage or Subgroup Senior Percentage, applicable, plus 60% of the related Subordinate Percentage or Subgroup Subordinate Percentage, as applicable, for that distribution date;

o for any distribution date in the third year thereafter, the related Senior Percentage or Subgroup Senior Percentage, applicable, plus 40% of the related Subordinate Percentage or Subgroup Subordinate Percentage, as applicable for that distribution date;

o for any distribution date in the fourth year thereafter, the related Senior Percentage or Subgroup Senior Percentage, applicable, plus 20% of the related Subordinate Percentage or Subgroup Subordinate Percentage, as applicable, for that distribution date; and

o for any distribution date thereafter, the related Senior Percentage or Subgroup Senior Percentage for that distribution date.

     There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any distribution date on or after the distribution date in January 2007, and for the Group III, if the related Senior Percentage or either Subgroup Senior Percentage exceeds its initial Senior Percentage or Subgroup Senior Percentage, as applicable, the Senior Prepayment Percentage for Group III and each subgroup for that distribution date will once again equal 100%. On any distribution date on or after the distribution date in January 2007, and for any of the Group I, Group II and Group IV Certificates, if the Senior Percentage for that group exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of the Group I, Group II, and Group IV Certificates for that distribution date will once again equal 100%. Finally, if on any distribution date and any group or subgroup the allocation to the related senior certificates in the percentage required would reduce the aggregate Class Principal Balance of the related senior certificates below zero, the Senior Prepayment Percentage for that distribution date and group or subgroup will be limited to the percentage necessary to reduce that balance to zero.

     With respect to the Group III Senior Certificates, in spite of the foregoing, no decrease in the reduction to the Senior Prepayment Percentage or either Subgroup Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the group III mortgage loans, delinquent 60 days or more averaged over the preceding six month period, as a percentage of the Group III-B Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the group III mortgage loans exceed:

o for the distribution date on the fifth anniversary of the first distribution date, 30% of the original Group III-B Balance;

o for the distribution date on the sixth anniversary of the first distribution date, 35% of the original Group III-B Balance;

o for the distribution date on the seventh anniversary of the first distribution date, 40% of the original Group III-B Balance;

o for the distribution date on the eighth anniversary of the first distribution date, 45% of the original Group III-B Balance; and

o for the distribution date on the ninth anniversary of the first distribution date, 50% of the original Group III-B Balance.

     However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

     With respect to Group I, Group II and Group IV Certificates, in spite of the foregoing, no decrease in the reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related group, delinquent 60 days or more averaged over the preceding six month period, as a percentage of the related Group C-B Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related group exceed:

o for the distribution date on the fifth anniversary of the first distribution date, 30% of the related original Group C-B Component Balance;

o for the distribution date on the sixth anniversary of the first distribution date, 35% of the related original Group C-B Component Balance;

o for the distribution date on the seventh anniversary of the first distribution date, 40% of the related original Group C-B Component Balance;

o for the distribution date on the eighth anniversary of the first distribution date, 45% of the related original Group C-B Component Balance; and

o for the distribution date on the ninth anniversary of the first distribution date, 50% of the related original Group C-B Component Balance.

     If the Senior Prepayment Percentage for one of Group I, Group II or Group IV is not permitted to reduce due to the limitations set forth above, then the Senior Prepayment Percentage for the remaining of these groups will not be reduced on such date. However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

     SPECIAL HAZARD LOSS COVERAGE AMOUNT--With respect to loan group III and the Group III-B Certificates, the aggregate amount of Special Hazard Losses that are allocated solely to the Group III-B Certificates, initially, approximately $6,622,026 With respect to loan group I, loan group II and loan group IV, the aggregate amount of Special Hazard Losses that are allocated solely to the Group C-B Certificates, initially, approximately $10,879,658.

     SPECIAL HAZARD LOSS--With respect to any loan group, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

     STATED PRINCIPAL BALANCE-- As to any mortgage loan and any date of determination, the principal balance of that mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

     STEPDOWN PERCENTAGE--For any distribution date, the percentage indicated below:

     DISTRIBUTION DATE OCCURRING IN                    STEPDOWN PERCENTAGE
     ------------------------------                    -------------------
     January 2002 through December 2006                        0%
     January 2007 through December 2007                       30%
     January 2008 through December 2008                       40%
     January 2009 through December 2009                       60%
     January 2010 through December 2010                       80%
     January 2011 and thereafter                             100%

     STRIPPED INTEREST RATE--For each Premium Rate Mortgage Loan and loan group or subgroup, the excess of the Net Mortgage Rate for that mortgage loan over (i) 6.50% per annum with respect to a group I Premium Rate Mortgage Loan, (ii) 6.25% per annum with respect to a group II Premium Rate Mortgage Loan, (iii) 7.25% per annum with respect to a subgroup III-1 Premium Rate Mortgage Loan, (iv) 6.75% per annum with respect to a subgroup III-2 Premium Rate Mortgage Loan and (v) 6.50% per annum with respect to a group IV Premium Rate Mortgage Loan.

     SUBGROUP SENIOR PERCENTAGE--Either the Subgroup III-1 Senior Percentage or the Subgroup III-2 Senior Percentage, as applicable.

     SUBGROUP SENIOR PREPAYMENT PERCENTAGE--Either the Senior Prepayment Percentage for the subgroup III-1 mortgage loans or the Senior Prepayment Percentage for the subgroup III-2 mortgage loans, as applicable.

     SUBGROUP III-1 SENIOR PERCENTAGE--For each distribution date, the percentage equivalent of a fraction, the numerator of which is the Senior Component Balance for the subgroup III-1 mortgage loans immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the subgroup III-1 mortgage loans (less the Class P Fraction of the Class III-P Mortgage Loans which are also subgroup III-1 mortgage loans, as applicable) immediately prior to the distribution date. The Subgroup III-1 Senior Percentage applicable to the initial distribution date is approximately 96.75%.

     SUBGROUP III-1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date the sum of:

o the related Subgroup Senior Percentage of the Principal Payment Amount for the subgroup III-1 mortgage loans (exclusive of the portion attributable to the Class III-P Principal Distribution Amount),

o the related Subgroup Senior Prepayment Percentage of the Principal Prepayment Amount for the subgroup III-1 mortgage loans (exclusive of the portion attributable to the Class III-P Principal Distribution Amount), and

o    the Senior Liquidation Amount for the subgroup III-1 mortgage loans.

     SUBGROUP III-2 SENIOR PERCENTAGE--For each distribution date, the percentage equivalent of a fraction, the numerator of which is the Senior Component Balance for the subgroup III-2 mortgage loans immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the subgroup III-2 mortgage loans (less the Class P Fraction of the Class III-P Mortgage Loans which are also subgroup III-2 mortgage loans, as applicable) immediately prior to the distribution date. The Subgroup III-2 Senior Percentage applicable to the initial distribution date is approximately 96.68%.

     SUBGROUP III-2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date the sum of:

o the related Subgroup Senior Percentage of the Principal Payment Amount for the subgroup III-2 mortgage loans (exclusive of the portion attributable to the Class III-P Principal Distribution Amount),

o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the subgroup III-2 mortgage loans (exclusive of the portion attributable to the Class III-P Principal Distribution Amount), and

o    the Senior Liquidation Amount for the subgroup III-2 mortgage loans.

     SUBORDINATE LIQUIDATION AMOUNT--For any distribution date and group or subgroup, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group or subgroup that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

     SUBORDINATE PERCENTAGE--For any distribution date and group, the excess of 100% over the related Senior Percentage for that date.

     SUBGROUP SUBORDINATE PERCENTAGE--For any distribution date and subgroup, the excess of 100% over the related Subgroup Senior Percentage for that date.

     SUBGROUP SUBORDINATE PREPAYMENT PERCENTAGE--For any distribution date and subgroup, the excess of 100% over the Senior Prepayment Percentage for the related subgroup for that distribution date.

     SUBORDINATE PREPAYMENT PERCENTAGE--For any distribution date and group, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the related senior certificates (other than the related portion of the Class A-P and Class IS-P Certificates, if applicable) is reduced to zero, then the Subordinate Prepayment Percentage for that group of mortgage loans will equal 100%.

     SUBORDINATION LEVEL--On any distribution date for any class of Group III-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group III-B Certificates which are subordinate in right of payment to that class by the Class Principal Balances of all classes of Group III-B Certificates, in each case immediately prior to that distribution date. On any distribution date for any class of Group C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group C-B Certificates which are subordinate in right of payment to that class by the Class Principal Balances of all classes of Group C-B Certificates, in each case immediately prior to that distribution date.

PRIORITY OF DISTRIBUTIONS

     Beginning in January 2002, on the 25th day of each month, or if the 25th day is not a business day, on the immediately succeeding business day, distributions will be made first from the Available Funds for the mortgage loans in the following order and priority:

     (a) with respect to the Group I, Class A-X and Class A-P Certificates, before the Credit Support Depletion Date, to the extent of the Available Funds for the group I mortgage loans for that distribution date:

         (i) first, to the Class A-P Certificates, the Class I-P Principal Distribution Amount;

         (ii) second, to the Certificate Insurer, any premium due with respect to the Certificate Insurance Policy for such distribution date;

         (iii) third, pro rata, to the Group I Certificates entitled to interest and Class A-X Certificates, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (a)(iii), only the portion of the Class A-X Notional Amount derived from the group I mortgage loans will be used to calculate these distributions; and

         (iv) fourth, to the Group I Certificates entitled to principal, as principal, the Group I Senior Principal Distribution Amount in the order described in "--Distributions of Principal--Group I Senior Principal Distribution Amount" in this prospectus supplement.

     (b) with respect to the Group II, Class A-X and Class A-P Certificates, before the Credit Support Depletion Date, to the extent of the Available Funds for the group II mortgage loans for that distribution date:

         (i) first, to the Class A-P Certificates, the Class II-P Principal Distribution Amount;

         (ii) second, pro rata, to the Group II Certificates entitled to interest and Class A-X Certificates, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (b)(ii), only the portion of the Class A-X Notional Amount derived from the group II mortgage loans will be used to calculate these distributions provided, further, that on or before the Class II-A-5 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class II-A-5 Certificates pursuant to this paragraph (b)(ii) will instead be distributed as principal to certain Group II Certificates in the manner described in "--Distributions of Principal--Group II Certificate Principal Distributions--Distribution of Class II-A-5 Accrual Amount" in this prospectus supplement; and

         (iii) third, to the Group II Certificates entitled to principal, as principal, the Group II Senior Principal Distribution Amount in the order described in "--Distributions of Principal--Group II Senior Principal Distribution Amount" in this prospectus supplement.

     (c) with respect to the Group III Senior and Class A-P Certificates, before the Credit Support Depletion Date, to the extent of the Available Funds for the group III mortgage loans for that distribution date:

         (i) first, to the Class A-P Certificates, the Class III-P Principal Distribution Amount;

         (ii) second, pro rata, to the Group III Senior Certificates entitled to interest, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; and

         (iii) third, to the Group III Senior Certificates entitled to principal, as principal, the Group III Senior Principal Distribution Amount in the order described in "--Distributions of Principal--Group III Senior Principal Distribution Amount" in this prospectus supplement.

     (d) with respect to the Group IV Certificates, before the Credit Support Depletion Date, to the extent of the Available Funds for the group IV mortgage loans for that distribution date:

         (i) first, to the Class IS-P Certificates, the Class IS-P Principal Distribution Amount;

         (ii) second, pro rata, to the Group IV Certificates entitled to interest, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amount, as applicable; and

         (iii) third, to the Group IV Certificates entitled to principal, other than the Class IS-P Certificates, as principal, the Group IV Senior Principal Distribution Amount in the order described in "--Distributions of Principal--Group IV Senior Principal Distribution Amount" in this prospectus supplement.

     (e) with respect to the Class A-P, Group III-B and Class AR Certificates, before the Credit Support Depletion Date, to the extent of the Available Funds for the group III mortgage loans remaining after the payments described in paragraph (c) above:

         (i) first, to the Class A-P Certificates, to the extent of amounts otherwise available to pay the Related Subordinate Principal Distribution Amount on that distribution date, the sum of (a) principal in an amount equal to the Class III-P Fraction of any loss on a Class III-P Mortgage Loan incurred in the previous calendar month (other than an Excess Loss) and (b) the sum of the amounts, if any, by which the amount described in subclause (a) of this clause (e)(i) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (e)(i) will not cause a further reduction in the Class Principal Balance on the Class A-P Certificates;

         (ii) second, to the Class III-B-1 Certificates, accrued and unpaid interest at their pass-through rate on the related Class Principal Balance;

         (iii) third, to the Class III-B-1 Certificates, their pro rata share of the Related Subordinate Principal Distribution Amount;

         (iv) fourth, to the Class III-B-2 Certificates, accrued and unpaid interest at their pass-through rate on the related Class Principal Balance;

         (v) fifth, to the Class III-B-2 Certificates, their pro rata share of the Related Subordinate Principal Distribution Amount;

         (vi) sixth, to the Class III-B-3 Certificates, accrued and unpaid interest at their pass-through rate on the related Class Principal Balance;

         (vii) seventh, to the Class III-B-3 Certificates, their pro rata share of the Related Subordinate Principal Distribution Amount;

         (viii) eighth, to the Class III-B-4, Class III-B-5 and Class III-B-6 Certificates, interest and principal in the same manner as for the Class III-B-1, Class III-B-2 and Class III-B-3 Certificates, first to the Class III-B-4 Certificates, then to the Class III-B-5 Certificates and then to the Class III-B-6 Certificates;

         (ix) ninth, to the Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates, in that order, up to an amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph
                  (e)(ix) will not cause a further reduction in the Class Principal Balances of any of the Group III-B Certificates; and

         (x)      tenth, to the Class AR Certificates.

     Notwithstanding paragraph (e) above, on any distribution date on which the Subordination Level for any class of Group III-B Certificates is less than the Subordination Level as of the closing date, the principal prepayments in full and partial principal prepayments otherwise allocable to the class or classes of the Group III-B Certificates junior to such class will be allocated to that class and to any class or classes of Group III-B Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

     (f) with respect to the Class A-P, Class IS-P, Group C-B and Class AR Certificates, before the Credit Support Depletion Date, to the extent of the Available Funds for the group I, group II and group IV mortgage loans remaining after the payments described in paragraphs (a), (b) and (d) above, and further subject to any payments to the Group I, Group II and Group IV Certificates as described in this prospectus supplement under "--Cross-Collateralization--Group I, Group II, Group IV and Group D-B Certificates":

         (i)      Concurrently,

                  (a) to the Class A-P Certificates, to the extent of amounts otherwise available to pay the Related Subordinate Principal Distribution Amount on that distribution date, the sum of (a) principal in an amount equal to the Class I-P Fraction and Class II-P Fraction of any loss on a Class I-P Mortgage Loan or Class II-P Mortgage Loan, respectively, incurred in the previous calendar month (other than an Excess Loss) and (b) the sum of the amounts, if any, by which the amount described in subclause (a) of this clause (f)(i) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (f)(i)(a) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates; and

                  (b) to the Class IS-P Certificates, to the extent of amounts otherwise available to pay the Related Subordinate Principal Distribution Amount on that distribution date, the sum of (a) principal in an amount equal to the Class IS-P Fraction of any loss on a Class IS-P Mortgage Loan incurred in the previous calendar month (other than an Excess Loss) and (b) the sum of the amounts, if any, by which the amount described in subclause (b) of this clause (f)(i)(b) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (f)(i) will not cause a further reduction in the Class Principal Balance of the Class IS-P Certificates;

         (ii) second, to the Class C-B-1 Certificates, accrued and unpaid interest at their pass-through rate on the related Class Principal Balance;

         (iii) third, to the Class C-B-1 Certificates, their pro rata share of the Related Subordinate Principal Distribution Amount;

         (iv) fourth, to the Class C-B-2 Certificates, accrued and unpaid interest at their pass-through rate on the related Class Principal Balance;

         (v) fifth, to the Class C-B-2 Certificates, their pro rata share of the Related Subordinate Principal Distribution Amount;

         (vi) sixth, to the Class C-B-3 Certificates, accrued and unpaid interest at their pass-through rate on the related Class Principal Balance;

         (vii) seventh, to the Class C-B-3 Certificates, their pro rata share of the Related Subordinate Principal Distribution Amount;

         (viii) eighth, to the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, interest and principal in the same manner as for the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates, first to the Class C-B-4 Certificates, then to the Class C-B-5 Certificates and then to the Class C-B-6 Certificates;

         (ix)     ninth, to the Certificate Insurer, any Reimbursement Amounts;

         (x) tenth, to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, up to an amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph (f)(x) will not cause a further reduction in the Class Principal Balances of any of the Group C-B Certificates; and

         (xi)     eleventh, to the Class AR Certificates.

         Notwithstanding paragraph (f) above, on any distribution date on which the Subordination Level for any class of Group C-B Certificates is less than the Subordination Level as of the closing date, the principal prepayments in full and partial principal prepayments otherwise allocable to the class or classes of the Group C-B Certificates junior to such class will be allocated to that class and to any class or classes of Group C-B Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

         (g) On each distribution date on or after the Credit Support Depletion Date for the Group I Certificates, distributions of the Available Funds for the group I mortgage loans will be made with respect to the Group I, Class A-P and Class A-X Certificates as follows:

         (i) first, to the Class A-P Certificates, the Class I-P Principal Distribution Amount;

         (ii) second, to the Certificate Insurer, any premium due with respect to the Certificate Insurance Policy for such distribution date;

         (iii) third, pro rata, to the Group I Certificates entitled to interest and Class A-X Certificates, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (g)(iii), only the portion of the Class A-X Notional Amount derived from the group I mortgage loans will be used to calculate these distributions;

         (iv) fourth, to the Group I Certificates entitled to principal, pro rata, as principal, the Group I Senior Principal Distribution Amount;

         (v) fifth, after any payments to the Group II and Group IV Certificates as described in this prospectus supplement under "--Cross-Collateralization," to the Certificate Insurer, any Reimbursement Amounts; and

         (vi)     sixth, to the Class AR Certificates.

     (h) On each distribution date on or after the Credit Support Depletion Date for the Group II Certificates, distributions of the Available Funds for the group II mortgage loans will be made with respect to the Group II, Class A-P and Class A-X Certificates as follows:

         (i) first, to the Class A-P Certificates, the Class II-P Principal Distribution Amount;

         (ii) second, pro rata, to the Group II Certificate entitled to interest and Class A-X Certificates, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; provided, however, that for the purpose of distributions to the Class A-X Certificates pursuant to this paragraph (h)(ii), only the portion of the Class A-X Notional Amount derived from the group II mortgage loans will be used to calculate these distributions,

         (iii) third, to the Group II Certificates entitled to principal, pro rata, as principal, the Group II Senior Principal Distribution Amount; and

         (iv) fourth, after any payments to the Group I and Group IV Certificates as described in this prospectus supplement under "--Cross-Collateralization," to the Class AR Certificates.

     (i) On each distribution date on or after the Credit Support Depletion Date for the Group III Certificates, distributions of the Available Funds for the group III mortgage loans will be made with respect to the Group III, Class A-P and Class AR Certificates as follows:

         (i) first, to the Class A-P Certificates, the Class III-P Principal Distribution Amount;

         (ii) second, pro rata, to the Group III Senior Certificates entitled to interest, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amounts, as applicable;

         (iii) third, to the Class III-A-5 Certificates, the Class III-A-5 Principal Distribution Amount;

         (iv) fourth, to the Group III Senior Certificates entitled to principal, other than the Class III-A-5 Certificates, pro rata, as principal, the Group III Senior Principal Distribution Amount (reduced by the Class III-A-5 Principal Distribution Amount); and

         (v)      fifth, to the Class AR Certificates.

     (j) On each distribution date on or after the Credit Support Depletion Date for the Group IV Certificates, distributions of the Available Funds for the group IV mortgage loans will be made with respect to the Group IV and Class AR Certificates as follows:

         (i) first, to the Class IS-P Certificates, the Class IS-P Principal Distribution Amount;

         (ii) second, pro rata, to the Group IV Certificates entitled to interest, accrued and unpaid interest at their respective pass-through rates on their respective Class Principal Balances or Class Notional Amounts, as applicable;

         (iii) third, to the Group IV Certificates entitled to principal, other than the Class IS-P Certificates, pro rata, as principal, the Group IV Senior Principal Distribution Amount; and

         (iv) fourth, after any payments to the Group I and Group II Certificates as described in this prospectus supplement under "--Cross-Collateralization," to the Class AR Certificates.

DISTRIBUTIONS OF INTEREST

     The pass-through rates for the certificates are described in the table on pages S-7 and S-8 of this prospectus supplement and in the notes to that table.

     The pass-through rate on the Group C-B Certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 6.50% and (y) the Group C-B Component Balance for the group I mortgage loans immediately prior to such distribution date, (ii) the product of
(x) 6.25% and (y) the Group C-B Component Balance for the group II mortgage loans immediately prior to such distribution date and (iii) the product of (x) 6.50% and (y) the Group C-B Component Balance for the group IV mortgage loans immediately prior to such distribution date, divided by (b) the aggregate of the Group C-B Component Balances for the group I, group II and group IV mortgage loans immediately prior to such distribution date. The initial pass-through rate on each class of Group C-B Certificates will be approximately 6.36533% per annum.

     The pass-through rate on the Group III-B Certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 7.25% and (y) the Group III-B Component Balance for the subgroup III-1 mortgage loans immediately prior to such distribution date and
(ii) the product of (x) 6.75% and (y) the Group III-B Component Balance for the subgroup III-2 mortgage loans immediately prior to such distribution date, divided by (b) the aggregate of the Group III-B Component Balances for the subgroup III-1 and subgroup III-2 mortgage loans immediately prior to such distribution date. The initial pass-through rate on each class of Group III-B Certificates will be approximately 6.9791% per annum.

     With respect to each class of certificates and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to the applicable pass-through rate for that class multiplied by the related Class Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest accrued on the Class II-A-5 Certificates on or before the Class II-A-5 Accretion Termination Date will be added to the Class Principal Balance of the Class II-A-5 Certificates rather than distributed as interest to the Class II-A-5 Certificates. Interest to be distributed or accreted on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the applicable Accrual Period. Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve 30-day months.

     The interest entitlement described above for each class of interest-bearing senior certificates, other than the Class A-X Certificates, and the Group III-B Certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related loan group for that distribution date. The interest entitled described above for the Class A-X Certificates will be reduced by Net Interest Shortfalls experienced by the group I and group II mortgage loans. The interest entitlement described above for the Group C-B Certificates will be reduced by a portion of the Net Interest Shortfalls experienced by the group I, group II and group IV mortgage loans for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such group, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount the Class A-X Certificates would otherwise be entitled to receive from the mortgage loans in a group before taking into account such reduction will be based on the amount of interest accruing on the portion of the Class A-X Notional Amount derived from that group. The amount a class of Group C-B Certificates would otherwise be entitled to receive from the mortgage loans in a group before taking into account any such reduction will be based on the amount of interest accruing at the applicable rate specified for that loan group in the definition of the pass-through rate for the Group C-B Certificates, on that class' proportionate share, based on the Class Principal Balance, of the related Group C-B Component Balance for that distribution date.

     In order to provide protection to the holders of the Class I-A-3 Certificates against the allocation thereto of Net Prepayment Interest Shortfalls, a reserve fund (the "Class I-A-3 Reserve Fund") will be established for such class of certificates into which $2,000 will be deposited on the closing date. No additional amounts will be deposited into the Class I-A-3 Reserve Fund after the closing date. If any Net Prepayment Interest Shortfalls are allocated to the Class I-A-3 Certificates on any distribution date, the amount of such shortfall, to the extent of funds on deposit in the Class I-A-3 Reserve Fund will be withdrawn therefrom and will be distributed on such distribution date to the holders of the Class I-A-3 Certificates. No assurance can be given that the amount on deposit in the Class I-A-3 Reserve Fund will be sufficient to cover Net Prepayment Interest Shortfalls allocated to the Class I-A-3 Certificates under all circumstances. However, after the amount on deposit in the Class I-A-3 Reserve Fund is exhausted, Net Prepayment Interest Shortfalls allocated to the Class I-A-3 Certificates will be covered by the Certificate Insurance

Policy. Net Interest Shortfalls allocable to the Class I-A-3 Certificates resulting from Relief Act Reductions will not be covered by amounts in the Class I-A-3 Reserve Fund or the Certificate Insurance Policy. See "-The Certificate Insurance Policy."

     The Class A-P, Class IS-P, Class I-A-11, Class II-A-6 and Class III-A-5 Certificates will not be entitled to receive any distributions of interest.

DETERMINATION OF LIBOR

     With respect to each distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (a "LIBOR Determination Date"). Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance or Class Notional Amount, as applicable, of the LIBOR Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates (other than the LIBOR Certificates that are Interest Only Certificates). If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

DISTRIBUTIONS OF PRINCIPAL

General

     On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available therefore to the extent and in the priority described in this prospectus supplement. See " --Priority of Distributions" in this prospectus supplement. The Group III Certificates will receive principal collected from the group III mortgage loans. The Group I, Group II and Group IV Certificates will receive principal collected from the group I, group II and group IV mortgage loans, respectively, except under the limited circumstances described in "--Cross-Collateralization." The Class A-P Certificates will receive principal collected from the group I, group II and group III mortgage loans. The Group C-B Certificates will receive principal collected from the group I, group II and group IV mortgage loans. The Interest Only Certificates will not be entitled to receive any distributions of principal.

  Group I Senior Certificate Principal Distribution Amount

     Class I-P Principal Distribution Amount

     On each distribution date, the Class A-P Certificates will receive the Class I-P Principal Distribution Amount for that distribution date from the Available Funds of the group I mortgage loans. The Class I-P Principal Distribution Amount will be paid in the priority set forth above under "--Priority of Distributions."

    Group I Senior Principal Distribution Amount

     On each distribution date, an amount, up to the amount of the Group I Senior Principal Distribution Amount for that distribution date, will be distributed sequentially, as follows:

         (i) concurrently, to the Class I-A-4 and Class I-A-31 Certificates, pro rata based on Class Principal Balances, the Group I Priority Amount, until their respective Class Principal Balances are reduced to zero;

         (ii) to the Class AR Certificates, until its Class Principal Balance is reduced to zero;

         (iii) concurrently, to the following classes in the following order:

               1. 68.3044837903% sequentially, to the following classes in the following order:

                  (A) on or after the distribution date in January 2005, to the
               Class I-A-3 Certificates, the lesser of (a) the amount available for distribution pursuant to this subclause (A) and (b) $31,000;

                  (B) to the Class I-A-1, Class I-A-29 and Class I-A-30, pro
               rata, the lesser of (a) the amount available for distribution pursuant to this subclause (B) and (b) the Capped Payment Amount, until their respective Class Principal Balances are reduced to zero;

                  (C) sequentially to the following classes of certificates, until the Class Principal Balance of the Class I-A-28 Certificates is reduced to zero:

                      (i)  3.7037094102% to the Class I-A-11 Certificates; and

                      (ii) 96.2962905898%, sequentially, to the Class I-A-13,
                  Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27 and Class I-A-28, in that order, until their respective Class Principal Balances are reduced to zero;

                  (D) to the Class I-A-10 Certificates, until its Class
               Principal Balance is reduced to zero; and

                  (E) to the Class I-A-3 Certificates, until its Class Principal
               Balance is reduced to zero; and

               2. 31.6955162097% sequentially, to the following classes in the following order:

                  (A) to the Class I-A-1, Class I-A-29 and Class I-A-30
               Certificates, pro rata, the lesser of (i) the amount available for distribution pursuant to this subclause (A) and (ii) the Second Capped Payment Amount, until their respective Class Principal Balances are reduced to zero; and

                  (B) concurrently, to the following classes in the
               following order:

                      (1) 92.8571422242% sequentially, to the following classes
                  in the following order:

                          (a) to the Class I-A-2 and Class I-A-9 Certificates,
                      pro rata, until their respective Class Principal Balances are reduced to zero; and

                          (b) sequentially, to the Class I-A-5, Class I-A-6,
                      Class I-A-7 and Class I-A-8 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

                              (2) 7.1428577758% to the Class I-A-11 Certificates
                           until its Class Principal Balance is reduced to zero; and

             (iv) to the Class I-A-4 and Class I-A-31 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

Group II Certificate Principal Distributions

  Class II-P Principal Distribution Amount

     On each distribution date, the Class A-P Certificates will receive the Class II-P Principal Distribution Amount for that distribution date from the Available Funds of the group II mortgage loans. The Class II-P Principal Distribution Amount will be paid in the priority set forth above under "--Priority of Distributions."

     Distribution of Class II-A-5 Accrual Amount

     On each distribution date on or before the Class II-A-5 Accretion Termination Date, the Class II-A-5 Accrual Amount will be distributed, as principal, to the Component II-A-6-2 and to the Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-25, Class II-A-26, Class II-A-28 and Class II-A-29 Certificates, in reduction of their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex V for such distribution date, sequentially, as follows:

             (i) to the Class II-A-7 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its PAC balance as shown in Annex III for such distribution date;

             (ii) concurrently, to the following classes in the following order:

                  1. 38.9850668601% concurrently, to the following classes in the following order:

                     (A) 96.4285701321% sequentially, to the following classes
                  in the following order:

                         (1) sequentially, to the Class II-A-21 and Class
                     II-A-22 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

                         (2) to the Class II-A-23, Class II-A-25 and Class
                     II-A-26 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                     (B) 3.5714298679% to the Component II-A-6-2, until its
                  Component Principal Balance is reduced to zero; and

                  2. 61.0149331399% sequentially, to the following classes
                     in the following order:

                     (A) to the Class II-A-8 and Class II-A-11 Certificates,
                  pro rata, until their respective Class Principal Balances are reduced to zero;

                     (B) to the Class II-A-9 Certificates, until its Class
                  Principal Balance is reduced to zero; and

                     (C) concurrently, to the following classes in the following order:

                         (1) 1.3661843107% to the Component II-A-6-2, until its
                     Component Principal Balance is reduced to zero; and

                         (2) 98.6338156893% to the Class II-A-10, Class II-A-12,
                     Class II-A-18, Class II-A-19, Class II-A-28 and Class II-A-29 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

             (iii) to the Class II-A-7 Certificates, without regard to its PAC balance for such distribution date, until its Class Principal Balance is reduced to zero; and

             (iv) to the Class II-A-5 Certificates.

  Group II Senior Principal Distribution Amount

     On each distribution date, an amount, up to the amount of the Group II Senior Principal Distribution Amount for that distribution date, will be distributed as principal, sequentially, as follows:

             (i) concurrently, to the Class II-A-4 and Class II-A-20 Certificates, pro rata, the Group II Priority Amount, until their respective Class Principal Balances are reduced to zero;

             (ii) concurrently, to the Class II-A-1, Class II-A-3, Class II-A-24 and Class II-A-27 Certificates in the following order, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their aggregate PAC balance as shown in Annex II for such distribution date:

                  1. 66.7165240328%, sequentially, to the Class II-A-1 and
             Class II-A-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

                  2. 33.2834759672%, sequentially, to the Class II-A-24 and
             Class II-A-27 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

             (iii) concurrently, to the following classes in the following order:

                  1. 7.4074074074% to the Component II-A-6-1, until its
             Component Principal Balance is reduced to zero;

                  2. 11.8099922892% sequentially, to the following classes in the following order:

                     (A) to the Class II-A-15 Certificates, in an amount up to
                  the amount necessary to reduce its Class Principal Balance to the PAC balance as shown in Annex IV for such distribution date;

                     (B) sequentially, to the Class II-A-13, Class II-A-16,
                  Class II-A-17 and Class II-A-14 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

                     (C) to the Class II-A-15 Certificates, without regard to
                  its PAC balance, until its Class Principal Balance is reduced to zero; and

                  3. 80.7826003034% sequentially, to the following classes in the following order:

                     (A) to the Component II-A-6-2 and to the Class II-A-7,
                  Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-25, Class II-A-26, Class II-A-28 and Class II-A-29 Certificates, in reduction of their aggregate Class Principal Balance to their aggregate TAC balance as shown in Annex V for such distribution date (and after giving effect to the Class II-A-5 Accrual Amount), sequentially, as follows:

                         (1) to the Class II-A-7 Certificates, in an amount up
                     to the amount necessary to reduce its Class Principal Balance to its PAC balance as shown in Annex III for such distribution date (and after giving effect to the Class II-A-5 Accrual Amount);

                         (2) concurrently, to the following classes in the
                     following order:

                             (a) 38.9850668601% concurrently, to the following
                         classes in the following order:

                                 (i) 96.4285701321% sequentially, to the
                             following classes in the following order:

                                     1. sequentially, to the Class II-A-21 and
                                 Class II-A-22 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

                                     2. to the Class II-A-23, Class II-A-25 and
                                 Class II-A-26 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                                 (ii) 3.5714298679% to the Component II-A-6-2
                             until its Component Principal Balance is reduced to zero; and

                             (b) 61.0149331399% sequentially, to the following
                         classes in the following order:

                                 (i) to the Class II-A-8 and Class II-A-11
                             Certificates, pro rata, until their respective Class Principal Balances are reduced to zero;

                                 (ii) to the Class II-A-9 Certificates, until
                              its Class Principal Balance is reduced to zero;
                              and

                                 (iii) concurrently, to the following classes in
                              the following order:

                                     1. 1.3661843107% to the Component II-A-6-2,
                                 until its Component Principal Balance
                                 is reduced to zero; and

                                     2. 98.6338156893% to the Class II-A-10,
                                 Class II-A-12, Class II-A-18, Class II-A-19,
                                 Class II-A-28 and Class II-A-29 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                         (3) to the Class II-A-7 Certificates, without regard to
                     its PAC balance for such distribution date, until its Class Principal Balance is reduced to zero; and

                     (B) to the Class II-A-5 Certificates, until its Class
                  Principal Balance is reduced to zero.

                     (C) to the Component II-A-6-2 and to the Class II-A-7,
                  Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-18, Class II-A-19, Class II-A-21, Class II-A-22, Class II-A-23, Class II-A-25, Class II-A-26, Class II-A-28 and Class II-A-29 Certificates, without regard to their aggregate TAC balance, sequentially, as follows:

                         (1) to the Class II-A-7 Certificates, in an amount up
                     to the amount necessary to reduce its Class Principal Balance to its PAC balance as shown in Annex III for such distribution date (and after giving effect to the Class II-A-5 Accrual Amount);

                         (2) concurrently, to the following classes in the
                     following order:

                             (a) 38.9850668601%, concurrently, to the following
                         classes in the following order:

                                 (i) 96.4285701321% sequentially, to the
                             following classes in the following order:

                                     1. sequentially, to the Class II-A-21 and
                                 Class II-A-22 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

                                     2. to the Class II-A-23, Class II-A-25 and
                                 Class II-A-26 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                                 (ii) 3.5714298679% to the Component II-A-6-2,
                             until its Component Principal Balance is reduced to zero; and

                             (b) 61.0149331399% sequentially, to the following
                         classes in the following order:

                                 (i) to the Class II-A-8 and Class II-A-11
                             Certificates, pro rata, until their respective Class Principal Balances are reduced to zero;

                                 (ii) to the Class II-A-9 Certificates, until
                             its Class Principal Balance is reduced to zero; and

                                 (iii) concurrently, to the following classes in
                             the following order:

                                     1. 1.3661843107% to the Component II-A-6-2,
                                 until its Component Principal Balance is reduced to zero; and

                                     2. 98.6338156893% to the Class II-A-10,
                                 Class II-A-12, Class II-A-18, Class II-A-19,
                                 Class II-A-28 and Class II-A-29 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                              (3) to the Class II-A-7 Certificates, without
                           regard to its PAC balance, until its Class Principal Balance is reduced to zero; and

             (iv) concurrently, to the following classes in the following order, without regard to their aggregate PAC balances:

                  1. 66.7165240328%, sequentially, to the Class II-A-1 and Class
             II-A-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

                  2. 33.2834759672%, sequentially, to the Class II-A-24 and
             Class II-A-27 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

             (v) to the Class II-A-4 and Class II-A-20 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

Group III Certificate Principal Distributions

  Class III-P Principal Distribution Amount

     On each distribution date, the Class A-P Certificates will receive the Class III-P Principal Distribution Amount for that distribution date from the Available Funds of the group III mortgage loans. The Class III-P Principal Distribution Amount will be paid in the priority set forth above under "--Priority of Distributions."

  Group III Senior Principal Distribution Amount

     On each distribution date, an amount, up to the amount of the Group III Senior Principal Distribution Amount for that distribution date, will be distributed as principal, sequentially, as follows:

         (i) to the Class III-A-5 Certificates, the Class III-A-5 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

         (ii) to the Class III-A-1 and Class III-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

         (iii) sequentially, to the Class III-A-2, Class III-A-6 and Class III-A-7 Certificates, until their respective Class Principal Balances are reduced to zero.

  Group III-B Subordinate Principal Distribution Amount

     On each distribution date, an amount, up to the amount of the Related Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group III-B Certificates, to the extent of the aggregate Available Funds of the group III mortgage loans remaining after distributions of interest and principal to the Group III and Class A-P Certificates and the payment of any Class A-P Deferred Amounts related to the group III mortgage loans. On each distribution date, each class of Group III-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group III-B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Related Subordinate Principal Distribution Amount. Distributions of principal to the Group III-B Certificates will be made on each distribution date sequentially in the order of their numerical class designation, beginning with the Class III-B-1 Certificates, until each class of Group III-B Certificates has received its respective pro rata share of the Related Subordinate Principal Distribution Amount for that distribution date. The order of numerical designation, from highest to lowest, of the Group III-B Certificates is as follows: Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6. See "--Priority of Distributions" in this prospectus supplement.

Group IV Certificate Principal Distributions

  Class IS-P Principal Distribution Amount

     On each distribution date, the Class IS-P Certificates will receive the Class IS-P Principal Distribution Amount for that distribution date from the Available Funds of the group IV mortgage loans. The Class IS-P Principal Distribution Amount will be paid in the priority set forth above under "--Priority of Distributions."

  Group IV Senior Principal Distribution Amount

     On each distribution date, an amount, up to the amount of the Group IV Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class IS-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Group C-B Subordinate Principal Distribution Amount

     On each distribution date, an amount, up to the amount of the Related Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group C-B Certificates, to the extent of the aggregate Available Funds of group I, group II and group IV mortgage loans remaining after distributions of interest and principal to the Group I, Group II, Group IV, Class A-X, Class A-P and Class IS-P Certificates, and the payment of certain Class A-P Deferred Amounts and Class IS-P Deferred Amounts. On each distribution date, each class of Group C-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group C-B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Related Subordinate Principal Distribution Amount. Distributions of principal to the Group C-B Certificates will be made on each distribution date sequentially in the order of their numerical class designation, beginning with the Class C-B-1 Certificates, until each class of Group C-B Certificates has received its respective pro rata share of the Related Subordinate Principal Distribution Amount for that distribution date. The order of numerical designation, from highest to lowest, of the Group C-B Certificates is as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6. See "--Priority of Distributions" in this prospectus supplement.

DISTRIBUTIONS IN REDUCTION OF THE CLASS I-A-3, CLASS II-A-11 AND CLASS II-A-12 CERTIFICATES

General

     As to distributions of principal among Class I-A-3, Class II-A-11 and Class II-A-12 Certificateholders (each such certificate is referred to in this prospectus supplement as a "Special Retail Certificate"), Special Retail Deceased Holders (as defined below) will be entitled to first priority, and beneficial owners other than Special Retail Deceased Holders ("Special Retail Living Holders") will be entitled to a second priority. Beneficial owners of Special Retail Certificates have the right to request that distributions of principal be made with respect to their Special Retail Certificates on each distribution date on which distributions of principal are made with respect to the Special Retail Certificates. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitations that they be made (a) only in lots equal to $1,000 of initial principal balance (each, an "Individual Special Retail Certificate") and (b) only to the extent that the portion of the principal distributed in respect of the Certificates allocated to that class of Special Retail Certificates on the applicable distribution date (plus any amounts available from the related Special Retail Rounding Account (as defined below)) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions of principal on the Special Retail Certificates on any distribution date exceed the aggregate requests by Special Retail Deceased Holders and Special Retail Living Holders for principal distributions applicable to such distribution date, such excess amounts will be distributed to the beneficial owners of Special Retail Certificates by random lot, as described below under "--Mandatory Distributions of Principal on Special Retail Certificates."

     On each distribution date on which amounts are available for distributions of principal on the Special Retail Certificates, the aggregate amount allocable to such distributions will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this section. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Special Retail Certificates are made by withdrawing, from a non-interest bearing account (each such account a "Special Retail Rounding Account") to be established on the closing date with a $999.99 deposit by Credit Suisse First Boston Corporation, as underwriter, the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Special Retail Certificates are to be made, the aggregate amount allocable to the related Special Retail Certificates will be applied first to repay any funds withdrawn from the related Special Retail Rounding Account for those Special Retail Certificates on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the related Special Retail Rounding Account and distributed as principal on the related Class of Special Retail Certificates. This process will continue on succeeding distribution dates until the outstanding principal balance of each class of Special Retail Certificates is reduced to zero. Thus, the aggregate distribution made in reduction of the principal balance of each class of Special Retail Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such distribution date. Under no circumstances will the sum of all distributions of principal on the Special Retail Certificates through any distribution date be less than the sum that would have resulted in the absence of such rounding procedures.

     There is no assurance that a beneficial owner of a Special Retail Certificate who has submitted a request for a distribution will receive that distribution at any particular time after that distribution is requested, since there can be no assurance that funds will be available for making requested distributions on any particular distribution date, or, even if funds are available for making such distributions, that requested distributions with respect to the Special Retail Certificates owned by any particular beneficial owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any distribution date on which the funds available for distribution of principal on a class of Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of the Special Retail Certificates, any particular beneficial owner will receive a principal distribution from such excess funds. Thus, the timing of distributions of principal with respect to any particular Special Retail Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner of a Special Retail Certificate.

Priority of Requested Distributions

     Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of the Special Retail Certificates have the right to request that distributions of principal on the Special Retail Certificates be made. On each distribution date on which distributions of principal on the Special Retail Certificates are made, such distributions will be made in the following order of priority: (a) any request by a Special Retail Deceased Holder, in an amount up to but not exceeding an aggregate principal amount of $100,000 per request, and (b) any request by a Special Retail Living Holder, in an amount up to but not exceeding an aggregate principal amount of $10,000 per request. Thereafter, distributions will be made as provided in clause (a) and (b) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Special Retail Certificates until all such requests have been honored.

Procedure for Requested Distributions

     A beneficial owner may request that distributions of principal on that beneficial owner's Special Retail Certificates be made on a distribution date by delivering a written request therefor to the participant or indirect participant that maintains that beneficial owner's account in the Special Retail Certificates so that the request for such distribution is received by the trustee on or before the Record Date for such distribution date. In the case of a request on behalf of a Special Retail Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the trustee under separate cover. Furthermore, distribution requests of Special Retail Deceased Holders that are incomplete may not be honored by the trustee and, if not honored, will lose their priority and must be rerequested. The participant should in turn make the request of the Depository (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of the Depository) on a form required by the Depository and provided to the participant.

     Upon receipt of such request, the Depository will date and time stamp such request and forward such request to the trustee. The Depository may establish procedures that it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the depositor nor the trustee or the trustee will be liable for any delay by the Depository, any participant or any indirect participant in the delivery of requests for distributions to the trustee. Requests for distributions in reduction of principal balance forwarded to the trustee from the Depository after the Record Date for such distribution date and requests for distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Special Retail Certificate submitted by a beneficial owner of a Special Retail Certificate will be held by the trustee until such request has been accepted or has been withdrawn in writing. Each Individual Special Retail Certificate covered by such request will continue to bear interest at the related Pass-Through Rate through the Record Date for such distribution date.

     With respect to Special Retail Certificates as to which beneficial owners have requested distributions on a particular distribution date on which distributions of principal on the Special Retail Certificates are being made, the trustee will notify the Depository and its participants prior to such distribution date whether, and the extent to which, such Special Retail Certificates have been accepted for distributions. Participants and indirect participants holding Special Retail Certificates are required to forward such notices to the beneficial owners of such Certificates. Individual Special Retail Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Record Date for such distribution date.

     Any beneficial owner of a Special Retail Certificate that has requested a distribution may withdraw such request by so notifying in writing the participant or indirect participant that maintains such beneficial owner's account. The participant should forward the withdrawal, on a form required by the Depository, to the trustee. In the event that such account is maintained by an indirect participant, such indirect participant must notify the related participant, which in turn must forward the withdrawal of such request on such form to the trustee. If such notice of withdrawal of a request for distribution has not been received by the trustee on or before the Record Date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the Special Retail Certificates on the applicable distribution date.

     For purposes of the foregoing discussion, an indirect participant is a broker, dealer, bank, financial institution or other person that clears securities transactions through or maintains a custodial relationship with a participant either directly or indirectly and a participant is a broker, dealer, bank, financial institution or other person that is a participating organization of the Depository.

Mandatory Distributions of Principal on Special Retail Certificates

     To the extent, if any, that distributions of principal on a class of Special Retail Certificates on a distribution date exceed the outstanding principal balance of the related Individual Special Retail Certificates with respect to which distribution requests have been received by the applicable date, additional Special Retail Certificates of that class in lots equal to Individual Special Retail Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of the Depository, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. Investors may ask such participants or indirect participants which allocation procedures they use. Participants and indirect participants holding Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

Payments to Requesting Beneficial Owners

     On any distribution date on which principal distributions are made on a class of Special Retail Certificates, priority of payment on the related Special Retail Certificates will be given to beneficial owners for whom Special Retail Certificate principal payment requests are in effect. The Depository will honor requests in the following order of priority:

     First, the Depository will honor requests submitted on behalf of Special Retail Deceased Holders in the order of their receipt by the Depository, until such requests have been honored in an amount up to $100,000 for such requesting Special Retail Deceased Holder; and

     Second, the Depository will honor requests submitted on behalf of Special Retail Living Holders in the order of priority established by the Depository, until such requests have been honored in an amount up to $10,000 for each requesting Special Retail Living Holder.

     Thereafter, the Depository will honor requests submitted on behalf of each Special Retail Deceased Holder as provided in step First up to a second $100,000 and requests submitted on behalf of each. Special Retail Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all Special Retail Certificate principal payment requests have been honored to the extent of amounts available in reduction of the related class of Special Retail Certificates.

     If the amount of principal available for payment on a class of Special Retail Certificates on a given distribution date is insufficient to honor all requests, such requests will be honored on succeeding distribution dates as principal becomes available. In the case of requests on behalf of the related Special Retail Living Holders, the Depository will establish a new order of priority for each distribution date. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A Special Retail Certificate principal payment request submitted on behalf of a Special Retail Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Special Retail Deceased Holder. Such priority will be effective for each subsequent distribution date if the Depository has received a certified copy of the death certificate for such Special Retail Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

Payments to Non-Requesting Beneficial Owners

     If the amount of principal available for payments on a class of Special Retail Certificates on a given distribution date exceeds the amount needed to honor all related Special Retail Certificate principal payment requests, the Depository will determine which Special Retail Certificates will be paid, using its established random lot procedures. Each participant receiving such payments, and each indirect participant in the chain to the beneficial owners, will remit payments to their customers according to their own procedures, which may or may not be by random lot. A participant or indirect participant could decide to allot Special Retail Certificate principal payments to certain customers (which could include such participant or indirect participant) without allotting payments to others. Investors should ask their brokers or other intermediaries what allocation procedures they use.

Definition of "Special Retail Deceased Holder"

     A "Special Retail Deceased Holder" is a beneficial owner of a Special Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the trustee a certified copy of the death certificate for such Special Retail Deceased Holder and any additional evidence of death satisfactory to the trustee and any tax waivers requested by the trustee. Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Special Retail Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations stated above. Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Special Retail Certificates greater than the number of Individual Special Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Special Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Special Retail Certificate will be deemed to be the death of the beneficial owner of such Special Retail Certificates regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the trustee; expenses incurred by the trustee in an effort to determine the beneficial ownership interest, including without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Class Certificate Balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Special Retail Certificate by a Special Retail Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, Surviving Joint tenant or surviving tenant in common of the Special Retail Deceased Holder.

ALLOCATION OF LOSSES ON GROUP III MORTGAGE LOANS; SUBORDINATION OF GROUP III-B CERTIFICATES

     On each distribution date, the Class III-P Fraction of any Realized Loss, including any Excess Loss, on a Class III-P Mortgage Loan will be allocated to the Class A-P Certificates, until the Class Principal Balance of the Class A-P Certificates is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from amounts that would otherwise be allocable to the Related Subordinate Principal Distribution Amount, Class A-P Deferred Amounts will be paid on the Class A-P Certificates prior to distributions on the Group III-B Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class A-P Deferred Amounts will not further reduce the Class Principal Balance of the Class A-P Certificates. The Class A-P Deferred Amounts will not bear interest. The Class Principal Balance of the class of Group III-B Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts. After the Credit Support Depletion Date for the Group III Senior Certificates, no new Class A-P Deferred Amounts in respect of Class III-P Mortgage Loans will be created or paid to the Class A-P Certificates.

     Credit enhancement for the Group III Senior Certificates and the portion of the Class A-P Certificates related to the group III mortgage loans includes the subordination of the Group III-B Certificates and the priority of application of Realized Losses. The Group III-B Certificates will be subordinate in right of payment to and provide credit support to the Group III Senior Certificates and the portion of the Class A-P Certificates related to the group III mortgage loans, to the extent described in this prospectus supplement. The support provided by the Group III-B Certificates is intended to enhance the likelihood of regular receipt by the Group III Senior Certificates and the portion of the Class A-P Certificates related to the group III mortgage loans of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such certificates protection against certain losses.

     Any Realized Loss with respect to a group III mortgage loan, other than the Class III-P Fraction of the Realized Loss on a Class III-P Mortgage Loan and Excess Losses, will be allocated among the Group III Senior and Group III-B Certificates as follows:

         (a) first, to the Class III-B-6 Certificates, until their Class Principal Balance is reduced to zero;

         (b) second, to the Class III-B-5 Certificates, until their Class Principal Balance is reduced to zero;

         (c) third, to the Class III-B-4 Certificates, until their Class Principal Balance is reduced to zero;

         (d) fourth, to the Class III-B-3 Certificates, until their Class Principal Balance is reduced to zero;

         (e) fifth, to the Class III-B-2 Certificates, until their Class Principal Balance is reduced to zero;

         (f) sixth, to the Class III-B-1 Certificates, until their Class Principal Balance is reduced to zero;

         (g) seventh, if the loss is recognized with respect to a subgroup III-2 mortgage loan, to the Class III-A-5 Certificates, the applicable Class III-A-5 Percentage (as defined below) of such loss, until their Class Principal Balance is reduced to zero; and

         (h) eighth, to the Group III Senior Certificates, other than the Class III-A-5 and Class A-P Certificates, pro rata, according to, and in reduction of, their Class Principal Balances.

     The "CLASS III-A-5 PERCENTAGE" will equal with respect to any subgroup III-2 mortgage loan, 6.8965523545%. The Class III-A-5 Certificates will not be allocated any losses with respect to any subgroup III-1 mortgage loan.

     On each distribution date, Excess Losses, other than the Class III-P Fraction of the Excess Loss on a Class III-P Mortgage Loan, will be allocated pro rata among the classes of Group III Senior Certificates, other than the Class A-P Certificates, and the Group III-B Certificates, based on their respective Class Principal Balances; provided, however, if the loss is recognized with respect to a subgroup III-2 mortgage loan, the Class III-A-5 Percentage of such loss will first be allocated to the Class III-A-5 Certificates and the remainder of such loss will be allocated as provided above.

     On each distribution date, if the aggregate Class Principal Balance of all classes of Group III Senior and Group III-B Certificates and the aggregate of the applicable Class III-P Fractions of the Class III-P Mortgage Loans exceeds the aggregate Stated Principal Balance of the group III mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group III-B Certificates then outstanding.

     The Group III-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $6,622,026 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the "BANKRUPTCY LOSS COVERAGE AMOUNT") and (iii) Fraud Losses in an initial amount expected to be up to approximately $1,602,505 (the "FRAUD LOSS COVERAGE AMOUNT").

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group III Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of
(i) on the first and second anniversaries of the cut-off date, 1% and on the third and fourth anniversaries of the cut-off date, 0.50%, of the current aggregate principal balance of the group III mortgage loans and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group III-B Certificates since such preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group III-B Certificates.

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, by the amount of Special Hazard Losses allocated to the Group III-B Certificates.

     The amount of coverage provided by the Group III-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group III-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

ALLOCATION OF LOSSES ON GROUP I, GROUP II AND GROUP IV MORTGAGE LOANS; SUBORDINATION OF GROUP C-B CERTIFICATES

     On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in loan group I or loan group II will be allocated to the Class A-P Certificates until the Class Principal Balance of the Class A-P Certificates is reduced to zero. Also, on each distribution date, the Class IS-P Fraction of any Realized Loss, including any Excess Loss, on a Class IS-P Mortgage Loan will be allocated to the Class IS-P Certificates until the Class Principal Balance of the Class IS-P Certificates is reduced to zero. To the extent funds are available on that distribution date or on any future distribution date from amounts that would otherwise be allocable to the Related Subordinate Principal Distribution Amount for the Group C-B Certificates, Class A-P Deferred Amounts and Class IS-P Deferred Amounts will be paid on the Class A-P and Class IS-P Certificates, respectively, prior to distributions on the Group C-B Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class A-P Deferred Amounts or Class IS-P Deferred Amounts will not further reduce the Class Principal Balance of the Class A-P or Class IS-P Certificates, respectively. The Class A-P Deferred Amounts and the Class IS-P Deferred Amounts will not bear interest. The Class Principal Balance of the class of Group C-B Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts and Class IS-P Deferred Amounts. After the Credit Support Depletion Date, no new Class A-P Deferred Amounts or Class IS-P Deferred Amounts will be created or paid to the Class A-P or Class IS-P Certificates, respectively.

     Credit enhancement for the Group I, Group II and Group IV Certificates and the portion of the Class A-P Certificates related to the group I and group II mortgage loans includes the subordination of the Group C-B Certificates and the priority of application of Realized Losses. The Group C-B Certificates will be subordinate in right of payment to and provide credit support to the Group I, Group II and Group IV Certificates and the portion of the Class A-P Certificates related to the group I and group II mortgage loans to the extent described in this prospectus supplement. The support provided by the Group C-B Certificates is intended to enhance the likelihood of regular receipt by the Group I, Group II and Group IV Certificates and the portion of the Class A-P Certificates related to the group I and group II mortgage loans of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group I, Group II and Group IV Certificates and the portion of the Class A-P Certificates related to the group I and group II mortgage loans protection against certain losses.

     Any Realized Loss with respect to a group I, group II or group IV mortgage loan, other than the applicable Class P Fraction of the Realized Loss on a Class I-P, Class II-P or Class IS-P Mortgage Loan and for Excess Losses, will be allocated among the Group I, Group II, Group IV and Group C-B Certificates as follows:

         (a) first, to the Class C-B-6 Certificates, until their Class Principal Balance is reduced to zero;

         (b) second, to the Class C-B-5 Certificates, until their Class Principal Balance is reduced to zero;

         (c) third, to the Class C-B-4 Certificates, until their Class Principal Balance is reduced to zero;

         (d) fourth, to the Class C-B-3 Certificates, until their Class Principal Balance is reduced to zero;

         (e) fifth, to the Class C-B-2 Certificates, until their Class Principal Balance is reduced to zero;

         (f) sixth, to the Class C-B-1 Certificates, until their Class Principal Balance is reduced to zero; and

         (g) seventh, to the senior certificates, other than the Interest Only and Class P Certificates, of the related loan group, pro rata, according to, and in reduction of, their Class Principal Balances; provided, however that, in the case of the Class II-A-5 Certificates, Realized Losses will be allocated on the basis of the lesser of its Class Principal Balance on that date and its Class Principal Balance on the Closing Date and provided, further, that Realized Losses which would otherwise be allocated (i) to the Class I-A-4 Certificates will instead be allocated to the Class I-A-31 Certificates, (ii) to the Class II-A-3 Certificates will instead be allocated to the Class II-A-20 Certificates, up to an amount equal to 85.2648508695% of the initial Class Principal Balance of the Class II-A-20 Certificates, (iii) to the Class II-A-4 Certificates will instead be allocated to the Class II-A-20 Certificates, up to an amount equal to 11.9567122483% of the initial Class Principal Balance of the Class II-A-20 Certificates, and (iv) to the Class II-A-27 Certificates will instead be allocated to the Class II-A-20 Certificates, up to 2.7784368822% of the initial Class Principal Balance of the Class II-A-20 Certificates, in each case until the Class Principal Balance of the Class II-A-20 Certificates is reduced to zero.

     On each distribution date, Excess Losses, other than the applicable Class P Fraction of the Excess Loss on a Class I-P, Class II-P or Class IS-P Mortgage Loan, will be allocated pro rata among the classes of Group I, Group II and Group IV Certificates, other than the Interest Only and Class P Certificates, and the Group C-B Certificates, based on their respective Class Principal Balances; provided, however that, in the case of the Class II-A-5 Certificates, Excess Losses will be allocated on the basis of the lesser of its Class Principal Balance on that date and its Class Principal Balance on the Closing Date and provided, further, that Excess Losses which would otherwise be allocated by pro rata allocation (i) to the Class I-A-4 Certificates will instead be allocated to the Class I-A-31 Certificates, (ii) to the Class II-A-3 Certificates will instead be allocated to the Class II-A-20 Certificates, up to an amount equal to 85.2648508695% of the initial Class Principal Balance of the Class II-A-20 Certificates, (iii) to the Class II-A-4 Certificates will instead be allocated to the Class II-A-20 Certificates, up to an amount equal to 11.9567122483% of the initial Class Principal Balance of the Class II-A-20 Certificates, and (iv) to the Class II-A-27 Certificates will instead be allocated to the Class II-A-20 Certificates, up to 2.7784368822% of the initial Class Principal Balance of the Class II-A-20 Certificates, in each case until the Class Principal Balance of the Class II-A-20 Certificates is reduced to zero.

     On each distribution date, if the aggregate Class Principal Balance of all classes of Group I, Group II, Group IV and Group C-B Certificates and the aggregate of the applicable Class P Fractions of the Class I-P and Class II-P Mortgage Loans exceeds the aggregate Stated Principal Balance of the group I, group II and group IV mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group C-B Certificates then outstanding.

     Investors in the Group I, Group II and Group IV Certificates should be aware that because the Group C-B Certificates represent interests in loan group I, loan group II and loan group IV, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more of these groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in one of these loan groups may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Group C-B Certificates of Realized Losses on the mortgage loans in the other loan group or loan groups will increase the likelihood that losses may be allocated to the senior certificates related to such loan group or loan groups.

     The Group C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $10,879,658 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $286,700 (the "BANKRUPTCY LOSS COVERAGE AMOUNT") and (iii) Fraud Losses in an initial amount expected to be up to approximately $10,879,658 (the "FRAUD LOSS COVERAGE AMOUNT").

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group I, Group II, Group IV and Group C-B Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (i) on the first and second anniversaries of the cut-off date, 1% and on the third and fourth anniversaries of the cut-off date, 0.50%, of the current aggregate principal balance of the group I, group II and group IV mortgage loans and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group C-B Certificates since such preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group C-B Certificates.

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, by the amount of Special Hazard Losses allocated to the Group C-B Certificates.

     The amount of coverage provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. Such determination with respect to the Class I-A-3 Certificates shall be made without regard to the Certificate Insurance Policy. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     Investors in the Group I, Group II and Group IV Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group I, loan group II and loan group IV. In the event mortgage loans in one of those loan groups suffers a high level of losses, the available coverage for the senior certificates in the other loan groups will be reduced and may cause the senior certificates in the other loan groups to suffer losses in the event mortgage loans in one or more of loan group I, loan group II or loan group IV suffer losses after the available coverage has been exhausted.

     Any Realized Loss, including any Excess Loss, allocable to the Class I-A-3 Certificates, will be covered by the Certificate Insurance Policy. See "--The Certificate Insurance Policy."

CROSS-COLLATERALIZATION--THE GROUP I, GROUP II, GROUP IV AND GROUP C-B CERTIFICATEs

Cross-Collateralization due to rapid prepayments

     On each distribution date prior to the Credit Support Depletion Date for the Group I, Group II and Group IV Certificates, but after the date on which the aggregate Class Principal Balance of any of the Group I, Group II or Group IV Certificates (other than the Class IS-P Certificates) is reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full (other than the principal required to be paid on the Class IS-P Certificates), will be paid as principal to the senior certificates (other than the Class P Certificates) of the other groups, pro rata, based on Class Principal Balance. However, principal will not be distributed as described above if on that distribution date (a) the Group C-B Percentage for that distribution date is greater than or equal to 200% of that Group C-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%. If principal from one group is distributed to the senior certificates of another group or the Certificate Insurer according to this paragraph, the Group C-B Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

     If on any distribution date the Class Principal Balance of one or more of the Group I, Group II or Group IV Certificates (other than the Class IS-P Certificates) is greater than the aggregate Stated Principal Balance of the mortgage loans in the related group (less the applicable Class P Fraction of each Class P Mortgage Loan in the case of group I, group II and group IV) (the "Undercollateralized Group"), then the following will occur:

o The Available Funds in the other groups that are not Undercollateralized Groups (the "Overcollateralized Groups") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Groups, in an amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group or Undercollateralized Groups and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

o The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Groups, after distributions of principal to the senior certificates of the Overcollateralized Groups, will be distributed to the senior certificates (other than the Class P Certificates) of the Undercollateralized Group as principal until the Class Principal Balance of the senior certificates of the Undercollateralized Group (less the applicable Class P Fraction of each Class P Mortgage Loan in such group) equals the aggregate Stated Principal Balance of the mortgage loans in the related group (less the applicable Class P Fraction of each Class P Mortgage Loan in such group).

Consequently, the Group C-B Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     On each Distribution Date, the "Principal Transfer Amount" for each Undercollateralized Group will equal the excess, if any, of the Class Principal Balance of the senior certificates (other than the Class P Certificates or portion thereof) related to such Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such group (less, in the case of loan group I, loan group II and loan group IV, the applicable Class P Fraction of each Class P Mortgage Loan in such group).

     In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the amount of payments required to be made to the Undercollateralized Group or Groups.

THE CERTIFICATE INSURANCE POLICY

     The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this prospectus supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" in this prospectus supplement. Additionally, the Certificate Insurer makes no representation regarding the Class I-A-3 Certificates or the advisability of investing in the Class I-A-3 Certificates.

     The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the financial guaranty insurance policy (the "Certificate Insurance Policy"), thereby unconditionally and irrevocably guarantees to any Class I-A-3 Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the trustee or its successors, as trustee for the Class I-A-3 Certificateholders, on behalf of the Class I-A-3 Certificateholders, for distribution by the trustee to each Class I-A-3 Certificateholder of that certificateholder's proportionate share of the Insured Payment.

     The Certificate Insurer's obligations under the Certificate Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Payments will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class I-A-3 Certificates, unless the acceleration is at the sole option of the Certificate Insurer. The Certificate Insurance Policy will not provide credit enhancement for any Class of Certificates other than the Class I-A-3 Certificates.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC or the trustee or trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Certificate Insurer's fiscal agent of the following:

     o a certified copy of the order requiring the return of a preference payment;

     o an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal;

     o an assignment in a form that is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class I-A-3 Certificateholder, relating to or arising under the Class I-A-3 Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     o appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Class I-A-3 Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Certificate Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class I-A-3 Certificateholder and not to any Class I-A-3 Certificateholder directly unless the Class I-A-3 Certificateholder has returned principal or interest paid on the Class I-A-3 Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class I-A-3 Certificateholder.

     The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer of a notice from the trustee specifying the Insured Payment which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it will be deemed not to have been received by the Certificate Insurer's fiscal agent for the purposes of this paragraph, and the Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

     Insured Payments due under the Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the trustee, on behalf of the Class I-A-3 Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the trustee for the payment of the Insured Payment and legally available therefor.

     The fiscal agent is the agent of the Certificate Insurer only and the fiscal agent will in no event be liable to Class I-A-3 Certificateholders for any acts of the fiscal agent or any failure of the Certificate Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Certificate Insurance Policy.

     Subject to the terms of the pooling and servicing agreement, the Certificate Insurer will be subrogated to the rights of each Class I-A-3 Certificateholder to receive payments under the Class I-A-3 Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

     As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

     "Deficiency Amount" means, with respect to any Distribution Date, the sum of (i) the amount, if any, by which the amount available to be paid as interest to the Class I-A-3 Certificates, pursuant to the priority of payment set forth in the pooling and servicing agreement, plus the amount, if any, available in the Class I-A-3 Reserve Fund, is less than (A) the product of (1) 1/12 of the pass-through rate applicable to the Class I-A-3 Certificates and (2) the Certificate Principal Balance of the Class I-A-3 Certificates immediately prior to such Distribution Date, minus (B) the sum of the amounts allocable to the Class I-A-3 Certificates of any interest shortfalls related to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, (ii) the principal portion of any Realized Losses allocated to the Class I-A-3 Certificates on such Distribution Date and (iii) to the extent unpaid on the Final Scheduled Distribution Date, after payment of all other amounts due to the Class I-A-3 Certificates, any remaining Certificate Principal Balance of the Class I-A-3 Certificates.

     "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

     "Preference Amount" means any amount previously distributed to a Class I-A-3 Certificateholder on the Class I-A-3 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class I-A-3 Certificates.

     The Certificate Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

THE CERTIFICATE INSURER

     MBIA Insurance Corporation, the Certificate Insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

     FINANCIAL INFORMATION ABOUT THE CERTIFICATE INSURER. The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

     o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000;

     o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and

     o   the report on Form 8-K filed by MBIA Inc. on January 30, 2001.

     Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2000, and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 2001 and for the nine month period ended September 30, 2001 and September 30, 2000 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2001, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

     MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No.1-9583. Copies of the Securities and Exchange Commission filings including

     o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000,

     o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and

     o   the report on Form 8-K filed by MBIA Inc. on January 30, 2001 are available

     o over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov;

     o at the Securities and Exchange Commission's public reference room in Washington, D.C.;

     o   over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and

     o at no cost, upon request to MBIA Insurance Corporation,113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                                          STATUTORY ACCOUNTING PRACTICES
                                                                    -----------------------------------------
                                                                     DECEMBER 31,               SEPTEMBER 30,
                                                                         2000                       2001
                                                                    -------------------  --------------------
                                                                      (AUDITED)                  (UNAUDITED)
                                                                                   (IN MILLIONS)
         Admitted Assets....................................             $7,627                      $8,463
         Liabilities........................................              5,245                       6,049
         Capital and Surplus................................              2,382                       2,414

                                                                    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                                                 -----------------------------------------------
                                                                     DECEMBER 31,               SEPTEMBER 30,
                                                                         2000                        2001
                                                                 ----------------------  ------------------------
                                                                      (AUDITED)                  (UNAUDITED)
                                                                                  (IN MILLIONS)
         Assets.............................................             $8,450                      $9,505
         Liabilities........................................              3,642                       4,252
         Shareholder's Equity...............................              4,808                       5,253

     FINANCIAL STRENGTH RATINGS OF THE CERTIFICATE INSURER. Moody's Investors Service, Inc. rates the financial strength of the Certificate Insurer "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Certificate Insurer "AAA."

     Fitch rates the financial strength of the Certificate Insurer "AAA."

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class I-A-3 Certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class I-A-3 Certificates. The Certificate Insurer does not guaranty the market price of the Class I-A-3 Certificates nor does it guaranty that the ratings on the Class I-A-3 Certificates will not be revised or withdrawn.

SUBROGATION OF CERTIFICATE INSURER

     The Certificate Insurer shall be subrogated to the rights of each holder of a Class I-A-3 Certificate to receive distributions on those Class I-A-3 Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

     Pursuant to the terms of the pooling and servicing agreement, unless the Certificate Insurer fails to make a required payment under the Certificate Insurance Policy and such failure is continuing (a "MBIA Default"), the Certificate Insurer will be entitled to exercise the voting, consent, directing and other control rights of the Class I-A-3 Certificateholders, without the consent of the Class I-A-3 Certificateholders, and the Class I-A-3 Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer.

                         POOLING AND SERVICING AGREEMENT

OPTIONAL TERMINATION

     On any distribution date on or after which the aggregate Stated Principal Balance of the mortgage loans in loan group III is less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans in loan group III as of the cut-off date, Olympus will (subject to the terms of the pooling and servicing agreement) have the option to purchase the group III mortgage loans, all real property acquired in respect of any group III mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the group III mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including, the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group III mortgage loans and (iii) any related unreimbursed advances and servicing fee and other amounts payable to the servicers and the trustee related to the group III mortgage loans.

     On any distribution date on or after which the aggregate Stated Principal Balance of the mortgage loans in loan group I, loan group II and loan group IV is less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans in loan group I, loan group II and loan group IV as of the cut-off date, Olympus will (subject to the terms of the pooling and servicing agreement) have the option to purchase the group I, group II and group IV mortgage loans, all real property acquired in respect of any group I, group II and group IV mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the group I, group II and group IV mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including, the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group I, group II and group IV mortgage loans and (iii) any related unreimbursed advances and servicing fee and other amounts payable to the servicers and the trustee and the certificate insurer related to the group I, group II and group IV mortgage loans.

     If such option is exercised with respect to loan group III, it will effect an early retirement of the related certificates and the portion of the Class A-P Certificates related to the group III mortgage loans. If such option is exercised with respect to loan group I, loan group II and loan group IV, it will effect an early retirement of the related certificates, including the Class IS-P Certificates, and the portion of the Class A-P Certificates related to the group I and group II mortgage loans. Distributions on the certificates relating to any optional termination will first be paid to the senior certificates and then to the related subordinate certificates. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

THE TRUSTEE

     The trustee, Bank One, National Association, has its corporate trust offices at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126 and also at 153 West 51st Street, New York, New York 10019. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

RESTRICTIONS ON TRANSFER OF THE CLASS AR CERTIFICATES

     The Class AR Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations." The pooling and servicing agreement provides that the Class AR Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class AR Certificate will contain a legend describing the foregoing restrictions.

SCHEDULED FINAL DISTRIBUTION DATE

     The scheduled final distribution date (the "Final Scheduled Distribution Date") for the Group I, Group II and Group III Certificates is January 25, 2032, and the Final Scheduled Distribution Date for the Group IV Certificates is April 25, 2016, which, in each case, is the distribution date for the related certificates occurring in the month following the month in which the latest stated maturity of any related mortgage loan occurs. No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its assumed final distribution date.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

FACTORS AFFECTING PREPAYMENTS ON THE MORTGAGE LOANS

     The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by the seller of those mortgage loans due to uncured breaches of representations and warranties, the purchase of delinquent mortgage loans by Olympus or the purchase of the mortgage loans by Olympus under the circumstances described under "Pooling and Servicing Agreement--Optional Termination" herein. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.

     Approximately 4.03% of the group I mortgage loans, 2.95% of the group II mortgage loans, 20.24% of the group III mortgage loans and none of the group IV mortgage loans, in each case by applicable Cut-off Date Principal Balance are subject to prepayment premiums during intervals ranging from six months to five years following origination, as described under "Description of the Mortgage Pool--General" herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

     The depositor makes no representation as to the expected rate of prepayments on the mortgage loans. See "Description of the Mortgage Pool" and "Description of the Certificates" herein and "Maturity and Prepayment Considerations" in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

     Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

     All of the mortgage loans will contain "due-on-sale" clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

SEQUENTIALLY PAYING CERTIFICATES

     The senior certificates, other than the interest only certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement.

Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

ACCRETION DIRECTED CERTIFICATES AND ACCRUAL CERTIFICATES

     On or prior to the Class II-A-5 Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class II-A-5 Certificates. On or prior to the Class II-A-5 Accretion Termination Date, interest shortfalls allocated to the Class II-A-5 Certificates will reduce the amount added to the respective Class Principal Balance and will result in a corresponding reduction of the amount available for distributions relating to principal on the Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Balance of the Class II-A-5 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class II-A-5 Certificates and be available for distributions relating to principal on the Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates would be extended.

     In addition, investors in the Class II-A-5 Certificates should also be aware that the Class II-A-5 Accretion Termination Date may be later, or earlier, than otherwise anticipated if prepayments occur slower, or faster, than anticipated.

     Because the Class II-A-5 Certificates are not entitled to receive any distributions of interest until the occurrence of the Class II-A-5 Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

LOCKOUT CERTIFICATES

     Investors in the Class I-A-4, Class I-A-31, Class II-A-4 and Class II-A-20 Certificates should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the distribution date in January 2007, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other classes of Group I or Group II Certificates.

MODELING ASSUMPTIONS

     For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the offered certificates under certain prepayment scenarios, the following assumptions (the "MODELING ASSUMPTIONS"), among others, have been made:

     (1) the mortgage loans consist of 13 hypothetical mortgage loans with the following characteristics:

                                                                           REMAINING       LOAN
               CUT-OFF DATE                           NET MORTGAGE RATE       TERM         AGE
LOAN GROUP      BALANCE ($)       MORTGAGE RATE (%)          (%)            (MONTHS)     (MONTHS)
----------      -----------       -----------------          ---            --------     --------
  I           396,985,208.36        7.2632896115         6.5772753575         355            2
  I            53,843,258.77        6.6884358596         6.3711972178         357            1
  II          380,412,406.51        6.9926039172         6.2804301752         357            1
  II          205,652,798.31        7.0181384549         6.2170747213         357            2
  III-1         1,050,642.14        8.8913011412         7.5396242258         172            7
  III-1        72,234,541.26        9.4652476092         8.0877382548         356            4
  III-1           141,155.96        9.2221172769         7.1386172769         354            6
  III-2         1,460,304.88        7.8704895037         6.7500000000         175            5
  III-2         1,613,782.33        7.2831711256         6.2899383762         175            5
  III-2        60,471,973.33        8.3535082366         6.8274148918         355            4
  III-2        23,278,170.43        7.9158904258         6.2171789461         353            5
  IV           38,806,071.69        7.2511894985         6.6118520335         140           34
  IV           12,266,118.96        6.5915261136         6.3063443004         131           44

     (2)    there are no repurchases of the mortgage loans;

     (3)    the certificates will be purchased on December 28, 2001;

     (4) distributions on the certificates will be made on the 25th day of each month, commencing in January 2002;

     (5) no mortgage loan is delinquent and there are no Realized Losses on the mortgage loans while the certificates are outstanding;

     (6) there are no shortfalls of interest with regard to the mortgage loans;

     (7) there is no optional termination of the related mortgage loans by Olympus;

     (8) scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date;

     (9) all principal prepayments on the mortgage loans are prepayments in full and are received on the last day of each month commencing in December 2001;

     (10) the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date.

     The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable. The actual characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment models used in this prospectus supplement (the "Standard Prepayment Assumption" or "SPA" for loan group I, II and IV and a "Basic Prepayment Assumption" or "BPA" for loan group III) represent an assumed rate or prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans.

     For loan group I, loan group II, loan group IV and the Class A-P Certificates, a 100% Standard Prepayment Assumption assumes (i) a per annum prepayment rate of 0.20% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 0.20% per annum in each month thereafter until the 30th month and
(iii) a constant prepayment rate of 6% per annum each month thereafter.

     For loan group III, a 100% Basic Prepayment Assumption assumes a per annum rate of prepayment of 6.0% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 14/11% each month until the 12th month of the life of the mortgage loans and remains constant at 20% per annum in the 12th month of the life of the mortgage loans and in each month thereafter.

     In the tables below "Percentage of Prepayment Assumption" indicates that prepayments for each loan group are calculated using each group's respective prepayment assumption.

     As used in the tables below, a 200% SPA assumes prepayment rates equal to
2.00 times 100% of the SPA and a 400% SPA assumes prepayment rates equal to 4.00 times 100% of the SPA, and so forth, and a 125% BPA assumes prepayment rates equal to 1.25 times 100% of the BPA and a 150% BPA assumes prepayment rates equal to 1.50 times 100% of the BPA, and so forth.

     Neither the SPA nor the BPA purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans in any loan group will prepay at any given percentage of the applicable SPA or BPA. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interests rates fall significantly below the mortgage interest rates on the mortgage loans underlying the certificates, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, if prevailing mortgage interest rate rise above the mortgage interest rates on the mortgage loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

     This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balance outstanding over time and the weighted average lives of the offered certificates.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The weighted average lives of the Special Retail Certificates shown in the tables below apply to each such class taken as a whole. Because principal distributions may be requested by the beneficial owners of the Special Retail Certificates and because beneficial owners of the Special Retail Certificates will receive principal distributions by random lot, the weighted average life of any Special Retail Certificate beneficially owned by an individual investor may vary significantly from the weighted average lives of that class of Special Retail Certificates, taken as a whole. There can be no assurance with respect to any particular scenario of the rate of principal distributions on the Special Retail Certificates, any particular weighted average life for the Special Retail Certificates or the date or dates on which any particular beneficial owner will receive distributions in reduction of the principal balance of its Special Retail Certificate. Investors in the Special Retail Certificates should understand that they are assuming all risks and benefits associated with the rate of principal distributions on such certificates and variations in such rate from time to time.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                                                   CLASS AR
                                    ------------------------------------------------------------------------
                                                       PERCENTAGE OF PREPAYMENT ASSUMPTION
----------------------------------  ------------------------------------------------------------------------
DISTRIBUTION DATE                      0%            100%            300%             400%            500%
----------------------------------  --------       ---------      ---------       -----------      ----------
Initial Percentage.............      100%            100%            100%             100%            100%
December 2002 and thereafter...        0               0               0                0               0
Weighted Average Life to
Maturity (Years)**.............      0.1             0.1             0.1              0.1             0.1

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                              CLASS I-A-1, CLASS I-A-29
                                   AND CLASS I-A-30                  CLASS I-A-2 AND CLASS I-A-9
                         -----------------------------------     -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------     -----------------------------------
DISTRIBUTION DATE         0%      100%    300%   400%   500%       0%     100%    300%    400%  500%
-----------------         --      ----    ----   ----   ----       --     ----    ----    ----  ----
Initial Percentage....   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002.....    99      96      91      89      87     100     100     100     100     100
December 25, 2003.....    97      89      74      66      59     100     100     100     100     100
December 25, 2004.....    96      80      52      40      28     100     100     100     100     100
December 25, 2005.....    94      71      34      19       7     100     100     100     100     100
December 25, 2006.....    92      63      20       4       0     100     100     100     100       0
December 25, 2007.....    90      56       9       0       0     100     100     100      30       0
December 25, 2008.....    89      50       1       0       0     100     100     100       0       0
December 25, 2009.....    87      44       0       0       0     100     100      45       0       0
December 25, 2010.....    85      38       0       0       0     100     100       0       0       0
December 25, 2011.....    82      33       0       0       0     100     100       0       0       0
December 25, 2012.....    80      29       0       0       0     100     100       0       0       0
December 25, 2013.....    77      25       0       0       0     100     100       0       0       0
December 25, 2014.....    75      21       0       0       0     100     100       0       0       0
December 25, 2015.....    71      17       0       0       0     100     100       0       0       0
December 25, 2016.....    68      13       0       0       0     100     100       0       0       0
December 25, 2017.....    65      10       0       0       0     100     100       0       0       0
December 25, 2018.....    61       7       0       0       0     100     100       0       0       0
December 25, 2019.....    57       4       0       0       0     100     100       0       0       0
December 25, 2020.....    52       1       0       0       0     100     100       0       0       0
December 25, 2021.....    48       0       0       0       0     100      62       0       0       0
December 25, 2022.....    43       0       0       0       0     100      20       0       0       0
December 25, 2023.....    37       0       0       0       0     100       0       0       0       0
December 25, 2024.....    31       0       0       0       0     100       0       0       0       0
December 25, 2025.....    25       0       0       0       0     100       0       0       0       0
December 25, 2026.....    18       0       0       0       0     100       0       0       0       0
December 25, 2027.....    11       0       0       0       0     100       0       0       0       0
December 25, 2028.....     3       0       0       0       0     100       0       0       0       0
December 25, 2029.....     0       0       0       0       0       0       0       0       0       0
December 25, 2030.....     0       0       0       0       0       0       0       0       0       0
December 25, 2031.....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    17.8     8.0     3.4     2.7     2.3    27.6    20.3     8.0     5.9     4.8


                                       CLASS I-A-3
                           -----------------------------------
                           PERCENTAGE OF PREPAYMENT ASSUMPTION
                           -----------------------------------
DISTRIBUTION DATE           0%     100%     300%    400%  500%
-----------------           --     ----     ----    ----  ----
Initial Percentage....     100%    100%    100%    100%    100%
December 25, 2002.....     100     100     100     100     100
December 25, 2003.....     100     100     100     100     100
December 25, 2004.....     100     100     100     100     100
December 25, 2005.....      99      99      99      99      99
December 25, 2006.....      98      98      98      98      98
December 25, 2007.....      96      96      96      96      50
December 25, 2008.....      95      95      95      79      16
December 25, 2009.....      94      94      94      50       1
December 25, 2010.....      93      93      93      34       0
December 25, 2011.....      92      92      83      25       0
December 25, 2012.....      90      90      66      18       0
December 25, 2013.....      89      89      53      14       0
December 25, 2014.....      88      88      42      10       0
December 25, 2015.....      87      87      33       7       0
December 25, 2016.....      86      86      26       5       0
December 25, 2017.....      84      84      21       4       0
December 25, 2018.....      83      83      16       3       0
December 25, 2019.....      82      82      13       2       0
December 25, 2020.....      81      81      10       1       0
December 25, 2021.....      80      80       8       1       0
December 25, 2022.....      78      78       6       1       0
December 25, 2023.....      77      77       4       1       0
December 25, 2024.....      76      76       3       *       0
December 25, 2025.....      75      73       2       *       0
December 25, 2026.....      74      58       2       *       0
December 25, 2027.....      72      44       1       *       0
December 25, 2028.....      71      31       1       *       0
December 25, 2029.....      70      19       *       *       0
December 25, 2030.....      41       7       *       *       0
December 25, 2031.....       0       0       0       0       0
                            --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........      25.0    23.3    13.2     9.0     6.2


-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                             CLASS I-A-4 AND CLASS I-A-31                     CLASS I-A-5
                          -----------------------------------     -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------     -----------------------------------
DISTRIBUTION DATE          0%     100%    300%    400%   500%      0%     100%    300%    400%   500%
-----------------          --     ----    ----    ----   ----      --     ----    ----    ----   ----
Initial Percentage.....   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002......   100     100     100     100     100     100     100     100     100     100
December 25, 2003......   100     100     100     100     100     100     100     100     100     100
December 25, 2004......   100     100     100     100     100     100     100     100     100     100
December 25, 2005......   100     100     100     100     100     100     100     100     100     100
December 25, 2006......   100     100     100     100     100     100     100     100     100      75
December 25, 2007......    98      97      93      91      89     100     100     100     100       0
December 25, 2008......    97      93      84      80      76     100     100     100       0       0
December 25, 2009......    95      88      74      67      60     100     100     100       0       0
December 25, 2010......    93      82      61      52      41     100     100      46       0       0
December 25, 2011......    91      75      49      39      28     100     100       0       0       0
December 25, 2012......    89      69      39      29      19     100     100       0       0       0
December 25, 2013......    87      63      31      21      13     100     100       0       0       0
December 25, 2014......    84      58      25      16       9     100     100       0       0       0
December 25, 2015......    81      52      20      12       6     100     100       0       0       0
December 25, 2016......    78      47      16       9       4     100     100       0       0       0
December 25, 2017......    75      43      12       6       3     100     100       0       0       0
December 25, 2018......    72      38      10       5       2     100     100       0       0       0
December 25, 2019......    68      34       8       3       1     100     100       0       0       0
December 25, 2020......    64      30       6       2       1     100     100       0       0       0
December 25, 2021......    60      27       4       2       1     100     100       0       0       0
December 25, 2022......    56      23       3       1       *     100     100       0       0       0
December 25, 2023......    51      20       3       1       *     100      52       0       0       0
December 25, 2024......    46      17       2       1       *     100       0       0       0       0
December 25, 2025......    40      14       1       *       *     100       0       0       0       0
December 25, 2026......    34      11       1       *       *     100       0       0       0       0
December 25, 2027......    27       8       1       *       *     100       0       0       0       0
December 25, 2028......    21       6       *       *       *     100       0       0       0       0
December 25, 2029......    13       4       *       *       *      59       0       0       0       0
December 25, 2030......     5       1       *       *       *       0       0       0       0       0
December 25, 2031......     0       0       0       0       0       0       0       0       0       0
                           --      --      --      --      --      --      --      --      --      --
Weighted Average Life to
Maturity
   (Years) **..........    20.8    15.5    11.0     9.9     9.0    28.1    22.1     9.0     6.5     5.1

                                        CLASS I-A-6
                            -----------------------------------
                            PERCENTAGE OF PREPAYMENT ASSUMPTION
                            -----------------------------------
DISTRIBUTION DATE            0%     100%    300%    400%   500%
-----------------            --     ----    ----    ----   ----
Initial Percentage.....     100%    100%    100%    100%    100%
December 25, 2002......     100     100     100     100     100
December 25, 2003......     100     100     100     100     100
December 25, 2004......     100     100     100     100     100
December 25, 2005......     100     100     100     100     100
December 25, 2006......     100     100     100     100     100
December 25, 2007......     100     100     100     100       0
December 25, 2008......     100     100     100      61       0
December 25, 2009......     100     100     100       0       0
December 25, 2010......     100     100     100       0       0
December 25, 2011......     100     100      71       0       0
December 25, 2012......     100     100      33       0       0
December 25, 2013......     100     100       3       0       0
December 25, 2014......     100     100       0       0       0
December 25, 2015......     100     100       0       0       0
December 25, 2016......     100     100       0       0       0
December 25, 2017......     100     100       0       0       0
December 25, 2018......     100     100       0       0       0
December 25, 2019......     100     100       0       0       0
December 25, 2020......     100     100       0       0       0
December 25, 2021......     100     100       0       0       0
December 25, 2022......     100     100       0       0       0
December 25, 2023......     100     100       0       0       0
December 25, 2024......     100      83       0       0       0
December 25, 2025......     100      48       0       0       0
December 25, 2026......     100      14       0       0       0
December 25, 2027......     100       0       0       0       0
December 25, 2028......     100       0       0       0       0
December 25, 2029......     100       0       0       0       0
December 25, 2030......       0       0       0       0       0
December 25, 2031......       0       0       0       0       0
                             --      --      --      --      --
Weighted Average Life to
Maturity
   (Years) **..........      28.5    24.0    10.6     7.2     5.6


------------------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                    CLASS I-A-7                             CLASS I-A-8
                        -----------------------------------     -----------------------------------
                        PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                        -----------------------------------     -----------------------------------
DISTRIBUTION DATE        0%     100%    300%    400%   500%      0%     100%    300%    400%   500%
-----------------        --     ----    ----    ----   ----      --     ----    ----    ----   ----
Initial Percentage...   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002....   100     100     100     100     100     100     100     100     100     100
December 25, 2003....   100     100     100     100     100     100     100     100     100     100
December 25, 2004....   100     100     100     100     100     100     100     100     100     100
December 25, 2005....   100     100     100     100     100     100     100     100     100     100
December 25, 2006....   100     100     100     100     100     100     100     100     100     100
December 25, 2007....   100     100     100     100      90     100     100     100     100     100
December 25, 2008....   100     100     100     100       0     100     100     100     100      48
December 25, 2009....   100     100     100      89       0     100     100     100     100       2
December 25, 2010....   100     100     100       1       0     100     100     100     100       0
December 25, 2011....   100     100     100       0       0     100     100     100      75       0
December 25, 2012....   100     100     100       0       0     100     100     100      56       0
December 25, 2013....   100     100     100       0       0     100     100     100      41       0
December 25, 2014....   100     100      48       0       0     100     100     100      30       0
December 25, 2015....   100     100       1       0       0     100     100     100      22       0
December 25, 2016....   100     100       0       0       0     100     100      79      16       0
December 25, 2017....   100     100       0       0       0     100     100      63      12       0
December 25, 2018....   100     100       0       0       0     100     100      49       9       0
December 25, 2019....   100     100       0       0       0     100     100      38       6       0
December 25, 2020....   100     100       0       0       0     100     100      29       4       0
December 25, 2021....   100     100       0       0       0     100     100      23       3       0
December 25, 2022....   100     100       0       0       0     100     100      17       2       0
December 25, 2023....   100     100       0       0       0     100     100      13       2       0
December 25, 2024....   100     100       0       0       0     100     100       9       1       0
December 25, 2025....   100     100       0       0       0     100     100       7       1       0
December 25, 2026....   100     100       0       0       0     100     100       5       *       0
December 25, 2027....   100      59       0       0       0     100     100       3       *       0
December 25, 2028....   100       0       0       0       0     100      93       2       *       0
December 25, 2029....   100       0       0       0       0     100      56       1       *       0
December 25, 2030....    42       0       0       0       0     100      20       *       *       0
December 25, 2031....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average
Life to Maturity
   (Years) **........    29.0    26.2    13.0     8.5     6.2    29.4    28.2    17.9    12.3     7.1

                                      CLASS I-A-10
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE          0%     100%    300%    400%   500%
-----------------          --     ----    ----    ----   ----
Initial Percentage...     100%    100%    100%    100%    100%
December 25, 2002....     100     100     100     100     100
December 25, 2003....     100     100     100     100     100
December 25, 2004....     100     100     100     100     100
December 25, 2005....     100     100     100     100     100
December 25, 2006....     100     100     100     100      20
December 25, 2007....     100     100     100      53       0
December 25, 2008....     100     100     100       0       0
December 25, 2009....     100     100      70       0       0
December 25, 2010....     100     100      19       0       0
December 25, 2011....     100     100       0       0       0
December 25, 2012....     100     100       0       0       0
December 25, 2013....     100     100       0       0       0
December 25, 2014....     100     100       0       0       0
December 25, 2015....     100     100       0       0       0
December 25, 2016....     100     100       0       0       0
December 25, 2017....     100     100       0       0       0
December 25, 2018....     100     100       0       0       0
December 25, 2019....     100     100       0       0       0
December 25, 2020....     100     100       0       0       0
December 25, 2021....     100     100       0       0       0
December 25, 2022....     100      78       0       0       0
December 25, 2023....     100      49       0       0       0
December 25, 2024....     100      22       0       0       0
December 25, 2025....     100       0       0       0       0
December 25, 2026....     100       0       0       0       0
December 25, 2027....     100       0       0       0       0
December 25, 2028....     100       0       0       0       0
December 25, 2029....      65       0       0       0       0
December 25, 2030....       0       0       0       0       0
December 25, 2031....       0       0       0       0       0
                           --      --      --      --      --
Weighted Average
Life to Maturity
   (Years) **........      28.2    22.0     8.5     6.1     4.9

----------------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                     CLASS I-A-11                            CLASS I-A-13
                         -----------------------------------      -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION      PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------      -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%   500%      0%     100%    300%    400%   500%
-----------------         --     ----    ----    ----   ----      --     ----    ----    ----   ----
Initial Percentage....   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100     100     100     100     100     100
December 25, 2003.....   100     100     100     100     100     100     100     100     100     100
December 25, 2004.....   100     100     100     100     100     100     100     100     100     100
December 25, 2005.....   100     100     100     100     100     100     100     100     100     100
December 25, 2006.....   100     100     100     100      62     100     100     100     100       0
December 25, 2007.....   100     100     100      72      28     100     100     100       0       0
December 25, 2008.....   100     100     100      45       9     100     100     100       0       0
December 25, 2009.....   100     100      76      28       *     100     100       0       0       0
December 25, 2010.....   100     100      59      19       0     100     100       0       0       0
December 25, 2011.....   100     100      47      14       0     100     100       0       0       0
December 25, 2012.....   100     100      38      11       0     100     100       0       0       0
December 25, 2013.....   100     100      30       8       0     100     100       0       0       0
December 25, 2014.....   100     100      24       6       0     100     100       0       0       0
December 25, 2015.....   100     100      19       4       0     100     100       0       0       0
December 25, 2016.....   100     100      15       3       0     100     100       0       0       0
December 25, 2017.....   100     100      12       2       0     100     100       0       0       0
December 25, 2018.....   100     100       9       2       0     100     100       0       0       0
December 25, 2019.....   100     100       7       1       0     100     100       0       0       0
December 25, 2020.....   100     100       6       1       0     100     100       0       0       0
December 25, 2021.....   100      83       4       1       0     100       0       0       0       0
December 25, 2022.....   100      69       3       *       0     100       0       0       0       0
December 25, 2023.....   100      59       2       *       0     100       0       0       0       0
December 25, 2024.....   100      50       2       *       0     100       0       0       0       0
December 25, 2025.....   100      41       1       *       0     100       0       0       0       0
December 25, 2026.....   100      33       1       *       0     100       0       0       0       0
December 25, 2027.....   100      25       1       *       0     100       0       0       0       0
December 25, 2028.....   100      18       *       *       0     100       0       0       0       0
December 25, 2029.....    60      11       *       *       0       0       0       0       0       0
December 25, 2030.....    23       4       *       *       0       0       0       0       0       0
December 25, 2031.....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    28.4    23.5    11.1     7.7     5.6    27.4    19.4     7.2     5.4     4.4

                                       CLASS I-A-14
                            -----------------------------------
                            PERCENTAGE OF PREPAYMENT ASSUMPTION
                            -----------------------------------
DISTRIBUTION DATE           0%     100%    300%    400%    500%
-----------------           --     ----    ----    ----    ----
Initial Percentage....     100%    100%    100%    100%    100%
December 25, 2002.....     100     100     100     100     100
December 25, 2003.....     100     100     100     100     100
December 25, 2004.....     100     100     100     100     100
December 25, 2005.....     100     100     100     100     100
December 25, 2006.....     100     100     100     100       0
December 25, 2007.....     100     100     100       0       0
December 25, 2008.....     100     100     100       0       0
December 25, 2009.....     100     100       0       0       0
December 25, 2010.....     100     100       0       0       0
December 25, 2011.....     100     100       0       0       0
December 25, 2012.....     100     100       0       0       0
December 25, 2013.....     100     100       0       0       0
December 25, 2014.....     100     100       0       0       0
December 25, 2015.....     100     100       0       0       0
December 25, 2016.....     100     100       0       0       0
December 25, 2017.....     100     100       0       0       0
December 25, 2018.....     100     100       0       0       0
December 25, 2019.....     100     100       0       0       0
December 25, 2020.....     100     100       0       0       0
December 25, 2021.....     100       0       0       0       0
December 25, 2022.....     100       0       0       0       0
December 25, 2023.....     100       0       0       0       0
December 25, 2024.....     100       0       0       0       0
December 25, 2025.....     100       0       0       0       0
December 25, 2026.....     100       0       0       0       0
December 25, 2027.....     100       0       0       0       0
December 25, 2028.....     100       0       0       0       0
December 25, 2029.....       0       0       0       0       0
December 25, 2030.....       0       0       0       0       0
December 25, 2031.....       0       0       0       0       0
                            --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........      27.5    19.5     7.2     5.4     4.4

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                     CLASS I-A-15                            CLASS I-A-16
                         -----------------------------------      -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION      PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------      -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%     0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----     --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100     100     100     100     100     100
December 25, 2003.....   100     100     100     100     100     100     100     100     100     100
December 25, 2004.....   100     100     100     100     100     100     100     100     100     100
December 25, 2005.....   100     100     100     100     100     100     100     100     100     100
December 25, 2006.....   100     100     100     100       0     100     100     100     100       0
December 25, 2007.....   100     100     100       0       0     100     100     100       0       0
December 25, 2008.....   100     100     100       0       0     100     100     100       0       0
December 25, 2009.....   100     100       0       0       0     100     100       0       0       0
December 25, 2010.....   100     100       0       0       0     100     100       0       0       0
December 25, 2011.....   100     100       0       0       0     100     100       0       0       0
December 25, 2012.....   100     100       0       0       0     100     100       0       0       0
December 25, 2013.....   100     100       0       0       0     100     100       0       0       0
December 25, 2014.....   100     100       0       0       0     100     100       0       0       0
December 25, 2015.....   100     100       0       0       0     100     100       0       0       0
December 25, 2016.....   100     100       0       0       0     100     100       0       0       0
December 25, 2017.....   100     100       0       0       0     100     100       0       0       0
December 25, 2018.....   100     100       0       0       0     100     100       0       0       0
December 25, 2019.....   100     100       0       0       0     100     100       0       0       0
December 25, 2020.....   100     100       0       0       0     100     100       0       0       0
December 25, 2021.....   100       0       0       0       0     100       0       0       0       0
December 25, 2022.....   100       0       0       0       0     100       0       0       0       0
December 25, 2023.....   100       0       0       0       0     100       0       0       0       0
December 25, 2024.....   100       0       0       0       0     100       0       0       0       0
December 25, 2025.....   100       0       0       0       0     100       0       0       0       0
December 25, 2026.....   100       0       0       0       0     100       0       0       0       0
December 25, 2027.....   100       0       0       0       0     100       0       0       0       0
December 25, 2028.....   100       0       0       0       0     100       0       0       0       0
December 25, 2029.....     0       0       0       0       0       0       0       0       0       0
December 25, 2030.....     0       0       0       0       0       0       0       0       0       0
December 25, 2031.....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    27.5    19.6     7.2     5.4     4.4    27.5    19.6     7.3     5.4     4.4

                                     CLASS I-A-17
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100
December 25, 2003.....   100     100     100     100     100
December 25, 2004.....   100     100     100     100     100
December 25, 2005.....   100     100     100     100     100
December 25, 2006.....   100     100     100     100       0
December 25, 2007.....   100     100     100       0       0
December 25, 2008.....   100     100     100       0       0
December 25, 2009.....   100     100       0       0       0
December 25, 2010.....   100     100       0       0       0
December 25, 2011.....   100     100       0       0       0
December 25, 2012.....   100     100       0       0       0
December 25, 2013.....   100     100       0       0       0
December 25, 2014.....   100     100       0       0       0
December 25, 2015.....   100     100       0       0       0
December 25, 2016.....   100     100       0       0       0
December 25, 2017.....   100     100       0       0       0
December 25, 2018.....   100     100       0       0       0
December 25, 2019.....   100     100       0       0       0
December 25, 2020.....   100     100       0       0       0
December 25, 2021.....   100       0       0       0       0
December 25, 2022.....   100       0       0       0       0
December 25, 2023.....   100       0       0       0       0
December 25, 2024.....   100       0       0       0       0
December 25, 2025.....   100       0       0       0       0
December 25, 2026.....   100       0       0       0       0
December 25, 2027.....   100       0       0       0       0
December 25, 2028.....   100       0       0       0       0
December 25, 2029.....     0       0       0       0       0
December 25, 2030.....     0       0       0       0       0
December 25, 2031.....     0       0       0       0       0
                          --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    27.5    19.7     7.3     5.4     4.4

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                     CLASS I-A-18                            CLASS I-A-19
                         -----------------------------------      -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION      PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------      -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%     0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----     --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100     100     100     100     100     100
December 25, 2003.....   100     100     100     100     100     100     100     100     100     100
December 25, 2004.....   100     100     100     100     100     100     100     100     100     100
December 25, 2005.....   100     100     100     100     100     100     100     100     100     100
December 25, 2006.....   100     100     100     100       0     100     100     100     100       0
December 25, 2007.....   100     100     100       0       0     100     100     100       0       0
December 25, 2008.....   100     100     100       0       0     100     100     100       0       0
December 25, 2009.....   100     100       0       0       0     100     100       0       0       0
December 25, 2010.....   100     100       0       0       0     100     100       0       0       0
December 25, 2011.....   100     100       0       0       0     100     100       0       0       0
December 25, 2012.....   100     100       0       0       0     100     100       0       0       0
December 25, 2013.....   100     100       0       0       0     100     100       0       0       0
December 25, 2014.....   100     100       0       0       0     100     100       0       0       0
December 25, 2015.....   100     100       0       0       0     100     100       0       0       0
December 25, 2016.....   100     100       0       0       0     100     100       0       0       0
December 25, 2017.....   100     100       0       0       0     100     100       0       0       0
December 25, 2018.....   100     100       0       0       0     100     100       0       0       0
December 25, 2019.....   100     100       0       0       0     100     100       0       0       0
December 25, 2020.....   100     100       0       0       0     100     100       0       0       0
December 25, 2021.....   100       0       0       0       0     100       0       0       0       0
December 25, 2022.....   100       0       0       0       0     100       0       0       0       0
December 25, 2023.....   100       0       0       0       0     100       0       0       0       0
December 25, 2024.....   100       0       0       0       0     100       0       0       0       0
December 25, 2025.....   100       0       0       0       0     100       0       0       0       0
December 25, 2026.....   100       0       0       0       0     100       0       0       0       0
December 25, 2027.....   100       0       0       0       0     100       0       0       0       0
December 25, 2028.....   100       0       0       0       0     100       0       0       0       0
December 25, 2029.....     0       0       0       0       0       0       0       0       0       0
December 25, 2030.....     0       0       0       0       0       0       0       0       0       0
December 25, 2031.....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    27.5    19.7     7.3     5.5     4.5    27.6    19.8     7.3     5.5     4.5

                                     CLASS I-A-20
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100
December 25, 2003.....   100     100     100     100     100
December 25, 2004.....   100     100     100     100     100
December 25, 2005.....   100     100     100     100     100
December 25, 2006.....   100     100     100     100       0
December 25, 2007.....   100     100     100       0       0
December 25, 2008.....   100     100     100       0       0
December 25, 2009.....   100     100       0       0       0
December 25, 2010.....   100     100       0       0       0
December 25, 2011.....   100     100       0       0       0
December 25, 2012.....   100     100       0       0       0
December 25, 2013.....   100     100       0       0       0
December 25, 2014.....   100     100       0       0       0
December 25, 2015.....   100     100       0       0       0
December 25, 2016.....   100     100       0       0       0
December 25, 2017.....   100     100       0       0       0
December 25, 2018.....   100     100       0       0       0
December 25, 2019.....   100     100       0       0       0
December 25, 2020.....   100     100       0       0       0
December 25, 2021.....   100       0       0       0       0
December 25, 2022.....   100       0       0       0       0
December 25, 2023.....   100       0       0       0       0
December 25, 2024.....   100       0       0       0       0
December 25, 2025.....   100       0       0       0       0
December 25, 2026.....   100       0       0       0       0
December 25, 2027.....   100       0       0       0       0
December 25, 2028.....   100       0       0       0       0
December 25, 2029.....     0       0       0       0       0
December 25, 2030.....     0       0       0       0       0
December 25, 2031.....     0       0       0       0       0
                          --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    27.6    19.8     7.4     5.5     4.5

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                    CLASS I-A-21                            CLASS I-A-22
                        -----------------------------------      -----------------------------------
                        PERCENTAGE OF PREPAYMENT ASSUMPTION      PERCENTAGE OF PREPAYMENT ASSUMPTION
                        -----------------------------------      -----------------------------------
DISTRIBUTION DATE        0%     100%    300%    400%    500%     0%     100%    300%    400%    500%
-----------------        --     ----    ----    ----    ----     --     ----    ----    ----    ----
Initial Percentage...   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002....   100     100     100     100     100     100     100     100     100     100
December 25, 2003....   100     100     100     100     100     100     100     100     100     100
December 25, 2004....   100     100     100     100     100     100     100     100     100     100
December 25, 2005....   100     100     100     100     100     100     100     100     100     100
December 25, 2006....   100     100     100     100       0     100     100     100     100       0
December 25, 2007....   100     100     100       0       0     100     100     100       0       0
December 25, 2008....   100     100     100       0       0     100     100     100       0       0
December 25, 2009....   100     100       0       0       0     100     100       0       0       0
December 25, 2010....   100     100       0       0       0     100     100       0       0       0
December 25, 2011....   100     100       0       0       0     100     100       0       0       0
December 25, 2012....   100     100       0       0       0     100     100       0       0       0
December 25, 2013....   100     100       0       0       0     100     100       0       0       0
December 25, 2014....   100     100       0       0       0     100     100       0       0       0
December 25, 2015....   100     100       0       0       0     100     100       0       0       0
December 25, 2016....   100     100       0       0       0     100     100       0       0       0
December 25, 2017....   100     100       0       0       0     100     100       0       0       0
December 25, 2018....   100     100       0       0       0     100     100       0       0       0
December 25, 2019....   100     100       0       0       0     100     100       0       0       0
December 25, 2020....   100     100       0       0       0     100     100       0       0       0
December 25, 2021....   100       0       0       0       0     100       0       0       0       0
December 25, 2022....   100       0       0       0       0     100       0       0       0       0
December 25, 2023....   100       0       0       0       0     100       0       0       0       0
December 25, 2024....   100       0       0       0       0     100       0       0       0       0
December 25, 2025....   100       0       0       0       0     100       0       0       0       0
December 25, 2026....   100       0       0       0       0     100       0       0       0       0
December 25, 2027....   100       0       0       0       0     100       0       0       0       0
December 25, 2028....   100       0       0       0       0     100       0       0       0       0
December 25, 2029....     0       0       0       0       0       0       0       0       0       0
December 25, 2030....     0       0       0       0       0       0       0       0       0       0
December 25, 2031....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average
Life to Maturity
   (Years) **........    27.6    19.9     7.4     5.5     4.5    27.6    20.0     7.4     5.5     4.5

                                     CLASS I-A-23
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----
Initial Percentage...    100%    100%    100%    100%    100%
December 25, 2002....    100     100     100     100     100
December 25, 2003....    100     100     100     100     100
December 25, 2004....    100     100     100     100     100
December 25, 2005....    100     100     100     100     100
December 25, 2006....    100     100     100     100       0
December 25, 2007....    100     100     100       0       0
December 25, 2008....    100     100     100       0       0
December 25, 2009....    100     100       0       0       0
December 25, 2010....    100     100       0       0       0
December 25, 2011....    100     100       0       0       0
December 25, 2012....    100     100       0       0       0
December 25, 2013....    100     100       0       0       0
December 25, 2014....    100     100       0       0       0
December 25, 2015....    100     100       0       0       0
December 25, 2016....    100     100       0       0       0
December 25, 2017....    100     100       0       0       0
December 25, 2018....    100     100       0       0       0
December 25, 2019....    100     100       0       0       0
December 25, 2020....    100     100       0       0       0
December 25, 2021....    100      11       0       0       0
December 25, 2022....    100       0       0       0       0
December 25, 2023....    100       0       0       0       0
December 25, 2024....    100       0       0       0       0
December 25, 2025....    100       0       0       0       0
December 25, 2026....    100       0       0       0       0
December 25, 2027....    100       0       0       0       0
December 25, 2028....    100       0       0       0       0
December 25, 2029....      0       0       0       0       0
December 25, 2030....      0       0       0       0       0
December 25, 2031....      0       0       0       0       0
                          --      --      --      --      --
Weighted Average
Life to Maturity
   (Years) **........     27.6    20.0     7.4     5.5     4.5

----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                     CLASS I-A-24                            CLASS I-A-25
                         -----------------------------------      -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION      PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------      -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%     0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----     --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100     100     100     100     100     100
December 25, 2003.....   100     100     100     100     100     100     100     100     100     100
December 25, 2004.....   100     100     100     100     100     100     100     100     100     100
December 25, 2005.....   100     100     100     100     100     100     100     100     100     100
December 25, 2006.....   100     100     100     100       0     100     100     100     100       0
December 25, 2007.....   100     100     100       0       0     100     100     100       0       0
December 25, 2008.....   100     100     100       0       0     100     100     100       0       0
December 25, 2009.....   100     100       0       0       0     100     100       0       0       0
December 25, 2010.....   100     100       0       0       0     100     100       0       0       0
December 25, 2011.....   100     100       0       0       0     100     100       0       0       0
December 25, 2012.....   100     100       0       0       0     100     100       0       0       0
December 25, 2013.....   100     100       0       0       0     100     100       0       0       0
December 25, 2014.....   100     100       0       0       0     100     100       0       0       0
December 25, 2015.....   100     100       0       0       0     100     100       0       0       0
December 25, 2016.....   100     100       0       0       0     100     100       0       0       0
December 25, 2017.....   100     100       0       0       0     100     100       0       0       0
December 25, 2018.....   100     100       0       0       0     100     100       0       0       0
December 25, 2019.....   100     100       0       0       0     100     100       0       0       0
December 25, 2020.....   100     100       0       0       0     100     100       0       0       0
December 25, 2021.....   100     100       0       0       0     100     100       0       0       0
December 25, 2022.....   100       0       0       0       0     100       0       0       0       0
December 25, 2023.....   100       0       0       0       0     100       0       0       0       0
December 25, 2024.....   100       0       0       0       0     100       0       0       0       0
December 25, 2025.....   100       0       0       0       0     100       0       0       0       0
December 25, 2026.....   100       0       0       0       0     100       0       0       0       0
December 25, 2027.....   100       0       0       0       0     100       0       0       0       0
December 25, 2028.....   100       0       0       0       0     100       0       0       0       0
December 25, 2029.....     0       0       0       0       0       0       0       0       0       0
December 25, 2030.....     0       0       0       0       0       0       0       0       0       0
December 25, 2031.....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    27.7    20.1     7.5     5.6     4.5    27.7    20.1     7.5     5.6     4.5

                                      CLASS I-A-26
                           -----------------------------------
                           PERCENTAGE OF PREPAYMENT ASSUMPTION
                           -----------------------------------
DISTRIBUTION DATE          0%     100%    300%    400%    500%
-----------------          --     ----    ----    ----    ----
Initial Percentage....    100%    100%    100%    100%    100%
December 25, 2002.....    100     100     100     100     100
December 25, 2003.....    100     100     100     100     100
December 25, 2004.....    100     100     100     100     100
December 25, 2005.....    100     100     100     100     100
December 25, 2006.....    100     100     100     100       0
December 25, 2007.....    100     100     100       0       0
December 25, 2008.....    100     100     100       0       0
December 25, 2009.....    100     100       0       0       0
December 25, 2010.....    100     100       0       0       0
December 25, 2011.....    100     100       0       0       0
December 25, 2012.....    100     100       0       0       0
December 25, 2013.....    100     100       0       0       0
December 25, 2014.....    100     100       0       0       0
December 25, 2015.....    100     100       0       0       0
December 25, 2016.....    100     100       0       0       0
December 25, 2017.....    100     100       0       0       0
December 25, 2018.....    100     100       0       0       0
December 25, 2019.....    100     100       0       0       0
December 25, 2020.....    100     100       0       0       0
December 25, 2021.....    100     100       0       0       0
December 25, 2022.....    100       0       0       0       0
December 25, 2023.....    100       0       0       0       0
December 25, 2024.....    100       0       0       0       0
December 25, 2025.....    100       0       0       0       0
December 25, 2026.....    100       0       0       0       0
December 25, 2027.....    100       0       0       0       0
December 25, 2028.....    100       0       0       0       0
December 25, 2029.....      0       0       0       0       0
December 25, 2030.....      0       0       0       0       0
December 25, 2031.....      0       0       0       0       0
                           --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........     27.7    20.2     7.5     5.6     4.6


-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                     CLASS I-A-27                            CLASS I-A-28
                         -----------------------------------      -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION      PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------      -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%     0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----     --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100     100     100     100     100     100
December 25, 2003.....   100     100     100     100     100     100     100     100     100     100
December 25, 2004.....   100     100     100     100     100     100     100     100     100     100
December 25, 2005.....   100     100     100     100     100     100     100     100     100     100
December 25, 2006.....   100     100     100     100       0     100     100     100     100       0
December 25, 2007.....   100     100     100       0       0     100     100     100       0       0
December 25, 2008.....   100     100     100       0       0     100     100     100       0       0
December 25, 2009.....   100     100       0       0       0     100     100       0       0       0
December 25, 2010.....   100     100       0       0       0     100     100       0       0       0
December 25, 2011.....   100     100       0       0       0     100     100       0       0       0
December 25, 2012.....   100     100       0       0       0     100     100       0       0       0
December 25, 2013.....   100     100       0       0       0     100     100       0       0       0
December 25, 2014.....   100     100       0       0       0     100     100       0       0       0
December 25, 2015.....   100     100       0       0       0     100     100       0       0       0
December 25, 2016.....   100     100       0       0       0     100     100       0       0       0
December 25, 2017.....   100     100       0       0       0     100     100       0       0       0
December 25, 2018.....   100     100       0       0       0     100     100       0       0       0
December 25, 2019.....   100     100       0       0       0     100     100       0       0       0
December 25, 2020.....   100     100       0       0       0     100     100       0       0       0
December 25, 2021.....   100     100       0       0       0     100     100       0       0       0
December 25, 2022.....   100       0       0       0       0     100       0       0       0       0
December 25, 2023.....   100       0       0       0       0     100       0       0       0       0
December 25, 2024.....   100       0       0       0       0     100       0       0       0       0
December 25, 2025.....   100       0       0       0       0     100       0       0       0       0
December 25, 2026.....   100       0       0       0       0     100       0       0       0       0
December 25, 2027.....   100       0       0       0       0     100       0       0       0       0
December 25, 2028.....   100       0       0       0       0     100       0       0       0       0
December 25, 2029.....     0       0       0       0       0       0       0       0       0       0
December 25, 2030.....     0       0       0       0       0       0       0       0       0       0
December 25, 2031.....     0       0       0       0       0       0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    27.7    20.2     7.6     5.6     4.6    27.7    20.3     7.6     5.6     4.6
                                     CLASS II-A-1
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%   500%
-----------------         --     ----    ----    ----   ----
Initial Percentage....   100%    100%    100%    100%    100%
December 25, 2002.....   100      99      99      99      99
December 25, 2003.....    96      81      77      77      77
December 25, 2004.....    91      57      48      48      48
December 25, 2005.....    87      33      21      21       9
December 25, 2006.....    82      12       0       0       0
December 25, 2007.....    77       0       0       0       0
December 25, 2008.....    72       0       0       0       0
December 25, 2009.....    67       0       0       0       0
December 25, 2010.....    61       0       0       0       0
December 25, 2011.....    54       0       0       0       0
December 25, 2012.....    48       0       0       0       0
December 25, 2013.....    40       0       0       0       0
December 25, 2014.....    33       0       0       0       0
December 25, 2015.....    24       0       0       0       0
December 25, 2016.....    16       0       0       0       0
December 25, 2017.....     6       0       0       0       0
December 25, 2018.....     0       0       0       0       0
December 25, 2019.....     0       0       0       0       0
December 25, 2020.....     0       0       0       0       0
December 25, 2021.....     0       0       0       0       0
December 25, 2022.....     0       0       0       0       0
December 25, 2023.....     0       0       0       0       0
December 25, 2024.....     0       0       0       0       0
December 25, 2025.....     0       0       0       0       0
December 25, 2026.....     0       0       0       0       0
December 25, 2027.....     0       0       0       0       0
December 25, 2028.....     0       0       0       0       0
December 25, 2029.....     0       0       0       0       0
December 25, 2030.....     0       0       0       0       0
December 25, 2031.....     0       0       0       0       0
                          --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    10.1     3.3     3.0     3.0     2.9

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                    CLASS II-A-3                   CLASS II-A-4 AND CLASS II-A-20
                         -----------------------------------     -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------     -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%   500%     0%     100%    300%    400%   500%
-----------------         --     ----    ----    ----   ----     --     ----    ----    ----   ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100    100     100     100     100     100
December 25, 2003.....   100     100     100     100     100    100     100     100     100     100
December 25, 2004.....   100     100     100     100     100    100     100     100     100     100
December 25, 2005.....   100     100     100     100     100    100     100     100     100     100
December 25, 2006.....   100     100      95      95      57    100     100     100     100     100
December 25, 2007.....   100      90      66      66      27     98      97      93      91      89
December 25, 2008.....   100      66      41      41       9     97      93      84      80      76
December 25, 2009.....   100      44      26      26       1     95      88      73      67      60
December 25, 2010.....   100      25      18      18       0     93      82      61      52      41
December 25, 2011.....   100      13      13      13       0     91      75      49      39      28
December 25, 2012.....   100      10      10      10       0     89      69      39      29      19
December 25, 2013.....   100       7       7       7       0     86      63      31      21      13
December 25, 2014.....   100       5       5       5       0     84      57      25      16       9
December 25, 2015.....   100       4       4       4       0     81      52      20      12       6
December 25, 2016.....   100       3       3       3       0     78      47      16       8       4
December 25, 2017.....   100       2       2       2       0     75      43      12       6       3
December 25, 2018.....    94       2       2       2       0     72      38      10       4       2
December 25, 2019.....    79       1       1       1       0     68      34       8       3       1
December 25, 2020.....    63       1       1       1       0     64      30       6       2       1
December 25, 2021.....    46       1       1       1       0     60      27       4       2       1
December 25, 2022.....    28       *       *       *       0     56      23       3       1       *
December 25, 2023.....     8       *       *       *       0     51      20       3       1       *
December 25, 2024.....     *       *       *       *       0     46      17       2       1       *
December 25, 2025.....     *       *       *       *       0     40      14       1       *       *
December 25, 2026.....     *       *       *       *       0     34      11       1       *       *
December 25, 2027.....     *       *       *       *       0     28       9       1       *       *
December 25, 2028.....     *       *       *       *       0     21       6       *       *       *
December 25, 2029.....     *       *       *       *       0     14       4       *       *       *
December 25, 2030.....     *       *       *       *       0      6       2       *       *       *
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    19.7     8.3     7.5     7.5     5.5   20.8    15.5    11.0     9.9     9.1

                                      CLASS II-A-5
                           -----------------------------------
                           PERCENTAGE OF PREPAYMENT ASSUMPTION
                           -----------------------------------
DISTRIBUTION DATE          0%     100%    300%    400%    500%
-----------------          --     ----    ----    ----    ----
Initial Percentage....    100%    100%    100%    100%    100%
December 25, 2002.....    107     107     107       2       0
December 25, 2003.....    114     114     114       0       0
December 25, 2004.....    122     122     122       0       0
December 25, 2005.....    131     131     131       0       0
December 25, 2006.....    140     140     140       0       0
December 25, 2007.....    150     150     150       0       0
December 25, 2008.....    160     160     160       0       0
December 25, 2009.....    171     171     171       0       0
December 25, 2010.....    183     183     183       0       0
December 25, 2011.....    196     196     196       0       0
December 25, 2012.....    210     210     210       0       0
December 25, 2013.....    224     224     224       0       0
December 25, 2014.....    240     240     216       0       0
December 25, 2015.....    257     257     176       0       0
December 25, 2016.....    274     274     142       0       0
December 25, 2017.....    294     294     114       0       0
December 25, 2018.....    314     314      91       0       0
December 25, 2019.....    336     336      72       0       0
December 25, 2020.....    359     359      56       0       0
December 25, 2021.....    384     384      44       0       0
December 25, 2022.....    411     411      34       0       0
December 25, 2023.....    440     440      25       0       0
December 25, 2024.....    470     470      19       0       0
December 25, 2025.....    503     490      14       0       0
December 25, 2026.....    538     393      10       0       0
December 25, 2027.....    576     302       7       0       0
December 25, 2028.....    616     215       4       0       0
December 25, 2029.....    658     133       2       0       0
December 25, 2030.....    335      56       1       0       0
December 25, 2031.....      0       0       0       0       0
                           --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........     29.0    26.7    16.9     0.7     0.4

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                    CLASS II-A-6                            CLASS II-A-7
                         -----------------------------------     -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------     -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%   500%     0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----   ----     --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....    98      95      88      84      80     91      78      71      71      71
December 25, 2003.....    98      95      72      60      48     89      77      62      62      62
December 25, 2004.....    98      95      53      32      11     88      76      50      50      47
December 25, 2005.....    98      95      40      13       0     87      75      39      39       0
December 25, 2006.....    98      95      31       3       0     86      73      31      13       0
December 25, 2007.....    98      95      26       *       0     85      72      25       *       0
December 25, 2008.....    98      95      24       *       0     83      71      17       *       0
December 25, 2009.....    98      95      21       *       0     81      69       4       *       0
December 25, 2010.....    98      95      18       *       0     80      67       0       *       0
December 25, 2011.....    98      92      14       *       0     78      54       0       *       0
December 25, 2012.....    98      87      12       *       0     76      28       0       *       0
December 25, 2013.....    98      81       9       *       0     74       2       0       *       0
December 25, 2014.....    98      75       7       *       0     72       0       0       *       0
December 25, 2015.....    98      68       6       *       0     70       0       0       *       0
December 25, 2016.....    98      62       5       *       0     67       0       0       *       0
December 25, 2017.....    98      56       4       *       0     64       0       0       *       0
December 25, 2018.....    98      51       3       *       0     62       0       0       *       0
December 25, 2019.....    98      45       2       *       0     58       0       0       *       0
December 25, 2020.....    98      40       2       *       0     55       0       0       *       0
December 25, 2021.....    98      35       1       *       0     52       0       0       *       0
December 25, 2022.....    98      30       1       *       0     48       0       0       *       0
December 25, 2023.....    98      25       1       *       0     44       0       0       *       0
December 25, 2024.....    92      20       1       *       0     15       0       0       *       0
December 25, 2025.....    81      16       *       *       0      0       0       0       *       0
December 25, 2026.....    69      13       *       *       0      0       0       0       *       0
December 25, 2027.....    56      10       *       *       0      0       0       0       *       0
December 25, 2028.....    42       7       *       *       0      0       0       0       *       0
December 25, 2029.....    26       4       *       *       0      0       0       0       *       0
December 25, 2030.....    11       2       *       *       0      0       0       0       *       0
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    25.9    17.3     4.9     2.5     1.9   16.6     8.0     3.5     2.9     2.2

                              CLASS II-A-8 AND CLASS II-A-11
                            -----------------------------------
                            PERCENTAGE OF PREPAYMENT ASSUMPTION
                            -----------------------------------
DISTRIBUTION DATE           0%     100%    300%    400%    500%
-----------------           --     ----    ----    ----    ----
Initial Percentage....     100%    100%    100%    100%    100%
December 25, 2002.....     100     100      84      84      74
December 25, 2003.....     100     100      49      27       0
December 25, 2004.....     100     100       7       0       0
December 25, 2005.....     100     100       0       0       0
December 25, 2006.....     100     100       0       0       0
December 25, 2007.....     100     100       0       0       0
December 25, 2008.....     100     100       0       0       0
December 25, 2009.....     100     100       0       0       0
December 25, 2010.....     100     100       0       0       0
December 25, 2011.....     100     100       0       0       0
December 25, 2012.....     100     100       0       0       0
December 25, 2013.....     100     100       0       0       0
December 25, 2014.....     100      83       0       0       0
December 25, 2015.....     100      65       0       0       0
December 25, 2016.....     100      47       0       0       0
December 25, 2017.....     100      30       0       0       0
December 25, 2018.....     100      13       0       0       0
December 25, 2019.....     100       0       0       0       0
December 25, 2020.....     100       0       0       0       0
December 25, 2021.....     100       0       0       0       0
December 25, 2022.....     100       0       0       0       0
December 25, 2023.....     100       0       0       0       0
December 25, 2024.....     100       0       0       0       0
December 25, 2025.....      78       0       0       0       0
December 25, 2026.....      43       0       0       0       0
December 25, 2027.....       5       0       0       0       0
December 25, 2028.....       0       0       0       0       0
December 25, 2029.....       0       0       0       0       0
December 25, 2030.....       0       0       0       0       0
December 25, 2031.....       0       0       0       0       0
                            --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........      24.8    14.9     1.9     1.6     1.3


-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                                                    CLASS II-A-10, CLASS II-A-12,
                                                                    CLASS II-A-18, CLASS II-A-19,
                                    CLASS II-A-9                   CLASS II-A-28 AND CLASS II-A-29
                         -----------------------------------     -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------     -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%   500%     0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----   ----     --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100    100     100     100     100     100
December 25, 2003.....   100     100     100     100      82    100     100     100     100     100
December 25, 2004.....   100     100     100       0       0    100     100     100      88       0
December 25, 2005.....   100     100      25       0       0    100     100     100      16       0
December 25, 2006.....   100     100       0       0       0    100     100      80       0       0
December 25, 2007.....   100     100       0       0       0    100     100      65       0       0
December 25, 2008.....   100     100       0       0       0    100     100      62       0       0
December 25, 2009.....   100     100       0       0       0    100     100      62       0       0
December 25, 2010.....   100     100       0       0       0    100     100      50       0       0
December 25, 2011.....   100     100       0       0       0    100     100      34       0       0
December 25, 2012.....   100     100       0       0       0    100     100      20       0       0
December 25, 2013.....   100     100       0       0       0    100     100       7       0       0
December 25, 2014.....   100     100       0       0       0    100     100       0       0       0
December 25, 2015.....   100     100       0       0       0    100     100       0       0       0
December 25, 2016.....   100     100       0       0       0    100     100       0       0       0
December 25, 2017.....   100     100       0       0       0    100     100       0       0       0
December 25, 2018.....   100     100       0       0       0    100     100       0       0       0
December 25, 2019.....   100      91       0       0       0    100     100       0       0       0
December 25, 2020.....   100      40       0       0       0    100     100       0       0       0
December 25, 2021.....   100       0       0       0       0    100      95       0       0       0
December 25, 2022.....   100       0       0       0       0    100      70       0       0       0
December 25, 2023.....   100       0       0       0       0    100      45       0       0       0
December 25, 2024.....   100       0       0       0       0    100      21       0       0       0
December 25, 2025.....   100       0       0       0       0    100       0       0       0       0
December 25, 2026.....   100       0       0       0       0    100       0       0       0       0
December 25, 2027.....   100       0       0       0       0    100       0       0       0       0
December 25, 2028.....     0       0       0       0       0     92       0       0       0       0
December 25, 2029.....     0       0       0       0       0     17       0       0       0       0
December 25, 2030.....     0       0       0       0       0      0       0       0       0       0
December 25, 2031.....     0       0       0       0       0      0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    26.6    18.8     3.8     2.7     2.1   27.6    21.9     8.4     3.5     2.6



                                      CLASS II-A-13
                           -----------------------------------
                           PERCENTAGE OF PREPAYMENT ASSUMPTION
                           -----------------------------------
DISTRIBUTION DATE          0%     100%    300%    400%    500%
-----------------          --     ----    ----    ----    ----
Initial Percentage....    100%    100%    100%    100%    100%
December 25, 2002.....    100     100      86      77      67
December 25, 2003.....    100     100      54      24       0
December 25, 2004.....    100     100      16       0       0
December 25, 2005.....    100     100       0       0       0
December 25, 2006.....    100     100       0       0       0
December 25, 2007.....    100     100       0       0       0
December 25, 2008.....    100     100       0       0       0
December 25, 2009.....    100     100       0       0       0
December 25, 2010.....    100     100       0       0       0
December 25, 2011.....    100     100       0       0       0
December 25, 2012.....    100     100       0       0       0
December 25, 2013.....    100     100       0       0       0
December 25, 2014.....    100      92       0       0       0
December 25, 2015.....    100      77       0       0       0
December 25, 2016.....    100      63       0       0       0
December 25, 2017.....    100      49       0       0       0
December 25, 2018.....    100      36       0       0       0
December 25, 2019.....    100      23       0       0       0
December 25, 2020.....    100      12       0       0       0
December 25, 2021.....    100       *       0       0       0
December 25, 2022.....    100       0       0       0       0
December 25, 2023.....    100       0       0       0       0
December 25, 2024.....    100       0       0       0       0
December 25, 2025.....    100       0       0       0       0
December 25, 2026.....     83       0       0       0       0
December 25, 2027.....     52       0       0       0       0
December 25, 2028.....     20       0       0       0       0
December 25, 2029.....      0       0       0       0       0
December 25, 2030.....      0       0       0       0       0
December 25, 2031.....      0       0       0       0       0
                           --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........     26.1    16.1     2.1     1.5     1.2

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                    CLASS II-A-14                          CLASS II-A-15
                         -----------------------------------    -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION    PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------    -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%    0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----    --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100     91      77      70      70      70
December 25, 2003.....   100     100     100     100     100     91      77      60      60      60
December 25, 2004.....   100     100     100     100      15     91      77      48      48      48
December 25, 2005.....   100     100     100     100       0     91      77      38      38       0
December 25, 2006.....   100     100     100       0       0     91      77      31      14       0
December 25, 2007.....   100     100     100       0       0     91      77      25       *       0
December 25, 2008.....   100     100     100       0       0     91      77      18       *       0
December 25, 2009.....   100     100     100       0       0     91      77       6       *       0
December 25, 2010.....   100     100     100       0       0     91      77       0       *       0
December 25, 2011.....   100     100     100       0       0     91      65       0       *       0
December 25, 2012.....   100     100     100       0       0     91      38       0       *       0
December 25, 2013.....   100     100     100       0       0     91      12       0       *       0
December 25, 2014.....   100     100     100       0       0     91       0       0       *       0
December 25, 2015.....   100     100     100       0       0     91       0       0       *       0
December 25, 2016.....   100     100     100       0       0     91       0       0       *       0
December 25, 2017.....   100     100      97       0       0     91       0       0       *       0
December 25, 2018.....   100     100      78       0       0     91       0       0       *       0
December 25, 2019.....   100     100      61       0       0     91       0       0       *       0
December 25, 2020.....   100     100      48       0       0     91       0       0       *       0
December 25, 2021.....   100     100      37       0       0     91       0       0       *       0
December 25, 2022.....   100     100      29       0       0     91       0       0       *       0
December 25, 2023.....   100     100      22       0       0     91       0       0       *       0
December 25, 2024.....   100     100      16       0       0     64       0       0       *       0
December 25, 2025.....   100     100      12       0       0     19       0       0       *       0
December 25, 2026.....   100     100       8       0       0      0       0       0       *       0
December 25, 2027.....   100     100       6       0       0      0       0       0       *       0
December 25, 2028.....   100     100       4       0       0      0       0       0       *       0
December 25, 2029.....   100     100       2       0       0      0       0       0       *       0
December 25, 2030.....   100      48       1       0       0      0       0       0       *       0
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    29.7    29.0    19.7     4.3     3.0   21.3     8.6     3.5     2.9     2.2

                                    CLASS II-A-16
                         -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------
DISTRIBUTION DATE         0%     100%     300%    400%    500%
-----------------         --     ----     ----    ----    ----
Initial Percentage....   100%    100%     100%    100%    100%
December 25, 2002.....   100     100      100     100     100
December 25, 2003.....   100     100      100     100      91
December 25, 2004.....   100     100      100      36       0
December 25, 2005.....   100     100       81       0       0
December 25, 2006.....   100     100       49       0       0
December 25, 2007.....   100     100       35       0       0
December 25, 2008.....   100     100       32       0       0
December 25, 2009.....   100     100       32       0       0
December 25, 2010.....   100     100       24       0       0
December 25, 2011.....   100     100       11       0       0
December 25, 2012.....   100     100        *       0       0
December 25, 2013.....   100     100        0       0       0
December 25, 2014.....   100     100        0       0       0
December 25, 2015.....   100     100        0       0       0
December 25, 2016.....   100     100        0       0       0
December 25, 2017.....   100     100        0       0       0
December 25, 2018.....   100     100        0       0       0
December 25, 2019.....   100     100        0       0       0
December 25, 2020.....   100     100        0       0       0
December 25, 2021.....   100     100        0       0       0
December 25, 2022.....   100      81        0       0       0
December 25, 2023.....   100      62        0       0       0
December 25, 2024.....   100      44        0       0       0
December 25, 2025.....   100      28        0       0       0
December 25, 2026.....   100      12        0       0       0
December 25, 2027.....   100       0        0       0       0
December 25, 2028.....   100       0        0       0       0
December 25, 2029.....    71       0        0       0       0
December 25, 2030.....     2       0        0       0       0
December 25, 2031.....     0       0        0       0       0
                          --      --       --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    28.3    22.8      6.2     2.9     2.3

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                    CLASS II-A-17                          CLASS II-A-21
                         -----------------------------------    -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION    PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------    -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%    0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----    --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100    100     100      84      84      74
December 25, 2003.....   100     100     100     100     100    100     100      49      27       0
December 25, 2004.....   100     100     100     100       0    100     100       7       0       0
December 25, 2005.....   100     100     100       3       0    100     100       0       0       0
December 25, 2006.....   100     100     100       0       0    100     100       0       0       0
December 25, 2007.....   100     100     100       0       0    100     100       0       0       0
December 25, 2008.....   100     100     100       0       0    100     100       0       0       0
December 25, 2009.....   100     100     100       0       0    100     100       0       0       0
December 25, 2010.....   100     100     100       0       0    100     100       0       0       0
December 25, 2011.....   100     100     100       0       0    100     100       0       0       0
December 25, 2012.....   100     100     100       0       0    100     100       0       0       0
December 25, 2013.....   100     100      72       0       0    100     100       0       0       0
December 25, 2014.....   100     100      48       0       0    100      83       0       0       0
December 25, 2015.....   100     100      29       0       0    100      65       0       0       0
December 25, 2016.....   100     100      12       0       0    100      47       0       0       0
December 25, 2017.....   100     100       0       0       0    100      30       0       0       0
December 25, 2018.....   100     100       0       0       0    100      13       0       0       0
December 25, 2019.....   100     100       0       0       0    100       0       0       0       0
December 25, 2020.....   100     100       0       0       0    100       0       0       0       0
December 25, 2021.....   100     100       0       0       0    100       0       0       0       0
December 25, 2022.....   100     100       0       0       0    100       0       0       0       0
December 25, 2023.....   100     100       0       0       0    100       0       0       0       0
December 25, 2024.....   100     100       0       0       0    100       0       0       0       0
December 25, 2025.....   100     100       0       0       0     78       0       0       0       0
December 25, 2026.....   100     100       0       0       0     43       0       0       0       0
December 25, 2027.....   100      90       0       0       0      5       0       0       0       0
December 25, 2028.....   100      48       0       0       0      0       0       0       0       0
December 25, 2029.....   100       8       0       0       0      0       0       0       0       0
December 25, 2030.....   100       0       0       0       0      0       0       0       0       0
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    29.3    27.0    13.1     3.8     2.8   24.8    14.9     1.9     1.6     1.3

                                     CLASS II-A-22
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE         0%     100%     300%    400%    500%
-----------------         --     ----     ----    ----    ----
Initial Percentage....   100%    100%     100%    100%    100%
December 25, 2002.....   100     100      100     100     100
December 25, 2003.....   100     100      100     100      82
December 25, 2004.....   100     100      100       0       0
December 25, 2005.....   100     100       26       0       0
December 25, 2006.....   100     100        0       0       0
December 25, 2007.....   100     100        0       0       0
December 25, 2008.....   100     100        0       0       0
December 25, 2009.....   100     100        0       0       0
December 25, 2010.....   100     100        0       0       0
December 25, 2011.....   100     100        0       0       0
December 25, 2012.....   100     100        0       0       0
December 25, 2013.....   100     100        0       0       0
December 25, 2014.....   100     100        0       0       0
December 25, 2015.....   100     100        0       0       0
December 25, 2016.....   100     100        0       0       0
December 25, 2017.....   100     100        0       0       0
December 25, 2018.....   100     100        0       0       0
December 25, 2019.....   100      91        0       0       0
December 25, 2020.....   100      41        0       0       0
December 25, 2021.....   100       0        0       0       0
December 25, 2022.....   100       0        0       0       0
December 25, 2023.....   100       0        0       0       0
December 25, 2024.....   100       0        0       0       0
December 25, 2025.....   100       0        0       0       0
December 25, 2026.....   100       0        0       0       0
December 25, 2027.....   100       0        0       0       0
December 25, 2028.....     0       0        0       0       0
December 25, 2029.....     0       0        0       0       0
December 25, 2030.....     0       0        0       0       0
December 25, 2031.....     0       0        0       0       0
                           --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    26.6    18.9      3.8     2.7     2.1

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                            CLASS II-A-23, CLASS II-A-25
                                  AND CLASS II-A-26                        CLASS II-A-24
                         -----------------------------------    -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION    PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------    -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%   500%     0%     100%    300%    400%   500%
-----------------         --     ----    ----    ----   ----     --     ----    ----    ----   ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100    100      99      99      99      99
December 25, 2003.....   100     100     100     100     100     97      87      85      85      85
December 25, 2004.....   100     100     100      88       0     94      71      65      65      65
December 25, 2005.....   100     100     100      16       0     91      55      47      47      39
December 25, 2006.....   100     100      80       0       0     88      41      30      30      12
December 25, 2007.....   100     100      66       0       0     85      28      16      16       0
December 25, 2008.....   100     100      63       0       0     81      16       4       4       0
December 25, 2009.....   100     100      63       0       0     78       6       0       0       0
December 25, 2010.....   100     100      50       0       0     74       0       0       0       0
December 25, 2011.....   100     100      34       0       0     69       0       0       0       0
December 25, 2012.....   100     100      20       0       0     65       0       0       0       0
December 25, 2013.....   100     100       7       0       0     60       0       0       0       0
December 25, 2014.....   100     100       0       0       0     55       0       0       0       0
December 25, 2015.....   100     100       0       0       0     49       0       0       0       0
December 25, 2016.....   100     100       0       0       0     43       0       0       0       0
December 25, 2017.....   100     100       0       0       0     37       0       0       0       0
December 25, 2018.....   100     100       0       0       0     30       0       0       0       0
December 25, 2019.....   100     100       0       0       0     23       0       0       0       0
December 25, 2020.....   100     100       0       0       0     15       0       0       0       0
December 25, 2021.....   100      96       0       0       0      6       0       0       0       0
December 25, 2022.....   100      70       0       0       0      0       0       0       0       0
December 25, 2023.....   100      45       0       0       0      0       0       0       0       0
December 25, 2024.....   100      21       0       0       0      0       0       0       0       0
December 25, 2025.....   100       0       0       0       0      0       0       0       0       0
December 25, 2026.....   100       0       0       0       0      0       0       0       0       0
December 25, 2027.....   100       0       0       0       0      0       0       0       0       0
December 25, 2028.....    93       0       0       0       0      0       0       0       0       0
December 25, 2029.....    17       0       0       0       0      0       0       0       0       0
December 25, 2030.....     0       0       0       0       0      0       0       0       0       0
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    27.6    21.9     8.4     3.5     2.6   12.9     4.6     4.0     4.0     3.5


                                     CLASS II-A-27
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE          0%     100%    300%    400%    500%
-----------------          --     ----    ----    ----    ----
Initial Percentage....    100%    100%    100%    100%    100%
December 25, 2002.....    100     100     100     100     100
December 25, 2003.....    100     100     100     100     100
December 25, 2004.....    100     100     100     100     100
December 25, 2005.....    100     100     100     100     100
December 25, 2006.....    100     100     100     100     100
December 25, 2007.....    100     100     100     100      81
December 25, 2008.....    100     100     100     100      27
December 25, 2009.....    100     100      80      80       3
December 25, 2010.....    100      75      54      54       0
December 25, 2011.....    100      40      40      40       0
December 25, 2012.....    100      30      30      30       0
December 25, 2013.....    100      22      22      22       0
December 25, 2014.....    100      16      16      16       0
December 25, 2015.....    100      12      12      12       0
December 25, 2016.....    100       9       9       9       0
December 25, 2017.....    100       6       6       6       0
December 25, 2018.....    100       5       5       5       0
December 25, 2019.....    100       3       3       3       0
December 25, 2020.....    100       2       2       2       0
December 25, 2021.....    100       2       2       2       0
December 25, 2022.....     84       1       1       1       0
December 25, 2023.....     24       1       1       1       0
December 25, 2024.....      1       1       1       1       0
December 25, 2025.....      *       *       *       *       0
December 25, 2026.....      *       *       *       *       0
December 25, 2027.....      *       *       *       *       0
December 25, 2028.....      *       *       *       *       0
December 25, 2029.....      *       *       *       *       0
December 25, 2030.....      *       *       *       *       0
December 25, 2031.....      0       0       0       0       0
                           --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........     21.6    10.8    10.4    10.4     6.7

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                           CLASS III-A-1 AND CLASS III-A-3                  CLASS III-A-2
                         -----------------------------------     -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------     -----------------------------------
DISTRIBUTION DATE        50%     75%     115%    125%    150%   50%     75%     115%    125%    150%
-----------------        ---     ---     ----    ----    ----   ---     ---     ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....    90      85      77      75      70    100     100     100     100     100
December 25, 2003.....    79      70      56      53      45    100     100     100     100     100
December 25, 2004.....    69      57      40      36      28    100     100     100     100     100
December 25, 2005.....    60      46      27      24      15    100     100     100     100     100
December 25, 2006.....    52      37      18      14       7    100     100     100     100     100
December 25, 2007.....    45      29      11       8       2    100     100     100     100     100
December 25, 2008.....    39      23       6       3       0    100     100     100     100      34
December 25, 2009.....    33      17       2       0       0    100     100     100      96       0
December 25, 2010.....    28      13       0       0       0    100     100      85      24       0
December 25, 2011.....    24       9       0       0       0    100     100      24       0       0
December 25, 2012.....    20       6       0       0       0    100     100       0       0       0
December 25, 2013.....    17       4       0       0       0    100     100       0       0       0
December 25, 2014.....    13       2       0       0       0    100     100       0       0       0
December 25, 2015.....    11       0       0       0       0    100      96       0       0       0
December 25, 2016.....     8       0       0       0       0    100      50       0       0       0
December 25, 2017.....     6       0       0       0       0    100      11       0       0       0
December 25, 2018.....     4       0       0       0       0    100       0       0       0       0
December 25, 2019.....     2       0       0       0       0    100       0       0       0       0
December 25, 2020.....     1       0       0       0       0    100       0       0       0       0
December 25, 2021.....     0       0       0       0       0     77       0       0       0       0
December 25, 2022.....     0       0       0       0       0     37       0       0       0       0
December 25, 2023.....     0       0       0       0       0      2       0       0       0       0
December 25, 2024.....     0       0       0       0       0      0       0       0       0       0
December 25, 2025.....     0       0       0       0       0      0       0       0       0       0
December 25, 2026.....     0       0       0       0       0      0       0       0       0       0
December 25, 2027.....     0       0       0       0       0      0       0       0       0       0
December 25, 2028.....     0       0       0       0       0      0       0       0       0       0
December 25, 2029.....     0       0       0       0       0      0       0       0       0       0
December 25, 2030.....     0       0       0       0       0      0       0       0       0       0
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........     6.5     4.5     2.9     2.7     2.2   20.7    15.1     9.6     8.7     6.9

                                      CLASS III-A-5
                           -----------------------------------
                           PERCENTAGE OF PREPAYMENT ASSUMPTION
                           -----------------------------------
DISTRIBUTION DATE         50%     75%     115%    125%    150%
-----------------         ---     ---     ----    ----    ----
Initial Percentage....    100%    100%    100%    100%    100%
December 25, 2002.....     90      86      79      77      72
December 25, 2003.....     80      72      59      56      49
December 25, 2004.....     71      60      44      41      33
December 25, 2005.....     63      50      33      29      22
December 25, 2006.....     55      41      24      21      14
December 25, 2007.....     49      34      18      15       9
December 25, 2008.....     43      28      13      11       6
December 25, 2009.....     38      23      10       8       4
December 25, 2010.....     33      19       7       5       2
December 25, 2011.....     29      16       5       4       2
December 25, 2012.....     26      13       4       3       1
December 25, 2013.....     23      11       3       2       1
December 25, 2014.....     20       9       2       2       1
December 25, 2015.....     17       8       2       1       *
December 25, 2016.....     15       6       1       1       *
December 25, 2017.....     13       5       1       1       *
December 25, 2018.....     11       4       1       *       *
December 25, 2019.....     10       3       1       *       *
December 25, 2020.....      8       3       *       *       *
December 25, 2021.....      7       2       *       *       *
December 25, 2022.....      6       2       *       *       *
December 25, 2023.....      5       1       *       *       *
December 25, 2024.....      4       1       *       *       *
December 25, 2025.....      3       1       *       *       *
December 25, 2026.....      2       1       *       *       *
December 25, 2027.....      2       *       *       *       *
December 25, 2028.....      1       *       *       *       *
December 25, 2029.....      1       *       *       *       *
December 25, 2030.....      *       *       *       *       *
December 25, 2031.....      0       0       0       0       0
                            --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........      7.8     5.5     3.6     3.3     2.7

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                                    CLASS III-A-6                           CLASS III-A-7
                         -----------------------------------     -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------     -----------------------------------
DISTRIBUTION DATE        50%     75%     115%    125%    150%   50%     75%     115%    125%    150%
-----------------        ---     ---     ----    ----    ----   ---     ---     ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....   100     100     100     100     100    100     100     100     100     100
December 25, 2003.....   100     100     100     100     100    100     100     100     100     100
December 25, 2004.....   100     100     100     100     100    100     100     100     100     100
December 25, 2005.....   100     100     100     100     100    100     100     100     100     100
December 25, 2006.....   100     100     100     100     100    100     100     100     100     100
December 25, 2007.....   100     100     100     100     100    100     100     100     100     100
December 25, 2008.....   100     100     100     100     100    100     100     100     100     100
December 25, 2009.....   100     100     100     100      60    100     100     100     100     100
December 25, 2010.....   100     100     100     100      13    100     100     100     100     100
December 25, 2011.....   100     100     100      72       0    100     100     100     100      80
December 25, 2012.....   100     100      75      31       0    100     100     100     100      55
December 25, 2013.....   100     100      37       2       0    100     100     100     100      37
December 25, 2014.....   100     100       8       0       0    100     100     100      75      25
December 25, 2015.....   100     100       0       0       0    100     100      82      54      17
December 25, 2016.....   100     100       0       0       0    100     100      61      39      12
December 25, 2017.....   100     100       0       0       0    100     100      45      28       8
December 25, 2018.....   100      77       0       0       0    100     100      33      20       5
December 25, 2019.....   100      47       0       0       0    100     100      25      15       4
December 25, 2020.....   100      23       0       0       0    100     100      18      10       2
December 25, 2021.....   100       2       0       0       0    100     100      13       7       2
December 25, 2022.....   100       0       0       0       0    100      82       9       5       1
December 25, 2023.....   100       0       0       0       0    100      64       7       4       1
December 25, 2024.....    68       0       0       0       0    100      49       5       2       *
December 25, 2025.....    38       0       0       0       0    100      37       3       2       *
December 25, 2026.....    11       0       0       0       0    100      27       2       1       *
December 25, 2027.....     0       0       0       0       0     84      19       1       1       *
December 25, 2028.....     0       0       0       0       0     57      12       1       *       *
December 25, 2029.....     0       0       0       0       0     33       6       *       *       *
December 25, 2030.....     0       0       0       0       0     12       2       *       *       *
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    23.7    18.0    11.7    10.6     8.3   27.4    23.5    16.6    15.2    12.0

                                        CLASS A-P
                           -----------------------------------
                           PERCENTAGE OF PREPAYMENT ASSUMPTION
                           -----------------------------------
DISTRIBUTION DATE          0%     100%    300%    400%    500%
-----------------          --     ----    ----    ----    ----
Initial Percentage....    100%    100%    100%    100%    100%
December 25, 2002.....     99      97      93      91      89
December 25, 2003.....     98      92      80      75      69
December 25, 2004.....     97      85      65      56      48
December 25, 2005.....     95      79      53      42      33
December 25, 2006.....     94      73      42      31      23
December 25, 2007.....     92      68      34      24      16
December 25, 2008.....     91      62      28      18      11
December 25, 2009.....     89      58      22      13       7
December 25, 2010.....     87      53      18      10       5
December 25, 2011.....     85      49      14       7       3
December 25, 2012.....     83      44      11       5       2
December 25, 2013.....     80      41       9       4       2
December 25, 2014.....     78      37       7       3       1
December 25, 2015.....     75      33       6       2       1
December 25, 2016.....     72      30       4       2       *
December 25, 2017.....     69      27       4       1       *
December 25, 2018.....     66      25       3       1       *
December 25, 2019.....     63      22       2       1       *
December 25, 2020.....     59      19       2       *       *
December 25, 2021.....     55      17       1       *       *
December 25, 2022.....     51      15       1       *       *
December 25, 2023.....     47      13       1       *       *
December 25, 2024.....     42      11       1       *       *
December 25, 2025.....     37       9       *       *       *
December 25, 2026.....     31       7       *       *       *
December 25, 2027.....     25       5       *       *       *
December 25, 2028.....     19       4       *       *       *
December 25, 2029.....     12       2       *       *       *
December 25, 2030.....      5       1       *       *       *
December 25, 2031.....      0       0       0       0       0
                           --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........     19.5    11.3     5.5     4.4     3.7


----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:


                                      CLASS IS-P                            CLASS IS-A-1
                         -----------------------------------     -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION     PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------     -----------------------------------
DISTRIBUTION DATE         0%     100%    250%    400%    500%    0%     100%    250%    400%    500%
-----------------         --     ----    ----    ----    ----    --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%
December 25, 2002.....    94      88      79      71      65     94      88      80      71      65
December 25, 2003.....    87      77      63      50      42     88      77      63      49      42
December 25, 2004.....    79      66      49      35      27     81      67      49      34      26
December 25, 2005.....    71      56      37      24      17     74      57      37      23      16
December 25, 2006.....    63      46      28      16      11     66      48      28      15       9
December 25, 2007.....    54      37      20      10       6     58      39      21      10       5
December 25, 2008.....    44      29      14       6       4     49      31      15       6       3
December 25, 2009.....    34      21       9       4       2     39      24      10       4       2
December 25, 2010.....    23      13       5       2       1     29      16       6       2       1
December 25, 2011.....    11       6       2       1       *     18       9       3       1       *
December 25, 2012.....     0       0       0       0       0      6       3       1       *       *
December 25, 2013.....     0       0       0       0       0      0       0       0       0       0
December 25, 2014.....     0       0       0       0       0      0       0       0       0       0
December 25, 2015.....     0       0       0       0       0      0       0       0       0       0
December 25, 2016.....     0       0       0       0       0      0       0       0       0       0
December 25, 2017.....     0       0       0       0       0      0       0       0       0       0
December 25, 2018.....     0       0       0       0       0      0       0       0       0       0
December 25, 2019.....     0       0       0       0       0      0       0       0       0       0
December 25, 2020.....     0       0       0       0       0      0       0       0       0       0
December 25, 2021.....     0       0       0       0       0      0       0       0       0       0
December 25, 2022.....     0       0       0       0       0      0       0       0       0       0
December 25, 2023.....     0       0       0       0       0      0       0       0       0       0
December 25, 2024.....     0       0       0       0       0      0       0       0       0       0
December 25, 2025.....     0       0       0       0       0      0       0       0       0       0
December 25, 2026.....     0       0       0       0       0      0       0       0       0       0
December 25, 2027.....     0       0       0       0       0      0       0       0       0       0
December 25, 2028.....     0       0       0       0       0      0       0       0       0       0
December 25, 2029.....     0       0       0       0       0      0       0       0       0       0
December 25, 2030.....     0       0       0       0       0      0       0       0       0       0
December 25, 2031.....     0       0       0       0       0      0       0       0       0       0
                          --      --      --      --      --      --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........     6.1     4.9     3.6     2.7     2.3    6.6     5.1     3.6     2.7     2.2

                           CLASS III-B-1, CLASS III-B-2 AND
                                     CLASS III-B-3
                          -----------------------------------
                          PERCENTAGE OF PREPAYMENT ASSUMPTION
                          -----------------------------------
DISTRIBUTION DATE        50%     75%     115%    125%    150%
-----------------        ---     ---     ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%
December 25, 2002.....    99      99      99      99      99
December 25, 2003.....    98      98      98      98      98
December 25, 2004.....    97      97      97      97      97
December 25, 2005.....    96      96      96      96      96
December 25, 2006.....    95      95      95      95      95
December 25, 2007.....    91      89      87      86      84
December 25, 2008.....    86      83      77      76      72
December 25, 2009.....    79      74      65      63      57
December 25, 2010.....    72      64      52      49      42
December 25, 2011.....    63      53      39      36      29
December 25, 2012.....    56      44      29      26      20
December 25, 2013.....    49      36      22      19      14
December 25, 2014.....    43      30      17      14       9
December 25, 2015.....    37      25      12      10       6
December 25, 2016.....    32      20       9       7       4
December 25, 2017.....    28      17       7       5       3
December 25, 2018.....    24      14       5       4       2
December 25, 2019.....    21      11       4       3       1
December 25, 2020.....    18       9       3       2       1
December 25, 2021.....    15       7       2       1       1
December 25, 2022.....    13       6       1       1       *
December 25, 2023.....    10       4       1       1       *
December 25, 2024.....     8       3       1       *       *
December 25, 2025.....     7       3       *       *       *
December 25, 2026.....     5       2       *       *       *
December 25, 2027.....     4       1       *       *       *
December 25, 2028.....     3       1       *       *       *
December 25, 2029.....     1       *       *       *       *
December 25, 2030.....     1       *       *       *       *
December 25, 2031.....     0       0       0       0       0
                           --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    13.0    11.3     9.7     9.4     8.8

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

     PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE APPLICABLE PREPAYMENT
ASSUMPTION:

                              CLASS C-B-1, CLASS C-B-2
                                   AND CLASS C-B-3
                         -----------------------------------
                         PERCENTAGE OF PREPAYMENT ASSUMPTION
                         -----------------------------------
DISTRIBUTION DATE         0%     100%    300%    400%    500%
-----------------         --     ----    ----    ----    ----
Initial Percentage....   100%    100%    100%    100%    100%
December 25, 2002.....    99      99      99      99      99
December 25, 2003.....    97      97      97      97      97
December 25, 2004.....    96      96      96      96      96
December 25, 2005.....    94      94      94      94      94
December 25, 2006.....    93      93      93      93      93
December 25, 2007.....    91      89      86      84      82
December 25, 2008.....    89      85      78      74      70
December 25, 2009.....    87      80      67      61      55
December 25, 2010.....    85      74      56      48      40
December 25, 2011.....    82      68      45      35      27
December 25, 2012.....    80      62      35      26      19
December 25, 2013.....    78      57      28      19      13
December 25, 2014.....    75      52      22      14       9
December 25, 2015.....    73      47      18      10       6
December 25, 2016.....    70      43      14       8       4
December 25, 2017.....    67      38      11       6       3
December 25, 2018.....    64      34       9       4       2
December 25, 2019.....    61      31       7       3       1
December 25, 2020.....    58      27       5       2       1
December 25, 2021.....    54      24       4       1       1
December 25, 2022.....    50      21       3       1       *
December 25, 2023.....    46      18       2       1       *
December 25, 2024.....    41      15       2       *       *
December 25, 2025.....    36      12       1       *       *
December 25, 2026.....    31      10       1       *       *
December 25, 2027.....    25       8       1       *       *
December 25, 2028.....    19       5       *       *       *
December 25, 2029.....    12       3       *       *       *
December 25, 2030.....     5       1       *       *       *
December 25, 2031.....     0       0       0       0       0
                          --      --      --      --      --
Weighted Average Life
to Maturity
   (Years) **.........    19.1    14.4    10.3     9.3     8.6

-----------------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

     As indicated in the table below, the yield to investors on the Class I-A-12, Class II-A-2, Class A-X, Class III-X and Class IV-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the related mortgage loans. The mortgage loans generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class I-A-12, Class II-A-2, Class A-X, Class III-X and Class IV-X Certificates would be approximately 0% if prepayments were to occur at a constant prepayment rate of approximately 832% SPA, 1,147% SPA, 540% SPA, 235% BPA and 443% SPA per annum, respectively (assuming the Modeling Assumptions and purchase prices below). If the actual prepayment rate of the mortgage loans were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in the related class of certificates would not fully recoup their initial investments.

     The information set forth in the following table has been prepared on the basis of the Modeling Assumptions (which assume no Realized Losses), and on the assumption that the purchase price (expressed as a percentage of applicable initial notional amount) of the Class I-A-12, Class II-A-2, Class A-X, Class III-X and Class IV-X Certificates is as follows:


CLASS OF CERTIFICATES                                        PRICE*
---------------------                                        ------
Class I-A-12                                                  23.50%
Class II-A-2                                                  12.25
Class A-X                                                     22.50
Class III-X                                                   12.25
Class IV-X                                                    16.25

-----------------------------------------
* The prices do not include accrued interest. Accrued interest has been added to each such price in calculating the yields set forth in the tables below.

          SENSITIVITY OF THE INTEREST ONLY CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                                         PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
       ---------------------------------------  -----------------------------------------------------------------
                       CLASS                       0%           100%          300%          400%          500%
       ---------------------------------------    -----         -----         -----         -----         -----
       Class I-A-12..........................     28.11%        28.10%        27.04%        24.23%        18.77%

          SENSITIVITY OF THE INTEREST ONLY CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                                         PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
       ---------------------------------------  -----------------------------------------------------------------
                       CLASS                       0%           100%          300%          400%          500%
       ---------------------------------------    -----         -----         -----         -----         -----
       Class II-A-2..........................     51.58%        36.32%        32.49%        32.49%        30.03%
       Class A-X.............................     28.50%        23.42%        13.00%         7.65%         2.21%

          SENSITIVITY OF THE INTEREST ONLY CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                                         PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
       ---------------------------------------  -----------------------------------------------------------------
                       CLASS                       0%           100%          250%          400%          500%
       ---------------------------------------    -----         -----         -----         -----         -----
       Class IV-X............................     32.34%        25.48%        14.76%         3.44%        (4.50)%

          SENSITIVITY OF THE INTEREST ONLY CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                                         PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
       ---------------------------------------  -----------------------------------------------------------------
                       CLASS                       50%           75%          115%          125%          150%
       ---------------------------------------    -----         -----         -----         -----         -----
       Class III-X...........................     51.16%        44.93%        34.59%        31.93%        25.11%

     It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class I-A-12, Class II-A-2, Class A-X, Class III-X and Class IV-X Certificates are likely to differ from those shown in the table above, even if all of the related mortgage loans prepay at the indicated percentages of the related Prepayment Assumption. No representation is made as to the actual rate of principal payments on the mortgage loans in any loan groups for any period or over the lives of the Class I-A-12, Class II-A-2, Class A-X, Class III-X and Class IV-X Certificates or as to the yield on the Class I-A-12, Class II-A-2, Class A-X, Class III-X and Class IV-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such classes.

YIELD ON CLASS II-A-26, CLASS II-A-29 AND CLASS III-A-4 CERTIFICATES

     The significance of the effects of prepayments and changes in LIBOR on the Class II-A-26, Class II-A-29 and Class III-A-4 Certificates is illustrated in the table below, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the applicable Prepayment Assumption and different rates of LIBOR. The yields of such certificates set forth in the following table were calculated using the Modeling Assumptions and the further assumptions that (i) on each LIBOR Determination Date, LIBOR will be as indicated, (ii) the purchase price of the Class II-A-26 Certificates is approximately 98.75% for such class of certificates, plus accrued interest, (iii) the purchase price of the Class II-A-29 Certificates is approximately 97.75% for such class of certificates, plus accrued interest and (iv) the purchase price of the Class III-A-4 Certificates is approximately 4.625% for such class of certificates, plus accrued interest.

     As indicated in the following tables, the yield to investors on the Class II-A-26, Class II-A-29 and Class III-A-4 Certificates will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the group II and group III mortgage loans, which generally can be prepaid at any time. In particular, a high rate of principal payments (including prepayments) and/or increases in LIBOR will have a material negative effect on the yield to investors on the Class II-A-26, Class II-A-29 and Class III-A-4 Certificates. Under certain circumstances, investors in the Class II-A-26, Class II-A-29 or Class III-A-4 Certificates could fail to recover fully their initial investments.

     It is not likely that the group II and group III mortgage loans will prepay at a constant rate until maturity or that all of the group II and group III mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the group II and group III mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class II-A-26, Class II-A-29 or Class III-A-4 Certificate and there can be no assurance that the pre-tax yield to an investor in such certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class II-A-26, Class II-A-29 or Class III-A-4 Certificate.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

     SENSITIVITY OF THE CLASS II-A-26 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                       PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
          LIBOR(%)                      0%             100%             300%            400%             500%
                                       -----           -----            -----           -----            -----
           2.0000                      33.34%          33.34%           33.30%          33.18%           33.10%
           2.5300                      29.27           29.27            29.24           29.16            29.10
           3.5300                      21.70           21.70            21.69           21.68            21.68
           4.5300                      14.26           14.26            14.29           14.37            14.42
           5.5300                       6.97            6.98             7.05            7.21             7.31

     SENSITIVITY OF THE CLASS II-A-29 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                       PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
          LIBOR(%)                      0%             100%             300%            400%             500%
                                       -----           -----            -----           -----            -----
           2.0000                      33.70%          33.70%           33.70%          33.72%           33.74%
           2.5300                      29.58           29.58            29.60           29.66            29.71
           3.5300                      21.93           21.93            21.98           22.13            22.23
           4.5300                      14.41           14.42            14.52           14.76            14.91
           5.5300                       7.05            7.07             7.22            7.55             7.75

     SENSITIVITY OF THE CLASS III-A-4 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                     PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
          LIBOR(%)                     50%              75%             115%            125%             150%
                                       -----           -----            -----           -----            -----
           2.0000                     148.53%         139.73%          124.86%         120.97%          110.88%
           2.5300                     131.95          123.39           108.89          105.08            95.17
           3.5300                     101.81           93.67            79.75           76.06            66.40
           4.5300                      73.10           65.32            51.78           48.13            38.54
           5.5300                      45.77           38.20            24.57           20.84            10.97

     The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class II-A-26, Class II-A-29 and Class III-A-4 Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class II-A-26, Class II-A-29 and Class III-A-4 Certificates, respectively, indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class II-A-26, Class II-A-29 and Class III-A-4 Certificates and consequently does not purport to reflect the return on any investment in the Class II-A-26, Class II-A-29 and Class III-A-4 Certificates when such reinvestment rates are considered.

     YIELD ON CLASS I-A-11, CLASS II-A-6, CLASS III-A-5, CLASS A-P AND CLASS IS-P CERTIFICATES

     The Class I-A-11, Class II-A-6, Class III-A-5, Class A-P and Class IS-P Certificates will be "principal only" certificates, will not bear interest and will be offered at a substantial discount to their original principal amount. As indicated in the tables below, a low rate of principal payments (including prepayments) on the related mortgage loans will have a material negative effect on the yield to investors in the Class I-A-11, Class II-A-6, Class III-A-5, Class A-P and Class IS-P Certificates.

     The significance of the effects of prepayments on the Class I-A-11, Class II-A-6, Class III-A-5, Class A-P and Class IS-P Certificates are illustrated in the following tables entitled "Sensitivity of the Class I-A-11, Class II-A-6, Class A-P and Class IS-P Certificates to Prepayments" and "Sensitivity of the Class III-A-5 Certificates to Prepayments" which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the Prepayment Assumption. The yields of such certificates set forth in the following tables were calculated using the Modeling Assumptions, and the further assumptions that the purchase prices of the Class I-A-11, Class II-A-6, Class III-A-5, Class A-P and Class IS-P Certificates are approximately 44.75%, 64.00%, 79.50%, 69.00% and 82.00%, respectively, for such Classes of Certificates.

     It is not likely that the mortgage loans will prepay at a constant rate until maturity or that all of the mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the related mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class I-A-11, Class II-A-6, Class III-A-5, Class A-P or Class IS-P Certificate and there can be no assurance that the pre-tax yield to an investor in those certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class I-A-11, Class II-A-6, Class III-A-5, Class A-P or Class IS-P Certificate.

                SENSITIVITY OF THE CLASS I-A-11, CLASS II-A-6 AND
                      CLASS A-P CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                         PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
       ---------------------------------------   --------------------------------------------------------------
                       CLASS                       0%           100%          300%          400%          500%
       ---------------------------------------   --------     -------        ------        ------       -------
       Class I-A-11..........................      2.86%         3.48%         7.75%        11.18%        15.16%
       Class II-A-6..........................      1.74          2.69         11.40         20.40         26.09
       Class A-P.............................      1.98          3.64          7.69          9.69         11.61

            SENSITIVITY OF THE CLASS IS-P CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                         PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
       ---------------------------------------   --------------------------------------------------------------
                       CLASS                       0%           100%          250%          400%          500%
       ---------------------------------------   --------     -------        ------        ------       -------
       Class IS-P............................      3.35%         4.26%         5.97%         8.11%         9.77%

          SENSITIVITY OF THE CLASS III-A-5 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                         PERCENTAGE OF APPLICABLE PREPAYMENT ASSUMPTION
       ---------------------------------------   --------------------------------------------------------------
                       CLASS                       50%           75%          115%          125%          150%
       ---------------------------------------   --------     -------        ------        ------       -------
       Class III-A-5.........................      3.25%         4.64%         7.16%         7.83%         9.60%

     The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on Class A-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-P Certificates, indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal on the Class A-P Certificates and consequently does not purport to reflect the return on any investment in the Class A-P Certificates when such reinvestment rates are considered.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

     The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Under the Pooling and Servicing Agreement the trust fund will comprise one or more Lower and Middle Tier REMICs and a single Upper Tier REMIC. The Lower Tier REMICs will each hold one or more groups of mortgage loans and issue uncertificated regular interests either to a Middle Tier REMIC or to the Upper Tier REMIC. A Middle Tier REMIC will hold regular interests in one or more Lower Tier REMICs and issue uncertificated regular interests to the Upper Tier REMIC. Each REMIC will designate a single class of interest as the residual interest in that REMIC. Elections will be made to treat each REMIC as a REMIC for federal income tax purposes.

     Each Class of Offered Certificate (other than the Class AR Certificates) will represent ownership of a "regular interest" in the Upper Tier REMIC and will generally be treated as a debt instrument of the upper tier REMIC. See "Material Federal Income Tax Consequences" in the prospectus. The Class AR Certificates will constitute the sole class of "residual interest" in each REMIC.

     Upon the issuance of the Offered Certificates, Sidley Austin Brown & Wood LLP, counsel to the depositor, will deliver its opinion concluding that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the REMICs created pursuant to the pooling and servicing agreement will qualify as REMICs within the meaning of Section 860D of the Internal Revenue Code of 1986 as amended (the "Code") and the Offered Certificates (other than the Class AR Certificates) will represent regular interests in a REMIC.

     For federal income tax purposes, the Class I-A-11, Class II-A-6, Class III-A-5, Class A-P and Class IS-P Certificates will be treated as having been issued with an amount of original issue discount ("OID") equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, the Class I-A-12, Class II-A-2, Class III-A-4, Class A-X, Class III-X and Class IV-X Certificates will be treated as having been issued with OID equal to the excess of all expected payments of interest on the certificates over their issue price. Although unclear, a holder of a Class I-A-12, Class II-A-2, Class III-A-4, Class A-X, Class III-X and Class IV-X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the mortgage loans. The Class II-A-5 Certificates will be treated as having OID in an amount equal to the excess of (1) the sum of all payments on the Class II-A-5 Certificates determined under the applicable prepayment assumption over (2) the price at which the Class II-A-5 Certificates are issued. Certain other classes of Certificates may be treated as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium (if any) will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to 300% SPA, 300% SPA, 115% BPA and 250% SPA with respect to the group I, group II, group III and group IV mortgage loans, respectively. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the prospectus.

     If the method for computing OID described in the prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of OID allocable to such period will be zero and such Certificateholder will be permitted to offset such negative amount only against future OID (if any) attributable to such certificate.

     In certain circumstances, the OID Regulations permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificates may be able to select a method for recognizing OID that differs from that used by the entity identified as the "tax matters person" in the Pooling and Servicing Agreement to prepare reports to the certificateholders and the IRS.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on the Certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the Certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates," "--Market Discount" and "--Premium" in the prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally in the same proportion that the income of the trust would be so treated. Moreover, the Offered Certificates, other than the Class AR Certificates, will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. See "Description of the Certificates--Termination" and "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

HOLDERS OF AR CERTIFICATES

     Purchasers of the Class AR Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus. Specifically, prospective holders of the Class AR Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class AR Certificate will be treated as a "noneconomic" residual interest and a "tax avoidance potential residual interest. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates," "--Excess Inclusions" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in the prospectus.

OTHER TAX CONSEQUENCES

     Certificateholders may be subject to state and local tax in various states and localities, including those states and localities in which they transact business, own property, or reside. The state and local tax treatment of Certificateholders in such jurisdictions may differ from the federal income tax treatment described in the prospectus and above. Consequently, prospective Certificateholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Certificates.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated December 26, 2001, Credit Suisse First Boston Corporation (an affiliate of the depositor and Olympus) has agreed to purchase, and the depositor has agreed to sell, the offered certificates. It is expected that delivery of the offered certificates, other than the Class AR Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about December 28, 2001, against payment therefor in immediately available funds. It is expected that the Class AR Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

     The underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, except that Edward D. Jones & Co., L.P., as dealer, will also distribute the Class I-A-3 Certificates from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.00% of the aggregate Class Principal Balance of the offered certificates, plus accrued interest from the cut-off date.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding Class Principal Balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin Brown & Wood LLP, New York, New York, will pass on specific legal matters on behalf of the underwriter.

                                     RATINGS

     It is a condition to the issuance of the offered certificates that they be rated as indicated on pages S-7 and S-8 of this prospectus supplement by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). The ratings on the Class I-A-3 Certificates are without regard to the Certificate Insurance Policy.

     The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield. Additionally, the ratings assigned by S&P to the Class AR Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

     The offered certificates, other than the Class III-B-2, Class III-B-3, Class C-B-2 and Class C-B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary that proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

     Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. If the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans in the trust, and to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

     For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus. Potential investors in the offered certificates should be aware that the Exemption was amended on November 13, 2000 to extend exemptive relief to certificates which are rated in one of the four highest generic rating categories at the time of purchase, including subordinate certificates, in certain designated transactions when the conditions of the Exemption, as amended, are met.

     It is expected that the Exemption, as amended by the U.S. Department of Labor on November 13, 2000, will apply to the acquisition and holding by plans of the offered certificates, other than the Class III-B-1, Class III-B-2, Class III-B-3 and Class AR Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

     The rating of a security may change. If a class of certificates is no longer rated at least BBB- or Baa3, the certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     BECAUSE THE CHARACTERISTICS OF THE CLASS III-B-1, CLASS III-B-2, CLASS III-B-3 AND CLASS AR CERTIFICATES WILL NOT MEET THE REQUIREMENTS OF PTCE 83-1, AS DESCRIBED IN THE PROSPECTUS, OR THE EXEMPTION, AND MAY NOT MEET THE REQUIREMENTS OF ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS III-B-1, CLASS III-B-2, CLASS III-B-3 AND CLASS AR CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS III-B-1, CLASS III-B-2, CLASS III-B-3 AND CLASS AR CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES ONE OF THE FOLLOWING:

o a representation from the transferee of the Class III-B-1, Class III-B-2, Class III-B-3 or Class AR Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of a plan or arrangement nor using the assets of a plan or arrangement to effect that transfer;

o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class III-B-1, Class III-B-2, Class III-B-3 or Class AR Certificates with funds contained in an "insurance company general account," as that term is defined in
     Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of those Certificates are covered under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the trustee that the purchase or holding of the Class III-B-1, Class III-B-2, Class III-B-3 or Class AR Certificates by a plan, any person acting on behalf of a plan or using plan's assets, will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Internal Revenue Code and will not subject the depositor, the trustee, the servicers or the special servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     BY ITS ACCEPTANCE OF A CLASS III-B-1, CLASS III-B-2 OR CLASS III-B-3 CERTIFICATE, EACH TRANSFEREE OF SUCH CERTIFICATE WILL BE DEEMED TO HAVE MADE ONE OF THE REPRESENTATIONS ABOVE. IN THE EVENT THAT THE REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING THAT PLAN'S ASSETS

IS ATTEMPTED WITHOUT THE OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                     EXPERTS

     The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the offered certificates (other than the Class AR Certificates) will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX II

     AGGREGATE PAC SCHEDULE FOR CLASS II-A-1, CLASS II-A-3, CLASS II-A-24 AND CLASS II-A-27 CERTIFICATES

-------------------------------------   ------------------------------------
   DATE                  BALANCE           DATE                  BALANCE
-------------------------------------   ------------------------------------
Initial              $271,441,000.00     25-Dec-05            148,133,852.83
-------------------------------------   ------------------------------------
25-Jan-02             271,441,000.00     25-Jan-06            144,755,935.04
-------------------------------------   ------------------------------------
25-Feb-02             271,441,000.00     25-Feb-06            141,400,499.24
-------------------------------------   ------------------------------------
25-Mar-02             271,441,000.00     25-Mar-06            138,067,401.11
-------------------------------------   ------------------------------------
25-Apr-02             271,441,000.00     25-Apr-06            134,756,497.29
-------------------------------------   ------------------------------------
25-May-02             271,441,000.00     25-May-06            131,467,645.35
-------------------------------------   ------------------------------------
25-Jun-02             271,441,000.00     25-Jun-06            128,200,703.78
-------------------------------------   ------------------------------------
25-Jul-02             271,441,000.00     25-Jul-06            124,955,532.02
-------------------------------------   ------------------------------------
25-Aug-02             271,441,000.00     25-Aug-06            121,731,990.40
-------------------------------------   ------------------------------------
25-Sep-02             271,441,000.00     25-Sep-06            118,529,940.19
-------------------------------------   ------------------------------------
25-Oct-02             271,441,000.00     25-Oct-06            115,349,243.56
-------------------------------------   ------------------------------------
25-Nov-02             271,441,000.00     25-Nov-06            112,189,763.56
-------------------------------------   ------------------------------------
25-Dec-02             269,337,835.16     25-Dec-06            109,051,364.18
-------------------------------------   ------------------------------------
25-Jan-03             267,117,225.48     25-Jan-07            106,149,802.76
-------------------------------------   ------------------------------------
25-Feb-03             264,780,284.29     25-Feb-07            103,268,821.29
-------------------------------------   ------------------------------------
25-Mar-03             262,328,200.26     25-Mar-07            100,408,287.23
-------------------------------------   ------------------------------------
25-Apr-03             259,762,236.43     25-Apr-07             97,568,068.90
-------------------------------------   ------------------------------------
25-May-03             257,083,729.26     25-May-07             94,748,035.49
-------------------------------------   ------------------------------------
25-Jun-03             254,294,087.44     25-Jun-07             91,948,057.06
-------------------------------------   ------------------------------------
25-Jul-03             251,394,790.84     25-Jul-07             89,168,004.51
-------------------------------------   ------------------------------------
25-Aug-03             248,387,389.13     25-Aug-07             86,407,749.61
-------------------------------------   ------------------------------------
25-Sep-03             245,273,500.54     25-Sep-07             83,667,164.93
-------------------------------------   ------------------------------------
25-Oct-03             242,054,810.43     25-Oct-07             80,946,123.94
-------------------------------------   ------------------------------------
25-Nov-03             238,733,069.76     25-Nov-07             78,244,500.89
-------------------------------------   ------------------------------------
25-Dec-03             235,310,093.62     25-Dec-07             75,562,170.88
-------------------------------------   ------------------------------------
25-Jan-04             231,787,759.53     25-Jan-08             72,945,341.68
-------------------------------------   ------------------------------------
25-Feb-04             228,168,005.80     25-Feb-08             70,347,220.29
-------------------------------------   ------------------------------------
25-Mar-04             224,452,829.73     25-Mar-08             67,767,684.72
-------------------------------------   ------------------------------------
25-Apr-04             220,644,285.81     25-Apr-08             65,255,230.10
-------------------------------------   ------------------------------------
25-May-04             216,784,914.38     25-May-08             62,811,646.98
-------------------------------------   ------------------------------------
25-Jun-04             212,951,119.01     25-Jun-08             60,435,238.98
-------------------------------------   ------------------------------------
25-Jul-04             209,142,735.18     25-Jul-08             58,124,349.80
-------------------------------------   ------------------------------------
25-Aug-04             205,359,599.44     25-Aug-08             55,877,362.24
-------------------------------------   ------------------------------------
25-Sep-04             201,601,549.42     25-Sep-08             53,692,697.31
-------------------------------------   ------------------------------------
25-Oct-04             197,868,423.79     25-Oct-08             51,568,813.33
-------------------------------------   ------------------------------------
25-Nov-04             194,160,062.29     25-Nov-08             49,504,205.11
-------------------------------------   ------------------------------------
25-Dec-04             190,476,305.71     25-Dec-08             47,497,403.05
-------------------------------------   ------------------------------------
25-Jan-05             186,816,995.85     25-Jan-09             45,815,959.81
-------------------------------------   ------------------------------------
25-Feb-05             183,181,975.59     25-Feb-09             44,182,602.61
-------------------------------------   ------------------------------------
25-Mar-05             179,571,088.78     25-Mar-09             42,596,088.60
-------------------------------------   ------------------------------------
25-Apr-05             175,984,180.34     25-Apr-09             41,055,205.35
-------------------------------------   ------------------------------------
25-May-05             172,421,096.17     25-May-09             39,558,770.17
-------------------------------------   ------------------------------------
25-Jun-05             168,881,683.19     25-Jun-09             38,105,629.39
-------------------------------------   ------------------------------------
25-Jul-05             165,365,789.32     25-Jul-09             36,694,657.63
-------------------------------------   ------------------------------------
25-Aug-05             161,873,263.46     25-Aug-09             35,324,757.20
-------------------------------------   ------------------------------------
25-Sep-05             158,403,955.52     25-Sep-09             33,994,857.36
-------------------------------------   ------------------------------------
25-Oct-05             154,957,716.37     25-Oct-09             32,703,913.74
-------------------------------------   ------------------------------------
25-Nov-05             151,534,397.86     25-Nov-09             31,450,907.69
-------------------------------------   ------------------------------------

-------------------------------------   ------------------------------------
   DATE                  BALANCE           DATE                  BALANCE
-------------------------------------   ------------------------------------
25-Dec-09             30,234,845.67      25-Jun-14             7,146,201.96
-------------------------------------   ------------------------------------
25-Jan-10             29,278,810.93      25-Jul-14             6,967,166.08
-------------------------------------   ------------------------------------
25-Feb-10             28,349,986.65      25-Aug-14             6,792,473.41
-------------------------------------   ------------------------------------
25-Mar-10             27,447,648.84      25-Sep-14             6,622,020.77
-------------------------------------   ------------------------------------
25-Apr-10             26,571,091.95      25-Oct-14             6,455,707.39
-------------------------------------   ------------------------------------
25-May-10             25,719,628.37      25-Nov-14             6,293,434.85
-------------------------------------   ------------------------------------
25-Jun-10             24,892,588.04      25-Dec-14             6,135,107.05
-------------------------------------   ------------------------------------
25-Jul-10             24,089,317.95      25-Jan-15             5,980,630.13
-------------------------------------   ------------------------------------
25-Aug-10             23,309,181.79      25-Feb-15             5,829,912.45
-------------------------------------   ------------------------------------
25-Sep-10             22,551,559.48      25-Mar-15             5,682,864.49
-------------------------------------   ------------------------------------
25-Oct-10             21,815,846.81      25-Apr-15             5,539,398.86
-------------------------------------   ------------------------------------
25-Nov-10             21,101,455.02      25-May-15             5,399,430.20
-------------------------------------   ------------------------------------
25-Dec-10             20,407,810.42      25-Jun-15             5,262,875.16
-------------------------------------   ------------------------------------
25-Jan-11             19,910,654.21      25-Jul-15             5,129,652.37
-------------------------------------   ------------------------------------
25-Feb-11             19,425,342.94      25-Aug-15             4,999,682.33
-------------------------------------   ------------------------------------
25-Mar-11             18,951,598.57      25-Sep-15             4,872,887.43
-------------------------------------   ------------------------------------
25-Apr-11             18,489,149.53      25-Oct-15             4,749,191.88
-------------------------------------   ------------------------------------
25-May-11             18,037,730.56      25-Nov-15             4,628,521.68
-------------------------------------   ------------------------------------
25-Jun-11             17,597,082.57      25-Dec-15             4,510,804.56
-------------------------------------   ------------------------------------
25-Jul-11             17,166,952.47      25-Jan-16             4,395,969.94
-------------------------------------   ------------------------------------
25-Aug-11             16,747,093.08      25-Feb-16             4,283,948.93
-------------------------------------   ------------------------------------
25-Sep-11             16,337,262.95      25-Mar-16             4,174,674.22
-------------------------------------   ------------------------------------
25-Oct-11             15,937,226.26      25-Apr-16             4,068,080.13
-------------------------------------   ------------------------------------
25-Nov-11             15,546,752.66      25-May-16             3,964,102.48
-------------------------------------   ------------------------------------
25-Dec-11             15,165,617.17      25-Jun-16             3,862,678.64
-------------------------------------   ------------------------------------
25-Jan-12             14,793,600.03      25-Jul-16             3,763,747.42
-------------------------------------   ------------------------------------
25-Feb-12             14,430,486.61      25-Aug-16             3,667,249.11
-------------------------------------   ------------------------------------
25-Mar-12             14,076,067.28      25-Sep-16             3,573,125.37
-------------------------------------   ------------------------------------
25-Apr-12             13,730,137.27      25-Oct-16             3,481,319.27
-------------------------------------   ------------------------------------
25-May-12             13,392,496.59      25-Nov-16             3,391,775.18
-------------------------------------   ------------------------------------
25-Jun-12             13,062,949.91      25-Dec-16             3,304,438.83
-------------------------------------   ------------------------------------
25-Jul-12             12,741,306.45      25-Jan-17             3,219,257.19
-------------------------------------   ------------------------------------
25-Aug-12             12,427,379.87      25-Feb-17             3,136,178.50
-------------------------------------   ------------------------------------
25-Sep-12             12,120,988.18      25-Mar-17             3,055,152.23
-------------------------------------   ------------------------------------
25-Oct-12             11,821,953.62      25-Apr-17             2,976,129.02
-------------------------------------   ------------------------------------
25-Nov-12             11,530,102.58      25-May-17             2,899,060.70
-------------------------------------   ------------------------------------
25-Dec-12             11,245,265.51      25-Jun-17             2,823,900.22
-------------------------------------   ------------------------------------
25-Jan-13             10,967,276.79      25-Jul-17             2,750,601.65
-------------------------------------   ------------------------------------
25-Feb-13             10,695,974.69      25-Aug-17             2,679,120.14
-------------------------------------   ------------------------------------
25-Mar-13             10,431,201.23      25-Sep-17             2,609,411.91
-------------------------------------   ------------------------------------
25-Apr-13             10,172,802.13      25-Oct-17             2,541,434.20
-------------------------------------   ------------------------------------
25-May-13              9,920,626.71      25-Nov-17             2,475,145.29
-------------------------------------   ------------------------------------
25-Jun-13              9,674,527.80      25-Dec-17             2,410,504.41
-------------------------------------   ------------------------------------
25-Jul-13              9,434,361.68      25-Jan-18             2,347,471.79
-------------------------------------   ------------------------------------
25-Aug-13              9,199,987.97      25-Feb-18             2,286,008.58
-------------------------------------   ------------------------------------
25-Sep-13              8,971,269.59      25-Mar-18             2,226,076.85
-------------------------------------   ------------------------------------
25-Oct-13              8,748,072.65      25-Apr-18             2,167,639.59
-------------------------------------   ------------------------------------
25-Nov-13              8,530,266.37      25-May-18             2,110,660.64
-------------------------------------   ------------------------------------
25-Dec-13              8,317,723.08      25-Jun-18             2,055,104.72
-------------------------------------   ------------------------------------
25-Jan-14              8,110,318.03      25-Jul-18             2,000,937.37
-------------------------------------   ------------------------------------
25-Feb-14              7,907,929.44      25-Aug-18             1,948,124.96
-------------------------------------   ------------------------------------
25-Mar-14              7,710,438.36      25-Sep-18             1,896,634.65
-------------------------------------   ------------------------------------
25-Apr-14              7,517,728.61      25-Oct-18             1,846,434.38
-------------------------------------   ------------------------------------
25-May-14              7,329,686.74      25-Nov-18             1,797,492.86
-------------------------------------   ------------------------------------

-------------------------------------   ------------------------------------
   DATE                  BALANCE           DATE                  BALANCE
-------------------------------------   ------------------------------------
25-Dec-18             1,749,779.54        25-Jun-23            378,042.29
-------------------------------------   ------------------------------------
25-Jan-19             1,703,264.58        25-Jul-23            366,726.30
-------------------------------------   ------------------------------------
25-Feb-19             1,657,918.88        25-Aug-23            355,712.96
-------------------------------------   ------------------------------------
25-Mar-19             1,613,714.01        25-Sep-23            344,994.66
-------------------------------------   ------------------------------------
25-Apr-19             1,570,622.22        25-Oct-23            334,563.93
-------------------------------------   ------------------------------------
25-May-19             1,528,616.41        25-Nov-23            324,413.50
-------------------------------------   ------------------------------------
25-Jun-19             1,487,670.16        25-Dec-23            314,536.31
-------------------------------------   ------------------------------------
25-Jul-19             1,447,757.65        25-Jan-24            304,925.41
-------------------------------------   ------------------------------------
25-Aug-19             1,408,853.68        25-Feb-24            295,574.07
-------------------------------------   ------------------------------------
25-Sep-19             1,370,933.64        25-Mar-24            286,475.70
-------------------------------------   ------------------------------------
25-Oct-19             1,333,973.54        25-Apr-24            277,623.89
-------------------------------------   ------------------------------------
25-Nov-19             1,297,949.93        25-May-24            269,012.36
-------------------------------------   ------------------------------------
25-Dec-19             1,262,839.94        25-Jun-24            260,635.01
-------------------------------------   ------------------------------------
25-Jan-20             1,228,621.22        25-Jul-24            252,485.86
-------------------------------------   ------------------------------------
25-Feb-20             1,195,271.99        25-Aug-24            244,559.12
-------------------------------------   ------------------------------------
25-Mar-20             1,162,770.96        25-Sep-24            236,849.09
-------------------------------------   ------------------------------------
25-Apr-20             1,131,097.36        25-Oct-24            229,350.26
-------------------------------------   ------------------------------------
25-May-20             1,100,230.92        25-Nov-24            222,057.22
-------------------------------------   ------------------------------------
25-Jun-20             1,070,151.86        25-Dec-24            214,964.70
-------------------------------------   ------------------------------------
25-Jul-20             1,040,840.84        25-Jan-25            208,067.57
-------------------------------------   ------------------------------------
25-Aug-20             1,012,279.03        25-Feb-25            201,360.82
-------------------------------------   ------------------------------------
25-Sep-20               984,448.02        25-Mar-25            194,839.56
-------------------------------------   ------------------------------------
25-Oct-20               957,329.85        25-Apr-25            188,499.03
-------------------------------------   ------------------------------------
25-Nov-20               930,906.98        25-May-25            182,334.57
-------------------------------------   ------------------------------------
25-Dec-20               905,162.32        25-Jun-25            176,341.66
-------------------------------------   ------------------------------------
25-Jan-21               880,079.15        25-Jul-25            170,515.87
-------------------------------------   ------------------------------------
25-Feb-21               855,641.18        25-Aug-25            164,852.88
-------------------------------------   ------------------------------------
25-Mar-21               831,832.51        25-Sep-25            159,348.49
-------------------------------------   ------------------------------------
25-Apr-21               808,637.60        25-Oct-25            153,998.60
-------------------------------------   ------------------------------------
25-May-21               786,041.30        25-Nov-25            148,799.21
-------------------------------------   ------------------------------------
25-Jun-21               764,028.82        25-Dec-25            143,746.41
-------------------------------------   ------------------------------------
25-Jul-21               742,585.74        25-Jan-26            138,836.40
-------------------------------------   ------------------------------------
25-Aug-21               721,697.96        25-Feb-26            134,065.47
-------------------------------------   ------------------------------------
25-Sep-21               701,351.74        25-Mar-26            129,430.00
-------------------------------------   ------------------------------------
25-Oct-21               681,533.66        25-Apr-26            124,926.45
-------------------------------------   ------------------------------------
25-Nov-21               662,230.62        25-May-26            120,551.40
-------------------------------------   ------------------------------------
25-Dec-21               643,429.86        25-Jun-26            116,301.48
-------------------------------------   ------------------------------------
25-Jan-22               625,118.90        25-Jul-26            112,173.41
-------------------------------------   ------------------------------------
25-Feb-22               607,285.57        25-Aug-26            108,164.02
-------------------------------------   ------------------------------------
25-Mar-22               589,918.00        25-Sep-26            104,270.18
-------------------------------------   ------------------------------------
25-Apr-22               573,004.60        25-Oct-26            100,488.86
-------------------------------------   ------------------------------------
25-May-22               556,534.06        25-Nov-26             96,817.11
-------------------------------------   ------------------------------------
25-Jun-22               540,495.35        25-Dec-26             93,252.05
-------------------------------------   ------------------------------------
25-Jul-22               524,877.69        25-Jan-27             89,790.85
-------------------------------------   ------------------------------------
25-Aug-22               509,670.59        25-Feb-27             86,430.78
-------------------------------------   ------------------------------------
25-Sep-22               494,863.78        25-Mar-27             83,169.16
-------------------------------------   ------------------------------------
25-Oct-22               480,447.26        25-Apr-27             80,003.39
-------------------------------------   ------------------------------------
25-Nov-22               466,411.26        25-May-27             76,930.92
-------------------------------------   ------------------------------------
25-Dec-22               452,746.27        25-Jun-27             73,949.29
-------------------------------------   ------------------------------------
25-Jan-23               439,442.99        25-Jul-27             71,056.07
-------------------------------------   ------------------------------------
25-Feb-23               426,492.34        25-Aug-27             68,248.91
-------------------------------------   ------------------------------------
25-Mar-23               413,885.47        25-Sep-27             65,525.52
-------------------------------------   ------------------------------------
25-Apr-23               401,613.76        25-Oct-27             62,883.66
-------------------------------------   ------------------------------------
25-May-23               389,668.77        25-Nov-27             60,321.15
-------------------------------------   ------------------------------------

--------------------------------------------
   DATE                           BALANCE
--------------------------------------------
25-Dec-27                        57,835.85
--------------------------------------------
25-Jan-28                        55,425.71
--------------------------------------------
25-Feb-28                        53,088.70
--------------------------------------------
25-Mar-28                        50,822.85
--------------------------------------------
25-Apr-28                        48,626.25
--------------------------------------------
25-May-28                        46,497.01
--------------------------------------------
25-Jun-28                        44,433.33
--------------------------------------------
25-Jul-28                        42,433.42
--------------------------------------------
25-Aug-28                        40,495.56
--------------------------------------------
25-Sep-28                        38,618.05
--------------------------------------------
25-Oct-28                        36,799.25
--------------------------------------------
25-Nov-28                        35,037.56
--------------------------------------------
25-Dec-28                        33,331.42
--------------------------------------------
25-Jan-29                        31,679.30
--------------------------------------------
25-Feb-29                        30,079.73
--------------------------------------------
25-Mar-29                        28,531.25
--------------------------------------------
25-Apr-29                        27,032.46
--------------------------------------------
25-May-29                        25,582.00
--------------------------------------------
25-Jun-29                        24,178.51
--------------------------------------------
25-Jul-29                        22,820.71
--------------------------------------------
25-Aug-29                        21,507.31
--------------------------------------------
25-Sep-29                        20,237.09
--------------------------------------------
25-Oct-29                        19,008.85
--------------------------------------------
25-Nov-29                        17,821.40
--------------------------------------------
25-Dec-29                        16,673.60
--------------------------------------------
25-Jan-30                        15,564.35
--------------------------------------------
25-Feb-30                        14,492.56
--------------------------------------------
25-Mar-30                        13,457.17
--------------------------------------------
25-Apr-30                        12,457.15
--------------------------------------------
25-May-30                        11,491.50
--------------------------------------------
25-Jun-30                        10,559.25
--------------------------------------------
25-Jul-30                         9,659.44
--------------------------------------------
25-Aug-30                         8,791.15
--------------------------------------------
25-Sep-30                         7,953.48
--------------------------------------------
25-Oct-30                         7,145.55
--------------------------------------------
25-Nov-30                         6,366.50
--------------------------------------------
25-Dec-30                         5,615.50
--------------------------------------------
25-Jan-31                         4,891.74
--------------------------------------------
25-Feb-31                         4,194.44
--------------------------------------------
25-Mar-31                         3,522.82
--------------------------------------------
25-Apr-31                         2,876.13
--------------------------------------------
25-May-31                         2,253.65
--------------------------------------------
25-Jun-31                         1,654.66
--------------------------------------------
25-Jul-31                         1,078.48
--------------------------------------------
25-Aug-31                           524.44
--------------------------------------------
25-Sep-31 and thereafter              0.00
--------------------------------------------

                                    ANNEX III

              AGGREGATE PAC SCHEDULE FOR CLASS II-A-7 CERTIFICATES

------------------------------------      --------------------------------------
   DATE                  BALANCE              DATE                  BALANCE
------------------------------------      --------------------------------------
Initial              $50,815,000.00        25-Nov-05              20,315,719.91
------------------------------------      --------------------------------------
25-Jan-02             50,114,534.12        25-Dec-05              19,918,125.88
------------------------------------      --------------------------------------
25-Feb-02             49,293,447.42        25-Jan-06              19,527,208.40
------------------------------------      --------------------------------------
25-Mar-02             48,351,970.94        25-Feb-06              19,142,885.21
------------------------------------      --------------------------------------
25-Apr-02             47,290,428.18        25-Mar-06              18,765,074.84
------------------------------------      --------------------------------------
25-May-02             46,109,235.14        25-Apr-06              18,393,696.60
------------------------------------      --------------------------------------
25-Jun-02             44,808,900.24        25-May-06              18,028,670.57
------------------------------------      --------------------------------------
25-Jul-02             43,390,024.21        25-Jun-06              17,669,917.59
------------------------------------      --------------------------------------
25-Aug-02             41,853,299.79        25-Jul-06              17,317,359.25
------------------------------------      --------------------------------------
25-Sep-02             40,199,511.27        25-Aug-06              16,970,917.91
------------------------------------      --------------------------------------
25-Oct-02             38,429,534.04        25-Sep-06              16,630,516.64
------------------------------------      --------------------------------------
25-Nov-02             36,544,333.90        25-Oct-06              16,296,079.28
------------------------------------      --------------------------------------
25-Dec-02             36,243,957.57        25-Nov-06              15,967,530.36
------------------------------------      --------------------------------------
25-Jan-03             35,925,433.03        25-Dec-06              15,644,795.16
------------------------------------      --------------------------------------
25-Feb-03             35,589,092.95        25-Jan-07              15,352,191.73
------------------------------------      --------------------------------------
25-Mar-03             35,235,295.80        25-Feb-07              15,065,088.22
------------------------------------      --------------------------------------
25-Apr-03             34,864,425.42        25-Mar-07              14,783,412.22
------------------------------------      --------------------------------------
25-May-03             34,476,890.46        25-Apr-07              14,507,092.02
------------------------------------      --------------------------------------
25-Jun-03             34,073,123.83        25-May-07              14,236,056.57
------------------------------------      --------------------------------------
25-Jul-03             33,653,582.10        25-Jun-07              13,970,235.53
------------------------------------      --------------------------------------
25-Aug-03             33,218,744.79        25-Jul-07              13,709,559.21
------------------------------------      --------------------------------------
25-Sep-03             32,769,113.74        25-Aug-07              13,453,958.61
------------------------------------      --------------------------------------
25-Oct-03             32,305,212.28        25-Sep-07              13,203,365.35
------------------------------------      --------------------------------------
25-Nov-03             31,827,584.53        25-Oct-07              12,957,711.74
------------------------------------      --------------------------------------
25-Dec-03             31,336,794.50        25-Nov-07              12,716,930.73
------------------------------------      --------------------------------------
25-Jan-04             30,833,425.26        25-Dec-07              12,480,955.90
------------------------------------      --------------------------------------
25-Feb-04             30,318,078.05        25-Jan-08              12,257,319.37
------------------------------------      --------------------------------------
25-Mar-04             29,791,371.31        25-Feb-08              12,038,260.11
------------------------------------      --------------------------------------
25-Apr-04             29,253,939.72        25-Mar-08              11,823,714.17
------------------------------------      --------------------------------------
25-May-04             28,712,764.22        25-Apr-08              11,574,344.70
------------------------------------      --------------------------------------
25-Jun-04             28,179,987.33        25-May-08              11,288,545.28
------------------------------------      --------------------------------------
25-Jul-04             27,655,510.41        25-Jun-08              10,967,527.56
------------------------------------      --------------------------------------
25-Aug-04             27,139,235.77        25-Jul-08              10,612,472.04
------------------------------------      --------------------------------------
25-Sep-04             26,631,066.63        25-Aug-08              10,224,528.87
------------------------------------      --------------------------------------
25-Oct-04             26,130,907.13        25-Sep-08               9,804,818.54
------------------------------------      --------------------------------------
25-Nov-04             25,638,662.35        25-Oct-08               9,354,432.59
------------------------------------      --------------------------------------
25-Dec-04             25,154,238.23        25-Nov-08               8,884,814.80
------------------------------------      --------------------------------------
25-Jan-05             24,677,541.64        25-Dec-08               8,408,333.62
------------------------------------      --------------------------------------
25-Feb-05             24,208,480.30        25-Jan-09               7,874,268.39
------------------------------------      --------------------------------------
25-Mar-05             23,746,962.85        25-Feb-09               7,336,559.13
------------------------------------      --------------------------------------
25-Apr-05             23,292,898.75        25-Mar-09               6,795,564.19
------------------------------------      --------------------------------------
25-May-05             22,846,198.37        25-Apr-09               6,251,628.51
------------------------------------      --------------------------------------
25-Jun-05             22,406,772.90        25-May-09               5,705,084.00
------------------------------------      --------------------------------------
25-Jul-05             21,974,534.38        25-Jun-09               5,156,249.94
------------------------------------      --------------------------------------
25-Aug-05             21,549,395.70        25-Jul-09               4,605,433.33
------------------------------------      --------------------------------------
25-Sep-05             21,131,270.57        25-Aug-09               4,052,929.27
------------------------------------      --------------------------------------
25-Oct-05             20,720,073.52        25-Sep-09               3,499,021.32
------------------------------------      --------------------------------------


                                     III-1

----------------------------------------------
   DATE                            BALANCE
----------------------------------------------
  25-Oct-09                     2,943,981.83
----------------------------------------------
  25-Nov-09                     2,388,072.28
----------------------------------------------
  25-Dec-09                     1,831,543.61
----------------------------------------------
  25-Jan-10                     1,238,418.68
----------------------------------------------
  25-Feb-10                       647,666.48
----------------------------------------------
  25-Mar-10                        59,418.24
----------------------------------------------
  25-Apr-10 and thereafter              0.00
----------------------------------------------




                                     III-2

                                    ANNEX IV

              AGGREGATE PAC SCHEDULE FOR CLASS II-A-15 CERTIFICATES

-----------------------------------     --------------------------------------
  DATE                BALANCE               DATE                   BALANCE
-----------------------------------     --------------------------------------
Initial            $6,806,000.00          25-Dec-05             2,610,186.87
-----------------------------------     --------------------------------------
25-Jan-02           6,709,442.20          25-Jan-06             2,560,689.87
-----------------------------------     --------------------------------------
25-Feb-02           6,595,283.15          25-Feb-06             2,512,199.98
-----------------------------------     --------------------------------------
25-Mar-02           6,463,556.82          25-Mar-06             2,464,705.51
-----------------------------------     --------------------------------------
25-Apr-02           6,314,310.69          25-Apr-06             2,418,194.92
-----------------------------------     --------------------------------------
25-May-02           6,147,605.76          25-May-06             2,372,656.77
-----------------------------------     --------------------------------------
25-Jun-02           5,963,516.55          25-Jun-06             2,328,079.74
-----------------------------------     --------------------------------------
25-Jul-02           5,762,131.07          25-Jul-06             2,284,452.60
-----------------------------------     --------------------------------------
25-Aug-02           5,543,550.79          25-Aug-06             2,241,764.25
-----------------------------------     --------------------------------------
25-Sep-02           5,307,890.55          25-Sep-06             2,200,003.71
-----------------------------------     --------------------------------------
25-Oct-02           5,055,278.53          25-Oct-06             2,159,160.08
-----------------------------------     --------------------------------------
25-Nov-02           4,785,856.12          25-Nov-06             2,119,222.59
-----------------------------------     --------------------------------------
25-Dec-02           4,748,161.42          25-Dec-06             2,080,180.56
-----------------------------------     --------------------------------------
25-Jan-03           4,707,848.52          25-Jan-07             2,045,589.43
-----------------------------------     --------------------------------------
25-Feb-03           4,664,966.27          25-Feb-07             2,011,848.41
-----------------------------------     --------------------------------------
25-Mar-03           4,619,567.25          25-Mar-07             1,978,947.16
-----------------------------------     --------------------------------------
25-Apr-03           4,571,707.80          25-Apr-07             1,946,875.47
-----------------------------------     --------------------------------------
25-May-03           4,521,447.84          25-May-07             1,915,623.21
-----------------------------------     --------------------------------------
25-Jun-03           4,468,850.88          25-Jun-07             1,885,180.36
-----------------------------------     --------------------------------------
25-Jul-03           4,413,983.85          25-Jul-07             1,855,537.00
-----------------------------------     --------------------------------------
25-Aug-03           4,356,917.07          25-Aug-07             1,826,683.30
-----------------------------------     --------------------------------------
25-Sep-03           4,297,724.11          25-Sep-07             1,798,609.54
-----------------------------------     --------------------------------------
25-Oct-03           4,236,481.69          25-Oct-07             1,771,306.09
-----------------------------------     --------------------------------------
25-Nov-03           4,173,269.55          25-Nov-07             1,744,763.42
-----------------------------------     --------------------------------------
25-Dec-03           4,108,170.36          25-Dec-07             1,718,972.09
-----------------------------------     --------------------------------------
25-Jan-04           4,041,269.57          25-Jan-08             1,695,033.53
-----------------------------------     --------------------------------------
25-Feb-04           3,972,655.30          25-Feb-08             1,671,813.40
-----------------------------------     --------------------------------------
25-Mar-04           3,902,418.15          25-Mar-08             1,649,302.62
-----------------------------------     --------------------------------------
25-Apr-04           3,830,651.15          25-Apr-08             1,621,750.63
-----------------------------------     --------------------------------------
25-May-04           3,758,375.06          25-May-08             1,588,922.86
-----------------------------------     --------------------------------------
25-Jun-04           3,687,365.29          25-Jun-08             1,550,996.73
-----------------------------------     --------------------------------------
25-Jul-04           3,617,607.63          25-Jul-08             1,508,145.10
-----------------------------------     --------------------------------------
25-Aug-04           3,549,088.02          25-Aug-08             1,460,536.41
-----------------------------------     --------------------------------------
25-Sep-04           3,481,792.51          25-Sep-08             1,408,334.75
-----------------------------------     --------------------------------------
25-Oct-04           3,415,707.33          25-Oct-08             1,351,699.99
-----------------------------------     --------------------------------------
25-Nov-04           3,350,818.82          25-Nov-08             1,292,305.44
-----------------------------------     --------------------------------------
25-Dec-04           3,287,113.44          25-Dec-08             1,231,959.59
-----------------------------------     --------------------------------------
25-Jan-05           3,224,577.80          25-Jan-09             1,163,247.64
-----------------------------------     --------------------------------------
25-Feb-05           3,163,198.65          25-Feb-09             1,094,055.64
-----------------------------------     --------------------------------------
25-Mar-05           3,102,962.85          25-Mar-09             1,024,436.26
-----------------------------------     --------------------------------------
25-Apr-05           3,043,857.39          25-Apr-09               954,440.24
-----------------------------------     --------------------------------------
25-May-05           2,985,869.39          25-May-09               884,116.39
-----------------------------------     --------------------------------------
25-Jun-05           2,928,986.11          25-Jun-09               813,511.71
-----------------------------------     --------------------------------------
25-Jul-05           2,873,194.91          25-Jul-09               742,671.36
-----------------------------------     --------------------------------------
25-Aug-05           2,818,483.29          25-Aug-09               671,638.80
-----------------------------------     --------------------------------------
25-Sep-05           2,764,838.88          25-Sep-09               600,455.80
-----------------------------------     --------------------------------------
25-Oct-05           2,712,249.41          25-Oct-09               529,162.46
-----------------------------------     --------------------------------------
25-Nov-05           2,660,702.75          25-Nov-09               457,797.34
-----------------------------------     --------------------------------------

---------------------------------------------
  DATE                            BALANCE
---------------------------------------------
  25-Dec-09                      386,397.43
---------------------------------------------
  25-Jan-10                      309,703.37
---------------------------------------------
  25-Feb-10                      233,412.53
---------------------------------------------
  25-Mar-10                      157,544.44
---------------------------------------------
  25-Apr-10                       82,117.56
---------------------------------------------
  25-May-10                        7,149.43
---------------------------------------------
  25-Jun-10 and thereafter             0.00
---------------------------------------------

                                     ANNEX V

          AGGREGATE TAC SCHEDULE FOR CLASS II-A-7 AND TAC CERTIFICATES

-------------------------------------    -------------------------------------
   DATE                BALANCE                DATE                BALANCE
-------------------------------------    -------------------------------------
Initial             $185,072,297.00        25-Dec-05           66,244,933.13
-------------------------------------    -------------------------------------
25-Jan-02            184,091,635.80        25-Jan-06           64,454,594.63
-------------------------------------    -------------------------------------
25-Feb-02            182,870,783.85        25-Feb-06           62,722,546.54
-------------------------------------    -------------------------------------
25-Mar-02            181,410,088.98        25-Mar-06           61,047,614.11
-------------------------------------    -------------------------------------
25-Apr-02            179,710,263.66        25-Apr-06           59,428,643.32
-------------------------------------    -------------------------------------
25-May-02            177,772,386.95        25-May-06           57,864,500.57
-------------------------------------    -------------------------------------
25-Jun-02            175,597,905.46        25-Jun-06           56,354,072.29
-------------------------------------    -------------------------------------
25-Jul-02            173,188,633.44        25-Jul-06           54,896,264.62
-------------------------------------    -------------------------------------
25-Aug-02            170,546,751.93        25-Aug-06           53,490,003.09
-------------------------------------    -------------------------------------
25-Sep-02            167,674,806.99        25-Sep-06           52,134,232.27
-------------------------------------    -------------------------------------
25-Oct-02            164,575,706.98        25-Oct-06           50,827,915.44
-------------------------------------    -------------------------------------
25-Nov-02            161,252,718.87        25-Nov-06           49,570,034.30
-------------------------------------    -------------------------------------
25-Dec-02            159,408,454.91        25-Dec-06           48,359,588.63
-------------------------------------    -------------------------------------
25-Jan-03            157,442,768.32        25-Jan-07           47,374,582.28
-------------------------------------    -------------------------------------
25-Feb-03            155,359,071.13        25-Feb-07           46,433,382.70
-------------------------------------    -------------------------------------
25-Mar-03            153,161,049.11        25-Mar-07           45,535,049.55
-------------------------------------    -------------------------------------
25-Apr-03            150,852,654.11        25-Apr-07           44,678,659.37
-------------------------------------    -------------------------------------
25-May-03            148,438,095.71        25-May-07           43,863,305.21
-------------------------------------    -------------------------------------
25-Jun-03            145,921,831.96        25-Jun-07           43,088,096.43
-------------------------------------    -------------------------------------
25-Jul-03            143,308,559.36        25-Jul-07           42,352,158.37
-------------------------------------    -------------------------------------
25-Aug-03            140,603,202.08        25-Aug-07           41,654,632.13
-------------------------------------    -------------------------------------
25-Sep-03            137,810,900.48        25-Sep-07           40,994,674.22
-------------------------------------    -------------------------------------
25-Oct-03            134,936,998.82        25-Oct-07           40,371,456.38
-------------------------------------    -------------------------------------
25-Nov-03            131,987,032.45        25-Nov-07           39,784,165.27
-------------------------------------    -------------------------------------
25-Dec-03            128,966,714.20        25-Dec-07           39,232,002.22
-------------------------------------    -------------------------------------
25-Jan-04            125,881,920.35        25-Jan-08           38,768,212.97
-------------------------------------    -------------------------------------
25-Feb-04            122,738,675.91        25-Feb-08           38,336,968.87
-------------------------------------    -------------------------------------
25-Mar-04            119,543,139.51        25-Mar-08           37,937,524.68
-------------------------------------    -------------------------------------
25-Apr-04            116,301,587.74        25-Apr-08           37,529,875.24
-------------------------------------    -------------------------------------
25-May-04            113,063,409.16        25-May-08           37,111,758.60
-------------------------------------    -------------------------------------
25-Jun-04            109,911,971.07        25-Jun-08           36,683,743.42
-------------------------------------    -------------------------------------
25-Jul-04            106,845,599.96        25-Jul-08           36,246,379.55
-------------------------------------    -------------------------------------
25-Aug-04            103,862,651.46        25-Aug-08           35,800,198.58
-------------------------------------    -------------------------------------
25-Sep-04            100,961,509.93        25-Sep-08           35,345,714.36
-------------------------------------    -------------------------------------
25-Oct-04             98,140,587.89        25-Oct-08           34,883,423.45
-------------------------------------    -------------------------------------
25-Nov-04             95,398,325.60        25-Nov-08           34,413,805.66
-------------------------------------    -------------------------------------
25-Dec-04             92,733,190.59        25-Dec-08           33,937,324.48
-------------------------------------    -------------------------------------
25-Jan-05             90,143,677.17        25-Jan-09           33,403,259.25
-------------------------------------    -------------------------------------
25-Feb-05             87,628,306.01        25-Feb-09           32,865,549.99
-------------------------------------    -------------------------------------
25-Mar-05             85,185,623.68        25-Mar-09           32,324,555.05
-------------------------------------    -------------------------------------
25-Apr-05             82,814,202.20        25-Apr-09           31,780,619.37
-------------------------------------    -------------------------------------
25-May-05             80,512,638.64        25-May-09           31,234,074.86
-------------------------------------    -------------------------------------
25-Jun-05             78,279,554.66        25-Jun-09           30,685,240.80
-------------------------------------    -------------------------------------
25-Jul-05             76,113,596.13        25-Jul-09           30,134,424.19
-------------------------------------    -------------------------------------
25-Aug-05             74,013,432.70        25-Aug-09           29,581,920.13
-------------------------------------    -------------------------------------
25-Sep-05             71,977,757.41        25-Sep-09           29,028,012.18
-------------------------------------    -------------------------------------
25-Oct-05             70,005,286.27        25-Oct-09           28,472,972.69
-------------------------------------    -------------------------------------
25-Nov-05             68,094,757.90        25-Nov-09           27,917,063.14
-------------------------------------    -------------------------------------

---------------------------------    ------------------------------------------
   DATE                BALANCE            DATE                        BALANCE
---------------------------------    -------------------------------------------
25-Dec-09          27,360,534.47      25-Nov-13                 3,306,646.62
---------------------------------    -------------------------------------------
25-Jan-10          26,767,409.54      25-Dec-13                 2,901,356.27
---------------------------------    -------------------------------------------
25-Feb-10          26,176,657.34      25-Jan-14                 2,500,058.74
---------------------------------    -------------------------------------------
25-Mar-10          25,588,409.10      25-Feb-14                 2,102,700.94
---------------------------------    -------------------------------------------
25-Apr-10          25,002,789.13      25-Mar-14                 1,709,229.95
---------------------------------    -------------------------------------------
25-May-10          24,419,915.08      25-Apr-14                 1,319,593.08
---------------------------------    -------------------------------------------
25-Jun-10          23,839,898.16      25-May-14                   933,737.84
---------------------------------    -------------------------------------------
25-Jul-10          23,262,843.33      25-Jun-14                    551,611.98
---------------------------------    -------------------------------------------
25-Aug-10          22,688,849.53      25-Jul-14                    173,163.47
---------------------------------    -------------------------------------------
25-Sep-10          22,118,009.89      25-Aug-14 and thereafter          0.00
---------------------------------    -------------------------------------------
25-Oct-10          21,550,411.89
---------------------------------
25-Nov-10          20,986,137.60
---------------------------------
25-Dec-10          20,425,263.84
---------------------------------
25-Jan-11          19,846,474.38
---------------------------------
25-Feb-11          19,273,520.33
---------------------------------
25-Mar-11          18,706,354.54
---------------------------------
25-Apr-11          18,144,929.18
---------------------------------
25-May-11          17,589,195.75
---------------------------------
25-Jun-11          17,039,105.13
---------------------------------
25-Jul-11          16,494,607.61
---------------------------------
25-Aug-11          15,955,652.99
---------------------------------
25-Sep-11          15,422,190.52
---------------------------------
25-Oct-11          14,894,169.04
---------------------------------
25-Nov-11          14,371,536.93
---------------------------------
25-Dec-11          13,854,242.21
---------------------------------
25-Jan-12          13,342,232.54
---------------------------------
25-Feb-12          12,835,455.25
---------------------------------
25-Mar-12          12,333,857.40
---------------------------------
25-Apr-12          11,837,385.79
---------------------------------
25-May-12          11,345,986.97
---------------------------------
25-Jun-12          10,859,607.31
---------------------------------
25-Jul-12          10,378,193.01
---------------------------------
25-Aug-12           9,901,690.11
---------------------------------
25-Sep-12           9,430,044.53
---------------------------------
25-Oct-12           8,963,202.11
---------------------------------
25-Nov-12           8,501,108.60
---------------------------------
25-Dec-12           8,043,709.70
---------------------------------
25-Jan-13           7,590,951.09
---------------------------------
25-Feb-13           7,142,778.42
---------------------------------
25-Mar-13           6,699,137.38
---------------------------------
25-Apr-13           6,259,973.67
---------------------------------
25-May-13           5,825,233.04
---------------------------------
25-Jun-13           5,394,861.32
---------------------------------
25-Jul-13           4,968,804.40
---------------------------------
25-Aug-13           4,547,008.28
---------------------------------
25-Sep-13           4,129,419.10
---------------------------------
25-Oct-13           3,715,983.08
--------------------------------
                                       V-2

PROSPECTUS

CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor


The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

OFFERED SECURITIES. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.


TRUST ASSETS. Each trust fund will consist primarily of:

              o mortgage loans secured by one- to four-family residential properties;

              o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

              o   mortgage loans secured by commercial real estate properties;

              o mortgage loans secured by mixed residential and commercial real estate properties;

              o   loans secured by unimproved land;

              o loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

              o manufactured housing installment sales contracts and installment loan agreements; or

              o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                October 23, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

Some capitalized terms used in this prospectus are defined in the section titled "Glossary" beginning on page 103 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS


                                              PAGE
                                              ----
The Trust Fund..............................    4
   The Mortgage Pools.......................    4
   Underwriting Standards for Mortgage
     Loans..................................    9
   Qualifications of Unaffiliated Sellers...   12
   Representations by Unaffiliated Sellers;
     Repurchases............................   12
   Mortgage Certificates....................   14
   The Contract Pools.......................   14
   Underwriting Standards for Contracts.....   15
   Pre-Funding..............................   15
The Depositor...............................   15
Use of Proceeds.............................   16
Yield Considerations........................   16
Maturity and Prepayment Considerations......   19
Description of the Certificates.............   21
General.....................................   21
   Form of Certificates.....................   23
   Distributions of Principal and
     Interest...............................   25
   Assignment of Mortgage Loans.............   26
   Assignment of Contracts..................   27
   Assignment of Mortgage Certificates......   29
   Servicing of Mortgage Loans and
     Contracts..............................   30
   Payments on Mortgage Loans...............   31
   Payments on Contracts....................   32
   Collection of Payments on Mortgage
     Certificates...........................   32
   Distributions on Certificates............   33
   Special Distributions....................   34
   Reports to Certificateholders............   34
   Advances.................................   35
   Collection and Other Servicing
     Procedures.............................   35
   Standard Hazard Insurance................   36
   Special Hazard Insurance.................   37
   Pool Insurance...........................   38
   Primary Mortgage Insurance...............   38
   Mortgagor Bankruptcy Bond................   38
   Presentation of Claims...................   38
   Enforcement of Due-on-Sale Clauses;
     Realization Upon Defaulted Mortgage
     Loans..................................   39
   Enforcement of "Due-on-Sale" Clauses;
     Realization Upon Defaulted Contracts...   40
   Servicing Compensation and Payment of
     Expenses...............................   41
   Evidence as to Compliance................   42
   Certain Matters Regarding the Servicer,
     the Depositor, the Trustee and the
     Special Servicer.......................   42
   Events of Default........................   43
   Rights Upon Event of Default.............   44
   Amendment................................   44
   Termination..............................   44
Credit Support..............................   46
   Financial Guaranty Insurance Policies;
     Surety Bonds...........................   46
   Letters of Credit........................   46
   Subordinated Certificates................   47
   Shifting Interest........................   47
   Overcollateralization....................   48
   Swaps and Yield Supplement Agreements....   48
   Purchase Obligations.....................   48
   Reserve Fund.............................   49
   Performance Bond.........................   51
Description of Insurance....................   51
   Primary Mortgage Insurance Policies......   51
   FHA Insurance and VA Guarantees..........   53
   Standard Hazard Insurance Policies on
     Mortgage Loans.........................   54
   Standard Hazard Insurance Policies on the
     Manufactured Homes.....................   55
   Pool Insurance Policies..................   55
   Special Hazard Insurance Policies........   57
   Mortgagor Bankruptcy Bond................   58
Certain Legal Aspects of the Mortgage Loans
 and Contracts..............................   59
   The Mortgage Loans.......................   59
   The Manufactured Housing Contracts.......   67
   Enforceability of Certain Provisions.....   69
   Consumer Protection Laws.................   70
   Applicability of Usury Laws..............   70
   Environmental Legislation................   71
   Soldiers' and Sailors' Civil Relief Act
     of 1940................................   72
   Default Interest and Limitations on
     Prepayments............................   72
   Forfeitures in Drug and RICO
     Proceedings............................   73
   Negative Amortization Loans..............   73
Material Federal Income Tax Consequences....   73
   General..................................   73
   Classification of REMICs and FASITs......   74
   Taxation of Owners of REMIC and FASIT
     Regular Certificates...................   75
   Taxation of Owners of REMIC Residual
     Certificates...........................   81
   Backup Withholding with Respect to
     Securities.............................   90
   Foreign Investors in Regular
     Certificates...........................   90
   Non-REMIC Trust Funds....................   91
State and Other Tax Consequences............   95
ERISA Considerations........................   95
   Plan Assets Regulation...................   96
   Underwriter's PTE........................   96
   General Considerations...................   98
   Insurance Company General Accounts.......   98
Legal Investment............................   99
Plan of Distribution........................  100
Legal Matters...............................  101
Financial Information.......................  101
Additional Information......................  101
Reports to Certificateholders...............  101
Incorporation of Certain Information by
 Reference..................................  102
Ratings.....................................  102
Glossary....................................  103

                                 THE TRUST FUND

    Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

    To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

    (1)  financial guaranty insurance policies or surety bonds;

    (2)  letters of credit;

    (3)  pool insurance policies;

    (4)  special hazard insurance policies;

    (5)  mortgagor bankruptcy bonds;

    (6) the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

    (7)  the establishment of a reserve fund;

    (8) by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

    (9) another form or forms of Alternative Credit Support acceptable to the related Rating Agency; or

    (10) by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.


THE MORTGAGE POOLS

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

    (1)  one or more mortgage pools containing:

    o conventional one- to four-family residential, first and/or second mortgage loans,

    o Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

    o    mortgage loans secured by multifamily property,

    o    mortgage loans secured by commercial property,

    o    mortgage loans secured by Mixed-Use Property,

    o    mortgage loans secured by unimproved land,

    o mortgage participation certificates or pass-through certificates evidencing interests in those loans that are acceptable to the related Rating Agency, or

    o mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

    (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates or pass-through certificates representing interests in those contracts; or

    (3)  any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.

    All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

    If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

    If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

    A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

    FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

    With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

         o the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

         o    the type of mortgaged properties securing the mortgage loans,

         o    the range of original terms to maturity of the mortgage loans,

         o the range of principal balances and average principal balance of the mortgage loans,

         o the earliest origination date and latest maturity date of the mortgage loans,

         o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

         o the interest rate or range of interest rates borne by the mortgage loans,

         o    the geographical distribution of the mortgage loans,

         o the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

         o    the delinquency status of the mortgage loans as of the Cut-off
              Date,

         o with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans, and

         o whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%.

    No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

    The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See "-- Mortgage Loan Program" and "Description of the Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

    If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates -- Assignment of Mortgage Loans." The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "-- Representations by Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "-- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases," and "Description of the Certificates -- Assignment of Mortgage Loans," and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates -- Advances." Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, under any Alternative Credit Support or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See "Description of the Certificates -- Advances," "Credit Support" and "Description of Insurance" in this prospectus.

    No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

    Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See "Description of the Certificates -- Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

    If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

    If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

    If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

    Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

    Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

    The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents" in this prospectus.

    The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

    Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

    Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

    Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

    Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

UNDERWRITING STANDARDS FOR MORTGAGE LOANS

    The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

    The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

    Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

    Single and Multi-Family Mortgage Loans. The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a mortgage loan generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the originator or depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

    An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

    o    a statistical valuation;

    o    a broker's price opinion; or

    o    a drive-by appraisal or other certification of value.

    Based on the data provided, certain verifications and the appraisal, a determination is made by the originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an originator to depart from these guidelines.

For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. Lenders' underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

    Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

    To the extent specified in the related prospectus supplement, the depositor may purchase mortgage loans for inclusion in a trust fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a "limited documentation" program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or Cooperative Dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

    Other examples of underwriting standards that may be less stringent than traditional underwriting standards include investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories.

    The loan-to-value ratio of a mortgage loan will be equal to:

    o the original principal amount of the mortgage loan divided by the lesser of the "appraised value" or the sales price for the mortgaged property; or

    o    such other ratio as described in the related prospectus supplement.

    The underwriting standards for mortgage loans secured by multifamily property will be described in the related prospectus supplement.

    Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

    The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

    If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

    No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

QUALIFICATIONS OF UNAFFILIATED SELLERS

    Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

    If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

    o with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

    o that the seller had good and marketable title to each mortgage loan sold by it;

    o to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

    o with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

    o that there were no delinquent tax or assessment liens against the mortgaged property.

    With respect to a Cooperative Loan, the seller will represent and warrant that:

    o the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

    o the related cooperative apartment was free from damage and was in good repair.

    The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

    In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

    If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

    o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

    o have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

    o have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

    o comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

    No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so.

MORTGAGE CERTIFICATES

    If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

THE CONTRACT POOLS

    General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

    The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

    The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See "Description of the Program -- Representations by Unaffiliated Sellers; Repurchases" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

    The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

    o    the range of dates of origination of the contracts;

    o    the weighted average annual percentage rate on the contracts;

    o    the range of outstanding principal balances as of the Cut-off Date;

    o the average outstanding principal balance of the contracts as of the Cut-off Date;

    o    the weighted average term to maturity as of the Cut-off Date; and

    o    the range of original maturities of the contracts.

    The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

UNDERWRITING STANDARDS FOR CONTRACTS

    Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

    With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

    o the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

    o    such other ratio as described in the related prospectus supplement.

PRE-FUNDING

    If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

    Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

    Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

    o the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

    o the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 25% of the initial principal amount of the certificates of the related series.


                                  THE DEPOSITOR

    The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this prospectus and an accompanying prospectus supplement, as described in "Plan of Distribution" in this prospectus, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

    Trust Assets will be acquired by the depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

                              YIELD CONSIDERATIONS

    The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

    In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

    A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

    The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

    In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

    The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

    The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

    In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

    For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

    The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

    Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

    The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

    If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

    Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

    If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

    The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

    No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

    Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

    As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

    Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

    The following is a list of factors that may affect prepayment experience:

    o    homeowner mobility;

    o    economic conditions;

    o    changes in borrowers' housing needs;

    o    job transfers;

    o    unemployment;

    o    borrowers' equity in the properties securing the mortgages;

    o    servicing decisions;

    o    enforceability of due-on-sale clauses;

    o    mortgage market interest rates;

    o    mortgage recording taxes;

    o    solicitations and the availability of mortgage funds; and

    o    the obtaining of secondary financing by the borrower.

    All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

    Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

    The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

    Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

    An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," "-- Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts -- Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

    The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates -- Enforcement of 'Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

    At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

    For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

    Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

    If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as a REMIC, any optional repurchase of assets will be effected in compliance with the requirements of
Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates -- Assignment of Mortgage Loans," " -- Assignment of Mortgage Certificates," " -- Assignment of Contracts" and "--Termination."


                         DESCRIPTION OF THE CERTIFICATES

    Each series of securities will be issued pursuant to an agreement consisting of either:

    o    a pooling and servicing agreement; or

    o    a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement.


                                     GENERAL

    The trust fund with respect to a series will consist of:

    o the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

    o the assets as from time to time identified as deposited in the related Certificate Account;

    o the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

    o the surety bond or financial guaranty insurance policy, if any, with respect to that series;

    o    the letter of credit, if any, with respect to that series;

    o the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance";

    o the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance";

    o the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of Insurance";

    o the performance bond and proceeds thereof, if any, with respect to that series;

    o the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance"; and

    o the GPM Funds and Buy-Down Funds, if any, with respect to that series; or, in lieu of some or all of the foregoing, the Alternative Credit Support as shall be described in the applicable prospectus supplement.

    Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

    If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

    If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

    The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax Consequences" in this prospectus.

    If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

    If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

    If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

FORM OF CERTIFICATES

    As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

    If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

    Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

    Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

    Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

    The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

    Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

    On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

    o the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

    o    some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

    If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

    Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

    Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

    The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

    Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

ASSIGNMENT OF MORTGAGE LOANS

    The depositor will cause the mortgage loans constituting a mortgage pool to be assigned to the trustee, together with all principal and interest received on or with respect to those mortgage loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The trustee will, concurrently with the assignment of mortgage loans, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the adjusted principal balance of each mortgage loan as of the Cut-off Date, as well as information respecting the mortgage rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the Mortgage Note and the loan-to-value ratio of the mortgage loan at origination.

    If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS(R), assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For trust assets registered through the MERS(R) System, MERS(R) shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

    In addition, in most cases the depositor will, as to each mortgage loan that is not a Cooperative Loan, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to, the Mortgage Note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS(R), an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. In most cases, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the Mortgage Notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

    The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

    The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt thereof, review the mortgage loan documents. If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trustee within the time period specified in the related prospectus supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the servicer in respect of the related mortgage loan. The servicer is obligated to enforce the repurchase obligation of the seller, to the extent described above under "The Trust Fund -- Representations by Unaffiliated Sellers; Repurchases." This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans or contracts will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

    If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

    Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund -- Representations by Unaffiliated Sellers; Repurchases."

    If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

    The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

    Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.


ASSIGNMENT OF CONTRACTS

    The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

    o the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

    o    the annual percentage rate;

    o    the current scheduled monthly level payment of principal and interest;
         and

    o    the maturity of the contract.

    In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts" in this prospectus.

    The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

    o    the remaining unpaid principal balance of the defective contract; or

    o in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

    o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in
         Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

    If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

    o immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

    o as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

    o each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

    o as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

    o as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

    o with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

    All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

    If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

    o    the principal balance thereof as of the date of the repurchase; or

    o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in
         Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

    Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund -- The Contract Pools."

    If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

ASSIGNMENT OF MORTGAGE CERTIFICATES

    Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

    In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

    The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

    If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS AND CONTRACTS

    Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus.

    Any servicer will be required to perform the customary functions of a servicer, including:

    o collection of payments from mortgagors and obligors and remittance of collections to the servicer;

    o maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

    o maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

    o    processing of assumptions or substitutions;

    o    attempting to cure delinquencies;

    o    supervising foreclosures or repossessions;

    o inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

    o maintaining accounting records relating to the mortgage loans and contracts.

    A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

    A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "-- Payments on Mortgage Loans" and "-- Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

    As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS

    The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

    The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

    o all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

    o all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

    o all Insurance Proceeds or any Alternative Credit Support established in lieu of any insurance and described in the applicable prospectus supplement;

    o all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

    o all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

    o all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

    o any Advances made by a subservicer or the servicer, as described in this prospectus under "-- Advances";

    o any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

    o all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" or "-- Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "-- Termination".

    If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section "-- Payments on Mortgage Loans," shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

    In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

    With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

    If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

PAYMENTS ON CONTRACTS

    A Certificate Account meeting the requirements set forth under "Description of the Certificates -- Payments on Mortgage Loans" will be established in the name of the trustee.

    There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

    o all obligor payments on account of principal, including principal prepayments, on the contracts;

    o all obligor payments on account of interest on the contracts, net of the servicing fee;

    o all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

    o all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

    o any Advances made as described under "-- Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

    o all amounts received from any credit support provided with respect to a series of certificates;

    o all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under "-- Termination" below; and

    o all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

    The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

DISTRIBUTIONS ON CERTIFICATES

    On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "Description of the Certificates -- Distributions of Principal and Interest" and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

    o    all payments that were due on or before the Cut-off Date;

    o all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

    o all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

    o amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

    o amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer; and

    o that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

         (1) servicing compensation to the servicer and, if applicable, the special servicer; or

         (2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

    No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

    If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

    Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized.

    The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

SPECIAL DISTRIBUTIONS

    To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

    o the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

    o the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

REPORTS TO CERTIFICATEHOLDERS

    The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

    (1) to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

    (2) to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or a subservicer;

    (3) in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

    (4) the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed to certificateholders on that distribution date;

    (5) in the case of a series of certificates benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support after giving effect to any amounts with respect thereto distributed to certificateholders on the distribution date;

    (6) the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

    (7) the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

    (8) the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent; and

    (9) the remaining balance, if any, in the Pre-Funding Account.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year.

ADVANCES

    If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from the proceeds of Alternative Credit Support, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

    The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

    The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

    The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, or Alternative Credit Support, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond, letter of credit or Alternative Credit Support, will not be adversely affected.

    Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

STANDARD HAZARD INSURANCE

    Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

    Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

    No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

    The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

    Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

    With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

SPECIAL HAZARD INSURANCE

    If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

POOL INSURANCE

    To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

PRIMARY MORTGAGE INSURANCE

    To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See "Description of Insurance -- Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

    If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See "Description of Insurance -- Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

    The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

    If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

    o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

    o that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

    If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

    Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

    o that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

    o that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

    Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" in this prospectus. This approval is usually based on the purchaser"s income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

    The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

    With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

    The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

    Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

    Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

    o that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

    o that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

    The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

    As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies, from amounts in the reserve fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit, insurance policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the reserve fund or any proceeds of Alternative Credit Support.

    Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

EVIDENCE AS TO COMPLIANCE

    The servicer will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

    o a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

    o to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the mortgage loans or contracts, the servicing of the mortgage loans or contracts was conducted in compliance with the provisions of the pooling and servicing agreement, and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, except for the exceptions as the firm of independent public accountants believes it is required to report.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER

    The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

    The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

    The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

    The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

    Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

    Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

    If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

EVENTS OF DEFAULT

    Events of default under each pooling and servicing agreement will include:

    o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

    o any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

    o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

AMENDMENT

    Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

    o   to cure any ambiguity;

    o to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

    o to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

    The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66 2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

    (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

    (2) adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66 2/3% of that class or subclass;

    (3) adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66 2/3% of that class or subclass; or

    (4) reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

TERMINATION

    The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

    (1) the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

    (2) the later of:

    o the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

    o the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

    The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

    For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

    If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the depositor or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

    (1) the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

    (2) the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

    In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

                                 CREDIT SUPPORT

    Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

    The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

    Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

    The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

    If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

    o   the remaining amount available under the letter of credit; and

    o the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

    If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

    To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

    Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

SUBORDINATED CERTIFICATES

    To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "-- Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

SHIFTING INTEREST

    If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

OVERCOLLATERALIZATION

    If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

    The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

    An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

    The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

    Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

    There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

    Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

RESERVE FUND

    If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

    o the retention by the servicer of certain payments on the mortgage loans or contracts;

    o the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

    o   an Initial Deposit;

    o   any combination of the foregoing; or

    o   some other manner as specified in the related prospectus supplement.

    Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

    Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

    o the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

    o the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate

Account or otherwise used in any manner for the benefit of the senior certificateholders.

    Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

    If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

    (1) to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

    (2) to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

    (3) to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

    Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

    Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

    The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

    If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            DESCRIPTION OF INSURANCE

    To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

    To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

    The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

    o all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

    o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

    o   amounts expended but not approved by the primary mortgage insurer;

    o   claim payments previously made by the primary mortgage insurer; and

    o   unpaid premiums.

    As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

    (1) advance or discharge:

        (A) all hazard insurance premiums; and

        (B) as necessary and approved in advance by the primary mortgage insurer:

            o   real estate property taxes;

            o all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

            o   property sales expenses;

            o any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

            o foreclosure costs, including court costs and reasonable attorneys' fees;

    (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

    (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

    Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

    (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

    (2) written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

    (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

    (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

    (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

    (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

    Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

    The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

    The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

    The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

    Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

    o the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

    o the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

    Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

    With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

    The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

    The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

    If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

    o maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

    o indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

POOL INSURANCE POLICIES

    If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

    The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

    (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

    (2) to advance, as necessary and approved in advance by the pool insurer,

    o   real estate property taxes;

    o all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

    o   property sales expenses;

    o   any outstanding liens on the mortgaged property; and

    o   foreclosure costs including court costs and reasonable attorneys' fees;
        and

    (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

    Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

    (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

    (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

    (3) advances as described above, less:

    o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

    o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

    o any claims payments previously made by the pool insurer on the related mortgage loan;

    o due and unpaid premiums payable with respect to the pool insurance policy; and

    o all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

    The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

    o that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

    o that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds, amounts in the reserve fund, if any, or payments under any Alternative Credit Support, if any, with respect to that series.

    No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

    (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

    (2) the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

    Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates -- Assignment of Mortgage Loans."

    The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

    The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates -- Advances."

    Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

    If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates -- Maintenance of Insurance Policies" and "-- Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

    Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

    o   the cost of repair or replacement of the mortgaged property; or

    o upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

    No claim may be validly presented under a special hazard insurance policy unless:

    o hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

    o the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

    The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

    Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

    In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

    The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

THE MORTGAGE LOANS

    General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

    There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

    Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

    In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

    An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

    o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

    o   arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of Cooperatives" in this prospectus.

    Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

    Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

    Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

    In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

    In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement" in this prospectus.

    Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See "Description of the Securities -- Servicing and Administration of Loans -- Realization Upon Defaulted Loans" in this prospectus.

    Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the

Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

    In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

    Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

    Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

    In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

    In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

    In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

    Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

    Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

    o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

    o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

    o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

    Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. IN THE CASE OF EACH MORTGAGE LOAN SECURED BY A LIEN ON THE RELATED MORTGAGOR'S LEASEHOLD INTEREST UNDER A GROUND LEASE, THAT GROUND LEASE CONTAINS PROVISIONS PROTECTIVE OF THE LEASEHOLD MORTGAGEE. THESE PROVISIONS INCLUDE A PROVISION THAT REQUIRES THE GROUND LESSOR TO GIVE THE LEASEHOLD MORTGAGEE NOTICES OF LESSEE DEFAULTS AND AN OPPORTUNITY TO CURE THEM, A PROVISION THAT PERMITS THE LEASEHOLD ESTATE TO BE ASSIGNED TO THE LEASEHOLD MORTGAGEE OR THE PURCHASER AT A FORECLOSURE SALE AND AFTER THAT ASSIGNMENT TO BE ASSIGNED BY THE LEASEHOLD MORTGAGEE OR THAT PURCHASER AT A FORECLOSURE SALE TO ANY FINANCIALLY RESPONSIBLE THIRD PARTY THAT EXECUTES AN AGREEMENT OBLIGATING ITSELF TO COMPLY WITH THE TERMS AND CONDITIONS OF THE GROUND LEASE AND A PROVISION THAT GIVES THE LEASEHOLD MORTGAGEE THE RIGHT TO ENTER INTO A NEW GROUND LEASE WITH THE GROUND LESSOR ON THE SAME TERMS AND CONDITIONS AS THE OLD GROUND LEASE ON ANY TERMINATION OF THE OLD GROUND LEASE.

    Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

    The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

    Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

    The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE MANUFACTURED HOUSING CONTRACTS

    General. A manufactured housing contract evidences both:

    o   the obligation of the mortgagor to repay the loan evidenced thereby; and

    o the grant of a security interest in the manufactured home to secure repayment of the loan.

    Certain aspects of both features of the manufactured housing contracts are described below.

    Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

    The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities -- Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

    If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

    When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

    Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

    To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus.

    Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

    Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

    Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "-- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

ENFORCEABILITY OF CERTAIN PROVISIONS

    If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

    In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

    If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

    Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

    In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

    If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

    Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that:

    o its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based; or

    o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

    A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP and Sidley Austin Brown & Wood LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC or FASIT certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs or FASITs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a "regular" interest or a "residual" interest in the REMIC or FASIT and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, neither Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP nor Sidley Austin Brown & Wood LLP is counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

    The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

    The following discussion addresses REMIC and FASIT certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs or FASITs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or the "regular interests" and "high yield regular interests" in the FASIT, as the case may be. If interests in a FASIT ownership interest are offered for sale the federal income consequences of the purchase, ownership and disposition of those interests will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

    Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

CLASSIFICATION OF REMICS AND FASITS

    Upon the issuance of each series of REMIC or FASIT certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC or FASIT, as the case may be, and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or FASIT or, solely in the case of REMICs, "residual interests," in that REMIC. If with respect to any series, neither Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP nor Sidley Austin Brown & Wood LLP is counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

    The IRS published proposed Treasury regulations, known as the Proposed FASIT Regulations, supplementing the FASIT provisions of the Code on February 7, 2000, but many issues remain unresolved. The Proposed FASIT Regulations are subject to change with potentially retroactive effect before being adopted as final regulations. The Proposed FASIT Regulations contain an "anti-abuse" rule that, among other things, enables the IRS to disregard a FASIT election, treat one or more of the assets of a FASIT as held by a person other than the holder of the ownership interest in the FASIT, treat a FASIT regular interest as other than a debt instrument or treat a regular interest held by any person as having the tax characteristics of one or more of the assets held by the FASIT, if a principal purpose of forming or using the FASIT was to achieve results inconsistent with the intent of the FASIT provisions and the Proposed FASIT Regulations based on all the facts and circumstances. Among the requirements that the Proposed FASIT Regulations state for remaining within the intent of the FASIT provisions is that no FASIT provision be used to obtain a federal tax result that could not be obtained without the use of that provision unless the provision clearly contemplates that result. The only general intent that the Proposed FASIT Regulations attribute to the FASIT provisions is to promote the spreading of credit risk on debt instruments by facilitating their securitization. The "anti-abuse" provisions of the Proposed FASIT Regulations are proposed to be effective as of February 4, 2000. Although any FASIT whose certificates are offered pursuant to this prospectus will be structured to reduce the likelihood that the IRS would recharacterize the tax treatment of the offered certificates, the anti-abuse provisions of the Proposed FASIT Regulations are sufficiently broad and vague that the avoidance of recharacterization cannot be assured. Investors should be cautious in purchasing any of the certificates and should consult with their tax advisors in determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of the certificates.

    In addition, certain FASIT regular interests, or FASIT Regular Certificates, may be treated as "high-yield regular interests." Special rules, discussed below apply to those securities. Although the accompanying prospectus supplement will indicate which FASIT securities are expected to be treated as "high-yield regular interests," in many cases it will not be clear as of the date of the prospectus supplement, and possibly not even after the issuance of the securities, whether any particular class will actually be so treated.

    If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The proposed FASIT regulations provide that, upon the termination of a FASIT, FASIT regular interest holders are treated as exchanging their FASIT regular interests for new interests in the trust. The new interests are characterized under general tax principals, and the deemed exchange of the FASIT regular interests for new interests in the trust may require the FASIT regular interest holders to recognize gain, but not loss. The resulting non-FASIT trust could be characterized as a partnership or as a publicly traded partnership or association taxable as a corporation, with adverse tax consequences for investors. The pooling and servicing agreement, indenture or trust agreement for each REMIC or FASIT will include provisions designed to maintain the related trust fund's status as a REMIC or FASIT. It is not anticipated that the status of any trust fund as a REMIC or FASIT will be terminated, but, as noted in the discussion of the FASIT "anti-abuse" provisions above, it is not possible to assure against recharacterization of a FASIT by the IRS.

TAXATION OF OWNERS OF REMIC AND FASIT REGULAR CERTIFICATES

    General. In general, REMIC and FASIT Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or FASIT or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

    Original Issue Discount. Some REMIC or FASIT Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used for loans held by a REMIC or FASIT in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC or FASIT administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC or FASIT administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC or FASIT Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC or FASIT Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate.

    In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC or FASIT administrator, as applicable, for those certificates in preparing information returns to the certificateholders and the IRS.

    Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

    Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

    o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

           by

    o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Market Discount" in this prospectus for a description of that election under the OID regulations.

    If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

    The "accrual period" as used in this section will be:

    o the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

    o   such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

        (1) the sum of:

    o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

    o the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

             over

        (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence will be calculated:

        (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

        (2) using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

    o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

         plus

    o the daily portions of original issue discount for all days during the accrual period prior to that day;

         minus

    o any principal payments made during the accrual period prior to that day for the certificate.

    Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

    o   on the basis of a constant yield method;

    o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

    o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

    To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "-- Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

    Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Special Rules for FASIT High-Yield Regular Interests.

    General. A high-yield interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either:

    o   has an issue price that exceeds 125% of its stated principal amount;

    o has a yield to maturity equal to or greater than a specified amount, generally 500 basis points above the appropriate applicable federal rate;

    o is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets.

A holder of a FASIT high-yield regular interest is subject to treatment, described above, applicable to FASIT Regular Interests, generally.

    Limitations on Utilization of Losses. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of a holder of a FASIT high-yield regular interest will be at least equal to the taxable income derived from that interest, which includes gain or loss from the sale of those interests, any FASIT ownership interests and any excess inclusion income derived from REMIC residual interests. Thus, income from those interests generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than that holder's taxable income determined solely for those interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's "tainted" income, thereby preventing losses of one member from offsetting the tainted income of another member. However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to that income for both regular tax and alternative minimum tax purposes.

    Transfer Restrictions. Transfers of FASIT high-yield Regular Certificates to certain "disqualified holders" will, absent the satisfaction of certain conditions, be disregarded for federal income tax purposes. In that event, the most recent eligible holder, generally the transferring holder, will continue to be taxed as if it were the holder of the certificate, although the disqualified holder, and not the most recent eligible holder, would be taxable on any gain recognized by that holder for the related interest. Although not free from doubt, the tax ownership of a FASIT high-yield Regular Certificate may, absent the satisfaction of certain conditions, revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer.

    Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield Regular Certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of that certificate. For these purposes, a "disqualified holder" is any person other than a:

    o   FASIT; or

    o domestic C corporation, other than a corporation that is exempt from, or not subject to, federal income tax;

    provided, however, that all of the following are also "disqualified holders":

    o regulated investment companies subject to the provisions of Part I of subchapter M of the Code;

    o real estate investment trusts subject to the provisions of Part II of subchapter M of the Code;

    o   REMICs; and

    o   cooperatives described in Section 1381(a) of the Code.

    Pass-through Entities Holding FASIT Regular Certificates. If a Pass-Through Entity issues a high-yielding debt or equity interest that is supported by any FASIT Regular Interest, that entity will be subject to an excise tax unless no principal purpose of the resecuritization was the avoidance of the rules relating to FASIT high-yield interests, pertaining to eligible holders of those interests. See "Taxation of Owners of REMIC and FASIT Regular Certificates -- Taxation of Holders of FASIT High-yield Regular Interests -- Transfer Restrictions" in this prospectus. The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of:

    (1) the sum of:

    o the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued; and

    o   five percentage points; or

    (2) the yield to maturity to such entity on the FASIT Regular Interest, determined as of the date that the entity acquired its interest.

    The Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest, however no regulations have yet been issued. If a tax did apply, the tax would equal the product of:

    o   the highest corporate tax rate; and

    o the income of the holder of the debt or equity interest that is properly attributable to the FASIT Regular Interest supporting the equity interest.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "-- Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

    A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

    Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately on its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

    Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under "-- Taxation of Owners of REMIC and FASIT Regular Certificates --
Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

    Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC and FASIT Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

    A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

    A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "-- Taxation of Owners of REMIC and FASIT Regular Certificates
- -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of Regular Certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described in this prospectus under "-- Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount," will not apply.

    If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "-- Taxation of Owners of REMIC and FASIT Regular Certificates --
Original Issue Discount."

    As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

    Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "-- General" in this prospectus.

    Excess Inclusions. Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

    o the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

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    o the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

    o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

    o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

    o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "-- Foreign Investors in Regular Certificates" in this prospectus.

    Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

    Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

    (1) the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

    (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the first purchaser.

    The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

    For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

    o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

    o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

    In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

    o 3% of the excess of the individual's adjusted gross income over that amount; or

    o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

    o the present value, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

    o   the highest marginal federal income tax rate applicable to corporations.

    The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

    o residual interests in the entity are not held by Disqualified Organizations; and

    o information necessary for the application of the tax described in this prospectus will be made available.

    Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

    (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

    (2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

    (3) granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

    In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

    o the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

    o   the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

    o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

    o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

    Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

    Gain from the sale of a REMIC Regular Certificate, but not a FASIT regular interest, that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

    o the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

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    o the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "-- Taxation of Owners of REMIC and FASIT Regular Certificates -- Market Discount" in this prospectus.

    A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

    Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

    It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

    To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

    In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

    Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

    Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

    As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

    Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a Regular Certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

    As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC and FASIT Regular Certificates -- Market Discount."

    The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC (or FASIT) administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

BACKUP WITHHOLDING WITH RESPECT TO SECURITIES

    Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REGULAR CERTIFICATES

    A regular certificateholder, other than a holder of a FASIT high-yield regular interest, that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

    For these purposes, United States person means:

    o   a citizen or resident of the United States;

    o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations;

    o an estate whose income is subject to United States federal income tax regardless of its source; or

    o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or a FASIT Regular Certificate held by a person that owns directly or indirectly a 10% or greater interest in the holder of the ownership interest in the FASIT. Further, the Proposed FASIT Regulations treat all interest received by a foreign holder of a FASIT regular interest as ineligible for the foregoing exemption from withholding tax if the FASIT receives or accrues interest from a United States resident in which the foreign holder has a 10% or more ownership interest or as to which the foreign holder is a controlled foreign corporation to which the United States resident is related. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

    Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Generally, transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be allowed.

    New Withholding Regulations. The Treasury Department has issued new final regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations became effective for most payments made after December 31, 2000, and contain transition rules applicable to some payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the new regulations.

NON-REMIC TRUST FUNDS

    The discussion under this heading applies only to a series with respect to which a REMIC or FASIT election is not made.

    Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC or FASIT election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, neither Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP nor Sidley Austin Brown & Wood LLP is counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

    Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

    To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under "Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC and FASIT Regular Certificates -- Market Discount" and "-- Premium."

    Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

    o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

    o assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

    Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under those provisions.

    Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

    (1) if any servicing compensation is deemed to exceed a reasonable amount;

    (2) if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

    (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

    (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

    Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "-- Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

    With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "-- Taxation of Owners of REMIC and FASIT Regular Certificates -- Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

    In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

    If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

    Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

    o a representative initial offering price of the grantor trust certificates to the public; and

    o a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

    The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

    Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

    Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates."

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described under "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

    Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

    In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or nor the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules described in "Plan Assets Regulation" below. An investment in certificates of that series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

    A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

PLAN ASSETS REGULATION

    The DOL has issued the Plan Assets Regulation. Unless an exception from "plan asset" treatment is available under the Plan Assets Regulations or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. The prohibited transaction exemptions identified above would not generally apply to prohibited transactions arising in transactions involving "plan assets" held in the trust fund.

    The Plan Assets Regulation provides an exception from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets." Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

UNDERWRITER'S PTE

    Credit Suisse First Boston Corporation, or First Boston, is the recipient of an Underwriter's PTE, which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

    (a) which represent:

        (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust; or

        (2) an interest in a REMIC or FASIT; and

    (b) with respect to which the recipient underwriter or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

    The corpus of a trust to which the Underwriter's PTE applies may consist of:

    (a) obligations which bear interest or are purchased at a discount and which are secured by:

        (1) single-family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

        (2) shares issued by a cooperative housing association;

    (b) secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

    (c) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities; and

    (d) "guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation.

    Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

    (a) at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (k)(1) below, except that, in the case of a Trust Fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

    (b) the trustee is not an affiliate of any member of the Restricted Group;

    (c) the applicable series of certificates evidences ownership in assets of a particular trust fund which may include Mortgage Certificates, whether or not interest and principal payable with respect to the Mortgage Certificates are guaranteed by the GNMA, FHLMC or FNMA, contracts or, if certain conditions specified in the applicable prospectus supplement are satisfied, a Pre-Funding Account or a swap agreement;

    (d) the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that Trust with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

    (e) the Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

    (f) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (g) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

    (h) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

    (i) the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related subservicers' services under the pooling and servicing agreement and reimbursement of the related subservicers' reasonable expenses in connection herewith;

    (j) assets of the type included as assets of a particular trust fund have been included in other investment pools; and

    (k) certificates evidencing interests in those other pools have been both:

        (1) rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. However, the certificates must have been rated in one of the two highest generic categories by one of the above-mentioned rating agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% at the date of issuance of the certificates; and

        (2) purchased by investors other than Plans,

      for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

    The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an Obligor, unless:

    (a) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

    (b) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

    (c) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

    (d) the Plan is not sponsored by any member of the Restricted Group.

    Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

    Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

    (a) whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

    (b) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

    (c) whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

    Subordinated certificates that do not meet the requirements of condition (f) above are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of subordinated certificates by, on behalf of or with "plan assets" of any such Plan, except as provided above, will be treated as null and void for all purposes.

INSURANCE COMPANY GENERAL ACCOUNTS

    Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations are generally not applicable until July 5, 2001.

    Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                LEGAL INVESTMENT

    The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

    Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

    The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled "Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

    o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives; and

    o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

    For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the certificates offered by this prospectus and the accompanying prospectus supplement may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk" mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

    Investors should consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              PLAN OF DISTRIBUTION

    Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

    Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

    If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

    The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

    The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

    If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

    Certain legal matters in connection with the certificates offered hereby will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

    The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

    The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

                          REPORTS TO CERTIFICATEHOLDERS

    Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange

Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

    The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

                                     RATINGS

    It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

    o   structural and legal aspects associated with the certificates;

    o the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

    o   the credit quality of the credit enhancer or guarantor, if any.

    Ratings on the certificates do not, however, constitute a statement regarding:

    o   the likelihood of principal prepayments by mortgagors or obligors;

    o the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

    o whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

    As a result, investors of any series of certificates might suffer a lower than anticipated yield.

    A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

    Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

    "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

    "401(c) Regulations" means the regulations the DOL is required to issue under Section 401(c) of ERISA, which were published in final form on January 5, 2000.

    "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

    "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

    "Alternative Credit Support" means additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the related Rating Agency.

    "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

    o the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

    o the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

    o the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

    o   the acquisition of the mortgaged property by the pool insurer.

    "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

    "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

    "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

    "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

    "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

    "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

    "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

    "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

    "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

    "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

    "Disqualified Organization" means:

    o the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

    o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

    o   any organization described in Section 1381(a)(2)(C) of the Code.

    "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

    "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

    o obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

    o demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

    o certificates of deposit having a rating in the highest rating from the related Rating Agency;

    o investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

    o commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

    o repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

    o any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

    o other investments that are described in the applicable prospectus supplement.

    Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

    "ERISA Plans" means employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA.

    "FASIT" means a "financial asset securitization trust" as described in section 860L of the Code.

    "FASIT Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a FASIT.

    "FHA Loans" means mortgage loans or contracts insured by the Federal Housing Administration.

    "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

    "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

    "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

    "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

    "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

    "Issue Premium" means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

    "Liquidating Loan" means:

    o each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

    o each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

    o each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

    o each contract with respect to which repossession proceedings have been commenced.

    "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit or proceeds of any Alternative Credit Support, if any, with respect to the related series.

    "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use
Property.

    "Mixed-Use Property" means mixed residential and commercial properties.

    "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

    "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

    "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975 of the Code.

    "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

    "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

    "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

    "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

    "Plan Assets Regulation" means the final regulation made by the United States Department of Labor, or DOL, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

    "Plans" means ERISA Plans and other plans subject to Section 4975 of the Code.

    "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

    "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

    "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

    "Regular Certificate" means a REMIC Regular Certificate or a FASIT Regular Certificate, as applicable.

    "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

    "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

    "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

    "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

    "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, or any of their affiliates.

    "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

    "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

    "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

    "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

    "Underwriter's PTE" means the final prohibited transaction exemption issued to First Boston, 54 Fed. Reg. 42597 (October 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and PTE 2000-58, 65 Fed. Reg. 67765 (November
13, 2000).

    "VA Loans" means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

                                 $1,240,103,021
                                  (APPROXIMATE)

                 CSFB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 2001-33

                           CREDIT SUISSE FIRST BOSTON
                            MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                           DLJ MORTGAGE CAPITAL, INC.
                               FIRSTAR BANK, N.A.
                                     SELLERS

                        GREENPOINT MORTGAGE FUNDING, INC.
                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                              SELLERS AND SERVICERS

                                   RBMG, INC.
                                    SERVICER

                             OLYMPUS SERVICING, L.P.
                          SERVICER AND SPECIAL SERVICER

                              PROSPECTUS SUPPLEMENT
                           CREDIT SUISSE FIRST BOSTON
                                   UNDERWRITER

                           EDWARD D. JONES & CO., L.P.
                                     DEALER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.